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As filed with the Securities and Exchange Commission on May 13, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ALDERWOODS GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	7200 (Primary Standard Industrial Classification Code Number)	52-1522627 (I.R.S. Employer Identification Number)
311 Elm Street, Suite 1000 Cincinnati, Ohio 45202 (513) 768-7400 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
See Table for Additional Registrants

Kenneth A. Sloan
Executive Vice President and Chief Financial Officer
Alderwoods Group, Inc.
311 Elm Street, Suite 1000
Cincinnati, Ohio 45202
(513) 768-7400
(Name and address, including zip code, of agent for service)

Copy to:
ANNA MARIE DEMPSEY Jones Day 2727 North Harwood Street Dallas, Texas 75201 (214) 220-3939	EDWARD B. WINSLOW Jones Day 77 West Wacker Drive Chicago, Illinois 60601 (312) 782-3939

Approximate date of commencement of proposed sale to the public:
As soon as practicable following the effective date of this registration statement.

        If the only securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price (1)	Amount Of Registration Fee

7 3/4% Senior Notes due 2012	$200,000,000	100%	$200,000,000	$23,540.00

Guarantees of the $200,000,000 7 3/4% Senior Notes due 2012(2)	$200,000,000	N/A	N/A	(3)

(1)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933.

(2)
The 7 3/4% Senior Notes due 2012 of Alderwoods Group, Inc. will be guaranteed by those of its subsidiaries that are listed in the table of additional registrants.

(3)
Pursuant to Rule 457(n) under the Securities Act, no registration fee is required with respect to the guarantees.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

        The name and address of the agent for service for each of the additional registrants below is the same as set forth for Alderwoods Group, Inc. on the cover page of this registration statement.

Name	Jurisdiction of Formation	Address of Principal Executive Office	I.R.S. Employer Identification Number	Primary Standard Industrial Code Number
Advanced Planning (Alabama), Inc.	Alabama	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	52-1718414	7200
Alderwoods (Alaska), Inc.	Alaska	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	92-0141169	7200
Alderwoods (Arizona), Inc.	Arizona	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	91-1893533	7200
Phoenix Memorial Park Association	Arizona	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	98-0374463	7200
Alderwoods (Arkansas), Inc.	Arkansas	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	71-0591408	7200
A.L. Cemetery	California	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	33-06550856	7200
Advance Funeral Insurance Services	California	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	77-0116463	7200
Alderwoods (Texas), Inc.	California	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	91-1950552	7200
Alderwoods Group (California), Inc.	California	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	94-2268419	7200
Custer Christiansen Covina Mortuary, Inc.	California	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	95-2828513	7200
Dimond Service Corporation	California	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	95-3400714	7200
Directors Succession Planning, Inc.	California	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	98-0150188	7200
Directors Succession Planning II, Inc.	California	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	98-0230987	7200
DSP General Partner II, Inc.	California	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	98-0220577	7200
Earthman LP, Inc.	California	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	98-0366302	7200
Glasband-Malinow-Weinstein Mortuary, Inc.	California	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	N/A	7200
Glasband-Willen Mortuaries	California	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	95-2249986	7200
Harbor Lawn Memorial Park, Inc.	California	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	95-3585508	7200
Neel Funeral Directors, Inc.	California	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	95-2046357	7200
RH Mortuary Corporation	California	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	13-3915772	7200

San Fernando Mortuary, Inc.	California	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	95-4526858	7200
Universal Memorial Centers V, Inc.	California	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	93-1001733	7200
Universal Memorial Centers VI, Inc.	California	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	68-0187592	7200
White Funeral Home, Inc.	California	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	95-3629240	7200
Whitehurst-Lakewood Memorial Park and Funeral Service, Inc.	California	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	77-0210095	7200
Workman Mill Investment Company	California	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	95-4398079	7200
Alderwoods (Colorado), Inc.	Colorado	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	84-0624911	7200
Alderwoods (Connecticut), Inc.	Connecticut	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	06-1421793	7200
Administration Services, Inc.	Delaware	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	51-0395357	7200
Alderwoods (Alabama), Inc.	Delaware	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	98-0136395	7200
Alderwoods (Commissioner), Inc.	Delaware	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	91-1595852	7200
Alderwoods (Delaware), Inc.	Delaware	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	61-1264591	7200
Alderwoods (Mississippi), Inc.	Delaware	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	23-0505230	7200
Alderwoods (Texas), L.P.	Delaware	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	98-0150185	7200
American Burial and Cremation Centers, Inc.	Delaware	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	61-1300771	7200
Directors (Texas), L.P.	Delaware	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	98-0150186	7200
H.P. Brandt Funeral Home, Inc.	Delaware	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	25-1028037	7200
Leinkaemper Chapels, Inc.	Delaware	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	98-0136394	7200
Osiris Holding Corporation	Delaware	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	23-2587718	7200
RH Cemetery Corp.	Delaware	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	13-3915769	7200
RH Satellite Properties Corp.	Delaware	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	13-3918384	7200
Rose Hills Company	Delaware	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	13-3915765	7200

Rose Hills Holdings Corp.	Delaware	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	13-3915767	7200
Coral Ridge Funeral Home and Cemetery, Inc.	Florida	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	59-2364016	7200
Funeral Services Acquisition Group, Inc.	Florida	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	59-2286868	7200
Garden Sanctuary Acquisition, Inc.	Florida	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	59-3391101	7200
Kadek Enterprises of Florida, Inc.	Florida	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	59-2502540	7200
Levitt Weinstein Memorial Chapels, Inc.	Florida	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	36-3061242	7200
MHI Group, Inc.	Florida	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	59-1214129	7200
Naples Memorial Gardens, Inc.	Florida	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	65-0349037	7200
Osiris Holding of Florida, Inc.	Florida	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	23-2587718	7200
Security Trust Plans, Inc.	Florida	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	59-2150129	7200
Advanced Planning of Georgia, Inc.	Georgia	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	58-2112439	7200
Alderwoods (Georgia), Inc.	Georgia	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	58-2385435	7200
Alderwoods (Georgia) Holdings, Inc.	Georgia	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	58-1602300	7200
Green Lawn Cemetery Corporation	Georgia	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	58-0860540	7200
Poteet Holdings, Inc.	Georgia	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	58-0707797	7200
Southeastern Funeral Homes, Inc.	Georgia	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	58-2019195	7200
Alderwoods (Idaho), Inc.	Idaho	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	82-0500638	7200
Alderwoods (Chicago Central), Inc.	Illinois	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	36-4048977	7200
Alderwoods (Chicago North), Inc.	Illinois	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	36-3654787	7200
Alderwoods (Chicago South), Inc.	Illinois	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	36-4044832	7200
Alderwoods (Illinois), Inc.	Illinois	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	37-1231262	7200
Chapel Hill Memorial Gardens & Funeral Home Ltd.	Illinois	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	36-4127091	7200

Chicago Cemetery Corporation	Illinois	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	36-0897690	7200
Elmwood Acquisition Corporation	Illinois	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	36-3888100	7200
Mount Auburn Memorial Park, Inc.	Illinois	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	36-2760085	7200
The Oak Woods Cemetery Association	Illinois	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	36-1569950	7200
Pineview Memorial Park, Inc.	Illinois	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	36-2818991	7200
Ridgewood Cemetery Company, Inc.	Illinois	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	36-1686110	7200
Ruzich Funeral Home, Inc.	Illinois	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	52-1718086	7200
Woodlawn Cemetery of Chicago, Inc.	Illinois	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	36-3875288	7200
Woodlawn Memorial Park, Inc.	Illinois	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	36-2872771	7200
Advance Planning of America, Inc.	Indiana	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	35-2047255	7200
Alderwoods (Indiana), Inc.	Indiana	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	35-1797405	7200
Ruzich Funeral Home, Inc.	Indiana	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	52-1730922	7200
Alderwoods (Iowa), Inc.	Iowa	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	39-1874936	7200
Alderwoods (Kansas), Inc.	Kansas	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	48-1180531	7200
Alderwoods (Partner), Inc.	Kentucky	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	61-1206758	7200
Alderwoods (Louisiana), Inc.	Louisiana	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	61-1297000	7200
Alderwoods (Maryland), Inc.	Maryland	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	52-0660604	7200
Alderwoods (Massachusetts), Inc.	Massachusetts	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	04-3100570	7200
Doba-Haby Insurance Agency, Inc.	Massachusetts	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	04-3166007	7200
Alderwoods (Michigan), Inc.	Michigan	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	38-3220735	7200
AMG, Inc.	Michigan	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	38-2168364	7200
WMP, Inc.	Michigan	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	38-1149970	7200

Alderwoods (Minnesota), Inc.	Minnesota	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	41-0144090	7200
Family Care, Inc.	Mississippi	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	64-0547070	7200
Stephens Funeral Fund, Inc.	Mississippi	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	64-0646679	7200
Alderwoods (Missouri), Inc.	Missouri	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	43-1728986	7200
Alderwoods (Montana), Inc.	Montana	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	81-0241169	7200
Alderwoods (Nevada), Inc.	Nevada	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	88-0176788	7200
Robert Douglas Goundrey Funeral Home, Inc.	New Hampshire	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	02-0301158	7200
St. Laurent Funeral Home, Inc.	New Hampshire	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	02-0356064	7200
ZS Acquisition, Inc.	New Hampshire	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	02-0483693	7200
Alderwoods (New Mexico), Inc.	New Mexico	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	85-0369414	7200
Alderwoods (New York), Inc.	New York	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	16-1132864	7200
Northeast Monument Company, Inc.	New York	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	11-3411832	7200
Alderwoods (North Carolina), Inc.	North Carolina	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	56-1018691	7200
Carothers Holding Company, Inc.	North Carolina	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	98-0116495	7200
Lineberry Group, Inc.	North Carolina	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	98-0116499	7200
Reeves, Inc.	North Carolina	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	58-2004823	7200
Westminster Gardens, Inc.	North Carolina	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	56-0526784	7200
MFH, L.L.C.	North Carolina	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	N/A	7200
Alderwoods (Ohio) Cemetery Management, Inc.	Ohio	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	31-1454681	7200
Alderwoods (Ohio) Funeral Home, Inc.	Ohio	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	31-1274392	7200
Alderwoods (Oklahoma), Inc.	Oklahoma	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	73-0351460	7200
Alderwoods (Oregon), Inc.	Oregon	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	93-0755823	7200

The Portland Memorial, Inc.	Oregon	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	93-0746673	7200
Universal Memorial Centers I, Inc.	Oregon	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	93-0941140	7200
Universal Memorial Centers II, Inc.	Oregon	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	93-0991047	7200
Universal Memorial Centers III, Inc.	Oregon	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	93-0992653	7200
Alderwoods (Pennsylvania), Inc.	Pennsylvania	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	25-1269127	7200
Bright Undertaking Company	Pennsylvania	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	25-1672360	7200
H. Samson, Inc.	Pennsylvania	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	25-0774160	7200
Knee Funeral Home of Wilkinsburgh, Inc.	Pennsylvania	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	25-1672361	7200
Nineteen Thirty-Five Holdings, Inc.	Pennsylvania	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	25-0599000	7200
Oak Woods Management Company	Pennsylvania	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	23-2592350	7200
Alderwoods (Rhode Island), Inc.	Rhode Island	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	05-0497178	7200
Alderwoods (South Carolina), Inc.	South Carolina	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	57-1004893	7200
Graceland Cemetery Development Co.	South Carolina	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	57-0294689	7200
Alderwoods (Tennessee), Inc.	Tennessee	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	62-1477278	7200
Eagle Financial Associates, Inc.	Tennessee	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	62-1527687	7200
Alderwoods (Texas) Cemetery, Inc.	Texas	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	98-0150187	7200
CHMP Holdings, Inc.	Texas	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	75-1021422	7200
DRMP Holdings, Inc.	Texas	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	74-1486424	7200
DHFH Holdings, Inc.	Texas	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	75-1057852	7200
DHNC Holdings, Inc.	Texas	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	75-1400487	7200
Directors Cemetery (Texas), Inc.	Texas	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	98-0155745	7200
DSP General Partner, Inc.	Texas	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	98-0150189	7200

Earthman Cemetery Holdings, Inc.	Texas	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	74-1697945	7200
Earthman Holdings, Inc.	Texas	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	98-0168314	7200
EDSB Holdings, Inc.	Texas	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	75-2072334	7200
HFCC Holdings, Inc.	Texas	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	75-1285388	7200
HFJC Holdings, Inc.	Texas	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	98-0168315	7200
HFSC Holdings, Inc.	Texas	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	75-2302827	7200
Panola County Restland Memorial Park, Inc.	Texas	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	74-1248149	7200
Pioneer Funeral Plans, Inc.	Texas	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	75-1301886	7200
Travis Land Company	Texas	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	74-1496415	7200
Tyler Memorial Funeral Home and Chapel, Inc.	Texas	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	75-1422447	7200
Waco Memorial Park, Inc.	Texas	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	74-1059069	7200
Alderwoods (Virginia), Inc.	Virginia	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	54-1752820	7200
Alderwoods (Washington), Inc.	Washington	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	91-0626414	7200
Evergreen Funeral Home and Cemetery, Inc.	Washington	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	91-1237322	7200
Green Service Corporation	Washington	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	91-0934791	7200
S&H Properties and Enterprises, Inc.	Washington	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	91-1249280	7200
Vancouver Funeral Chapel, Inc.	Washington	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	91-0624755	7200
Alderwoods (West Virginia), Inc.	West Virginia	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	55-0560791	7200
Alderwoods (Wisconsin), Inc.	Wisconsin	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	39-1021129	7200
Northern Land Company, Inc.	Wisconsin	311 Elm Street, Suite 1000 Cincinnati, Ohio 45202	93-1807638	7200

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. We may not consummate the exchange offer until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

$200,000,000

Offer to Exchange
All $200,000,000 Outstanding 7 3/4% Senior Notes due 2012
For 7 3/4% Senior Notes due 2012

of

ALDERWOODS GROUP, INC.

This Exchange Offer Will Expire at 5:00 p.m.,
New York City Time, on            , 2005, unless Extended

Material Terms of the Exchange Offer

  •
  We are offering to exchange our currently outstanding 7 3/4% Senior Notes due 2012, referred to in this prospectus as "outstanding notes," that are validly tendered and not withdrawn for an equal principal amount of our 7 3/4% Senior Notes due 2012, referred to in this prospectus as "exchange notes," that are registered under the Securities Act of 1933, referred to in this prospectus as the "Securities Act." The outstanding notes and exchange notes are referred to collectively in this prospectus as the "notes."

  •
  The exchange offer is subject to conditions, including that the exchange offer does not violate any law or applicable interpretation of any law by the staff of the Securities and Exchange Commission.

  •
  You may withdraw your tender of outstanding notes at any time before the expiration of the exchange offer.

  •
  Any outstanding notes not validly tendered will remain subject to existing transfer restrictions.

  •
  The exchange of notes will not be a taxable exchange for United States federal income tax purposes.

  •
  We will not receive any cash proceeds from the exchange offer.

  •
  Our affiliates may not participate in the exchange offer.

The Exchange Notes

  •
  The terms of the exchange notes to be issued are substantially identical to the terms of the outstanding notes, except that transfer restrictions and registration rights provisions relating to the outstanding notes will not apply to the exchange notes.

  •
  The exchange notes will pay interest semi-annually in cash in arrears on March 15 and September 15 of each year, starting on September 15, 2005.

  •
  With certain exceptions, all of our existing and future wholly-owned domestic subsidiaries will be guarantors of the exchange notes on a senior basis.

  •
  The exchange notes will be our, and the exchange guarantees will be the guarantors', general senior unsecured obligations and will rank equally to all of our existing and future senior unsecured debt.

        Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the exchange notes received in exchange for outstanding notes where those outstanding notes were acquired by the broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period ending on the earlier of (i) 180 days after the registration statement of which this prospectus is a part is declared effective and (ii) the date on which the broker dealer is no longer required to deliver this prospectus, we will make this prospectus available to any broker-dealer for use in connection with any such resale of exchange notes. See "Plan of Distribution."

        Investing in the exchange notes involves risks. Please consider carefully the "Risk Factors" beginning on page 16.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2005.

REFERENCES TO ADDITIONAL INFORMATION

        This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. Holders of notes may obtain documents that we file with the Securities and Exchange Commission, referred to in this prospectus as the "Commission," and are incorporated by reference in this prospectus free of charge by requesting the documents, in writing or by telephone, from us at:

Alderwoods Group, Inc.
311 Elm Street, Suite 1000
Cincinnati, Ohio 45202
Attention: Director, Investor Relations

        If you would like to request copies of these documents, please do so by            , 2005 in order to receive them before the expiration of the exchange offer. See "Available Information."

TABLE OF CONTENTS

Prospectus Summary	1
Risk Factors	16
Forward-Looking Statements	24
Use of Proceeds	25
Capitalization	26
Selected Consolidated Financial and Operating Information	27
Management's Discussion and Analysis of Financial Condition and Results of Operations	30
Industry Overview	61
Business	62
Management	73
Principal Stockholders	80
Certain Relationships and Related Transactions	82
Description of Other Indebtedness	83
The Exchange Offer	85
Description of the Exchange Notes	95
U.S. Federal Income Tax Considerations	142
Plan of Distribution	143
Legal Matters	144
Experts	144
Available Information	144
Incorporation By Reference	144
Index to Financial Statements	F-1

        We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained in this prospectus. You must not rely upon any information or representation not contained in this prospectus as if we had authorized it. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates, nor does this prospectus constitute an offer to sell or a solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

        We are not asking you for a proxy and you are requested not to send us a proxy.

i

MARKET, RANKING AND OTHER DATA

        The data included in or incorporated by reference into this prospectus regarding markets and ranking, including the size of certain markets and our position and the position of our competitors within these markets, are based on our estimates formulated from our management's knowledge and experience in the markets in which we operate and information obtained from our customers, suppliers, trade and business organizations and other contacts in the markets in which we operate. We believe these estimates to be accurate as of the date of this prospectus or the documents incorporated by reference herein, as applicable. However, this information may prove to be inaccurate because of the method by which we obtained some of the data for our estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. As a result, you should be aware that market, ranking and other similar data included in or incorporated by reference into this prospectus, and estimates and beliefs based on that data, may not be reliable. We cannot guarantee the accuracy or completeness of such information contained in or incorporated by reference into this prospectus.

ii

PROSPECTUS SUMMARY

        This summary highlights the information that we believe is important concerning our business and the exchange offer and that is contained elsewhere in or incorporated by reference into this prospectus. Because this is only a summary, it does not contain all the information that may be important to you. For a more complete understanding of our business and this exchange offer, we encourage you to read this entire prospectus and the documents incorporated by reference herein, including the letter of transmittal, our unaudited consolidated financial statements for the 12 weeks ended March 26, 2005, referred to in this prospectus as the "unaudited interim consolidated financial statements," and our audited consolidated financial statements for the 52 weeks ended January 1, 2005, referred to in this prospectus as the "audited annual consolidated financial statements." You should also carefully consider the matters discussed under "Risk Factors."

        Unless otherwise stated or the context otherwise requires (a) "Alderwoods Group" refers to Alderwoods Group, Inc., a Delaware corporation, (b) "we," "our," "ours," "us" and the "Company" refer to Alderwoods Group, together with its subsidiaries and associated companies, (c) "Loewen Group" or our "predecessor" refers to The Loewen Group Inc., a British Columbia corporation, (d) "Loewen International" refers to Loewen Group International, Inc. (a Delaware corporation and a wholly-owned subsidiary of Loewen Group which, on January 2, 2002, was reorganized and renamed Alderwoods Group, Inc. and thereupon ceased to be affiliated with Loewen Group) and (e) "Loewen Companies" refers to Loewen Group, Loewen International and their subsidiaries prior to January 2, 2002.

        All dollar amounts are in United States dollars unless otherwise indicated. When discussing our financial condition and results of operations and related financial data, unless the context otherwise requires, references to "2004" or "fiscal 2004" refer to the 52 weeks ended January 1, 2005, references to "2003" or "fiscal 2003" refer to the 53 weeks ended January 3, 2004 and references to "2002" or "fiscal 2002" refer to the 52 weeks ended December 28, 2002.

        When discussing our operations and related financial data, unless the context otherwise specifies, we are referring to our continuing operations. For more information, see the discussion of discontinued operations under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and in our unaudited interim consolidated financial statements and our audited annual consolidated financial statements included elsewhere in or incorporated by reference into this prospectus.

Company Overview

        We are the second largest operator of funeral homes and cemeteries in North America based on total revenue and number of locations. As of March 26, 2005, we operated 645 funeral homes, 76 cemeteries and 63 combination funeral homes and cemeteries throughout North America. We provide funeral and cemetery services and products on both an at-need (time of death) and pre-need basis. In support of our pre-need business, we operate insurance subsidiaries that provide customers with a funding mechanism for the pre-arrangement of funerals.

        We are a holding company owning, directly or indirectly, the capital stock of approximately 212 subsidiaries through which the funeral, cemetery and insurance businesses are operated. Our principal executive office is located at 311 Elm Street, Suite 1000, Cincinnati, Ohio 45202. Under the Fourth Amended Joint Plan of Reorganization of Loewen Group International, Inc., its Parent Corporation and certain of their Debtor Subsidiaries, as modified, referred to in this prospectus as the "plan of reorganization," Loewen International (incorporated in Delaware on February 25, 1987), as reorganized and renamed Alderwoods Group, Inc., succeeded to the business previously conducted by Loewen Group on January 2, 2002, referred to in this prospectus as the "effective date."

        Since January 2, 2002, our new management team has focused on stabilizing core business operations and reducing debt while maintaining stable cash flow for operating purposes. We are focused on achieving improved levels of organic growth, engaging in strategic and targeted key market development to strengthen core operations, strengthening our balance sheet and working toward achieving our commitment of setting the industry standard for customer service, administration and financial management.

        Our operations are geographically diversified across 37 states, seven provinces in Canada and Puerto Rico. Consistent with our urban-based clustering strategy, we have a significant number of funeral homes and cemeteries located in Los Angeles, Chicago, New York City, Atlanta, Miami, Houston and Toronto. Our Rose Hills facility, located approximately 14 miles from downtown Los Angeles, is the largest single-location cemetery and funeral home combination facility in the United States. According to the United States Bureau of the Census, many of the metropolitan areas we serve have a large population over the age of 65, which represents a principal target market for our pre-need sales program as well as at-need sales. We have a pre-need sales program that builds future revenue and which we believe enhances future market share. In addition, we believe the implementation of our specialty retail and marketing approach has led to an increase in average revenue per call for at-need sales since 2002.

Industry Overview

        The death care industry in the United States is characterized by the following fundamental attributes:

        Growing demand for cremation.    Consumer preferences in the death care industry tend to change slowly. However, one significant trend is an increase in the preference for cremation over a traditional burial. Cremation is becoming more popular in the United States, as ties to tradition weaken and this service becomes more acceptable as a form of disposition within society. According to the Cremation Association of North America, approximately 29% of all deaths in 2003 in the United States were followed by cremation. This figure has grown at approximately 1% annually since 1997 and is projected to continue to grow at a comparable rate over the next three to five years. The number of cremation services performed by us as a percentage of total services performed increased to 35% in 2004, compared to 34% for 2003. Although cremation services have historically generated higher gross margins than funeral services involving burials, overall revenues are lower because cremations have typically included few, if any, additional products or services for the customer family beyond the cremation itself. However, industry research has shown that the consumer chooses cremation frequently for reasons other than cost, and we believe this provides us with the opportunity to better serve customer families by offering a larger variety of goods and services.

        Constant need for products and services; increasing number of deaths.    According to the United States Bureau of the Census, the number of deaths per year in the United States is expected to increase from approximately 2.4 million in 2003 to 2.6 million in 2010. Moreover, the average age of the population in the United States is increasing. According to the United States Bureau of the Census, the United States population over 50 years of age is expected to increase from 76.1 million in 2000 to 97.1 million in 2010. We believe the aging of the population is particularly important because it expands our target market for pre-need services and merchandise because older persons, especially those over 50 years of age, are most likely to make pre-need funeral and cemetery arrangements.

        Highly fragmented industry.    The United States death care industry is estimated to have generated approximately $15 billion of revenue in 2003, of which small family-owned businesses represent approximately 80%. During most of the 1990s, there was a trend of family-owned businesses consolidating with larger organizations such as us. However, this trend slowed in the late 1990s, and the industry continues to be characterized by a large number of locally-owned, independent operations. There are approximately 22,000 funeral homes and 10,500 cemeteries in the United States. The market share of a single funeral home or cemetery in any community is a function of the name, reputation and location of that funeral home or cemetery, although competitive pricing, professional service and attention and well-maintained locations are also important. Customer families tend to choose a funeral home because it previously served their family and because of the funeral home's reputation, which must be developed over time. The three largest public operators in the death care industry in the United States, based on total revenue and number of locations, are Service Corporation International, Alderwoods Group and Stewart Enterprises, Inc., and we believe that these three companies collectively represent approximately 20% of funeral service revenues in the United States.

Our Strengths

        Innovative, customer-focused specialty retail platform.    We believe we are leading the industry by employing a specialty retail approach to merchandising and marketing. We use professionally designed, consistent marketing and merchandising materials and a uniform branding and marketing strategy. We have also developed a new approach to marketing our products and services at our locations through the introduction of our merchandise selection rooms, or "Alderwoods Rooms." The Alderwoods Room provides customer families with an open and comfortable environment in which to discuss arrangements to celebrate the life of their loved one. In this regard, the Alderwoods Room includes displays of merchandise in an accessible, pleasing retail environment that is less intimidating than the traditional display room, which is typically not customer friendly. Results to date indicate that this approach produces an increase in the amount of merchandise and services that customer families purchase on average as well as enhanced customer satisfaction. In addition, we have begun offering a full suite of related services designed to make arrangements simple and complete. Although this provides individual locations with a planned structure, individual operators are given flexibility in some areas to adapt the merchandising and marketing program to the needs of the specific community.

        Established market positions in key metropolitan areas.    We are the second largest operator of funeral homes and cemeteries in North America based on total revenue and number of locations. Our funeral homes averaged approximately 175 services per year in 2004 compared to the industry average of approximately 100 services per year. In addition, approximately 32% of our domestic properties are located in California, Florida, New York and Texas, which are the four states with the largest population over age 65, an age group that represents a large portion of our target market. In California, the state with the largest population over age 65, we operate Rose Hills, the largest single-location cemetery and funeral home combination facility in the United States, and the largest, single-location cemetery property in the United States. Rose Hills is located approximately 14 miles from downtown Los Angeles on approximately 1,400 acres of land. Rose Hills' strong brand name and competitive position generated over $79.0 million in revenue and over $29.5 million in EBITDA in fiscal 2004. In addition, Rose Hills performed over 5,100 funeral services and over 9,000 cemetery interments in fiscal 2004.

        Efficient, centralized operating structure.    We believe that our streamlined management organization and centralized operating structure enable us to realize significant cost savings over local operators. Our overhead expense has decreased significantly since January 2, 2002, largely a result of reengineering our administrative processes and reducing the size of our regional administration and management organization. Our corporate support centers provide services, such as purchasing, treasury management, accounting, information technology, legal, accounts receivable collection, marketing and human resources management. The centralization of our purchasing and merchandising functions has enabled us to obtain favorable pricing and terms on key products, such as caskets, urns, vaults, monuments and markers. Moreover, we have implemented a centralized advertising production initiative that we believe will significantly improve the consistency and quality of our marketing and merchandising materials. While we have centralized certain functions to allow for more efficient and cost-effective support, operational functions and management responsibility are retained at the locations to enable our customer-care employees to focus on the needs of their communities and customer families.

        Effective cash management and debt reduction.    Since January 2, 2002, we have demonstrated the ability to generate stable cash flow and the willingness to repay debt with cash flow from operations, proceeds from asset sales and proceeds from the recovery of excess trust fund contributions. We have reduced debt from $831.2 million as of January 2, 2002 to $432.0 million as of March 26, 2005. We are further committed to deleveraging our business in the future. We have improved our ability to generate cash flow from operations by streamlining cost structures and focusing our business strategy toward improved selling of pre-need services and merchandise. We have generated approximately $153.3 million in net proceeds since January 2, 2002 by disposing of those locations and insurance operations identified for disposal as under-performing or not strategic to our plans. This process was substantially complete by the end of fiscal 2004. We have used the cash generated from these dispositions principally to repay debt.

        Financially sound pre-need contract management.    We market funeral and cemetery merchandise and services and cemetery space on a pre-need basis through a staff of over 900 commissioned sales counselors. In fiscal 2003 and 2004, approximately 25% of services performed were derived from the conversion of pre-need services to at-need services. Pre-need contracts enable customer families to establish, in advance of the time of need, the type of service to be performed, the products to be used and the cost of such products and services in accordance with prices prevailing at the time the contract is signed. This enables customer families to eliminate making death care plans at the time of need and allows for input from other customer family members before the death occurs. Sales of pre-need services and merchandise generate a revenue backlog and we believe aid in maintaining and growing our market share. As part of our reorganization, we altered our sales counselors' commission structure in order to emphasize contracts with positive cash flow and low cancellation rates as opposed to focusing solely on the number or value of contracts signed. For example, sales counselors are paid a higher commission on sales contracts that have larger down payments and shorter installment payment terms. We will continue to manage a pre-need sales program designed to enhance future revenue and facilitate market share growth while managing the cash flow impact of this program.

        Prudent and conservative management of our trust and insurance investments.    Our investment portfolio consists of $637.3 million of trust investments, $245.8 million related to perpetual care trusts for cemeteries and $257.9 million of insurance subsidiary investments under supervision as of March 26, 2005. We seek to maintain a conservative investment policy that is focused on the preservation of capital. Our investment portfolio's assets consist of cash and cash equivalents, fixed income securities (primarily "A" rated and above) and certain equity investments, primarily consisting of index-linked securities.

        Unique management team.    We believe our management team is unique in the industry. We bring together an operations management team with many decades of experience in the death care industry and an executive team that possesses leadership experience in multi-unit retailing. We believe this combination brings new perspectives and a different way to approaching our business. Over the past two years, we have realigned our management and operation teams, breaking down barriers that traditionally separate support centers from field operations.

Our Strategy

        Our business strategy is to improve and expand our operations internally and to strengthen our financial performance by improving cash flows and profitability and deleveraging our balance sheet. Key elements of our business strategy are:

        Organic growth.    Our continued focus on our core businesses will be directed toward improved levels of organic growth. We will focus on three key areas—growth in number of funeral services, average revenue per funeral service and financially prudent growth in pre-need sales—to enhance future market share.

        We experienced a decline in the number of funeral services performed during 2004. To address this decline, we plan to invest an additional $7-10 million into programs in 2005 that will reposition our operations to support future growth. For 2005, we have already implemented an expanded field management structure to increase the number of market managers and thus the amount of time market managers have available to spend coaching employees at the locations. Additional programs include increased spending on training and recruitment support, facility improvements, advertising and pre-need sales.

        We plan to initiate market awareness programs in target test markets that afford the highest growth potential for the investment. We will invest in advertising and promotion, community relations and pre-need sales. Results from these test markets will be used to support our future marketing expenditures that are expected to enhance revenue-creation opportunities.

        We are improving our retailing strategies, primarily for at-need customers, which are expected to increase average revenue per service. The strategy involves creating a comfortable retail environment for the customer families that includes service and product information, a well lit display room and more merchandise choices. We are currently rolling out standardized merchandise display layouts and pricing presentation in our merchandise selection rooms at our funeral homes. We have rolled out this merchandising strategy in 234 locations as of the end of 2004 and expect to implement it in a further 110 locations in 2005.

        We have a strong pre-need sales program that is designed to build future revenue, develop market share growth and enhance market awareness. We are careful to manage cash flow and expense impacts of the pre-need sales program. In an effort to build on this program, we tested a more aggressive pre-need sales program in seven markets in 2004. The test markets generally achieved stronger pre-need sales growth in 2004. We are revising portions of the program and expanding the test to an additional 10 markets for 2005. If successful, full roll-out over all markets is expected to occur over the next two years. The program involves recruitment of additional sales professionals and a new training program for counselors and managers to support these efforts. In addition, the program involves closer integration of market advertising efforts with the pre-need sales program.

        Industry data shows that cremation continues to be an increasing choice of many consumers. This shift away from the traditional funeral service appears indicative of the changing demographics of society, the increased mobility of the population and the change in view towards memorialization alternatives. This shift may negatively impact our revenues; however, we plan to offer families of cremation customers a larger variety of goods and services, primarily by emphasizing these in our Alderwoods Rooms.

        Cultural transformation.    We believe we have made progress in developing a culture supporting outstanding customer service, strong community relations, excellence in administration and strong financial management. We are satisfied with the progress made to date. However, management is committed to setting the industry standards for customer service, community involvement, administration and financial management. We are taking steps to achieve this goal, which include implementing tools to assist in the consistent assessment of the performance of individuals and expansion of training programs for customer and community service and local management skills.

        Market rationalization and development.    For the past three years, we have been engaged in a strategic market rationalization program to dispose of operating locations that were under-performing or did not fit into our market or business strategies. This program is complete. On a smaller scale and over time, we will continue to assess our portfolio of funeral and cemetery locations to ensure they continue to fit in our strategy.

        In addition, we plan to commence strategic initiatives to improve our revenue growth. This is expected to be accomplished through, among other things, strategic and targeted key market development, in line with our operating philosophy and financial goals. We expect such controlled growth to help strengthen our core operations, enabling us to realize further synergies and operating efficiencies.

        Market development may include tactics such as acquisition of local competitors, moving locations, closing smaller locations and developing more combination operating locations to provide enhanced, seamless service to customers. We have identified combination opportunities within our underlying base of operating locations and expect to develop five to seven of these locations annually for the next two to three years.

        Improve our balance sheet.    We successfully reduced our debt level by approximately 44% during our first three years of operations under our new management team. This reduction came from the generation of operating cash flow, the sale of non-strategic operating locations and real estate, the recovery of excess trust fund contributions and improvements in working capital levels. In addition, we successfully refinanced certain of our debt, effectively reducing interest costs. We intend to continue to reduce debt during fiscal 2005.

        We expect cash flow from operations to be adequate to maintain existing operations and capital needs, allowing some excess to be used to fund our growth strategies and further reduce debt. Subsequent to March 26, 2005, we completed the sale of our remaining discontinued locations, aside from one cemetery, for proceeds of approximately $6.0 million. In addition, we expect that the proceeds from our sale of the remaining assets held for sale, including real estate, will be approximately $12.0 million, which proceeds will be used to further reduce long-term debt. Moreover, although the efforts to withdraw excess contributions and unwithdrawn earnings from trusts are substantially complete, we will continue our efforts to identify and withdraw such funds.

The Exchange Offer

        The summary below describes the principal terms of the exchange offer. Some of the terms and conditions described below are subject to important limitations and exceptions. See "The Exchange Offer" section of this prospectus for a more detailed description of the terms and conditions of the exchange offer. As used in this summary, references to "we," "us," "our" and "Alderwoods Group" refer to Alderwoods Group, Inc., without reference to its subsidiaries.

Purpose and Effect	We sold $200.0 million in aggregate principal amount of 7 3/4% senior notes due 2012 on August 19, 2004 to Banc of America Securities LLC and Morgan Stanley & Co. Incorporated, to whom we refer collectively in this prospectus as the "initial purchasers." Simultaneously with that sale, we signed a registration rights agreement with the initial purchasers that requires us to conduct this exchange offer, referred to in this prospectus as the "registration rights agreement."
Registration Rights Agreement
You have the right under the registration rights agreement to exchange your outstanding notes for exchange notes registered under the Securities Act with substantially identical terms. This exchange offer is intended to satisfy that right. After the exchange offer is complete, except as set forth below, you will no longer be entitled to any exchange or registration rights with respect to your outstanding notes.

Under the registration rights agreement, we are required to (1) use our reasonable best efforts to have the registration statement of which this prospectus is a part to be declared effective by the Commission on or prior to July 15, 2005 and (2) consummate the exchange offer described in this prospectus on or prior to August 26, 2005. If we fail to satisfy either of these registration obligations, we have agreed to pay liquidated damages to each holder of outstanding notes equal to 0.25% per annum on the principal amount of the outstanding notes held by that holder with respect to the first 90-day period immediately following the occurrence of that registration default. The amount of liquidated damages will increase by an additional 0.25% per annum on the principal amount of the outstanding notes with respect to each subsequent 90-day period until all registration defaults have been cured, up to a maximum amount of liquidated damages for all registration defaults of 1.0% per annum. The accrual of liquidated damages with respect to a registration default will cease upon the cure of that registration default.

After the registration statement of which this prospectus is a part is declared effective, we are required to keep the registration statement effective for a period beginning when the exchange notes are first issued in the exchange offer and ending upon the earlier of (1) 180 days from the date on which the registration statement of which this prospectus forms a part is declared effective and (2) the date on which a broker-dealer is no longer required to deliver a prospectus. Our failure to keep the exchange offer registration statement effective during that period would constitute a registration default, and we would be required to pay liquidated damages to those broker-dealer holders in the same amounts as would be required for a registration default described in the preceding paragraph.

Under certain circumstances, the registration rights agreement also requires us to file a shelf registration statement for a continuous offering in accordance with Rule 415 under the Securities Act for the benefit of any holders that are ineligible to participate in the exchange offer and indicate that they wish to have their outstanding notes registered under the Securities Act. If we are required to file a shelf registration statement and are unable to meet our obligations relating to the shelf registration statement, we would be required to pay liquidated damages to those holders of outstanding notes in the amounts described above. See "Description of the Exchange Notes—Registration Rights; Liquidated Damages."
The Exchange Offer	We are offering to exchange $200.0 million in aggregate principal amount of our 7 3/4% senior notes due 2012, which have been registered under the Securities Act, for outstanding notes.
You may not participate in the exchange offer if you are:
• our "affiliate" within the meaning of Rule 405 under the Securities Act; or
• a broker-dealer that acquired outstanding notes directly from us.

To exchange your outstanding notes, you must properly tender them before the exchange offer expires. We will exchange all outstanding notes that are validly tendered and not withdrawn. We will issue the exchange notes promptly after the exchange offer expires.
You may tender your outstanding notes for exchange in whole or in part in integral multiples of $1,000 principal amount.
For a description of the procedures for tendering outstanding notes, see "The Exchange Offer— Procedures for Tendering Outstanding Notes."

Expiration Date
The exchange offer will expire at 5:00 p.m., New York City time, on , 2005, unless extended by us, in which case the expiration date will be the latest date and time to which the exchange offer is extended.
Consequences of Failure to Exchange Your Outstanding Notes
If you do not exchange your outstanding notes for exchange notes in the exchange offer, your outstanding notes will continue to be subject to the restrictions on transfer provided in the outstanding notes and the indenture governing the notes. In general, the outstanding notes, unless registered under the Securities Act, may not be offered or sold, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. We do not plan to register any remaining outstanding notes under the Securities Act following the expiration of the exchange offer.
Conditions to the Exchange Offer	The exchange offer is subject to the following conditions:
	•	the exchange offer does not violate any law or applicable interpretation of any law by the staff of the Commission;
	•	no action or proceeding has been instituted or threatened, or no law has been adopted, that would reasonably be expected to impair our ability to proceed with the exchange offer;
	•	no stop order has been issued by the Commission or any state securities authority suspending the effectiveness of the registration statement of which this prospectus is a part;
	•	all governmental approvals necessary for the consummation of the exchange offer have been obtained; and
	•	no change in our business or financial affairs has occurred that might materially impair our ability to proceed with the exchange offer.

The exchange offer is not conditioned upon any minimum principal amount of outstanding notes being tendered for exchange. We currently expect that each of the conditions will be satisfied and that no waiver of any condition will be necessary. See "The Exchange Offer—Conditions to the Exchange Offer."
We reserve the right, subject to applicable law, at any time and from time to time in our reasonable judgment:
	•	to delay the acceptance of the outstanding notes;
	•	to terminate the exchange offer if specified conditions have not been satisfied;
	•	to extend the expiration date of the exchange offer and retain all tendered outstanding notes, subject, however, to the right of tendering holders to withdraw their tender of outstanding notes; and

• to waive any condition or otherwise amend the terms of the exchange offer in any respect.
See "The Exchange Offer—Expiration Date; Extensions; Amendments."
Procedures for Tendering Outstanding Notes	If you wish to tender your outstanding notes for exchange, you must:
• complete and sign the letter of transmittal in accordance with the instructions contained in the letter of transmittal; and
•
forward the letter of transmittal by mail or hand delivery, together with any other required documents, to the exchange agent, either with the outstanding notes that you tender or in compliance with the specified procedures for guaranteed delivery of your outstanding notes.
Some brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer.

Please do not send your letter of transmittal or certificates representing your outstanding notes to us. You should send these documents only to Wells Fargo Bank, N.A., the exchange agent for the exchange offer. You should direct any information requests or questions regarding how to tender your outstanding notes to the exchange agent.
Special Procedures for Beneficial Owners
If your outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, we urge you to contact that person promptly if you wish to tender your outstanding notes in the exchange offer.
Withdrawal Rights
You may withdraw the tender of your outstanding notes at any time before the expiration date by delivering a written notice of your withdrawal to the exchange agent according to the withdrawal procedures described under the heading "The Exchange Offer—Withdrawal Rights."
United States Federal Income Tax Consequences	The exchange of outstanding notes for the exchange notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. See "U.S. Federal Income Tax Considerations."
Resale of Exchange Notes
We believe that you will be able to offer for resale, resell or otherwise transfer exchange notes issued in the exchange offer without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that you are:
• acquiring the exchange notes in the ordinary course of your business;

• not participating, and have no arrangement or understanding with any person to participate, in the distribution of the exchange notes;
• not an "affiliate" of us within the meaning of Rule 405 under the Securities Act; and
• not a broker-dealer tendering outstanding notes acquired directly from us for its own account.

Our belief is based upon interpretations by the staff of the Commission as set forth in no-action letters issued to third parties unrelated to us. The staff of the Commission has not considered this exchange offer in the context of a no-action letter. We cannot assure you that the staff of the Commission would make a similar determination with respect to this exchange offer.

If our belief is not accurate and you transfer an exchange note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from those requirements, you may incur liability under the Securities Act. We do not and will not assume, or indemnify you against, this liability.

Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the outstanding notes were acquired by that broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of those exchange notes. See "Plan of Distribution" in this prospectus.
Exchange Agent
The exchange agent for the exchange offer is Wells Fargo Bank, N.A. The address, telephone and facsimile number of the exchange agent are set forth in "The Exchange Offer—Exchange Agent" and in the letter of transmittal.
Appraisal or Dissenter's Rights	You have no appraisal or dissenters' rights in connection with the exchange offer.

The Exchange Notes

        The summary below describes the principal terms of the exchange notes. Some of the terms and conditions described below are subject to important limitations and exceptions. See "Description of the Exchange Notes" section of this prospectus for a more detailed description of the terms and conditions of the exchange notes. As used in this summary, references to "we," "us," "our" and "Alderwoods Group" refer to Alderwoods Group, Inc., without reference to its subsidiaries.

        The terms of the exchange notes and the outstanding notes are identical in all material respects, except:

  •
  the issuance of the exchange notes will have been registered under the Securities Act;

  •
  the exchange notes will not contain transfer restrictions and registration rights that relate to the outstanding notes; and

  •
  the exchange notes will not contain provisions relating to the payment of special interest to be made to the holders of the outstanding notes under circumstances related to the timing of the exchange offer.

        The following is a brief description of the material terms of the exchange notes:

Exchange Notes	$200.0 million aggregate principal amount of 7 3/4% senior notes due 2012.
Maturity	September 15, 2012.
Interest Payments	March 15 and September 15.
Guarantees
The exchange notes will be guaranteed by all of our existing and future wholly owned domestic subsidiaries, except for subsidiaries engaged in the insurance business or that are subject to regulatory restrictions that prohibit the execution of a guarantee or are otherwise de minimis.
Ranking	The exchange notes will be Alderwoods Group's, and the guarantees will be the guarantors', general senior unsecured obligations. Accordingly, they will rank:
• equally with all of our and the guarantors' existing and future unsecured and unsubordinated indebtedness;
• senior to any of our future subordinated debt;
•
effectively subordinated to all of our and the guarantors' existing and future secured debt to the extent of the assets securing such debt, including any borrowings under our amended senior secured credit facility, referred to in this prospectus as the "senior secured credit facility;" and
• effectively subordinated to all of the indebtedness and other liabilities of our subsidiaries not guaranteeing the notes.

As of March 26, 2005, we had approximately $432.0 million of outstanding debt, of which approximately $1.6 million was debt of non-guarantor subsidiaries, including approximately $0.1 million of debt of unrestricted subsidiaries. The exchange notes are effectively subordinated to our and the guarantors' existing and future secured debt to the extent of the assets securing such debt. See "Risk Factors—Risks Related to the Notes—The notes and the subsidiary guarantees are effectively subordinated to our secured debt." For the year ended January 1, 2005, our non-guarantor subsidiaries, including our unrestricted subsidiaries, accounted for approximately 23% of our revenue and 55% of our total assets, with 3% and 13%, respectively, of our revenue and total assets attributable to our unrestricted subsidiaries.
Optional Redemption
We may redeem the exchange notes, in whole or in part, at any time on or after September 15, 2008, at the redemption prices described under "Description of the Exchange Notes—Optional Redemption," plus accrued and unpaid interest.

In addition, we may redeem up to 35% of the exchange notes before September 15, 2007 with the net cash proceeds from certain equity offerings. However, we may only make such redemptions if at least 65% of the aggregate principal amount of exchange notes issued under the indenture remains outstanding immediately after the occurrence of such redemption.
Change of Control	If we experience specific kinds of changes in control, we must offer to purchase the exchange notes at 101% of their face amount, plus accrued and unpaid interest.
Certain Covenants	The indenture governing the exchange notes will, among other things, limit our ability and the ability of our restricted subsidiaries to:
	•	borrow money or sell preferred stock;
	•	create liens;
	•	pay dividends on or redeem or repurchase stock;
	•	make certain types of investments;
	•	restrict dividends or other payments from restricted subsidiaries;
	•	enter into transactions with affiliates;
	•	issue guarantees of debt; and
	•	sell assets or merge with other companies.
These covenants contain important exceptions, limitations and qualifications. For more details, see "Description of the Exchange Notes."
Use of Proceeds	We will not receive any cash proceeds from the issuance of the exchange notes.

        You should carefully consider all of the information set forth in this prospectus and, in particular, should evaluate the specific factors set forth in the section entitled "Risk Factors" for an explanation of certain risks of investing in the exchange notes.

Summary Consolidated Financial Information

        Set forth below is certain of our summary consolidated financial and operating information for each of the 12 weeks ended March 26, 2005 and March 27, 2004 and for the 52 weeks ended January 1, 2005, the 53 weeks ended January 3, 2004 and the 52 weeks ended December 28, 2002. The summary consolidated financial information set forth below is derived from our unaudited interim consolidated financial statements and our audited annual consolidated financial statements for such periods, and should be read in conjunction with our unaudited interim consolidated financial statements and audited annual consolidated financial statements (including the notes thereto) included elsewhere in or incorporated by reference into this prospectus, as well as the discussion contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations."

        In January 2003, the Financial Accounting Standards Board issued Interpretation No. 46, "Consolidation of Variable Interest Entities," which was revised in December 2003, referred to in this prospectus as "FIN No. 46R." FIN No. 46R clarifies the application of Accounting Research Bulletin No. 51, "Consolidated Financial Statements," to enterprises that have a variable interest in variable interest entities, and is effective no later than the end of the first reporting period that ends after March 15, 2004.

        We elected to adopt FIN No. 46R at the beginning of our 2004 fiscal year on January 4, 2004. The adoption of FIN No. 46R resulted in the prospective consolidation in our balance sheet of approximately 600 funeral, cemetery merchandise and service and perpetual care trusts, and several pooled investment funds created for such trusts, but did not change the legal relationships among these trusts, pooled investment funds, us and our holders of pre-need contracts. We do not consolidate certain funeral trusts for which we do not absorb a majority of their expected losses and, therefore, are not considered a primary beneficiary of these funeral trusts under FIN No. 46R. The adoption of FIN No. 46R has not materially impacted our stockholders' equity, net income or consolidated statement of cash flows. For the impact of FIN No. 46R on our consolidated balance sheet, see Notes 3, 4, 5, and 6 to our audited annual consolidated financial statements.

	Unaudited 12 Weeks Ended		52 Weeks Ended	53 Weeks Ended	52 Weeks Ended
	March 26, 2005	March 27, 2004	January 1, 2005	January 3, 2004	December 28, 2002
	(dollars in thousands)
Statement of Operations Data:
Revenue
Funeral	$124,013	$121,942	$472,935	$491,612	$481,632
Cemetery	38,215	36,487	163,731	167,542	156,381
Insurance	21,568	18,405	80,124	61,127	53,984

Total	$183,796	$176,834	$716,790	$720,281	$691,997
Gross margin
Funeral	$29,900	$28,885	$96,289	$113,417	$106,844
Cemetery	5,120	5,023	23,812	28,775	18,894
Insurance	1,281	900	4,709	1,752	609

Total	36,301	34,808	124,810	143,994	126,347
Expenses
General and administrative expenses	10,643	11,698	51,218	56,281	43,188
Provision for goodwill impairment(1)	—	—	—	—	228,281
Provision for asset impairment	(755)	1,988	1,922	4,395	563

Income (loss) from operations	26,413	21,122	71,670	83,268	(145,685)
Interest on long term debt	7,516	5,264	78,079	76,453	85,050
Other expense (income), net	(5,800)	(1,098)	(1,163)	4,056	(6,695)

Income (loss) before income taxes	24,697	16,956	(5,246)	2,759	(224,040)
Income taxes	11,192	5,588	(1,453)	(6,485)	(544)

Net income (loss) from continuing operations	13,505	11,368	(3,793)	9,244	(223,496)
Net income (loss) from discontinued operations	(369)	(9,200)	13,142	1,563	(10,248)

Net income (loss)	$13,136	$4,837	$9,349	$10,807	$(233,744)

Other Financial Data:
Net cash provided by operations (including discontinued operations)	$42,436	$5,783	$119,589	$155,775	$68,684
Capital expenditures	4,605	3,969	37,183	25,186	21,636
Balance Sheet Data (at period end):
Cash and cash equivalents	$16,878	$35,409	$9,379	$41,612	$46,112
Total assets	2,312,980	2,731,233	2,372,428	2,453,003	2,553,650
Total long-term debt	431,981	614,338	463,640	630,852	756,141
Stockholders' equity	563,586	553,456	555,912	544,893	523,402
Continuing Operations
Funeral—Other Information:
Number of funeral services performed	30,042	30,437	117,525	124,798	125,012
Estimated impact of 53rd week on the number of funeral services performed(2)			—	(2,421)	—
Number of funeral services performed adjusted for the impact of the 53rd week(2)			117,525	122,377	125,012
Average revenue per funeral service	$4,128	$4,006	$4,024	$3,939	$3,853
Pre-need funeral contracts written (in millions)	$43.2	$40.3	$179.5	$164.8	$161.1
Estimated impact of 53rd week on pre-need funeral contracts written (in millions)(2)			—	$(3.0)	—
Pre-need funeral contracts written adjusted for the impact of the 53rd week (in millions)(2)			$179.5	$161.8	$161.1
Pre-need funeral conversion (percentages)(3)	27%	27%	26%	26%	24%
Funeral pre-need backlog (in millions)	$1,296.1	$1,234.6	$1,280.0	$1,227.1	$1,147.6
Cemetery—Other Information:
Number of cemetery interments	11,470	12,150	46,272	47,693	51,097
Estimated impact of the 53rd week on the number of cemetery interments(2)			—	(909)	—
Number of cemetery interments adjusted for the impact of the 53rd week(2)			46,272	46,784	51,097
Pre-need cemetery contracts written (in millions)	20.9	$18.2	$86.8	$82.9	$77.7
Estimated impact of 53rd week on pre-need cemetery contracts written (in millions)(2)			—	$(1.7)	—
Pre-need cemetery contracts written adjusted for the impact of the 53rd week (in millions)(2)			$86.8	$81.2	$77.7
Cemetery pre-need backlog (in millions)	$262.2	$260.4	$261.7	$259.5	$248.1

(1)
Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," referred to in this prospectus as "FAS 142," requires that goodwill be reviewed for impairment annually, as well as upon the occurrence of certain events that would more likely than not reduce the fair value of a reporting unit below its carrying amount. A goodwill impairment provision of $228.1 million for the funeral reporting unit was recorded for the 52 weeks ended December 28, 2002. The 2002 funeral reporting unit goodwill impairment provision was primarily the result of a reduction of the projected financial results used in the valuation of the funeral reporting unit compared to those used during the reorganization process and the determination of reorganization value as set forth in the plan of reorganization. The financial projections were reduced principally due to actual 2002 operating results. The lower valuation was also affected by the decline in the economy generally, as well as the decline in funeral industry specific market values. The goodwill review for impairment in fiscal 2003 and 2004 did not result in any further provision for impairment.

(2)
The impact of the 53rd week for the 53 weeks ended January 3, 2004 was estimated by calculating the average of the 13 weeks ended January 3, 2004.

(3)
Represents the percentage of funeral services performed attributable to pre-need funeral contracts.

RISK FACTORS

        You should carefully consider the risk factors described below, together with the other information included in or incorporated by reference into this prospectus, before tendering your outstanding notes for exchange notes. The risks described below are the material risks of which we are currently aware; however, they may not be the only risks that we may face. Additional risks and uncertainties not currently known to us or that we currently view as immaterial may also impair our business operations. Any of these risks could materially and adversely affect our business, financial condition, results of operations and cash flows. In that case, you may lose all or part of your investment in the notes.

Risks Related to the Notes

We have a significant level of debt and interest payment obligations that may restrict our future operations and impair our ability to meet our obligations under the notes.

        Our significant level of debt and demands on our cash resources could have material consequences to our business, including, but not limited to:

  •
  making it more difficult for us to satisfy our financial obligations, including those relating to the notes;

  •
  reducing the availability of our cash flows to fund our working capital requirements, capital expenditures, acquisitions, investments and other business activities because we will be required to use a substantial portion of our cash flows to service our debt obligations;

  •
  increasing our vulnerability to adverse economic and industry conditions;

  •
  increasing our exposure to interest rate increases because a portion of our borrowings is at variable interest rates;

  •
  restricting us from making strategic acquisitions or taking advantage of favorable business opportunities;

  •
  limiting our flexibility in planning for, or reacting to, changes in our business and industry; and

  •
  placing us at a competitive disadvantage when compared to competitors with less relative amounts of debt.

Despite our significant level of debt, we may still be able to incur more debt, which could intensify the risks described above.

        We may be able to incur significant amounts of debt in the future, subject to compliance with our existing financing arrangements. Although our senior secured credit facility and the indenture governing the notes contains restrictions on the incurrence of additional debt, debt incurred in compliance with these restrictions could be significant. If new debt is added to our and our subsidiaries' current debt level, the related risks that we face would be magnified.

We may not be able to generate sufficient cash to service all of our debt, including the notes.

        Our ability to make payments on and to refinance our debt, including the notes, depends on our ability to generate cash in the future, which will be affected by the death rate and general economic, financial, competitive, legislative, regulatory and other factors beyond our control. We cannot assure you that our business will generate sufficient cash flows from operations or that future borrowings will be available to us under our senior secured credit facility in amounts sufficient to enable us to service our debt, including the notes at maturity or otherwise, or to fund our other liquidity needs.

        If we are unable to meet our debt obligations or to fund our other liquidity needs, we may need to restructure or refinance our debt, including the notes. Our ability to refinance our debt or obtain additional financing will depend on:

  •
  our financial condition at the time;

  •
  restrictions in agreements governing our debt, including the indenture governing the notes; and

  •
  other factors, including financial market or industry conditions.

        As a result, it may be difficult for us to obtain financing on terms that are acceptable to us, or at all. Without this financing, we could be forced to sell assets under unfavorable circumstances to make up for any shortfall in our payment obligations. The terms of our senior secured credit facility and the indenture governing the notes will limit our ability to sell assets and also restrict the use of proceeds from such a sale. Moreover, substantially all of our assets have been pledged to secure repayment of our debt under our senior secured credit facility. In addition, we may not be able to sell assets quickly enough or for sufficient amounts to enable us to meet our obligations, including our obligations on the notes.

The notes and the subsidiary guarantees are effectively subordinated to our secured debt.

        The notes and the subsidiary guarantees are general, unsecured obligations of Alderwoods Group and the subsidiary guarantors, respectively, and are effectively subordinated in right of payment to all of the secured debt of Alderwoods Group and of the subsidiary guarantors, respectively, to the extent of the value of the assets securing such debt. In the event of a bankruptcy or similar proceeding, the assets of Alderwoods Group or of a subsidiary guarantor that serve as collateral under such secured debt would be made available to satisfy the obligations under the secured debt before any payments are made on the notes or the subsidiary guarantees. Our obligations under our senior secured credit facility are secured by security interests in all of our wholly owned domestic subsidiaries' assets that guarantee obligations under the agreement. See "Description of Other Indebtedness—Senior Secured Credit Facility." The indenture governing the notes permits us to incur new additional secured debt.

We depend on the cash flows from our subsidiaries to meet our obligations; your right to receive payment on the notes is structurally subordinate to the obligations of the non-guarantor subsidiaries.

        Alderwoods Group is a holding company with no independent operations. As a result, we depend on our subsidiaries to provide cash flows necessary to service debt obligations at the Alderwoods Group level, including the notes. Our cash flows and our ability to service our debt, including the notes, depend in part on the earnings of our non-guarantor subsidiaries and on the distribution of earnings, loans or other payments to us by these subsidiaries. The ability of these non-guarantor subsidiaries to make any dividend, distribution, loan or other payment to Alderwoods Group or a subsidiary guarantor could be subject to statutory or contractual restrictions. For example, our insurance subsidiaries are subject to state regulation that restrict distributions, loans and advances to us and other subsidiaries. Payments to Alderwoods Group or a subsidiary guarantor by these non-guarantor subsidiaries will also be contingent upon their earnings and their business considerations. Because we depend in part on the cash flows of these non-guarantor subsidiaries to meet our obligations, these types of restrictions may impair our ability to make scheduled interest and principal payments on the notes.

        Furthermore, in the event of any bankruptcy, liquidation or reorganization of a non-guarantor subsidiary, you will not have any claim as a creditor against such subsidiary. As a result, all debt and other liabilities, including trade payables, of the non-guarantor subsidiaries, whether secured or unsecured, must be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to us in order for us to meet our obligations with respect to the notes. As of March 26, 2005, the non-guarantor subsidiaries had $249.1 million of debt and other liabilities (excluding intercompany debt, pre-need funeral and cemetery contract revenue, non-controlling interest in funeral and deferred cemetery trusts and $29.4 million of liabilities associated with assets held for sale).

Restrictive covenants in our senior secured credit facility and the indenture governing the notes may prevent us from pursuing business activities that could otherwise improve our results of operations.

        The terms of our senior secured credit facility and the indenture governing the notes limit our ability and the ability of our subsidiaries to, among other things:

  •
  incur additional debt;

  •
  pay dividends or make distributions or redeem or repurchase stock;

  •
  make investments;

  •
  grant liens;

  •
  make capital expenditures;

  •
  enter into transactions with affiliates;

  •
  sell assets; and

  •
  acquire the assets of, or merge or consolidate with, other companies.

        Our senior secured credit facility requires us to maintain financial ratios. Complying with these restrictive covenants and financial ratios, as well as those that may be contained in any future debt agreements, may impair our ability to finance our future operations or capital needs or to take advantage of other favorable business opportunities. They may also limit our ability to pay interest or principal on the notes. Our ability to comply with these restrictive covenants and financial ratios will depend on our future performance, which may be affected by events beyond our control. Our failure to comply with any of these covenants or restrictions when they apply will result in a default under the particular debt instrument, which could permit acceleration of the debt under that instrument and, in some cases, the acceleration of debt under other instruments that contain cross-default or cross-acceleration provisions. In an event of default, or in the event of a cross-default or cross-acceleration, if we are unable to negotiate a waiver with our lenders, we may not have sufficient funds available to make the required payments under our debt. If we are unable to repay amounts owed under the terms of our senior secured credit facility, the lenders thereunder may be entitled to sell most or substantially all of our assets and the assets of many of our subsidiaries to satisfy our obligations under those agreements. In such event, we may not be able to fully repay the notes, if at all.

We may be unable to repurchase notes in the event of a change of control.

        Upon the occurrence of certain kinds of change of control events, you will have the right, as a holder of the notes, to require us to repurchase all of your notes at a repurchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. We may not be able to pay you the required price for your notes at that time because we may not have available funds to pay the repurchase price. Under our senior secured credit facility, a change of control is an event of default which would require us to repay all amounts outstanding under the credit facility. In addition, the terms of our senior secured credit facility may prevent us from paying you. See "Description of the Exchange Notes—Repurchase at the Option of Holders—Change of Control."

Federal and state fraudulent conveyance laws may permit a court to void the notes and the subsidiary guarantees, and, if that occurs, you may not receive any payments on the notes or the subsidiary guarantees.

        The issuance of the notes and the subsidiary guarantees may be subject to review under federal and state fraudulent conveyance statutes. While the relevant laws may vary from state to state, under such laws the payment of consideration generally will be a fraudulent conveyance if:

  •
  it was paid with the intent of hindering, delaying or defrauding creditors; or

  •
  we or any of the subsidiary guarantors received less than reasonably equivalent value or fair consideration in return for issuing either the notes or a subsidiary guarantee, as applicable, and either:

  •
  we or the subsidiary guarantor was insolvent or rendered insolvent by reason of the incurrence of the debt;

  •
  payment of the consideration left us or the subsidiary guarantor with an unreasonably small amount of capital to carry on the business; or

  •
  we or the subsidiary guarantor intended to, or believed that we or it would, incur debts beyond our or its ability to pay the debt.

        If a court were to find that the issuance of the notes or a subsidiary guarantee was a fraudulent conveyance, the court could void the payment obligations under the notes or such subsidiary guarantee or subordinate the notes or such subsidiary guarantee to presently existing and future debt, or require the holders of the notes to repay any amounts received with respect to the notes or such subsidiary guarantee. In the event of a finding that a fraudulent conveyance occurred, you may not receive any repayment on the notes, may not have a claim against the subsidiary guarantor and may only be a general unsecured creditor of us. Further, voiding the notes or a subsidiary guarantee could result in an event of default with respect to our other debt that could result in acceleration of that debt.

        The subsidiary guarantees could also be subject to the claim that, because they were incurred for our benefit (and only indirectly for the benefit of the subsidiary guarantors), the obligations of the subsidiary guarantors were incurred for less than reasonably equivalent value or fair consideration. A court could then void a subsidiary guarantor's obligation under its subsidiary guarantee, subordinate the subsidiary guarantee to other debt of the subsidiary guarantor or take other action detrimental to your interests as a noteholder.

        We are a holding company and we conduct all of our operations exclusively through our subsidiaries. Our only significant assets are the capital stock of our subsidiaries. If the subsidiary guarantees are unenforceable, your interests would be effectively subordinated to all of our subsidiaries' debt and other liabilities.

You may have difficulty selling the outstanding notes that you do not exchange.

        We will issue the exchange notes in exchange for the outstanding notes after the exchange agent receives your outstanding notes, the letter of transmittal and all related documents. You should provide adequate time for delivery if you choose to tender your outstanding notes for exchange.

        If you do not exchange your outstanding notes for the exchange notes offered in this exchange offer, your outstanding notes will continue to be subject to significant restrictions on transfer. Those transfer restrictions are described in the indenture governing the notes and arose because we originally issued the outstanding notes under exemptions from the registration requirements of the Securities Act.

        In general, you may offer or sell your outstanding notes only in an offering registered under the Securities Act and applicable state securities laws, or if your outstanding notes are offered and sold under an exemption from those requirements. If you do not exchange your outstanding notes, you will lose your right to have your outstanding notes registered under the Securities Act. As a result, if you hold outstanding notes after the exchange offer, your ability to sell those outstanding notes will be significantly limited.

        If you do participate in the exchange offer for the purpose of participating in the distribution of the exchange notes, you must comply with the registration and prospectus delivery requirements of the Securities Act for any resale transaction. Each broker-dealer who holds outstanding notes for its own account due to market-making or other trading activities and who receives exchange notes for its own account must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes.

        If any outstanding notes are not tendered in the exchange offer or are tendered but not accepted, the trading market for such outstanding notes could be negatively affected due to the limited amount expected to remain outstanding following the completion of the exchange offer. If a large number of outstanding notes are exchanged for notes issued in the exchange offer, it may be more difficult for you to sell your unexchanged notes.

You may find it difficult to sell your notes because no active trading market for the notes exists. If an active trading market does not develop for the notes, you may not be able to resell them.

        There is no existing market for the notes and, although the notes are expected to be eligible for trading in the Portal Market, we cannot assure you that an active trading market will develop for the notes. In addition, we do not intend to apply for listing of the notes on any securities exchange. If an active trading market for the notes does not develop, you may not be able to resell your notes at their fair market value or at all. Historically, the market for non-investment grade debt securities has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. The market for the notes may be subject to similar disruptions. Future trading prices of the notes may depend, among other things, on prevailing interest rates, the market for similar securities and other factors, including general economic conditions and our financial condition, results of operations and prospects. These factors could adversely affect your investment in the notes.

If you participate in the exchange offer for the purpose of participating in a distribution of the exchange notes or are an "affiliate" of Alderwoods Group, you may still be subject to various transfer restrictions.

        If you exchange your outstanding notes in the exchange offer for the purpose of participating in a distribution of the exchange notes, you may be deemed an underwriter under the Securities Act. If so, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes. Also, "affiliates" of Alderwoods Group may sell exchange notes only in compliance with the provisions of Rule 144 under the Securities Act or another available exemption.

Your outstanding notes will not be accepted for exchange if you fail to follow the exchange offer procedures and, as a result, your outstanding notes will continue to be subject to existing transfer restrictions and you may not be able to sell your outstanding notes.

        We will not accept your outstanding notes for exchange if you do not follow the exchange offer procedures. You will receive exchange notes in exchange for your outstanding notes only if, before the expiration date, you deliver all of the following to the exchange agent:

  •
  certificates for the outstanding notes or a book-entry confirmation of a book-entry transfer of the outstanding notes into the exchange agent's account at the Depository Trust Company, referred to in this prospectus as the "DTC";

  •
  the letter of transmittal, properly completed and duly executed by you, together with any required signature guarantees; and

  •
  any other documents required by the letter of transmittal.

        You should allow sufficient time to ensure that the exchange agent receives all required documents before the exchange offer expires. Neither we nor the exchange agent has any duty to inform you of defects or irregularities with respect to the tender of your outstanding notes for exchange.

Risks Related to Our Company

We operate in a highly competitive industry.

        The North American funeral and cemetery industry primarily consists of small family-owned businesses. The death care industry in the United States is made up of approximately 22,000 funeral homes and 10,500 cemeteries. We believe the three largest public operators in the death care industry in the United States, based on total revenue and number of locations, are Service Corporation International, Alderwoods Group and Stewart Enterprises, Inc. We believe that the three largest public death care companies collectively generate approximately 20% of funeral service revenues in the United States. Our competition in the markets in which we operate generally arises from one or more of the other public operators in addition to independent operators of funeral homes and cemeteries for at-need and pre-need business. The market share of a single funeral home or cemetery in any community is a function of the name, reputation and location of that funeral home or cemetery although competitive pricing, professional service and attention, and well-maintained locations are also important. Gains in market share within a community are usually realized over a number of years, but losses in market share may appear in a shorter time frame.

        To compete successfully, our funeral services and cemeteries must maintain good reputations and high professional standards in the industry, as well as offer attractive products and services at competitive prices. In addition, we must market ourselves in such a manner as to distinguish us from our competitors. We have historically experienced price competition from independent funeral home and cemetery operators and from monument dealers, casket retailers, low-cost funeral providers and other non-traditional providers of services or products. The intense competition we face may force us to reduce prices and thereby our profit margins to retain or recapture our market share. If we are unable to successfully compete, our financial condition, results of operations and cash flows could be materially and adversely affected.

Our investments held in trusts are invested in securities, the value of which is affected by financial market conditions that are beyond our control.

        Cemetery revenue is impacted by perpetual care trust net realized investment income, which we recognize to the extent of allowed reimbursement from the trust when we perform cemetery maintenance services. We recognize trust income on funeral and cemetery merchandise and service trust investments when the underlying pre-need funeral and cemetery contract obligations are fulfilled. The level of trust income is largely dependent on yields on the investments made with trust funds, which are subject to financial market conditions and other factors that are beyond our control. Trust income is also affected by the mix of fixed income and equity securities we choose to maintain in the funds, and we may not choose the optimal mix for any particular market condition. If earnings from trust funds decline, we would likely experience a decline in future revenue and cash flow. In addition, if the trust funds experienced significant investment losses, there would likely be insufficient funds in the trusts to cover the costs of delivering services and merchandise or to maintain cemeteries in the future. We would have to cover any such shortfalls with cash flows from operations, which could adversely affect our ability to service the notes.

The level of pre-need sales and the terms of our pre-need contracts may adversely impact our results of operations and cash flows.

        We recently made significant changes to our pre-need sales force organization. We cannot assure you that the changes we have made will not result in a decline in our pre-need sales or that we will continue to be successful in recruiting and retaining qualified sales people. In addition, depending on the terms of the contract, pre-need sales have the potential to have an initial negative impact on cash flows because of the commission paid on the sale and the portion of sales proceeds required to be placed into trust or escrow. Our commission structure emphasizes contracts with positive cash flows; however, we cannot assure you that in the future we will not enter into pre-need sales that have a negative impact on cash flows, which could impair our ability to service the notes. A weakening economy that causes customer families to have less discretionary income could cause a decline in pre-need sales. Declines in pre-need cemetery property sales would reduce current revenue, and declines in other pre-need sales would reduce our pre-need backlog and future revenue and could reduce future market share.

Increasing insurance benefits related to pre-need services funded through life insurance or annuity contracts may not cover future increases in the cost of providing a price guaranteed funeral service.

        We sell price guaranteed pre-need funeral services at prices prevailing when the agreements are signed. There is no guarantee that the insurance payout or the annuity contract payout will cover future increases in the cost of providing a price guaranteed funeral service, which could have an effect on our profit margins.

Fluctuations in the value of the Canadian dollar could result in currency exchange losses.

        A significant portion of our corporate and administrative expenses are payable in Canadian dollars, while most of our revenue is generated in U.S. dollars and we report our financial statements in U.S. dollars. Therefore, a strengthening of the Canadian dollar relative to the U.S. dollar will adversely affect our results of operations. Expenses for our corporate and administrative functions are paid principally in Canadian dollars and have predictable future cash outflows, referred to in this prospectus as "foreign currency expenditures." We have a program to hedge the variability in the U.S. dollar equivalent of a portion of the foreign currency expenditure due to the fluctuation in the exchange rate between the U.S. dollar and Canadian dollar, referred to in this prospectus as "foreign currency hedge program." We use forward foreign exchange contracts and foreign exchange option contracts to partially mitigate foreign exchange variability. Under the foreign currency hedge program, losses or gains in our underlying foreign exchange exposure are partially offset by gains or losses on the forward foreign exchange contracts and foreign exchange option contracts, so as to reduce the magnitude of foreign exchange transaction gains or losses. Any hedging activities we undertake may not be successful in mitigating all of this risk.

Our effective income tax rate may vary.

        We expect that our effective income tax rate for 2005 may vary significantly from the statutory tax rate because (1) income tax benefits may be offset by an increase in the valuation allowance due to the uncertainty regarding the ability to utilize the benefits in the future, (2) the losses incurred in certain jurisdictions may not offset the tax expense in profitable jurisdictions, (3) there are differences between foreign and United States income tax rates and (4) many tax years are subject to audit by different tax jurisdictions, which audits may result in additional taxes payable.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our access to capital.

        We have completed our evaluation of the effectiveness of our internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act, which requires management's assessment of the effectiveness of our internal control over financial reporting as of the end of our most recent fiscal year. In performing such evaluation, management identified two material weaknesses in our internal control over financial reporting as of January 1, 2005. One material weakness identified is that we did not maintain an effective control environment over the financial reporting and income tax processes such that there were limitations in the capacity of the accounting and tax resources to identify and react in a timely manner to new accounting pronouncements and non-routine and complex business transactions, certain of which limitations were due to a lack of experienced personnel and turnover in accounting and corporate tax functions. The other material weakness identified is that we did not maintain an effective control environment at our operating locations that have resulted in us not achieving full awareness and consistent compliance with our policies and procedures which are designed to both prevent and detect misstatements at the location level. Accordingly, management concluded that we did not maintain effective internal control over financial reporting as of January 1, 2005. These factors, our inability to remediate the material weaknesses in a timely manner, or other future changes in internal controls could cause investors to lose confidence in the accuracy of our financial statements and could have a material adverse effect on our access to capital.

Risks Related to Our Industry

Declines in the number of deaths in our markets can cause a decrease in revenues. Changes in the number of deaths are not predictable from market to market or over the short term.

        Declines in the number of deaths could cause at-need sales of funeral and cemetery services, property and merchandise to decline, which could decrease revenues. Although the United States Bureau of the Census estimates that the number of deaths in the United States will increase through 2010, longer lifespans could reduce the rate of deaths. Changes in the number of deaths can vary among local markets and from quarter to quarter, and variations in the number of deaths in our markets or from quarter to quarter are not predictable.

The growth in the rate of cremations in North America may result in decreased revenue and gross margin.

        There is an increasing trend in North America toward cremation. According to the Cremation Association of North America, approximately 29% of all deaths in 2004 in the United States were followed by cremation. This figure has grown at approximately 1% annually since 1997 and is projected to continue to grow at a comparable rate over the next three to five years. Compared to traditional funeral services, cremations have historically generated higher gross profit percentages but lower overall revenues. A substantial increase in the rate of cremations performed by us could have a material adverse effect on our financial condition, results of operations and cash flows.

The funeral home and cemetery industry is highly regulated.

        Our operations are subject to regulation, supervision and licensing under numerous federal, state, provincial and local laws, ordinances and regulations, including extensive regulations concerning trust funds, pre-need sales of funeral and cemetery products and services, environmental matters and various other aspects of the business. The impact of these regulations varies depending on the location of funeral homes and cemeteries. Violations of applicable laws could result in fines or other sanctions to us.

        From time to time, federal, state, provincial and local regulatory agencies have considered and may enact additional legislation or regulations that could affect us by increasing costs and decreasing cash flows. For example, additional legislation or regulations requiring more liberal refund and cancellation policies for pre-need sales of products and services or prohibiting door-to-door or telephone solicitation of potential customer families could adversely impact sales, resulting in lower revenue. Similarly, additional legislation or regulations increasing trust requirements could reduce the amount of cash available to us for other purposes. Additional legislation or regulations prohibiting the common ownership of funeral homes and cemeteries in the same market could adversely impact both sales and costs and expenses in the affected markets. If adopted in the states or provinces in which we operate, additional legislation or regulations such as these could have a material adverse effect on our financial condition, results of operations and cash flows.

Funeral and cemetery businesses have high fixed costs.

        We incur many of the costs of operating and maintaining facilities, land and equipment regardless of the number of funeral services or interments performed. Because we cannot necessarily decrease these costs when we experience lower sales volumes, a decline in sales may cause margins, profits and cash flows to decline at a greater rate than a decline in revenue.

FORWARD-LOOKING STATEMENTS

        Certain statements contained in or incorporated by reference into this prospectus, including, but not limited to, information regarding the status and progress of our operating activities, the plans and objectives of our management, assumptions regarding our future performance and plans, and any financial guidance provided in this prospectus are forward-looking statements within the meaning of Section 27A(i) of the Securities Act and Section 21E(i) of the Securities Exchange Act of 1934, referred to in this prospectus as the "Exchange Act." The words "believe," "may," "will," "estimate," "continues," "anticipate," "intend," "expect" and similar expressions identify these forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are made subject to certain risks and uncertainties that could cause actual results to differ materially from those stated. Risks and uncertainties that could cause or contribute to such differences include, without limitation, those discussed elsewhere in this prospectus and particularly above under "Risk Factors."

        You should assume that the information appearing in or incorporated by reference into this prospectus is accurate only as of the date on the front cover of this prospectus or the date of the document incorporated by reference herein, as applicable, as our business, financial condition, results of operations or prospects may have changed since that date. Except as required by law, we undertake no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. All subsequent written and oral forward-looking statements attributable to us and persons acting on our behalf are qualified in their entirety by the cautionary statements contained in this section and elsewhere in this prospectus. You should carefully review the risks detailed under "Risk Factors" for a more complete discussion of the risk of an investment in the notes.

USE OF PROCEEDS

        We will not receive any cash proceeds for the issuance of the exchange notes. Because we are exchanging the exchange notes for the outstanding notes, which have substantially identical terms, the issuance of the exchange notes will not result in any increase in our indebtedness.

CAPITALIZATION

        The following table sets forth our consolidated cash and cash equivalents and capitalization as of March 26, 2005. This table should be read in conjunction with our unaudited interim consolidated financial statements and audited annual consolidated financial statements and related notes and other financial information included elsewhere in or incorporated by reference into this prospectus.

Unaudited As of March 26, 2005
(in millions)
Cash and cash equivalents	$16.9

Long-term debt (including current maturities):
Revolving credit facility	$—
Senior secured term loan B due in 2009	220.7
7 3/4% senior unsecured notes due in 2012	200.0
Promissory notes and capitalized obligations	11.3

Total debt	$432.0
Total stockholders' equity	$563.6

Total capitalization	$995.6

SELECTED CONSOLIDATED FINANCIAL AND OPERATING INFORMATION

        Alderwoods Group succeeded to substantially all of the assets and operations of Loewen Group on the effective date, and continues to operate the businesses previously conducted by the Loewen Companies. For financial reporting purposes, the effective date of the reorganization was December 31, 2001, because United States generally accepted accounting principles, referred to in this prospectus as "GAAP," require that the financial statements reflect fresh start reporting as of the confirmation date or as of a later date when all material conditions precedent to the plan of reorganization becoming binding are resolved.

        Certain consolidated financial and other information concerning our predecessor may be of limited interest to holders of notes and has been included in this prospectus. However, our consolidated financial and other information issued subsequent to the plan of reorganization implementation are not comparable with the consolidated financial information and other information issued by our predecessor prior to the plan of reorganization implementation due to:

  •
  the significant changes in our financial and legal structure;

  •
  the application of "fresh start" reporting as explained in Note 2 to our audited annual consolidated financial statements, as a result of the confirmation and implementation of the plan of reorganization;

  •
  changes in accounting policies, certain account classifications and fiscal accounting periods; and

  •
  the reclassification of assets held for sale as discontinued operations for our fiscal 2004, 2003 and 2002 years, without reclassifying fiscal years prior to 2002.

        Accordingly, the accompanying selected consolidated financial information should be reviewed with caution, and our predecessor's selected consolidated financial information should not be relied upon as being indicative of our future results or providing an accurate comparison of financial performance. A black line has been drawn to separate and distinguish between the consolidated financial information that relates to us and the audited consolidated financial information that relates to our predecessor.

        In January 2003, the Financial Accounting Standards Board issued FIN No. 46R. FIN No. 46R clarifies the application of Accounting Research Bulletin No. 51, "Consolidated Financial Statements," to enterprises that have a variable interest in variable interest entities, and is effective no later than the end of the first reporting period that ends after March 15, 2004.

        We elected to adopt FIN No. 46R at the beginning of our 2004 fiscal year on January 4, 2004. The adoption of FIN No. 46R resulted in the prospective consolidation in our balance sheet of approximately 600 funeral, cemetery merchandise and service, and perpetual care trusts, and several pooled investment funds created for such trusts, but did not change the legal relationships among these trusts, pooled investment funds, us and our holders of pre-need contracts. We do not consolidate certain funeral trusts for which we do not absorb a majority of their expected losses and, therefore, are not considered a primary beneficiary of these funeral trusts under FIN No. 46R. The adoption of FIN No. 46R has not materially impacted our stockholder's equity, net income or our consolidated statement of cash flows. For the impact of FIN No. 46R on our consolidated balance sheet, see Notes 3, 4, 5 and 6 to our audited annual consolidated financial statements.

        Set forth below is certain of our selected consolidated financial and operating information as of March 26, 2005 and March 27, 2004, for the 12 weeks ended March 26, 2005 and March 27, 2004, as of January 1, 2005, January 3, 2004, December 28, 2002 and December 31, 2001, and for the 52 weeks ended January 1, 2005, the 53 weeks ended January 3, 2004 and the 52 weeks ended December 28, 2002, and, for our predecessor, consolidated financial and operating information as of December 31, 2000 and for the years ended December 31, 2001 and 2000. The selected consolidated financial information set forth below is derived from our unaudited interim consolidated financial statements, our audited annual consolidated financial statements and our predecessor's respective audited annual consolidated financial statements for such periods, and should be read in conjunction with our unaudited interim consolidated financial statements and audited annual consolidated financial statements (including the notes thereto) included elsewhere in or incorporated by reference into this prospectus, as well as the discussion contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations."

						Predecessor
	Alderwoods Group
						Year Ended December 31,
			52 Weeks Ended January 1, 2005	53 Weeks Ended January 3, 2004	52 Weeks Ended December 28, 2002
	Unaudited 12 Weeks Ended March 26, 2005	Unaudited 12 Weeks Ended March 27, 2004
						2001(11)	2000(12)
	(in thousands, except per share amounts)					(in thousands, except per share amounts)
Consolidated Statements of Operations Information:
Revenue	$183,796	$176,834	$716,790	$720,281	$691,997	$836,401	$927,684
Gross margin(1)	36,301	34,808	124,810	143,944	126,347	181,239	262,023
Provision for goodwill impairment(2)	—	—	—	—	228,281	—	—
Provision for asset impairment(3)	(755)	1,988	1,922	4,395	563	180,658	116,937
Income (loss) from operations	26,413	21,122	71,670	83,268	(145,685)	(132,173)	17,469
Net income (loss) from continuing operations(4)	13,505	11,368	(3,793)	9,244	(223,496)	(87,160)	(57,345)
Basic net income (loss) per common share from continuing operations(5)	0.34	0.28	(0.09)	0.23	(5.60)	(1.29)	(0.89)
Diluted net income (loss) per common share from continuing operations	0.33	0.28	(0.09)	0.23	(5.60)	(1.29)	(0.89)
Aggregate dividends declared per share	—	—	—	—	—	—	—
Selected Ratios:
Ratios of earnings to fixed charges(6)	3.83	3.57	0.94	1.03	—	—	—
	Alderwoods Group						Predecessor
	Unaudited As of March 26, 2005	Unaudited As of March 27, 2004	As of January 1, 2005	As of January 3, 2004	As of December 28, 2002	As of December 31, 2001	As of December 31, 2000(12)
Balance Sheet Information:
Total assets(7)(8)	$2,312,980	$2,731,233	$2,372,428	$2,453,003	$2,553,650	$2,874,116	$3,878,044
Liabilities subject to compromise(9)	—	—	—	—	—	—	2,289,497
Total long-term debt including current maturities(9)(10)	431,981	614,338	463,640	630,852	756,141	831,227	73,542
Stockholders' equity (deficit)	563,586	553,456	555,912	544,893	523,402	739,352	(662,768)

(1)
For the 52 weeks ended January 1, 2005, the 53 weeks ended January 3, 2004 and the 52 weeks ended December 28, 2002, gross margin includes depreciation expense not included in the prior years.

(2)
See Note 16 to our audited annual consolidated financial statements.

(3)
Our predecessor's provision for asset impairment includes goodwill impairment as determined under the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of."

(4)
For our predecessor, represents loss before extraordinary gain, fresh start valuation adjustments and cumulative effect of accounting change.

(5)
For our predecessor, represents basic loss per share before extraordinary gain, fresh start valuation adjustments and cumulative effect of accounting change. Predecessor loss per share amounts are included herein, as required by GAAP. However, the common stockholders of our predecessor received no equity in Alderwoods Group upon reorganization.

(6)
The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. Earnings consist of income from continuing operations before income taxes, extraordinary gain, fresh start valuation adjustments and cumulative effect of accounting change; plus fixed charges (excluding capitalized interest); less dividends on preferred securities of subsidiary. Fixed charges consist of interest expense, whether expensed or capitalized, amortization of debt issue costs, dividends on preferred securities of subsidiary and one-quarter of rental expense, which we consider representative of the interest factor in rental expense. The 2000, 2001 and 2002 losses are not sufficient to cover fixed charges by a total of approximately $34.9 million, $59.2 million and $244.0 million, respectively, and therefore the ratio of earnings to fixed charges has not been computed.

(7)
We elected to adopt FIN No. 46R at the beginning of our 2004 fiscal year on January 4, 2004. The adoption of FIN No. 46R resulted in the consolidation in our balance sheet of the funeral, cemetery merchandise and service, and perpetual care trusts, and several pooled investment funds created for such trusts, but did not change the legal relationships among these trusts, pooled investment funds, us and our holders of pre-need contracts. We do not consolidate certain funeral trusts for which we do not absorb a majority of our expected losses and, therefore, are not considered a primary beneficiary of these funeral trusts under FIN No. 46R. The adoption of FIN No. 46R has not materially impacted our stockholders' equity, net income or our consolidated statement of cash flows. Amounts and balances prior to January 4, 2004 have not been restated to reflect the adoption of FIN No. 46R. See Notes 3, 4, 5 and 6 to our audited annual consolidated financial statements.

(8)
We changed our accounting policy on accounting for insurance funded pre-need funeral contracts as of January 4, 2004, as we concluded that our insurance funded pre-need funeral contracts are not assets and liabilities as defined by Statement of Financial Accounting Concepts No. 6, "Elements in Financial Statements." Accordingly, we retroactively removed from our consolidated balance sheet amounts relating to insurance funded pre-need funeral contracts previously included in pre-need funeral contracts with an equal and offsetting amount in deferred pre-need funeral contract revenue. The removal of insurance funded pre-need funeral contracts did not have any impact on our results of operations, consolidated stockholders' equity or consolidated statement of cash flows. See Note 3 to our audited annual consolidated financial statements.

(9)
For our predecessor, under-secured and unsecured debt obligations (including the 9.45% cumulative monthly income preferred securities, Series A issued by Loewen Group Capital, L.P.) were reclassified to liabilities subject to compromise for 2000, as a result of filings under Chapter 11 of the United States Bankruptcy Code, referred to in this prospectus as "Chapter 11," and the Companies' Creditors Arrangement Act, referred to in this prospectus as the "CCAA."

(10)
For our predecessor, total long-term debt comprises long-term debt which is not subject to compromise, including the current maturities of long-term debt.

(11)
The financial results of our predecessor for the year ended December 31, 2001 include $87 million of pre-tax charges representing reorganization costs. The 2001 results exclude $133 million of contractual interest expense applicable to certain pre-petition date debt obligations, which were subject to compromise as a result of the Chapter 11 and CCAA filings.

(12)
The financial results of our predecessor for the year ended December 31, 2000 include $46 million of pre-tax charges representing reorganization costs. The 2000 results exclude $154 million of contractual interest expense applicable to certain pre-petition date debt obligations, which were subject to compromise as a result of the Chapter 11 and CCAA filings.

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

        We are the second largest operator of funeral homes and cemeteries in North America based on total revenue and number of locations. As of March 26, 2005, we operated 645 funeral homes, 76 cemeteries and 63 combination funeral homes and cemeteries throughout North America. As of January 1, 2005, we operated 648 funeral homes, 79 cemeteries and 63 combination funeral homes and cemeteries throughout North America.

        We are a holding company owning, directly or indirectly, the capital stock of approximately 212 subsidiaries through which the funeral, cemetery and insurance businesses are operated.

        We provide services and products through three business segments:

  •
  Funeral Operations.  Our funeral operations encompass making funeral and cremation arrangements on an at-need or pre-need basis, including the collection of remains, registration of death, professional embalming, use of funeral home facilities, sale of caskets and other merchandise and transportation to a place of worship, funeral chapel, cemetery or crematorium. Our funeral operations generally experience higher volumes in the winter months, primarily due to higher incidents of deaths, as a result of illnesses brought on by cold weather.

  •
  Cemetery Operations.  Our cemetery operations assist families in making burial arrangements and offer a complete line of cemetery products (including a selection of burial spaces, burial vaults, lawn crypts, caskets, memorials, niches and mausoleum crypts), the opening and closing of graves and cremation services.

  •
  Insurance Operations.  We operate several insurance subsidiaries licensed in a total of 35 states. These insurance subsidiaries sell a variety of insurance products, primarily for the funding of pre-need funerals.

Recent Accounting Standards

        We elected to adopt FIN No. 46R at the beginning of our 2004 fiscal year on January 4, 2004. The adoption of FIN No. 46R resulted in the prospective consolidation in our balance sheet of approximately 600 funeral, cemetery merchandise and service, and perpetual care trusts, and several pooled investment funds created for such trusts, but did not change the legal relationships among these trusts, pooled investments funds, us and our holders of pre-need contracts. We do not consolidate certain funeral trusts for which we do not absorb a majority of their expected losses and, therefore, are not considered a primary beneficiary of these funeral trusts under FIN No. 46R. The adoption of FIN No. 46R has not materially impacted our stockholders' equity, net income or our consolidated statement of cash flows. For the impact of FIN No. 46R on our consolidated balance sheet, see Notes 3, 4, 5 and 6 to our audited annual consolidated financial statements.

        For other recent accounting standards, see Note 2 to our unaudited interim consolidated financial statements and Note 3 to our audited annual consolidated financial statements.

Overview of Critical Accounting Policies

        Our unaudited interim consolidated financial statements and audited annual consolidated financial statements are prepared in accordance with GAAP, which require management to make estimates and assumptions (see Note 2 to our unaudited interim consolidated financial statements and Note 3 to our audited annual consolidated financial statements) that impact all of our business segments. Management believes that, of the significant accounting policies described in Note 2 to our unaudited interim consolidated financial statements and Note 3 to our audited annual consolidated financial statements, the following are the most important to the representation of our financial position, results of operations and cash flows. These require management's most difficult, subjective and complex judgment efforts. All of these critical accounting policies have been discussed and reviewed with our audit committee. While we believe that our assumptions and estimates have been reasonable and appropriate, different assumptions and estimates could materially impact our reported financial results. There have been no changes to our critical accounting policies in the 12 weeks ended March 26, 2005.

Collectibility of Customer Receivables

        Management must make estimates of the allowance for uncollectible amounts of customer receivables arising from at-need funeral services. We estimate this allowance based primarily on historical experience of collections and write-offs, as well as other analytical procedures, such as assessment of the change in the aging of receivables. We have historically estimated the allowance for uncollectible amounts at 1.2% to 1.4% of funeral revenue, and actual experience in 2004 and 2003 indicated uncollected receivables written off to be within this range. To the extent that future collection experience differs from historical rates, we may adjust our allowance for uncollectible amounts and record equivalent reduced or additional funeral expense.

        Management must make estimates of the allowance for contract cancellations and refunds of customer receivables arising from pre-need funeral contracts. However, any change to the estimated rate or balance would be offset by a corresponding adjustment in the allowance for contract cancellations and refunds against deferred pre-need funeral revenue. There would be no impact on net income or cash flows. Accordingly, such allowance for contract cancellations and refunds is not considered a critical accounting policy.

        Management must make estimates of the allowance for contract cancellations and refunds arising from pre-need cemetery contracts. Pre-need cemetery contracts may contain both pre-need cemetery interment rights and pre-need cemetery merchandise and services. As pre-need cemetery interment rights are recognized in income when sold, an estimate of the related uncollectible amounts is charged to income. The estimate of the allowance for contract cancellations and refunds related to the pre-need cemetery merchandise and service portion of the contracts is offset with a corresponding adjustment in the allowance for contract cancellations and refunds against deferred pre-need cemetery revenue.

        Estimates of the allowance for contract cancellations and refunds arising from pre-need cemetery contracts are based primarily on historical experience of collections and write-offs, as well as other analytical procedures, such as assessment of the change in the aging of receivables. We have estimated the allowance for contract cancellations and refunds of current sales of pre-need cemetery contracts at 5% to 10% of pre-need cemetery sales. Our experience has not indicated any change to this rate is necessary. To the extent that future collection experience differs from this estimate, a 1% change in the rate of the estimated allowance for contract cancellations and refunds of pre-need cemetery interment rights would affect income by approximately $0.9 million.

        Our customer receivables arising from pre-need cemetery contracts includes receivables with balances outstanding entered into by our predecessor. During our predecessor's reorganization proceedings, it began to change the pre-need cemetery contract terms to include larger mandatory down payments and shorter contract maturities. We estimated the allowance for contract cancellations and refunds using the best information available at December 31, 2001.

        During 2002 and 2003, our focused collection efforts resulted in higher collections than anticipated on the pre-emergence receivables. As a result of the improvement in actual collections, we reversed $3.9 million of the allowance for contract cancellations and refunds on receivables arising from pre-need cemetery interment rights during the 53 weeks ended January 3, 2004. As of January 1, 2005, we had approximately $11.8 million (2003—$20.8 million) of pre-emergence customer receivables remaining, of which an allowance for contract cancellations and refunds of $7.5 million (2003—

$11.2 million) had been established. Due to the significant number of estimates and projections utilized in determining an expected rate of uncollectible receivables, actual results of collections could be materially different from these estimates.

        Changes in customer circumstances outside of our control may also impact the collectibility of customer receivables.

Valuation of Long-Lived Assets

        During 2002, 2003 and 2004, we engaged in a strategic market rationalization assessment to dispose of funeral and cemetery operating locations that did not fit into our market or business strategies, as well as under-performing locations and excess cemetery land. Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," referred to in this prospectus as "FAS No. 144" requires that long-lived assets to be disposed of are to be recorded at the lower of carrying amount or fair market value, less estimated costs to sell. We determine the fair market value of our discontinued operations by specific offer or bid, or an estimate based on comparable sales transactions. Such offers or bids are outside of our control.

        The estimated fair market values may change due to offers or bids changing as a result of continued negotiations with buyers or bids or offers being different than management estimates based on previous comparable sales transactions. Such changes in fair market values will be reflected by recording corresponding impairment charges or reversals of previous impairment charges.

        In many cases, we receive offers or bids for groups of operating locations. The evaluation for possible impairment aggregates the carrying amounts of the relevant operating locations and compares this against the corresponding offer or bid. It is possible that although the aggregate expected proceeds may not change, the group of locations comprising the various bids or offers may change such that a subsequent impairment evaluation may consider the operating locations grouped differently. As a result, we may record additional impairment on some of the changed groups while other changed groups may result in deferred gains (estimated proceeds are greater than the carrying amount).

        We may also decide to remove an operating location from those held for sale or add another location to those held for sale based on further analysis of the potential sale proceeds to be realized or the location's impact on our business strategy. Such additions or removals may result in an impairment charge, or reversal of previous impairment charges.

        As of March 26, 2005, we had 17 funeral, three cemetery and four combination locations for disposal. Changes to the carrying amounts or estimated net proceeds may result in impairment charges or reversals or gains or losses upon final sale. Subsequent to March 26, 2005, we completed the sale of all the above locations aside from one cemetery location.

        The identification of cemetery and funeral operating locations that do not fit into our market or business strategies, as well as under-performing locations and excess cemetery land, is complete. We will, on a smaller scale and over time, continue to assess our portfolio of funeral and cemetery locations to ensure they continue to fit in our strategy.

Valuation of Goodwill

        Goodwill of the funeral reporting unit is not amortized. It is tested annually, as well as on the occurrence of certain significant events, as prescribed by relevant accounting requirements, to determine whether or not the carrying value has been impaired. Such testing entails determining an estimated fair value of goodwill, referred to in this prospectus as "implied goodwill," for comparison to the carrying amount of goodwill, to assess whether or not impairment has occurred. Impairment occurs when the estimated fair value of goodwill associated with the funeral reporting unit is less than the respective carrying amount of such goodwill, resulting in a write down to the estimated fair value of goodwill. Determination of the estimated fair value of goodwill entails determining the estimated fair value of the funeral reporting unit in total, and allocating such value to the estimated fair value of the assets and liabilities of the funeral reporting unit, in a method similar to purchase accounting. The determination of the estimated fair value of the funeral reporting unit involves many complex assumptions, including underlying cash flow projections, estimated discount rates and residual values.

        While we believe that our assumptions and estimates have been reasonable and appropriate, different assumptions and estimates could materially impact our reported financial results. Our assessment as of October 4, 2003, determined that the estimated fair value of the funeral reporting unit exceeded its carrying value. We carried forward the 2003 goodwill valuation to 2004, as there were no significant changes in the key parameters used in the valuation exercise and no significant change in our overall operations from 2003 to 2004.

        The discount rate used for the analysis as of October 4, 2003, was determined based on assumptions regarding the current interest rate environment and desired capital structure. If the discount rate had been estimated at 0.5% higher, the estimated fair value of the funeral reporting business unit would have been approximately $50 million lower, and the fair value of the funeral reporting unit would have been equal to its carrying value. The estimated cash flows used for the analysis as of October 4, 2003, were determined based on our projections. If the annual cash flows were reduced by 3% and the discount rate left unchanged, the estimated fair value of the funeral reporting unit would have been approximately $50 million lower and the fair value of the funeral reporting unit would have been equal to its carrying value. Our valuation of the funeral reporting unit was prepared with the assistance of independent advisors.

        We recorded a $228.1 million provision for goodwill impairment for the 52 weeks ended December 28, 2002, as we experienced a reduction in the projected financial results used in the valuation of the funeral reporting unit compared to those used during the reorganization process and the determination of reorganization value as at December 31, 2001.

Accounting for Income Taxes

        We must estimate income taxes for our business segments in each of the jurisdictions in which such business segments operate. This involves estimating actual current tax expense, assessing temporary differences resulting from different treatment of various assets and liabilities for book and tax purposes, such as depreciation, and evaluating potential tax exposures based on current relevant facts and circumstances.

        The determination of temporary differences associated with assets and liabilities results in deferred tax assets or liabilities, which are recorded in our consolidated financial statements. We then assess the likelihood that we will recover or realize our deferred tax assets from expected future taxable income and, to the extent that recovery is not considered to be "more likely than not," establish a corresponding valuation allowance. In general, to the extent that a valuation allowance increases or decreases in a period, it will be included as an expense or recovery within the tax provision for such period. If the relevant valuation allowance was established upon emergence from bankruptcy, any decrease as a result of the utilization of benefits must reduce goodwill and, if insufficient goodwill exists, be credited to additional paid-in capital. The majority of our valuation allowances were established upon emergence from bankruptcy.

        Significant management judgment is required in determining the valuation allowance or change therein. We established a valuation allowance against substantially all of our net federal deferred tax assets, excluding those of our insurance operations, upon emergence from bankruptcy as we did not have sufficient history of income to support realization of the net deferred tax assets. The valuation allowance is subject to change due to matters such as timing and manner of reversals of deferred tax liabilities, sales of operations and future actual income or losses. We have not assumed future accounting income for purposes of assessing our valuation allowance.

        To the extent that the provision for income taxes increases or decreases by 1% of income from continuing operations before income taxes, consolidated income from continuing operations would have declined or improved by less than $0.1 million in the 52 weeks ended January 1, 2005.

Liabilities for Future Policy Benefits

        We calculate and maintain liabilities for insurance future policy benefits for the estimated future payment of claims to policyholders based on actuarial assumptions, such as mortality (life expectancy), persistency and interest rates. The assumptions used are based on best estimates of future experience at the time the policies are issued (or, if applicable, on the date fresh start accounting was implemented) with an adjustment for the risk of adverse deviation. Once established, assumptions are generally not changed.

        Our estimates of mortality and persistency are based on both our and industry historical experience. We have estimated an assumed weighted average investment yield of 4.1%. For the 52 weeks ended January 1, 2005, we achieved an investment yield of 5.0%. Because the liabilities are based on extensive estimates, assumptions and historical experience, it is possible that actual experience may differ materially from that resulting from actuarial assumptions. However, the risk of a material change in assumptions causing a material impact to our financial position and results of operations is mitigated by the type and small dollar nature of the policies. The pre-need insurance products have discretionary growth that accrues to the policy holder, and to the extent investment returns are significantly below those assumed, we have the ability to reduce the future policy growth.

        Annually, we evaluate the collective adequacy of our insurance policy liabilities by determining whether the insurance premiums expected to be collected over the life of the insurance contracts are sufficient to recover the current unamortized balance in deferred acquisition costs, as well as to provide for expected future benefits and expense, based on current assumptions. If the recoverability tests indicate a deficiency in the ability to pay all future benefits and expenses, including the deferred acquisition costs, the loss is recognized and charged to expense as an adjustment to the current year's deferred acquisition costs balance, or if the loss is greater than the deferred acquisition costs balance, by an increase in its liabilities for future policy benefits. Our recoverability tests have indicated no deficiency in our reserves during the past three years.

Basis of Presentation

        Our fiscal year ends the Saturday nearest to December 31 in each year (whether before or after such date).

        Our first and second fiscal quarters each consist of 12 weeks and our third fiscal quarter consists of 16 weeks. Our fourth fiscal quarter will typically consist of 12 weeks, but this period may be altered, if necessary, in order to cause the fourth fiscal quarter to end on the same day as the fiscal year. As a result of this, our fourth fiscal quarter will consist of 13 weeks in certain years. In fiscal 2004, 2003 and 2002, the fourth quarter consisted of 12, 13 and 12 weeks, respectively.

        The following discussion should be read in conjunction with, and is qualified in its entirety by reference to, our unaudited interim consolidated financial statements and audited annual consolidated financial statements and the notes to those statements that appear elsewhere in or are incorporated by reference into this prospectus.

Results of Operations

        Detailed below are our operating results for the 12 weeks ended March 26, 2005, the 12 weeks ended March 27, 2004, the 52 weeks ended January 1, 2005, the 53 weeks ended January 3, 2004 and the 52 weeks ended December 28, 2002. The operating results are expressed in dollar amounts as well as relevant percentages, presented as a percentage of revenue.

        The following provides a detailed discussion of continuing operations, which consist of those businesses we owned and operated both for the entire current and prior fiscal quarters or years, as applicable, and that we plan to retain, and those businesses that have been opened during either the current or prior fiscal years and that we plan to retain.

        Our operations comprise three businesses: funeral homes, cemeteries and insurance. Additional segment information is provided in Note 7 of our unaudited interim consolidated financial statements and Note 17 of our audited annual consolidated financial statements.

12 Weeks Ended March 26, 2005 Compared to the 12 Weeks Ended March 27, 2004

	12 Weeks Ended
	March 26, 2005	March 27, 2004	March 26, 2005	March 27, 2004
	(dollars in millions)		(percentages)
Revenue
Funeral	$124.0	$121.9	67.5%	68.9%
Cemetery	38.2	36.5	20.8	20.7
Insurance	21.6	18.4	11.7	10.4

Total	$183.8	$176.8	100.0	100.0

Gross margin
Funeral	$29.9	$28.9	24.1	23.7
Cemetery	5.1	5.0	13.4	13.8
Insurance	1.3	0.9	5.9	4.9

Total	36.3	34.8	19.8	19.7

Expenses
General and administrative	10.6	11.7	5.8	6.6
Provision for asset impairment	(0.7)	2.0	(0.4)	1.1

Income from operations	26.4	21.1	14.4	11.9
Interest on long-term debt and refinancing costs	7.5	5.3	4.1	3.0
Other expense (income), net	(5.8)	(1.1)	(3.1)	(0.6)

Income before income taxes	24.7	16.9	13.4	9.6
Income taxes	11.2	5.6	6.1	3.2

Net income from continuing operations	13.5	11.3	7.3	6.4
Loss from discontinued operations, net of tax	(0.4)	(6.5)	(0.2)	(3.7)

Net income	$13.1	$4.8	7.1	2.7

        Other information for the 12 weeks ended March 26, 2005, and the 12 weeks ended March 27, 2004, is summarized in the following table:

Continuing Operations:	March 26, 2005	March 27, 2004	Increase (decrease)
			(amount)	(percentages)
Funeral—Other Information
Number of funeral services performed	30,042	30,437	(395)	(1.3)
Number of same site funeral services performed	29,917	30,386	(469)	(1.5)
Average revenue per funeral service	$4,128	$4,006	$122	3.0
Same site average revenue per funeral service	$4,129	$4,002	$127	3.2
Pre-need funeral contracts written (in millions)	$43.2	$40.3	$2.9	7.2
Pre-need funeral conversion (percentages)	27%	27%	—	—
Cemetery—Other Information
Number of cemetery interments	11,470	12,150	(680)	(5.6)
Pre-need cemetery contracts written (in millions)	$20.9	$18.2	$2.7	15.3

        Continuing Operations.    Consolidated revenue of $183.8 million for the 12 weeks ended March 26, 2005, increased by $7.0 million, or 3.9%, compared to the corresponding period in 2004, reflecting increases in all business segment revenues. Consolidated gross margin as a percentage of revenue increased to 19.8% for the 12 weeks ended March 26, 2005, from 19.7% for the corresponding period in 2004.

        Funeral revenue of $124.0 million for the 12 weeks ended March 26, 2005, increased by $2.1 million, compared to $121.9 million for the corresponding period in 2004, primarily as a result of an increase of $122, or 3.0%, in average revenue per funeral service performed, partially offset by a decrease in the number of funeral services performed. The number of funeral services performed during the 12 weeks ended March 26, 2005 decreased by 1.3% from the corresponding period in 2004. The increase in average revenue per funeral service performed was achieved through adjusting the pricing and mix of merchandise and services offered to customer families that were designed both to meet customer family needs and to increase average revenues.

        On a same site basis funeral revenue was $123.5 million for the 12 weeks ended March 26, 2005, an increase of $1.9 million compared to $121.6 million for the corresponding period in 2004, primarily as a result of an increase of $127, or 3.2%, in average revenue per funeral service performed partially offset by a decrease of 1.5% in the number of funeral services performed from the corresponding period in 2004.

        The number of cremation services performed as a percentage of total services performed increased to 36% for the 12 weeks ended March 26, 2005, compared to 35% for the corresponding period in 2004, consistent with national trends. The number of cremation services performed may impact funeral revenue, as the average revenue per cremation service is typically lower than the average revenue for a traditional funeral service.

        Funeral gross margin as a percentage of revenue increased to 24.1% for the 12 weeks ended March 26, 2005, compared to 23.7% for the corresponding period in 2004. The increase in gross margin was primarily due to the increase in funeral revenue. Due to the fixed nature of funeral costs over the short term, we believe that the amount of funeral revenue can be increased without incurring significantly higher funeral costs, which could favorably impact funeral gross margins.

        Pre-need funeral contracts written for the 12 weeks ended March 26, 2005, were $43.2 million, compared to $40.2 million for the corresponding period in 2004. We are continuing our program to increase pre-need sales. For the 12 weeks ended March 26, 2005, and for the corresponding period in

2004, 27% of the funeral services performed were derived from backlog. We manage the cash impact of our pre-need funeral sales program primarily by offsetting direct costs, including commissions paid to counselors, with either general agency commissions received from third party and related insurance companies or amounts not required to be trusted. Pre-need funeral sales are important, because over time, they build the foundation for future funeral revenue and generate positive cash flow when the funeral service is performed.

        Cemetery revenue of $38.2 million for the 12 weeks ended March 26, 2005, was $1.7 million, or 4.7%, higher than cemetery revenue for the corresponding period in 2004, primarily due to higher pre-need space sales and a reduction of $0.7 million in the allowance for cancellation of related customer receivables as a result of analysis of improving collection trends. This reduction in allowance was recorded in cemetery revenue.

        Cemetery gross margin as a percentage of revenue decreased slightly to 13.4% for the 12 weeks ended March 26, 2005, compared to 13.8% for the corresponding period in 2004, primarily due to a $0.3 million decline in the income on its perpetual care trusts.

        Pre-need cemetery contracts written for the 12 weeks ended March 26, 2005, were $20.9 million, compared to $18.2 million for the corresponding period in 2004. The increase in pre-need cemetery contracts written was primarily due to higher sales of cemetery spaces as our sales force initiatives take effect. Pre-need cemetery sales may initially decrease cash flows if the amount of cash initially collected is insufficient to cover the amount required to be trusted, sales commissions and other direct costs paid out. However, this cash flow impact is not significant, as we set minimum down payments, maximum terms and sales commission rates to maximize cash flow. We believe that pre-need cemetery sales are important, because over time, they generate positive cash flow and build the foundation for future cemetery revenue.

        Insurance revenue for the 12 weeks ended March 26, 2005, increased $3.2 million, or 17.4%, compared to the corresponding period in 2004, primarily due to increases in premiums of $3.0 million. Insurance premium revenue is dependent on the level of pre-need funeral contracts written over time that are funded by our insurance subsidiary. Insurance production represents the insurance segment's participation in our pre-need funeral contracts and for the 12 weeks ended March 26, 2005 was $30.4 million compared to $25.3 million for corresponding period in 2004. Insurance gross margin as a percentage of revenue increased to 5.9% for the 12 weeks ended March 26, 2005, compared to 4.9% for the corresponding period in 2004, primarily due to the revenue increase being at a rate higher than that of the cost increase. We expect the insurance gross margin percentage to grow modestly over the near term.

        Interest expense on long-term debt for the 12 weeks ended March 26, 2005, was $7.5 million, reflecting the effect of principal repayments and lower interest rates compared to the corresponding period in 2004. Interest expense on long-term debt for the 12 weeks ended March 27, 2004 included a credit of $7.2 million from the unamortized premium upon the early retirement of our 12 1/4% convertible subordinated notes due in 2012, as detailed in the following table:

	12 weeks ended
	March 26, 2005	March 27, 2004
	(in millions)
Tender premium on the repurchase of the 12 1/4% senior unsecured notes due in 2009	$0.3	$—
Amortization of debt issue costs	0.6	0.6
Unamortized premium credited to interest expense on 12 1/4% convertible subordinated notes due in 2012 that were fully retired	—	(7.2)
Interest on long-term debt	6.6	12.9
Allocation of interest to discontinued operations	—	(1.0)

Interest on long-term debt	$7.5	$5.3

        Our general and administrative expenses for the 12 weeks ended March 26, 2005, were $10.6 million, or 5.8% of consolidated revenue, compared to $11.7 million, or 6.6% of consolidated revenue for the corresponding period in 2004, primarily from a $0.9 million reduction of an accrual on the settlement of a legal matter relating to a trustee fee dispute.

        Income tax expense for the 12 weeks ended March 26, 2005, was $11.2 million compared to $5.6 million for the corresponding period in 2004. The effective rate of tax was 45.3% for the 12 weeks ended March 26, 2005, compared to 33.0% for the 12 weeks ended March 27, 2004. The effective tax rate varied from the statutory tax rate for the 12 weeks ended March 26, 2005, because in certain jurisdictions there was an increase in the valuation allowance for which realization of the associated deferred tax benefit was not considered more likely than not and losses incurred in certain jurisdictions may not offset the income in profitable jurisdictions. Our effective tax rate for the 12 weeks ended March 27, 2004, varied from the statutory tax rate as a result of the favorable settlement of an income tax audit of $0.5 million and the impact of state and foreign income taxes. Future income and losses may require us to record a change in the valuation allowance of tax assets that were taken into account in determining the net amount of liability for deferred income taxes recorded on our balance sheet at March 26, 2005. If this occurs, any resulting increase in the valuation allowance would generally be treated as an additional income tax expense in the period in which it arises, while any resulting decrease reflecting realization of the benefits of tax assets that had a corresponding valuation allowance established on January 2, 2002, would be treated as a reduction of goodwill established on January 2, 2002, with any excess over the value assigned to such goodwill recognized as a capital transaction.

        At December 31, 2001, we had accrued $57.1 million of reorganization costs related to costs incurred during our predecessor's reorganization, as well as costs incurred in connection with the actual emergence and various related activities. As of March 26, 2005, the balance of $11.0 million of reorganization costs, primarily consisting of accruals for a trustee fee dispute and legal fee reimbursements, has been included in accounts payable and accrued liabilities. Subsequent to March 26, 2005, we resolved the outstanding trustee fee dispute and reduced its accrual for reorganizational cost by $0.9 million.

        Discontinued Operations.    Over the previous three fiscal years, we engaged in a strategic market rationalization assessment to dispose of cemetery and funeral operating locations that did not fit our market or business strategies, as well as under-performing locations and excess cemetery land. The identification of business operations for disposal is complete. We will, on a smaller scale and over time, continue to assess our portfolio of funeral and cemetery locations to ensure they continue to fit in our strategy. Once a property is added to the disposal list, we expect to receive a firm purchase commitment within one year. As of March 26, 2005, we had 17 funeral, three cemetery and four combination locations, which had not been sold within one year of being added to the disposal list. Subsequent to March 26, 2005, we completed the sale of all the above locations aside from one cemetery.

        We have classified all the locations identified for disposal as assets held for sale in the consolidated balance sheets and recorded any related operating results, long-lived asset impairment provisions, and gains or losses recorded on disposition as income from discontinued operations. Depreciation and amortization is not recorded once an asset has been identified as held for sale. We have also reclassified the prior fiscal periods to reflect any comparative amounts on a similar basis. All discontinued operations financial information presented under the insurance segment relate to Security Plan Life Insurance Company.

        During the 12 weeks ended March 26, 2005, we closed four funeral locations and sold one funeral and three cemetery locations for gross proceeds of $1.2 million.

52 Weeks Ended January 1, 2005 Compared to 53 Weeks Ended January 3, 2004

	52 Weeks Ended January 1, 2005	53 Weeks Ended January 3, 2004	52 Weeks Ended January 1, 2005	53 Weeks Ended January 3, 2004
	(in millions)		(percentages)
Revenue
Funeral	$473.0	$491.6	66.0%	68.2%
Cemetery	163.7	167.6	22.8	23.3
Insurance	80.1	61.1	11.2	8.5

Total	$716.8	$720.3	100.0	100.0

Gross margin
Funeral	$96.3	$113.4	20.4	23.1
Cemetery	23.8	28.8	14.5	17.2
Insurance	4.7	1.7	5.9	2.9

Total	124.8	143.9	17.4	20.0

Expenses
General and administrative	51.2	56.3	7.1	7.8
Provision for asset impairment	1.9	4.4	0.3	0.6

Income from operations	71.7	83.2	10.0	11.6
Interest on long-term debt and refinancing costs	78.1	76.5	10.9	10.6
Other expense (income), net	(1.2)	4.0	(0.2)	0.6

Income (loss) before income taxes	(5.2)	2.7	(0.7)	0.4
Income taxes	(1.4)	(6.5)	(0.2)	(0.9)

Net income (loss) from continuing operations	(3.8)	9.2	(0.5)	1.3
Income from discontinued operations, net of tax	13.1	1.6	1.8	0.2

Net income	$9.3	$10.8	1.3%	1.5%

        Other information for the 52 weeks ended January 1, 2005, and 53 weeks ended January 3, 2004, is summarized in the following table. The impact of the 53rd week for the 53 weeks ended January 3, 2004, was estimated by calculating the weekly average of the 13 weeks ended January 3, 2004. We believe the discussion below regarding the impact of the 53rd week facilitates direct comparability of fiscal year results.

Continuing Operations:	January 1, 2005	January 3, 2004	Increase (decrease)
			(amount)	(percentages)
Funeral—Other Information
Number of funeral services performed	117,525	124,798	—	—
Estimated impact of the 53rd week on the number of funeral services performed	—	(2,421)	—	—
Number of funeral services performed adjusted for the impact of the 53rd week	117,525	122,377	(4,852)	(4.0)%
Average revenue per funeral service	$4,024	$3,939	$85	2.2%
Pre-need funeral contracts written (in millions)	$179.5	$164.8	—	—
Estimated impact of the 53rd week on pre-need funeral contracts written (in millions)	—	$(3.0)	—	—
Pre-need funeral contracts written adjusted for the impact of the 53rd week (in millions)	$179.5	$161.8	$17.7	11.0%
Pre-need funeral conversion (percentages)	26%	26%	—	—
Cemetery—Other Information
Pre-need cemetery contracts written (in millions)	$86.8	$82.9	—	—
Estimated impact of the 53rd week on pre-need cemetery contracts written (in millions)	—	$(1.7)	—	—
Pre-need cemetery contracts written adjusted for the impact of the 53rd week (in millions)	$86.8	$81.2	$5.6	6.9%
Number of cemetery interments	46,272	47,693	—	—
Estimated impact of the 53rd week on the number of cemetery interments	—	(909)	—	—
Number of cemetery interments adjusted for the impact of the 53rd week	46,272	46,784	(512)	(1.1)%

        Continuing Operations.    As there were no material acquisitions or construction of new locations in 2004 and 2003, results from continuing operations reflect those of "same site" locations.

        Consolidated revenue of $716.8 million for the 52 weeks ended January 1, 2005, decreased by $3.5 million, or 0.5%, compared to $720.3 million for the 53 weeks ended January 3, 2004. After adjusting for an estimated impact of $14.4 million due to the additional fifty-third week in fiscal 2003 over fiscal 2004, consolidated revenue increased by $10.9 million. This increase is primarily due to a $20.1 million increase in insurance revenue, partially offset by an $8.9 million and $0.3 million decrease in funeral and cemetery revenue, respectively. Consolidated gross margin as a percentage of revenue decreased to 17.4% for the 52 weeks ended January 1, 2005, from 20.0% in 2003.

        Funeral revenue of $473.0 million for the 52 weeks ended January 1, 2005, decreased by $18.6 million, compared to $491.6 million in 2003, partially as a result of an estimated decrease of $9.7 million due to the additional fifty-third week in 2003 over 2004. After adjusting for the estimated effect of the fifty-third week, funeral revenue decreased by $8.9 million, primarily as a result of a decrease of 4,852, or 4.0%, in the number of funeral services performed, partially offset by an increase of $85, or 2.2%, in average revenue per funeral service performed. The increase in average revenue per funeral service performed was the result of our continuing efforts to adjust our mix of merchandise and services.

        The number of cremation services performed as a percentage of total services performed increased to 35% for the 52 weeks ended January 1, 2005, compared to 34% for 2003, consistent with national trends. The number of cremation services performed may impact funeral revenue, as the average revenue per cremation service is typically lower than the average revenue for traditional funeral services.

        Funeral gross margin as a percentage of revenue decreased to 20.4% for the 52 weeks ended January 1, 2005, compared to 23.1% in 2003. The decrease in gross margin was primarily due to the decrease in funeral revenue and increases in cost of goods sold, wages and facilities costs, partially offset by decreases in operating costs and selling expenses. Due to the fixed nature of funeral costs over the short term, we believe that decreases in funeral revenue will not result in a corresponding decrease in funeral costs and will negatively impact funeral gross margins.

        Pre-need funeral contracts written for the 52 weeks ended January 1, 2005, were $179.5 million. After adjusting for the estimated effect of the fifty-third week, pre-need funeral contracts written for the 53 weeks ended January 3, 2004, were $161.8 million. We are continuing our program to increase pre-need sales. For both the 52 weeks ended January 1, 2005, and 53 weeks ended January 3, 2004, 26% of funeral volume was derived from backlog. We manage the cash impact of our pre-need funeral sales program primarily by offsetting direct costs, including commissions paid to counselors, with either general agency commissions received from third party and related insurance companies or amounts not required to be trusted. Pre-need funeral sales are important, because over time, they build the foundation for future funeral revenue and generate positive cash flow when the funeral service is performed.

        Cemetery revenue of $163.7 million for the 52 weeks ended January 1, 2005, was $3.8 million, or 2.3%, lower than cemetery revenue in 2003, primarily due to the following:

  (a)
  An estimated increase of $3.5 million due to the additional fifty-third week in 2003 over 2004. After adjusting for the estimated effect of the fifty-third week, cemetery revenue of $163.7 million for the 52 weeks ended January 1, 2005, was $0.3 million, or 0.2%, lower than cemetery revenue for the corresponding period in 2003.

  (b)
  The increase in cemetery at-need service revenue during the 52 weeks ended January 1, 2005, compared to the corresponding period in 2003, was partially offset by a decrease in other cemetery revenue. Other cemetery revenue for the 52 weeks ended January 1, 2005, decreased compared to 2003, because we revised our estimates of accrued perpetual care liabilities and recorded a one-time $3.9 million increase in other cemetery revenue for the 53 weeks ended January 3, 2004. The one-time $3.9 million adjustment to increase other cemetery revenue was necessary, because in 2001, in response to a state regulator inquiry, we determined that we had not properly calculated the amount to be trusted for endowment care on the sale of plots. Endowment care is recorded as a reduction in other cemetery revenue, as amounts trusted are never available to us in the future. To properly recalculate the appropriate perpetual care liability and its corresponding effect on other cemetery revenue, a significant number of individual contracts across several states needed to be reviewed, and the perpetual care liability recalculated against the balance already paid in order to determine the amount of our additional liability. We prepared our best estimate of the perpetual care liability based on a sample of contracts from each state in which the issue existed, and in 2001, we accrued an estimate for the perpetual care liability of additional required funding of $6.9 million, with the offset adjusting other cemetery revenue. In 2003, we completed our review and calculation of the required additional funding and adjusted other cemetery revenue and the perpetual care liability accordingly.

  (c)
  As pre-need cemetery interment rights are recorded in cemetery revenue when sold, an estimate of the related uncollectible amounts is charged to cemetery revenue. During 2002 and 2003, our focused collection efforts resulted in higher collections than anticipated on the pre-emergence receivables. As a result of our improvement in actual collections, we reversed $3.9 million of the allowance for contract cancellations and refunds on receivables arising from pre-need cemetery interment rights with a corresponding increase to cemetery revenue for the 53 weeks ended January 3, 2004.

        Cemetery gross margin as a percentage of revenue decreased to 14.5% for the 52 weeks ended January 1, 2005, compared to 17.2% for 2003. For the 52 weeks ended January 1, 2005, wages and regional management costs decreased, while cost of goods sold, selling costs, and advertising and promotion increased compared to 2003. In addition, there was a one-time $3.9 million increase in other cemetery revenue for the 53 weeks ended January 3, 2004, as discussed above.

        Pre-need cemetery contracts written for the 52 weeks ended January 1, 2005, were $86.8 million. After adjusting for the estimated effect of the fifty-third week in 2003, pre-need cemetery contracts for the 52 weeks ended January 1, 2005, were $5.6 million higher than in 2003. For the 52 weeks ended January 1, 2005, 67% of interments were at-need and 33% were pre-need fulfillments. Pre-need cemetery sales may initially decrease cash flows if the amount of cash initially collected is insufficient to cover the amount required to be trusted, sales commissions and other direct costs paid out. However, this cash flow impact is not significant, as we set minimum down payments, maximum terms and sales commission rates to maximize cash flow. Pre-need cemetery sales are important, because over time, they generate positive cash flow and build the foundation for future cemetery revenue.

        Insurance revenue for the 52 weeks ended January 1, 2005, increased $19.0 million, or 31.1%, compared to 2003. After adjusting for the estimated effect of the fifty-third week in 2003, insurance revenue increased $20.1 million, or 33.6%, primarily due to increases in premiums of $16.6 million, interest, dividend and other investment income of $1.9 million, and realized investment gains of $1.6 million. Insurance premium revenue is up in 2004 primarily due to the impact of our subsidiary, Rose Hills, beginning to sell our insurance products. Insurance premiums are dependent on insurance production, as increases in insurance production generate increased insurance premiums over time. Insurance production, which represents the insurance segment's participation in our pre-need funeral contracts for the 52 weeks ended January 1, 2005, was $102.8 million compared to $69.5 million for the corresponding period in 2003. Insurance gross margin as a percentage of revenue increased to 5.9% for the 52 weeks ended January 1, 2005, compared to 2.9% for the corresponding period in 2003, primarily due to the revenue increase being at a rate higher than that of the cost increase. We expect the insurance gross margin percentage to grow modestly over the near term.

        Interest expense on long-term debt and refinancing costs for the 52 weeks ended January 1, 2005, was $78.1 million, an increase of $1.6 million compared to the corresponding period in 2003. The effect of lower effective interest rates and debt repayments made by us during 2003 and the 52 weeks ended January 1, 2005, were partially offset by costs associated primarily with our refinancing of long-term debt that occurred during the 52 weeks ended January 1, 2005, as detailed in the following table.

	52 Weeks Ended January 1, 2005	53 Weeks Ended January 3, 2004
	(in millions)
Tender premium on the repurchase of the 12 1/4% senior unsecured notes due in 2009	$32.5	$—
Unamortized deferred finance costs expensed relating to the senior secured credit facility that was refinanced	1.2	—
Unamortized deferred finance costs expensed relating to payments made on the senior secured credit facility during 2004	2.3	—
Refinancing fees and costs on the senior secured credit facility that was refinanced	3.3	—
Unamortized deferred finance costs expensed relating to the subordinated bridge loan due in 2005 that was fully repaid	0.9	—
Unamortized premium credited to interest expense on the 12 1/4% convertible subordinated notes due in 2012 that was fully retired	(7.2)	—
Tender premium on the repurchase of the 9.5% senior subordinated notes due in 2004	—	1.3
Unamortized discount expensed relating to the 9.5% senior subordinated notes due in 2004 that were fully repaid	—	1.4
Fees and costs for early termination of our previous credit facility entered into on January 2, 2002	—	1.5
Interest on long-term debt	45.1	72.3

Total interest on long-term debt and refinancing costs	$78.1	$76.5

        As a result of the debt reduction and lower rates of interest on our remaining debt, we expect interest expense in 2005, excluding the effects of the tender premium, unamortized deferred finance costs, and refinancing fees and costs, to decline compared to 2004.

        General and administrative expenses for the 52 weeks ended January 1, 2005, were $51.2 million, or 7.1% of consolidated revenue, compared to $56.3 million, or 7.8% of consolidated revenue in 2003. For the 52 weeks ended January 1, 2005, general and administrative expenses included the following items:

  (a)
  Incentive compensation for management performance was lower by $2.9 million compared to 2003.

  (b)
  Legal fees were lower by $1.3 million compared to 2003, primarily due to a smaller number of outstanding legal claims and improved management of legal costs by our internal legal department.

  (c)
  We collected $1.2 million of corporate receivables that were previously fully reserved against.

  (d)
  Accounting costs including audit fees increased by $2.1 million compared to 2003, due to additional accounting and audit work required pursuant to the Sarbanes-Oxley Act of 2002 and FIN No. 46R.

  (e)
  We have a significant portion of our corporate and administrative functions in Canada. Expenses for these functions are paid principally in Canadian dollars. Due to the weakening of the US dollar against the Canadian dollar during 2004, we estimate that foreign exchange rate movements resulted in an additional $3.5 million in general and administrative expense for the 52 weeks ended January 1, 2005, compared to 2003, partially offset by $0.8 million in foreign exchange gains that resulted from our foreign exchange derivatives program to hedge a portion these Canadian corporate and administrative costs.

        For the 53 weeks ended January 3, 2004, general and administrative expenses included the following items affecting the comparison with 2004:

  (a)
  General and administrative expenses were increased by a $10.0 million reserve for a receivable from a disposition of assets in 2001.

  (b)
  General and administrative expenses were reduced by a $5.0 million reversal of accrued legal expense, which resulted from our settlement of an automobile accident suit. In 2000, the suit was filed against us claiming both compensation and punitive damages, as a result of the automobile accident. Our assessment indicated our insurance did not cover punitive damages and as such, we accrued an estimated liability for probable punitive damages. In 2003, we and our insurance company settled with the plaintiffs for amounts within our insurance coverage, which included no punitive damages.

  (c)
  At the time of filing for bankruptcy, our predecessor had a promissory note and non-compete obligation owing to a group of individuals that was secured by various funeral and cemetery properties. During the bankruptcy, a dispute arose as to whether the obligations owed by our predecessor were fully secured. In the bankruptcy, secured claims were paid in cash; unsecured claims were paid out of the unsecured claim pool established in our predecessor's plan of reorganization. Our predecessor argued the maximum collateral value was less than the amount of the claim and that, therefore, the claim was not fully secured. The individuals argued that the collateral value exceeded the value of the claim and that, therefore, the claim was fully secured.

    This dispute could not be resolved before our emergence from bankruptcy on January 2, 2002, and we recorded the $9.0 million accrual as if the claims would be considered fully secured.

    During 2003, we reached a settlement to pay $4.7 million in cash and, in addition, to allow a portion of the settlement as an unsecured claim to be paid out of the unsecured claim pool established in our predecessor's plan of reorganization. As a result of the settlement, we reversed our remaining accrual of $4.3 million.

  (d)
  General and administrative expenses were reduced by $3.1 million as a result of net interest income received from a tax refund in connection with the audit of our predecessor's 1993 through 1998 federal income tax returns.

        Income tax benefit for the 52 weeks ended January 1, 2005, was $1.4 million compared to income tax benefit of $6.5 million for the corresponding period in 2003. The effective tax benefit rate was 27.7% for the 52 weeks ended January 1, 2005, compared to the effective tax benefit rate of 235.0% for the 53 weeks ended January 3, 2004. The effective tax rate varied from the statutory rate for the 52 weeks ended January 1, 2005, primarily due to changes in the ratio of permanent differences to income before income taxes, losses incurred in certain jurisdictions that did not offset tax expenses in profitable jurisdictions and the favorable settlement of income tax audits. For the 53 weeks ended January 3, 2004, the effective income tax rate varied from the statutory rate, primarily because of a $9.7 million favorable settlement of a federal income tax audit. Future income and losses may require us to record a change in the valuation allowance of tax assets that were taken into account in determining the net amount of liability for deferred income taxes recorded on our balance sheet at January 1, 2005. If this occurs, any resulting increase in the valuation allowance would generally be treated as an additional income tax expense in the period in which it arises, while any resulting decrease reflecting realization of the benefits of tax assets that had a corresponding valuation allowance established on January 2, 2002, would be treated as a reduction of goodwill established on January 2, 2002, with any excess over the value assigned to such goodwill recognized as a capital transaction.

        In accordance with FAS 142, we undertook our annual goodwill impairment review during the 16 weeks ended October 9, 2004. Goodwill impairment must be further assessed if a reporting unit's carrying amount exceeds its estimated fair value. Our reporting units are funeral, cemetery and insurance, which are consistent with our operating segments. All of our goodwill is recorded in the funeral reporting unit. As a result of our annual goodwill impairment review, there was no indication of goodwill impairment, as the estimated fair value of the funeral reporting unit exceeded its carrying amount as of October 9, 2004.

        At December 31, 2001, we had accrued $57.1 million of reorganization costs related to costs incurred during our predecessor's reorganization, as well as costs incurred in connection with the actual emergence and various related activities. As of January 1, 2005, the balance of $11.9 million of reorganization costs, primarily consisting of accruals for a trustee fee dispute and legal fee reimbursements, has been included in accounts payable and accrued liabilities.

        Discontinued Operations.    Over the previous three fiscal years, we engaged in a strategic market rationalization assessment to dispose of cemetery and funeral operating locations that did not fit into our market or business strategies, as well as under-performing locations and excess cemetery land. The identification of business operations for disposal is complete. We will, on a smaller scale and over time, continue to assess our portfolio of funeral and cemetery locations to ensure they continue to fit in our strategy. Once a property is added to the disposal list, we expect to complete the sale within one year. As of March 26, 2005, we had 17 funeral, three cemetery and four combination locations which had not been sold within one year of being added to the disposal list. Subsequent to March 26, 2005, we completed the sale of all the above locations aside from one cemetery location.

        During 2003, we identified Security Plan Life Insurance Company, our wholly-owned home service insurance company, as a non-strategic asset as it did not support our pre-need funeral sales efforts. Our continuing insurance operations include Mayflower National Life Insurance Company and National Capital Life Insurance Company, our wholly-owned pre-need life insurance companies. On June 17, 2004, we announced the signing of an agreement by our subsidiary Mayflower National Life Insurance Company to sell all the outstanding shares of Security Plan Life Insurance Company for $85.0 million. The sale concluded on October 1, 2004. After payment of applicable taxes and expenses, and the recapitalization of Mayflower National Life Insurance Company, we utilized $65.0 million of the proceeds to reduce long-term debt. We recorded a pre-tax gain on the sale of $16.0 million for the 52 weeks ended January 1, 2005.

        During the 12 weeks ended March 27, 2004, we reduced our estimated proceeds on the group of assets held for sale and as a result recorded an $11.3 million long-lived asset impairment provision. At that time and previously, we expected certain locations to sell as two distinct groups. One group, referred to in this prospectus as "Group A," included 23 locations while another group, referred to in this prospectus as "Group B," consisted of 93 locations. We had a commitment from a single purchaser to purchase all of Group A, and had interest shown by six different purchasers in bidding on all of Group B. The impairment reviews done for each of Group A and Group B for the first quarter of the 2004 fiscal year aggregated the carrying values of the locations within each group to compare against the group's estimated fair value. In the second quarter of the 2004 fiscal year, the initial purchaser of Group A declined to purchase some of the locations in Group A. In addition, the bids received on Group B were significantly below our expectations, and we determined that the locations would generate higher proceeds if sold in smaller groups or as individual locations.

        The impairment review done in second quarter of the 2004 fiscal year looked at either individual locations or aggregated locations into different groups than used previously for the impairment review. Expected proceeds were estimated for each location or new groups of aggregated locations based on current purchase commitments, offers or comparable transactions. The aggregate expected proceeds for all locations held for sale did not change significantly from that used in the previous impairment review. However, the impairment review of each location or new groups of aggregated locations resulted in proceeds being higher or lower than the relevant carrying values.

        As a result, we were required to record a long-lived asset impairment provision of $11.5 million within discontinued operations for the 12 weeks ended June 19, 2004. During the balance of the year, most of these assets were sold, resulting in a gain on sale of approximately $11.0 million. Overall, we have recorded an aggregate $15.2 million long-lived asset impairment provision within discontinued operations for the 52 weeks ended January 1, 2005.

        We have classified all the locations identified for disposal as assets held for sale in the consolidated balance sheets and recorded any related operating results, long-lived asset impairment provisions, and gains or losses recorded on disposition as income from discontinued operations. Depreciation and amortization is not recorded once an asset has been identified as held for sale. We have also reclassified the prior fiscal periods to reflect any comparative amounts on a similar basis. All discontinued operations financial information presented under the insurance segment relate to Security Plan Life Insurance Company.

        During the 52 weeks ended January 1, 2005, we closed 27 funeral homes and sold 52 funeral homes, 67 cemeteries and one combination location for gross proceeds of $32.4 million.

53 Weeks Ended January 3, 2004 Compared to the 52 Weeks Ended December 28, 2002.

	Alderwoods Group
	53 Weeks Ended January 3, 2004	52 Weeks Ended December 28, 2002	53 Weeks Ended January 3, 2004	52 Weeks Ended December 28, 2002
	(in millions)	(in millions)	(percentages)	(percentages)
Revenue
Funeral	$491.6	$481.6	68.2%	69.6%
Cemetery	167.6	156.4	23.3	22.6
Insurance	61.1	54.0	8.5	7.8

Total	$720.3	$692.0	100.0	100.0

Gross margin
Funeral	$113.4	$106.8	23.1	22.2
Cemetery	28.8	18.9	17.2	12.1
Insurance	1.7	0.6	2.9	1.1

Total	143.9	126.3	20.0	18.3

Expenses
General and administrative	56.3	43.2	7.8	6.2
Provision for goodwill impairment	—	228.3	—	33.0
Provision for asset impairment	4.4	0.5	0.6	0.1

Income (loss) from operations	83.2	(145.7)	11.6	(21.0)
Interest on long-term debt	76.5	85.0	10.6	12.3
Other expense (income), net	4.0	(6.7)	0.6	(1.0)

Income (loss) before income taxes	2.7	(224.0)	0.4	(32.3)
Income taxes	(6.5)	(0.5)	(0.9)	—

Net income (loss) from continuing operations	9.2	(223.5)	1.3	(32.3)
Income (loss) from discontinued operations, net of tax	1.6	(10.2)	0.2	(1.5)

Net income (loss)	$10.8	$(233.7)	1.5%	(33.8)%

        Other information for the 53 weeks ended January 3, 2004, and 52 weeks ended December 28, 2002, is summarized in the following table. The impact of the 53rd week was estimated by calculating the weekly average of the 13 weeks ended January 3, 2004. We believe the discussion below regarding the impact of the 53rd week facilitates direct comparability of fiscal year results.

Continuing Operations:	January 3, 2004	December 28, 2002	Increase (decrease)
	(in thousands)		(amount)	(percentages)
Funeral—Other Information
Number of funeral services performed	124,798	125,012	—	—
Estimated impact of 53rd week on the number of funeral services performed	(2,421)	—	—	—
Number of funeral services performed adjusted for the impact of the 53rd week	122,377	125,012	(2,635)	(2.1)%
Average revenue per funeral service	$3,939	$3,853	$86	2.2%
Pre-need funeral contracts written (in millions)	$164.8	$161.1	—	—
Estimated impact of 53rd week on pre-need funeral contracts written (in millions)	$(3.0)	—	—	—
Pre-need funeral contracts written adjusted for the impact of the 53rd week (in millions)	$161.8	$161.1	$0.7	0.4%
Pre-need funeral conversion (percentages)	26%	24%	2	—
Cemetery—Other Information
Pre-need cemetery contracts written (in millions)	$82.9	$77.7	—	—
Estimated impact of 53rd week on pre-need cemetery contracts written (in millions)	$(1.7)	—	—	—
Pre-need cemetery contracts written adjusted for the impact of the 53rd week (in millions)	$81.2	$77.7	$3.5	4.5%
Number of cemetery interments	47,693	51,097	—	—
Estimated impact of the 53rd week on the number of cemetery interments	(909)	—	—	—
Number of cemetery interments adjusted for the impact of the 53rd week	46,784	51,097	(4,313)	(8.4)%

        Continuing Operations.    As there were no material acquisitions or construction of new locations in 2003 and 2002, results from continuing operations reflect those of "same site" locations.

        Consolidated revenue of $720.3 million for the 53 weeks ended January 3, 2004, increased by $28.3 million, or 4.1%, compared to $692.0 million in 2002, primarily as a result of an increase of $13.9 million in funeral, cemetery and insurance revenue and an estimated increase of $14.4 million due to the additional fifty-third week in fiscal 2003 over fiscal 2002. Consolidated gross margin as a percentage of revenue increased to 20.0% for the 53 weeks ended January 3, 2004, from 18.3% in 2002. The percentage increase in gross margin is attributable to the increases in the gross margins of all businesses.

        Funeral revenue of $491.6 million for the 53 weeks ended January 3, 2004, increased by $10.0 million, compared to $481.6 million in 2002, primarily as a result of an estimated increase of $9.7 million due to the additional fifty-third week in 2003 over 2002. After adjusting for the effect of the fifty-third week, funeral revenue increased slightly by $0.3 million, primarily as a result of the increase of $86.0, or 2.2%, in average revenue per funeral service performed, partially offset by a decrease of 2,635, or 2.1%, in the number of funeral services performed. The increase in average revenue per funeral service performed was achieved through adjusting our mix of merchandise and services. After adjusting for the estimated effect of the fifty-third week, the number of funeral services performed during the second half of 2003, increased by 396, or 0.6%, over the second half of 2002. We believe that the second half increase in the number of funeral services performed was the result of our overall efforts to improve the level of internal growth.

        The number of cremation services performed as a percentage of total services performed increased to 34% for the 53 weeks ended January 3, 2004, compared to 33% for 2002. This increase reflects the increasing trend in consumer preferences for cremation services. The number of cremation services performed may impact funeral revenue, as the average revenue per cremation service is typically lower than the average revenue for traditional funeral services.

        Funeral gross margin as a percentage of revenue increased slightly to 23.1% for the 53 weeks ended January 3, 2004, compared to 22.2% in 2002. Decreases in regional management costs, administration, operating costs, and advertising and promotion costs for the 53 weeks ended January 3, 2004, compared to 2002, were partially offset by increases in insurance, benefits and wage costs. Due to the fixed nature of funeral costs over the short term, we believe that decreases in funeral revenue will not result in a corresponding decrease in funeral costs and will negatively impact funeral gross margins.

        Pre-need funeral contracts written for the 53 weeks ended January 3, 2004, were $164.8 million. After adjusting for the estimated effect of the fifty-third week, pre-need funeral contracts written for the 53 weeks ended January 3, 2004, were $161.8 million, compared to $161.1 million in 2002. The increase in pre-need funeral contracts written of $0.7 million was primarily due to our continuing program to increase pre-need sales. For the 53 weeks ended January 3, 2004, 26% of funeral volume was derived from pre-need backlog, compared to 24% in 2002. We manage the cash impact of our pre-need funeral sales program primarily by offsetting direct costs, including commissions paid to counselors, with either general agency commissions received from third party and related insurance companies or amounts not required to be trusted. Pre-need funeral sales are important, because over time, they build the foundation for future funeral revenue and generate positive cash flow when the funeral service is performed.

        Cemetery revenue of $167.6 million for the 53 weeks ended January 3, 2004, was $11.2 million, or 7.1%, higher than cemetery revenue in 2002, primarily due to the following:

  (a)
  An estimated increase of $3.5 million due to the additional fifty-third week in 2003 over 2002.

  (b)
  We revised our estimates of accrued perpetual care liabilities and recorded a one-time $3.9 million increase in cemetery revenue for the 53 weeks ended January 3, 2004. The one-time $3.9 million adjustment to increase cemetery revenue was necessary, because in 2001, in response to a state regulator inquiry, we determined that we had not properly calculated the amount to be trusted for endowment care on the sale of plots. Endowment care is recorded as a reduction in cemetery revenue, as amounts trusted are never available to us in the future. To properly recalculate the appropriate perpetual care liability and its corresponding effect on cemetery revenue, a significant number of individual contracts across several states needed to be reviewed, and the perpetual care liability recalculated against the balance already paid in order to determine the amount of our additional liability. We prepared our best estimate of the perpetual care liability based on a sample of contracts from each state in which the issue existed, and in 2001, we accrued an estimate for the perpetual care liability of additional required funding of $6.9 million, with the offset adjusting cemetery revenue. In 2003, we completed our review and calculation of the required additional funding and adjusted cemetery revenue and the perpetual care liability accordingly.

  (c)
  As pre-need cemetery interment rights are recorded in cemetery revenue when sold, an estimate of the related uncollectible amounts is charged to cemetery revenue. During 2002 and 2003, our focused collection efforts resulted in higher collections than anticipated on the pre-emergence receivables. As a result of our improvement in actual collections, we reversed

    $3.9 million of the allowance for contract cancellations and refunds on receivables arising from pre-need cemetery interment rights with a corresponding increase to cemetery revenue.

        In addition, pre-need space sales and recognition of pre-need merchandise were higher, but were partially offset by declines in trust and finance income. Cemetery revenue for the 53 weeks ended January 3, 2004, from our Rose Hills operations was $52.0 million, which was higher than in 2002, primarily due to higher sales of space and merchandise at the higher end of the product range.

        Cemetery gross margin as a percentage of revenue increased to 17.2% for the 53 weeks ended January 3, 2004, compared to 12.1% for 2002, primarily as a result of the changes in cemetery revenue discussed above. For the 53 weeks ended January 3, 2004, wages, benefit, regional management, operating and other costs decreased, while facilities and selling costs increased compared to 2002. Our ongoing initiative to improve operational efficiencies contributed to the containment of cost increases.

        Pre-need cemetery contracts written for the 53 weeks ended January 3, 2004, were $82.9 million. After adjusting for the estimated effects of the fifty-third week, pre-need cemetery contracts for the 53 weeks ended January 3, 2004, were $81.2 million, $3.5 million higher than in 2002. The increase in pre-need cemetery contracts written was primarily due to our continuing program to increase pre-need sales. For the 53 weeks ended January 3, 2004, 68% of interments were at-need and 32% were pre-need fulfillments. Pre-need cemetery sales may initially decrease cash flows if the amount of cash initially collected is insufficient to cover the amount required to be trusted, sales commissions and other direct costs paid out. However, this cash flows impact is not significant, as we set minimum down payments, maximum terms and sales commissions rates to maximize cash flows. Pre-need cemetery sales are important, because over time, they generate positive cash flows and build the foundation for future cemetery revenue.

        Insurance revenue for the 53 weeks ended January 3, 2004, increased $7.1 million, or 13.2%, compared to 2002. After adjusting for the estimated effect of the fifty-third week in 2003, insurance revenue increased $6.0 million, or 11.1%, primarily due to increases in premiums of $5.2 million, and interest, dividend and other investment income of $1.2 million, partially offset by a $0.4 million decrease in realized-investment gains. Insurance premiums are dependent on insurance production, as increases in insurance production generate increased insurance premiums over time. Insurance production, which represents its participation in our pre-need funeral contracts for the 53 weeks ended January 3, 2004, was $69.5 million compared to $65.7 million for 2002. Insurance gross margin as a percentage of revenue increased to 2.9% for the 53 weeks ended January 3, 2004, compared to 1.1% for 2002, primarily due to the revenue increase being at a rate higher than that of the cost increase.

        Interest expense and refinancing costs on long-term debt for the 53 weeks ended January 3, 2004, was $76.5 million, a decrease of $8.5 million compared to 2002, primarily reflecting the effect of debt repayments made by us during the 52 weeks ended December 28, 2002, and during the 53 weeks ended January 3, 2004, which were partially offset by costs associated primarily with our refinancing of long-term debt that occurred during the 53 weeks ended January 3, 2004, as detailed in the following table.

	53 Weeks Ended January 3, 2004	52 Weeks Ended December 28, 2002
	(in millions)
Tender premium on the repurchase of the 9 1/2% senior subordinated notes due in 2004	$1.3	$—
Unamortized discount expensed relating to the 9 1/2% senior subordinated notes due in 2004 that were fully repaid	1.4	—
Fees and costs for early termination of our previous credit facility entered into on January 2, 2002	1.5	—
Interest on long-term debt	72.3	85.0

Total interest on long-term debt and refinancing costs	$76.5	$85.0

        General and administrative expenses for the 53 weeks ended January 3, 2004, were $56.3 million, or 7.8% of consolidated revenue, compared to $43.2 million, or 6.2% of consolidated revenue in 2002. For the 53 weeks ended January 3, 2004, general and administrative expenses included the following items affecting the comparison with 2003:

  (a)
  A $10.0 million reserve was taken against receivables that arose from a disposition of assets in 2001.

  (b)
  Additional incentive costs of $9.4 million for management performance in accordance with approved compensation plans.

  (c)
  General and administrative expenses were reduced by a $5.0 million reversal of accrued legal expense, which resulted from our settlement of an automobile accident suit. In 2000, the suit was filed against us claiming both compensation and punitive damages, as a result of the automobile accident. Our assessment indicated our insurance did not cover punitive damages and as such, we accrued an estimated liability for probable punitive damages. In 2003, we and our insurance company settled with the plaintiffs for amounts within our insurance coverage, which included no punitive damages.

  (d)
  At the time of filing for bankruptcy, our predecessor had a promissory note and non-compete obligation owing to a group of individuals that was secured by various funeral and cemetery properties. During the bankruptcy, a dispute arose as to whether the obligations owed by our predecessor were fully secured. In the bankruptcy, secured claims were paid in cash; unsecured claims were paid out of the unsecured claim pool established in our predecessor's plan of reorganization. Our predecessor argued the maximum collateral value was less than the amount of the claim and that, therefore, the claim was not fully secured. The individuals argued that the collateral value exceeded the value of the claim and that, therefore, the claim was fully secured.

    This dispute could not be resolved before our emergence from bankruptcy on January 2, 2002, and we recorded the $9.0 million claim as if it would be considered fully secured.

    During 2003, we reached a settlement to pay $4.7 million and, in addition, to allow a portion of the settlement as an unsecured claim to be paid out of the unsecured claim pool established in our predecessor's plan of reorganization. As a result of the settlement, we reversed our remaining accrual of $4.3 million.

  (e)
  General and administrative expenses were reduced by $3.1 million as a result of net interest income received from a tax refund in connection with the audit of our predecessor's 1993 through 1998 federal income tax returns.

        During our reorganization proceedings, we and one of our primary insurers had a dispute pertaining to existing collateral supporting our underlying insurance claims activity. We believed that the insurance provider held excess collateral based on the level of claims processed. Accordingly, we estimated an expected recovery of $2.9 million based on our available books and records. During 2002, after further analysis and negotiations, we reached a settlement for the return of $7.5 million of excess collateral. Accordingly, we recorded the additional receivable of $4.6 million balance with an offsetting credit recorded in general and administrative expenses for the 52 weeks ended December 28, 2002.

        We have a significant portion of our corporate and administrative functions in Canada. Expenses for these functions are paid principally in Canadian dollars. Due to the weakening of the US dollar against the Canadian dollar during 2003, we estimate that foreign exchange rate movements resulted in an additional $5.0 million in general and administrative expense for the 53 weeks ended January 3, 2004, compared to 2002.

        Income tax benefit for the 53 weeks ended January 3, 2004, was $6.5 million compared to $0.5 million in 2002. Our effective tax rate for the 53 weeks ended January 3, 2004 varied from the statutory tax rate, primarily because we favorably settled a federal income tax audit during 2003. We received and recognized a $9.7 million tax benefit for the 53 weeks ended January 3, 2004, in connection with the audit of our predecessor's 1993 through 1998 federal income tax returns. Future income and losses may require us to record a change in the valuation allowance of tax assets that were taken into account in determining the net amount of liability for deferred income taxes recorded on our balance sheet at January 3, 2004. If this occurs, any resulting increase in the valuation allowance would generally be treated as an additional income tax expense in the period in which it arises, while any resulting decrease reflecting realization of the benefits of tax assets that had a corresponding valuation allowance established on January 2, 2002, would be treated as a reduction of goodwill established on January 2, 2002, with any excess over the value assigned to such goodwill recognized as a capital transaction.

        Previously, we designated certain parcels of surplus real estate as probable for sale, as they do not meet our future geographic and strategic objectives. During the 53 weeks ended January 3, 2004, we determined that the carrying amounts of certain of these parcels of surplus real estate exceeded the fair market value, less estimated costs to sell. Accordingly, we recorded a long-lived asset impairment provision of $4.4 million for the 53 weeks ended January 3, 2004. As of January 3, 2004, the carrying value of real estate held as probable for sale was $20.0 million.

        In accordance with the FAS 142, we undertook our annual goodwill impairment review during the 16 weeks ended October 4, 2003. Goodwill impairment is deemed to exist, and must then be further assessed, if a reporting unit's carrying amount exceeds its estimated fair value. Our reporting units are funeral, cemetery and insurance, which are consistent with our operating segments. All of our goodwill is recorded in the funeral reporting unit. As a result of our annual goodwill impairment review, there was no indication of goodwill impairment, as the estimated fair value of the funeral reporting unit exceeded its carrying amount as of October 4, 2003.

        At December 31, 2001, we had accrued $57.1 million of reorganization costs related to costs incurred during our predecessor's reorganization, as well as costs incurred in connection with the actual emergence and various related activities. Although we had expected to pay out the $57.1 million during 2002, delays experienced in the completion of the reorganization process resulted in a remaining balance of $26.3 million at December 28, 2002. We have paid or adjusted accruals of $13.2 million for the 53 weeks ended January 3, 2004, leaving a total accrual of $13.1 million at January 3, 2004. Though emergence occurred on January 2, 2002, it is our continuing responsibility to resolve allowed amounts for unresolved claims. The unresolved claims relate to the allocation of payments approved by the United States Bankruptcy Court for the District of Delaware and do not impact our obligations under the settlement process.

        Discontinued Operations.    During the 53 weeks ended January 3, 2004, we identified 124 funeral, 45 cemetery and four combination locations for disposal. The funeral locations included all 39 funeral locations in the United Kingdom, as they were not strategic to our long-term objective to focus capital and management resources in North America. We also identified for disposal Security Plan Life Insurance Company, our wholly-owned home insurance company, which was not a strategic asset, as it did not support our pre-need funeral sales efforts. Our continuing insurance operations include Mayflower National Life Insurance Company and National Capital Life Insurance Company, our wholly-owned pre-need life insurance companies.

        As of January 3, 2004, we had 64 funeral, 72 cemetery and four combination locations in North America for disposal. Security Plan Life Insurance Company was sold on October 1, 2004. Our 39 funeral locations in the United Kingdom were sold on October 20, 2003.

        We have classified all the locations identified for disposal as assets held for sale in the consolidated balance sheets and recorded any related operating results, long-lived asset impairment provisions, and gains or losses recorded on disposition as income from discontinued operations. We have also reclassified the prior fiscal year to reflect any comparative amounts on a similar basis, including locations sold in 2002. All discontinued operations financial information presented under the insurance segment relate to Security Plan Life Insurance Company.

Pre-need Funeral and Cemetery Backlog for Continuing Operations

        Our backlog represents pre-need funeral and cemetery arrangements with customer families. These arrangements are subject to trust or insurance funding requirements. The activities in our funeral backlog, excluding the effects of unrealized gains and losses on trust investments, were as follows:

	Unaudited 12 Weeks Ended March 26, 2005	Unaudited 12 Weeks Ended March 27, 2004	52 Weeks Ended January 1, 2005	53 Weeks Ended January 3, 2004
	(in thousands)
Funeral backlog:
Beginning balance	$1,278,653	$1,225,150	$1,227,126	$1,147,570
Sales, net of cancellations	39,638	36,209	156,466	156,897
Maturities	(34,313)	(34,051)	(130,129)	(128,389)
Net increase in insurance benefits and earnings realized on funeral trust balances	4,314	5,213	25,214	17,448
Change in cancellation reserve	7,425	13,038	(4,025)	21,217
Other	354	(2,002)	5,312	12,383

Ending balance	$1,296,071	$1,243,557	$1,279,964	$1,227,126

Trust funded	$348,854	$353,314	$351,577	$341,168
Third party insurance companies	663,589	683,151	656,981	678,480
Subsidiary insurance companies	283,628	207,092	271,406	207,478

Ending balance	$1,296,071	$1,243,557	$1,279,964	$1,227,126

        The activities in our cemetery backlog, excluding the effects of unrealized gains and losses on trust investments, were as follows:

	12 Weeks Ended March 26, 2005	12 Weeks Ended March 27, 2004	52 Weeks Ended January 1, 2005	53 Weeks Ended January 3, 2004
	(in thousands)
Cemetery backlog:
Beginning balance	$260,991	$259,429	$259,496	$248,133
Sales, net of cancellations	21,027	16,792	79,585	77,124
Maturities	(19,358)	(16,899)	(83,237)	(78,335)
Earnings realized on cemetery trust balances	(306)	754	5,878	3,836
Change in cancellation reserve	(117)	282	(16)	313
Other	—	—	—	8,425

Ending balance	$262,237	$260,358	$261,706	$259,496

Liquidity and Capital Resources

Cash Flows

        We derive the majority of our cash from at-need funeral and cemetery revenue. Cash flow is also impacted by the funeral and cemetery pre-need activities. Pre-need funeral and cemetery activities are discussed in detail under "Industry Overview," "Business," and Notes 4 and 5 to our audited annual consolidated financial statements included elsewhere in or incorporated by reference into this prospectus.

        12 weeks ended March 26, 2005 compared to the 12 weeks ended March 27, 2004.    Net cash from continuing operating activities was $41.7 million for the 12 weeks ended March 26, 2005, compared to $4.9 million for the corresponding period in 2004. The increase is primarily due to the increase of $15.0 million in withdrawals of excess funds from funeral and cemetery trusts resulting from our ongoing review process, and $16.1 million related to collateral for liability lines of insurance coverage replaced with letters of credit. We have substantially completed our ongoing review of excess funds from funeral and cemetery trusts and have completed the withdrawal of excess funds.

        Our insurance subsidiaries are subject to certain state regulations that restrict distributions, loans and advances from such subsidiaries to us and our other subsidiaries. Dividends are only distributable after regulatory approval is obtained. The cash inflows from operations of the insurance subsidiaries are primarily generated from insurance premiums, all of which are invested in insurance invested assets.

        Net cash used in continuing investing activities was $4.4 million for the 12 weeks ended March 26, 2005, compared to $1.7 million for the corresponding period in 2004, primarily due to the increase of $1.9 million in net purchase of insurance invested assets.

        Net cash used in continuing financing activities was $31.7 million for the 12 weeks ended March 26, 2005, compared to $9.3 million for the corresponding period in 2004. The increase was primarily due to the higher net repayment of debt during the 12 weeks ended March 26, 2005, compared to the corresponding period in 2004.

        The net increase in cash from discontinued operations was $1.8 million for the 12 weeks ended March 26, 2005, compared to a decrease of $0.1 million in the corresponding period in 2004.

        As of March 26, 2005, we expected to complete in 2005 the sale of our funeral homes, cemeteries and real estate held for sale as of that date. Subsequent to March 26, 2005, we completed the sale of our remaining discontinued locations, aside from one cemetery, for proceeds of approximately

$6.0 million. We expect that the proceeds from our sale of the remaining assets held for sale, including real estate, will be approximately $12.0 million, which proceeds will be used to further reduce long-term debt. Actual amounts could significantly differ from these estimates, as the assets held for sale and proceeds may change as a result of further negotiations with potential buyers.

        As of March 26, 2005, our cash balance was $16.9 million and the amount available under the our secured credit facility's $75.0 million revolving credit facility, referred to in this prospectus as the "revolving credit facility, was $75.0 million, less $25.6 million in outstanding letters of credit. Our debt repayment obligation over the next 12 months is $4.2 million and aggregates $230.3 million over the next five years. We believe that our revolving credit facility, together with existing cash, cash flow from operations and expected cash proceeds from the sale of discontinued operations, will be sufficient to meet our anticipated capital expenditures, working capital requirements and debt repayment obligations in both the near and intermediate terms.

        52 weeks ended January 1, 2005 compared to the 53 weeks ended January 3, 2004.    Net cash from continuing operating activities was $103.7 million for the 52 weeks ended January 1, 2005, compared to $137.3 million for 2003. The decrease is primarily due to increases in the net payment of taxes by $15.4 million and a decrease of $5.2 million in withdrawals of excess funds from funeral and cemetery trusts. In addition, for 2003, there was a $7.5 million cash receipt of a legal claim settlement.

        Net cash used in continuing investing activities was $67.8 million for the 52 weeks ended January 1, 2005, compared to $53.4 million for 2003. There was an increase in the net purchase of insurance invested assets, which consist of fixed income investments. The change in insurance invested assets results from investment of policy premiums received, and sales and maturities of securities. In addition, capital expenditures increased to $37.2 million for the 52 weeks ended January 1, 2005, and are expected to be between $30.0 million and $35.0 million in 2005.

        Net cash used in continuing financing activities was $192.5 million for the 52 weeks ended January 1, 2005, compared to $128.4 million for 2003. The increase was primarily due to higher net repayment of debt during 2004.

        The net increase in cash from discontinued operations was $124.4 million for the 52 weeks ended January 1, 2005, primarily due to the sale of Security Plan Life Insurance Company for $85.0 million.

        We completed the sale of Security Plan Life Insurance Company on October 1, 2004, for gross proceeds of $85.0 million. We recorded a pre-tax gain on the sale of $16.0 million, and after payment of applicable taxes and expenses, and the recapitalization of Mayflower National Life Insurance Company, realized net proceeds of $65.0 million, which we utilized to reduce long-term debt.

        As of January 1, 2005, our cash balance was $9.4 million and the amount available under our $75.0 million revolving credit facility was $75.0 million, less $10.0 million in outstanding letters of credit. Our debt repayment obligation in 2005 is $9.1 million and aggregates $262.0 million over the next five years. We believe that the revolving credit facility, together with existing cash, cash flow from operations and expected cash proceeds from the sale of discontinued operations, will be sufficient to meet our anticipated capital expenditures, working capital requirements and debt repayment obligations in both the near and intermediate terms.

Long-Term Indebtedness

        The change in our carrying amounts of long-term indebtedness is as follows:

	Long-Term Indebtedness Carrying Value January 3, 2004	Net increase (decrease)	Long-Term Indebtedness Carrying Value January 1, 2005	Net Increase (decrease)	Long-Term Indebtedness Carrying Value March 26, 2005
	(dollars in millions)
Revolving credit facility(1)	—	—	—	—	—
Senior secured term loan B due in 2009(1)	$245.9	$0.9	$246.8	$(26.1)	$220.7
7 3/4% senior unsecured notes due in 2012(2)	—	200.0	200.0	—	200.0
12 1/4% senior unsecured notes due 2009(3)	330.0	(325.5)	4.5	(4.5)	—
12 1/4% convertible subordinated notes due 2012(4)	31.9	(31.9)	—	—	—
Promissory notes and capitalized obligations(5)	23.1	(10.8)	12.3	(1.0)	11.3

Carrying amounts	$630.9	$(167.3)	$463.6	$(31.6)	$432.0

(1)
On September 17, 2003, we entered into the senior secured credit facility, which was funded on September 29, 2003, and included a $275.0 million term loan, referred to in this prospectus as the "term loan B," and a $50.0 million revolving credit facility, to replace our previous credit facility.

  On January 23, 2004, we amended the senior secured credit facility to, among other things:

  (a)
  Permit the repayment of the 12 1/4% convertible subordinated notes due in 2012.

  (b)
  Reduce the applicable term loan B interest rate by 0.50% from LIBOR, plus 3.25% to LIBOR, plus 2.75%, or base rate, plus 2.25% to base rate, plus 1.75%.

  On August 19, 2004, we further amended the senior secured credit facility to, among other things:

  (a)
  Increase the principal amount of the term loan B to $368.0 million.

  (b)
  Increase the amount available under the revolving credit facility to $75.0 million, of which $25.0 million was available in the form of letters of credit.

  (c)
  Permit us to repay the subordinated bridge loan, due in 2005, referred to in this prospectus as the "bridge loan," and redeem the 12 1/4% senior unsecured notes, due in 2009. On August 19, 2004, the bridge loan was fully repaid and terminated.

  (d)
  Permit us to issue new senior unsecured notes in the principal amount of $200.0 million.

  (e)
  Reduce the applicable term loan B interest rate to LIBOR, plus 2.50%, or base rate, plus 1.50%, provided we meet a specified consolidated leverage ratio.

  (f)
  Extend the term loan B maturity date to September 29, 2009, and reduce the amortization payments.

  On December 3, 2004, we further amended the senior secured credit facility to, among other things, further reduce the applicable term loan B interest rate to LIBOR, plus 2.00%, or base rate, plus 1.00%.

  On March 18, 2005, we further amended the senior secured credit facility to, among other things, provide us additional flexibility to introduce an employee stock purchase plan and other long-term incentive plans and increase the letter of credit sublimit under the revolving credit facility to $35.0 million.

(2)
On August 19, 2004, we issued the outstanding notes in a transaction exempt from registration under the Securities Act.

(3)
On April 21, 2004, we repurchased the principal amount of $9.3 million of the 12 1/4% senior unsecured notes due in 2009, at a premium of $1.1 million, plus accrued interest. On August 19, 2004, we repurchased the principal amount of $316.2 million at a premium of $31.3 million, plus accrued interest. On January 3, 2005, we repurchased the remaining principal amount of $4.5 million at a premium of $0.3 million, plus accrued interest.

(4)
On January 23, 2004, we terminated our obligations under the 12 1/4% convertible subordinated notes due in 2012, which were fully redeemed, at par, on February 23, 2004.

(5)
The change represents the net amount of repayments, increases in debt, and foreign exchange and other adjustments.

        The senior secured credit facility and the notes are guaranteed by substantially all of our wholly-owned U.S. subsidiaries, other than our insurance subsidiaries and certain other excluded subsidiaries. Alderwoods Group, the parent company, has no independent assets or operations, and the guarantees of its guarantor subsidiaries are full and unconditional, and joint and several.

        Financial covenants under the senior secured credit facility require us to maintain a minimum interest coverage ratio and fixed charge coverage ratio, and not to exceed a maximum leverage ratio. As of March 26, 2005, we met all of the financial covenants required by the senior secured credit facility.

Contractual Obligations and Commercial Commitments

        The following table details our contractual obligations of continuing and discontinued operations as of March 26, 2005. Significant changes to long-term debt are described above under "—Long-Term Indebtedness."

		Payments Due by Period
Contractual Obligations	Total	Less than 1 Year	1 - 3 Years	3 - 5 Years	More than 5 Years
	(dollars in thousands)
Long-term indebtedness(1)	$420,707	$—	$4,661	$216,046	$200,000
Promissory notes and capitalized obligations(1)(2)	11,351	4,241	4,256	1,097	1,757
Operating leases(3)	42,767	8,820	12,156	7,609	14,182
Purchase obligations(4)	4,100	4,100	—	—	—

Total	$478,925	$17,161	$21,073	$224,752	$215,939

(1)
See Note 3 to our unaudited interim consolidated financial statements and Note 7 to our audited annual consolidated financial statements.

(2)
Promissory notes and capitalized obligations include non-competition agreements and capitalized lease obligations.

(3)
Operating leases are primarily for premises and automobiles, expire over the next one to 28 years, and are included in Note 11 to our audited annual consolidated financial statements.

(4)
Represents obligations for leasehold improvements, furniture and equipment, and other costs for a newly leased office building. As discussed below, purchase orders are not included in these amounts.

        In addition to the operating leases noted in the table above, as of March 26, 2005, we leased approximately 1,270 vehicles under a master operating lease agreement, which has a minimum lease term of 12 months. Our practice is to continue these leases on a month-to-month basis after the expiry of the minimum lease term. Lease payments for these vehicles are projected to be $7.4 million over the next 12 months.

        We issue purchase orders for the supply of goods and services for our operations. As of March 26, 2005, there were no significant or unusual purchase orders outstanding. We entered into agreements with certain suppliers of funeral and cemetery merchandise and office supplies to obtain volume discounts. However, none of these agreements have committed purchase quantities or prices.

        The following table details our commercial commitments as of March 26, 2005.

		Amount of Commitment Expiration Per Period
Commercial Commitments	Total Amounts Committed	Less than 1 Year	1 - 3 Years	3 - 5 Years	More than 5 Years
	(dollars in millions)
Lines of credit(1)	$—	$—	$—	$—	$—
Standby letters of credit(2)	25.6	25.6	—	—	—

Total contractual cash obligations	$25.6	$25.6	$—	$—	$—

(1)
Relates to our revolving credit facility described more fully in Note 3 to our unaudited interim consolidated financial statements and Note 7 to our audited annual consolidated financial statements. The maturity date of our revolving credit facility is September 29, 2008. See "Description of Other Indebtedness."

(2)
Standby letters of credit primarily relate to a court ordered legal claim, surety bonds for various pre-need sales trusting requirements and collateral for liability lines of insurance coverage for various years.

Off-Balance Sheet Arrangements

        Off-balance sheet arrangements as of March 26, 2005, consisted of operating leases described above under "—Contractual Obligations and Commercial Commitments."

Other Information

EBITDA from Continuing Operations

        Our earnings from continuing operations before interest, taxes, depreciation and amortization, and provision for goodwill impairment and provision for asset impairment, referred to in this prospectus as "EBITDA", are presented in the table below and reconciled to our net income (loss) from continuing operations. We consider EBITDA to be an important supplemental indicator of operating performance. We believe that EBITDA is frequently used by securities analysts, investors and other interested parties in the evaluation of the operating performance of companies with high yield debt, and the vast majority of companies with high yield debt present EBITDA when reporting their results. We believe EBITDA facilitates operating performance comparisons from period to period and company to company by backing out potential differences caused by variations in capital structures (affecting relative interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting relative depreciation expense). It is also one basis, subject to certain modifications, on which compliance with certain of the financial covenants under our senior secured credit facility is determined and some payments under certain of our compensation plans are calculated. EBITDA is not a term that has specific meaning in accordance with GAAP and may be calculated differently by other companies. EBITDA is not a measurement of our financial performance under GAAP and should not be considered in isolation, as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP, or otherwise as a measure of our profitability, or as an alternative to cash flows from operating activities or otherwise as a measure of our liquidity.

        EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of results as reported under GAAP. Some of these limitations are:

  •
  it does not reflect cash expenditures for capital expenditures or contractual commitments;

  •
  it does not reflect changes in, or cash requirements for, working capital;

  •
  it does not reflect the significant interest expense of, or the cash requirements necessary to service interest or principal payments on, indebtedness;

  •
  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect cash requirements for such replacements; and

  •
  other companies, including other companies in the death care industry, may calculate these measures differently than we do, limiting the usefulness of EBITDA as a comparative measure.

        Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or reduce our indebtedness.

	12 Weeks Ended March 26, 2005	12 Weeks Ended March 27, 2004	52 Weeks Ended January 1, 2005	53 Weeks Ended January 3, 2004	52 Weeks Ended December 28, 2002
	(dollars in millions)
EBITDA from continuing operations:
Net income (loss) from continuing operations	$13.5	$11.4	$(3.8)	$9.2	$(223.5)
Income taxes	11.2	5.6	(1.5)	(6.5)	(0.5)
Interest on long-term debt	7.5	5.3	78.1	76.5	85.1
Depreciation and amortization	10.1	9.1	42.1	40.2	37.7
Provision for goodwill impairment	—	—	—	—	228.3
Provision for asset impairment	(0.7)	2.0	1.9	4.4	0.6

	$41.6	$33.4	$116.8	$123.8	$127.7

Restrictions

        Our senior secured credit facility and the indenture governing our notes restrict our ability to engage in asset sales. Our senior secured credit facility and the indenture governing our notes prohibit dispositions of assets unless the assets disposed of fulfill the requirements of specified exceptions. The indenture governing the notes excepts, among other things, assets with a fair market value less than $5.0 million. One such specified exception contained in the senior secured credit facility is dispositions of any of a group of identified "discontinued assets;" another is dispositions of assets not exceeding $35.0 million book value in the aggregate over the life of our senior secured credit facility, provided that (1) the consideration received is at least equal to fair market value and (2) not less than 75% of the consideration is paid in cash or cash equivalents. Within 270 days of the receipt of net proceeds from any such asset sale, we have the discretion to apply such net proceeds at our option (or as otherwise required) to invest in non-current operating assets (or enter into agreements for such investment which agreements are consummated within 360 days of such receipt of asset sale proceeds). In addition, up to $10.0 million of such net proceeds in any fiscal year (but not in excess of $35.0 million in the aggregate over the term of our senior secured credit facility) may be applied to make capital expenditures. To the extent we receive net proceeds in excess of additional specified thresholds and such excess is not applied to invest in non-current operating assets or make capital expenditures as described in the two immediately preceding sentences, we must make mandatory prepayments under our senior secured credit facility and, after all indebtedness under the senior secured credit facility has been repaid, offer to purchase the notes at a purchase price equal to 100.0% of the stated principal amount, plus accrued and unpaid interest and liquidated damages (as defined in the indenture governing the notes), if any.

        Covenants in our senior secured credit facility and the indenture governing the notes restrict, and under certain circumstances prohibit, the payment of dividends by us. We are not expecting to pay any dividends on our common stock in the foreseeable future.

        Our insurance subsidiaries are subject to certain state regulations that restrict distributions, loans and advances from such subsidiaries to us and our other subsidiaries. The cash flows from operations of the insurance subsidiaries for the 12 weeks ended March 26, 2005 was approximately $10.3 million and for the 52 weeks ended January 1, 2005 was approximately $22.3 million.

Quantitative and Qualitative Disclosures about Market Risk

        There were no material changes in market risks for the 52 weeks ended January 1, 2005 compared to the 53 weeks ended January 3, 2004. As of March 26, 2005, there were no material changes in such matters disclosed below.

        Our major market risk exposures are to changing interest rates, currency exchange rates and to equity prices. The market risk exposure discussion below provides information about market-sensitive financial instruments and constitutes "forward-looking statements," which involve risks and uncertainties. Actual results could differ materially from those projected in the forward-looking statements.

        Our exposure to interest rate fluctuations resides primarily in the United States, and our exposure to currency exchange rate fluctuations resides primarily in investments and operations in Canada, which is generally stable politically and economically and is not highly inflationary.

        We continually monitor and evaluate our mix of floating and fixed rate debt and may, from time to time, alter the mix of floating to fixed rate debt through the use of derivatives, primarily in the form of interest rate swap transactions. No such instruments were in place as of January 1, 2005.

        We have a significant portion of our corporate and administrative functions in Canada. Expenses for these functions are paid principally in Canadian dollars and have predictable future cash outflows, referred to in this prospectus as the "foreign currency expenditure." We have a program to hedge the variability in the United States dollar equivalent of a portion of the foreign currency expenditure due to the fluctuation in the exchange rate between the United States dollar and Canadian dollar, referred to in this prospectus as the "foreign currency hedge program." We use forward foreign exchange contracts and foreign exchange option contracts to partially mitigate foreign exchange variability. Under the foreign currency hedge program, losses or gains in our underlying foreign exchange exposures are partially offset by gains or losses on the forward foreign exchange contracts and foreign exchange option contracts, so as to reduce the magnitude of foreign exchange transaction gains or losses.

        A 1% change in exchange rates would cause approximately $0.1 million aggregate change in the fair value of our forward foreign exchange contracts and foreign exchange option contracts. The table below presents the notional amounts, weighted average foreign exchange rates and fair values of the outstanding forward foreign exchange contracts and foreign exchange option contracts, as of January 1, 2005.

Forward Foreign Exchange Contracts	Exchange United States Dollars for Foreign Currency	Notional Weighted Average Exchange Rate	Asset Fair Value
	(foreign currency notional amount in thousands)		(dollars in thousands)
Functional currency:
Canadian dollar	$18,000	0.7612	$1,258

        As of January 1, 2005, forward foreign exchange contracts with fair values of $1.1 million and $0.2 million mature during 2005 and 2006, respectively.

Forward Foreign Exchange Contracts	Exchange United States Dollars for Foreign Currency	Notional Weighted Average Exchange Rate on Calls	Notional Weighted Average Exchange Rate on Puts	Asset Fair Value
	(foreign currency notional amount in thousands)			(dollars in thousands)
Functional currency:
Canadian dollar	$15,100	US 0.8070	US 0.7838	$829

        As of January 1, 2005, foreign exchange option contracts with fair values of $0.7 million and $0.1 million mature during 2005 and 2006, respectively.

        Derivative financial instruments involve credit and market risk. Credit risk arises from the potential for a counterparty to default on its contractual obligations and is limited to those contracts where we would incur a loss in replacing the defaulted transaction. We minimize this risk by diversifying through counterparties that are of strong credit quality. We do not enter into derivative financial instruments for trading purposes.

        Our debt instrument sensitivity to floating interest rates is based on our floating rate debt being based in the United States. Accordingly, changes in U.S. interest rates can affect the interest paid on our floating rate debt. As of January 1, 2005, our total fixed rate debt was $216.9 million, representing approximately 47% of total debt, and has a weighted average rate of 7.82%. Our floating rate exposure of $246.8 million, represents 53% of total debt and has a weighted average rate of approximately 4.24%. A 1% change in the applicable floating rate indices would cause an approximately $2.5 million change in our annual interest expense.

        The principal cash flows and the related weighted average interest rates for our long-term debt as of January 1, 2005, are presented below. The carrying values of our debt instruments are included in Note 7 to our audited annual consolidated financial statements.

	Expected Maturity Date
	2005	2006	2007	2008	2009	Thereafter	Total	Fair Value
	(dollars in thousands)
Long-Term Debt(1)
Fixed rate US$Debt	$9,142	$2,400	$2,042	$991	$567	$201,796	$216,938	$233,980
Average rate	7.97%	7.83%	7.81%	7.79%	7.78%	7.77%	7.82%	—
Floating Rate US$Debt	—	$1,998	$2,663	$2,663	$239,502	—	$246,826	$246,826
Average rate	—	4.24%	4.24%	4.24%	4.24%	4.24%	4.24%	—

(1)
We are required to maintain a minimum interest coverage ratio and fixed charge coverage ratio, and not to exceed a maximum leverage ratio. We are not to exceed a yearly maximum on capital expenditures and cemetery development. Adverse operating results could cause us to be unable to achieve these financial ratios and tests, in which event, unless we were able to obtain appropriate waivers with respect to non-compliance, certain of our long-term debt would be in default and the holders thereof could accelerate the maturities of such debt.

        Our exposure to both equity markets and interest rates reside primarily in the United States. The sale of pre-need funeral contracts, pre-need cemetery merchandise and insurance products results in us having significant investments in, and supervising the management of, trusts that have significant investments in cash and cash equivalents and fixed income and equity securities that are sensitive to current market prices. Fluctuations in interest rates and equity markets do not result in significant current income fluctuation, as the income from investments held in pre-need funeral trusts and pre-need cemetery merchandise trusts does not impact revenue until services are performed. Investments held in pre-need cemetery merchandise trusts and insurance invested assets are predominately in fixed income securities. We manage the mix of equities and fixed income securities in accordance with policies set by an investment committee comprised of members of senior management. The investment committee sets and modifies the mix of investments with the assistance of independent professional financial advisors. The policy emphasizes a conservative approach while maintaining acceptable levels of income and capital appreciation.

INDUSTRY OVERVIEW

        The death care industry in the United States is characterized by the following fundamental attributes:

Growing Demand for Cremation

        Consumer preferences in the death care industry tend to change slowly. However, one significant trend is an increase in the preference for cremation over a traditional burial. Cremation is becoming more popular in the United States, as ties to tradition weaken and this service becomes more acceptable as a form of disposition within society. According to the Cremation Association of North America, approximately 29% of all deaths in 2003 in the United States were followed by cremation. This figure has grown at approximately 1% annually since 1997 and is projected to continue to grow at a comparable rate over the next three to five years. The number of cremation services performed by us as a percentage of total services performed increased to 35% in 2004, compared to 34% for 2003. Although cremation services have historically generated higher gross margins than funeral services involving burials, overall revenues are lower because cremations have typically included few, if any, additional products or services for the customer family beyond the cremation itself. However, industry research has shown that the consumer chooses cremation frequently for reasons other than cost, and we believe this provides us with the opportunity to better serve customer families by offering a larger variety of goods and services.

Constant Need for Products and Services; Increasing Number of Deaths

        According to the United States Bureau of the Census, the number of deaths per year in the United States is expected to increase from approximately 2.4 million in 2003 to 2.6 million in 2010. Moreover, the average age of the population in the United States is increasing. According to the United States Bureau of the Census, the United States population over 50 years of age is expected to increase from 76.1 million in 2000 to 97.1 million in 2010. We believe the aging of the population is particularly important because it expands our target market for pre-need services and merchandise because older persons, especially those over 50 years of age, are most likely to make pre-need funeral and cemetery arrangements.

Highly Fragmented Industry

        The United States death care industry is estimated to have generated approximately $15 billion of revenue in 2003, of which small family-owned businesses represent approximately 80%. During most of the 1990s, there was a trend of family-owned businesses consolidating with larger organizations such as us. However, this trend slowed in the late 1990s, and the industry continues to be characterized by a large number of locally-owned, independent operations. There are approximately 22,000 funeral homes and 10,500 cemeteries in the United States. The market share of a single funeral home or cemetery in any community is a function of the name, reputation and location of that funeral home or cemetery, although competitive pricing, professional service and attention and well-maintained locations are also important. Customer families tend to choose a funeral home because it previously served their family and because of the funeral home's reputation, which must be developed over time. The three largest public operators in the death care industry in the United States, based on total revenue and number of locations, are Service Corporation International, Alderwoods Group and Stewart Enterprises, Inc., and we believe that these three companies collectively represent approximately 20% of funeral service revenues in the United States.

BUSINESS

Overview

        We are the second largest operator of funeral homes and cemeteries in North America based on total revenue and number of locations. As of March 26, 2005, we operated 645 funeral homes, 76 cemeteries and 63 combination funeral homes and cemeteries throughout North America. We provide funeral and cemetery services and products on both an at-need (time of death) and pre-need basis. In support of our pre-need business, we operate insurance subsidiaries that provide customers with a funding mechanism for the pre-arrangement of funerals.

        We are a holding company owning, directly or indirectly, the capital stock of approximately 212 subsidiaries through which the funeral, cemetery and insurance businesses are operated. Our principal executive office is located at 311 Elm Street, Suite 1000, Cincinnati, Ohio 45202. Under the plan of reorganization, Loewen International, as reorganized and renamed Alderwoods Group, Inc., succeeded to the business previously conducted by Loewen Group on the effective date.

        Since January 2, 2002, our new management team has focused on stabilizing core business operations and reducing debt while maintaining stable cash flow for operating purposes. We are focused on achieving improved levels of organic growth, engaging in strategic and targeted key market development to strengthen core operations, strengthening our balance sheet and working toward achieving our commitment of setting the industry standard for customer service, administration and financial management.

        Our operations are geographically diversified across 37 states, seven provinces in Canada and Puerto Rico. Consistent with our urban-based clustering strategy, we have a significant number of funeral homes and cemeteries located in Los Angeles, Chicago, New York City, Atlanta, Miami, Houston and Toronto. Our Rose Hills facility, located approximately 14 miles from downtown Los Angeles, is the largest single-location cemetery and funeral home combination facility in the United States. According to the United States Bureau of the Census, many of the metropolitan areas we serve have a large population over the age of 65, which represents a principal target market for our pre-need sales program as well as at-need sales. We have a pre-need sales program that builds future revenue and which we believe enhances future market share. In addition, we believe the implementation of our specialty retail and marketing approach has led to an increase in average revenue per call for at-need sales since 2002.

Our Strengths

Innovative, Customer-Focused Specialty Retail Platform

        We believe we are leading the industry by employing a specialty retail approach to merchandising and marketing. We use professionally designed, consistent marketing and merchandising materials and a uniform branding and marketing strategy. We have also developed a new approach to marketing our products and services at our locations through the introduction of our Alderwoods Rooms. The Alderwoods Room provides customer families with an open and comfortable environment in which to discuss arrangements to celebrate the life of their loved one. In this regard, the Alderwoods Room includes displays of merchandise in an accessible, pleasing retail environment that is less intimidating than the traditional display room, which is typically not customer friendly. Results to date indicate that this approach produces an increase in the amount of merchandise and services that customer families purchase on average as well as enhanced customer satisfaction. In addition, we have begun offering a full suite of related services designed to make arrangements simple and complete. Although this provides individual locations with a planned structure, individual operators are given flexibility in some areas to adapt the merchandising and marketing program to the needs of the specific community.

Established Market Positions in Key Metropolitan Areas

        We are the second largest operator of funeral homes and cemeteries in North America based on total revenue and number of locations. Our funeral homes averaged approximately 175 services per year in 2004 compared to the industry average of approximately 100 services per year. In addition, approximately 32% of our domestic properties are located in California, Florida, New York and Texas, which are the four states with the largest population over age 65, an age group that represents a large portion of our target market. In California, the state with the largest population over age 65, we operate Rose Hills, the largest single-location cemetery and funeral home combination facility in the United States, and the largest, single-location cemetery property in the United States. Rose Hills is located approximately 14 miles from downtown Los Angeles on approximately 1,400 acres of land. Rose Hills' strong brand name and competitive position generated over $79.0 million in revenue and over $29.5 million in EBITDA in fiscal 2004. In addition, Rose Hills performed over 5,100 funeral services and over 9,000 cemetery interments in fiscal 2004.

Efficient, Centralized Operating Structure

        We believe that our streamlined management organization and centralized operating structure enable us to realize significant cost savings over local operators. Our overhead expense has decreased significantly since January 2, 2002, largely a result of reengineering our administrative processes and reducing the size of our regional administration and management organization. Our corporate support centers provide services, such as purchasing, treasury management, accounting, information technology, legal, accounts receivable collection, marketing and human resources management. The centralization of our purchasing and merchandising functions has enabled us to obtain favorable pricing and terms on key products, such as caskets, urns, vaults, monuments and markers. Moreover, we have implemented a centralized advertising production initiative that we believe will significantly improve the consistency and quality of our marketing and merchandising materials. While we have centralized certain functions to allow for more efficient and cost-effective support, operational functions and management responsibility are retained at the locations to enable our customer-care employees to focus on the needs of their communities and customer families.

Effective Cash Management and Debt Reduction

        Since January 2, 2002, we have demonstrated the ability to generate stable cash flow and the willingness to repay debt with cash flow from operations, proceeds from asset sales and proceeds from the recovery of excess trust fund contributions. We have reduced debt from $831.2 million as of January 2, 2002 to $432.0 million as of March 26, 2005. We are further committed to deleveraging our business in the future. We have improved our ability to generate cash flow from operations by streamlining cost structures and focusing our business strategy toward improved selling of pre-need services and merchandise. We have generated approximately $153.3 million in net proceeds since January 2, 2002 by disposing of those locations and insurance operations identified for disposal as under-performing or not strategic to our plans. This process was substantially complete by the end of fiscal 2004. We have used the cash generated from these dispositions principally to repay debt.

Financially Sound Pre-need Contract Management

        We market funeral and cemetery merchandise and services and cemetery space on a pre-need basis through a staff of over 900 commissioned sales counselors. In fiscal 2003 and 2004, approximately 25% of services performed were derived from the conversion of pre-need services to at-need services. Pre-need contracts enable customer families to establish, in advance of the time of need, the type of service to be performed, the products to be used and the cost of such products and services in accordance with prices prevailing at the time the contract is signed. This enables customer families to eliminate making death care plans at the time of need and allows for input from other customer family members before the death occurs. Sales of pre-need services and merchandise generate a revenue backlog and we believe aid in maintaining and growing our market share. As part of our reorganization, we altered our sales counselors' commission structure in order to emphasize contracts with positive cash flow and low cancellation rates as opposed to focusing solely on the number or value of contracts signed. For example, sales counselors are paid a higher commission on sales contracts that have larger down payments and shorter installment payment terms. We will continue to manage a pre-need sales program designed to enhance future revenue and facilitate market share growth while managing the cash flow impact of this program.

Prudent and Conservative Management of Our Trust and Insurance Investments

        Our investment portfolio consists of $637.3 million of trust investments, $245.8 million related to perpetual care trusts for cemeteries, and $257.9 million of insurance subsidiary investments under supervision as of March 26, 2005. We seek to maintain a conservative investment policy that is focused on the preservation of capital. Our investment portfolio's assets consist of cash and cash equivalents, fixed income securities (primarily "A" rated and above) and certain equity investments, primarily consisting of index-linked securities.

Unique Management Team

        We believe our management team is unique in the industry. We bring together an operations management team with many decades of experience in the death care industry and an executive team that possesses leadership experience in multi-unit retailing. We believe this combination brings new perspectives and a different way to approaching our business. Over the past two years, we have realigned our management and operation teams, breaking down barriers that traditionally separate support centers from field operations.

Business Strategy

Overview

        Since January 2, 2002, we have focused on optimizing our core business operations and reducing and refinancing debt, while maintaining stable cash flow for operating purposes. As of March 26, 2005, successful results of this strategy are evident in that we have:

  •
  reduced debt outstanding by $399.2 million since January 2, 2002, from $831.2 million to $432.0 million;

  •
  refinanced certain debt to eliminate refinancing risk, extend maturities and lower interest costs for 2005 to an estimated $30.0 million (projected using interest rates and debt levels in effect as of March 26, 2005 along with assumed amortization of existing deferred financial costs), a decrease of $55.0 million from $85.0 million for 2002;

  •
  identified for disposal a number of businesses that did not fit into our market or business strategies (including 154 funeral, 89 cemetery and five combination locations and Security Plan Life Insurance in North America, including all 39 funeral locations in the United Kingdom);

  •
  sold all locations identified for disposal other than 17 funeral, three cemetery and four combination locations, all of which were disposed of subsequent to March 26, 2005, aside from one cemetery;

  •
  increased pre-need funeral and cemetery contracts written to $179.5 million and $86.8 million, respectively, an increase of $18.4 million and $9.1 million, respectively, from 2002; and

  •
  resolved numerous reorganization issues and outstanding claims.

        Looking ahead to 2005, our strategic objectives are to:

  •
  focus on organic growth to improve our revenues by growing the number of funeral services performed and increasing the average revenue per funeral service;

  •
  continue to build a solid foundation to maintain market share and long-term volume growth by growing pre-need sales;

  •
  continue to assess our portfolio of funeral and cemetery locations to ensure they continue to fit our strategy and support our initiatives to grow revenue, and where appropriate, consider acquisitions and construction of new locations, focusing on constructing new funeral homes on existing cemetery locations; and

  •
  continue to improve our financial condition.

Key Strategies

        Our business strategy is to improve and expand our operations internally and to strengthen our financial performance by improving cash flows and profitability and deleveraging our balance sheet. Key elements of our business strategy are:

        Organic Growth.    Our continued focus on our core businesses will be directed toward improved levels of organic growth. We will focus on three key areas—growth in number of funeral services, average revenue per funeral service and financially prudent growth in pre-need sales—to enhance future market share.

        We experienced a decline in the number of funeral services performed during 2004. To address this decline, we plan to invest an additional $7-10 million into programs in 2005 that will reposition our operations to support future growth. For 2005, we have already implemented an expanded field management structure to increase the number of market managers and thus the amount of time market managers have available to spend coaching employees at the locations. Additional programs include increased spending on training and recruitment support, facility improvements, advertising and pre-need sales.

        We plan to initiate market awareness programs in target test markets that afford the highest growth potential for the investment. We will invest in advertising and promotion, community relations and pre-need sales. Results from these test markets will be used to support our future marketing expenditures that are expected to enhance revenue-creation opportunities.

        We are improving our retailing strategies, primarily for at-need customers, which are expected to increase average revenue per service. The strategy involves creating a comfortable retail environment for the customer families that includes service and product information, a well lit display room and more merchandise choices. We are currently rolling out standardized merchandise display layouts and pricing presentation in our merchandise selection rooms at our funeral homes. We have rolled out this merchandising strategy in 234 locations as of the end of 2004 and expect to implement it in a further 110 locations in 2005.

        We have a strong pre-need sales program that is designed to build future revenue, develop market share growth and enhance market awareness. We are careful to manage cash flow and expense impacts of the pre-need sales program. In an effort to build on this program, we tested a more aggressive pre-need sales program in seven markets in 2004. The test markets generally achieved stronger pre-need sales growth in 2004. We are revising portions of the program and expanding the test to an additional 10 markets for 2005. If successful, full roll-out over all markets is expected to occur over the next two years. The program involves recruitment of additional sales professionals and a new training program for counselors and managers to support these efforts. In addition, the program involves closer integration of market advertising efforts with the pre-need sales program.

        Industry data shows that cremation continues to be an increasing choice of many consumers. This shift away from the traditional funeral service appears indicative of the changing demographics of society, the increased mobility of the population and the change in view towards memorialization alternatives. This shift may negatively impact our revenues; however, we plan to offer families of cremation customers a larger variety of goods and services, primarily by emphasizing these in our Alderwoods Rooms.

        Cultural Transformation.    We believe we have made progress in developing a culture supporting outstanding customer service, strong community relations, excellence in administration and strong financial management. We are satisfied with the progress made to date. However, management is committed to setting the industry standards for customer service, community involvement, administration and financial management. We are taking steps to achieve this goal, which include implementing tools to assist in the consistent assessment of the performance of individuals and expansion of training programs for customer and community service and local management skills.

        Market Rationalization and Development.    For the past three years, we have been engaged in a strategic market rationalization program to dispose of operating locations that were under-performing or did not fit into our market or business strategies. This program is complete. On a smaller scale and over time, we will continue to assess our portfolio of funeral and cemetery locations to ensure they continue to fit in our strategy.

        In addition, we plan to commence strategic initiatives to improve our revenue growth. This is expected to be accomplished through, among other things, strategic and targeted key market development, in line with our operating philosophy and financial goals. We expect such controlled growth to help strengthen our core operations, enabling us to realize further synergies and operating efficiencies.

        Market development may include tactics such as acquisition of local competitors, moving locations, closing smaller locations and developing more combination operating locations to provide enhanced, seamless service to customers. We have identified combination opportunities within our underlying base of operating locations and expect to develop five to seven of these locations annually for the next two to three years.

        Improve Our Balance Sheet.    We successfully reduced our debt level by approximately 44% during our first three years of operations under our new management team. This reduction came from the generation of operating cash flow, the sale of non-strategic operating locations and real estate, the recovery of excess trust fund contributions and improvements in working capital levels. In addition, we successfully refinanced certain of our debt, effectively reducing interest costs. We intend to continue to reduce debt during fiscal 2005.

        We expect cash flow from operations to be adequate to maintain existing operations and capital needs, allowing some excess to be used to fund our growth strategies and further reduce debt. Subsequent to March 26, 2005, we completed the sale of our remaining discontinued locations, aside from one cemetery, for proceeds of approximately $6.0 million. In addition, we expect that the proceeds from our sale of the remaining assets held for sale, including real estate, will be approximately $12.0 million, which proceeds will be used to further reduce long-term debt. Moreover, although the efforts to withdraw excess contributions and unwithdrawn earnings from trusts are substantially complete, we will continue our efforts to identify and withdraw such funds.

Business Operations

        Our segments primarily consist of the funeral and cemetery activities. Our segments also include an insurance business in support of our funeral business. Within our segments, we maintain a regional operating structure for the funeral and cemetery business that is organized into multiple geographic regions in the United States and Canada. For certain financial information by segment and geographic area, see "Management's Discussion and Analysis of Financial Condition and Results of Operations," Note 7 to our unaudited interim consolidated financial statements and Note 17 to our audited annual consolidated financial statements. Funeral operations constituted approximately 66% of our consolidated revenue for 2004, compared to approximately 68% for 2003, and approximately 70% for 2002. Cemetery operations constituted approximately 23% of our consolidated revenue for 2004, 2003 and 2002. Insurance operations constituted approximately 11% of our consolidated revenue for 2004, as compared to approximately 9% for 2003, and approximately 8% for 2002.

        Funeral Operations.    Our funeral operations encompass making funeral and cremation arrangements on an at-need or pre-need basis. Our funeral operations offer a full range of funeral services, including the collection of remains, registration of death, professional embalming, use of funeral home facilities, sale of caskets and other merchandise and transportation to a place of worship, funeral chapel, cemetery or crematorium. Our funeral operations generally experience higher volumes in the winter months, primarily due to higher incidence of deaths, as a result of illnesses brought on by cold weather.

        Amounts paid for funeral services are recorded as revenue at the time the service is performed. Payments made for pre-need funeral contracts are either placed in trust or are used on behalf of the purchaser of the pre-need contract to pay premiums on life insurance polices, under which we are designated as the beneficiary. Realized earnings on funeral trust funds and related expenses of the trusts are recognized in other expense (income). Typically, an offsetting accretion expense for the non-controlling interest in the trusts is included as interest expenses in other expense (income). At the date of performing a pre-need funeral service, the original contract amount, together with related accrued net earnings from trust and increased insurance benefits, is recorded as funeral revenue. Selling costs related to the sale of pre-need funeral contracts are expensed in the period incurred.

        Cemetery Operations.    Our cemetery operations assist families in making burial arrangements and offer a complete line of cemetery products (including a selection of burial spaces, burial vaults, lawn crypts, caskets, memorials, niches and mausoleum crypts), the opening and closing of graves and cremation services.

        Provided certain collectibility criteria are met, pre-need cemetery interment right sales of developed cemetery property are deferred until a minimum of 10% of the sales price has been collected, while pre-need cemetery interment right sales of undeveloped cemetery property are deferred and revenue is recognized on a percentage of completion basis as a cemetery property is developed. Pre-need sales of cemetery merchandise or services are deferred until the delivery of such merchandise or performance of such services occurs.

        Pursuant to various state and provincial laws, a portion of the proceeds from the sale of pre-need merchandise and services may also be required to be paid into trusts, which are included in pre-need cemetery receivables and trust investments in our interim unaudited consolidated financial statements and our annual consolidated financial statements. Realized earnings on merchandise and services trust funds and related expenses of the trusts are recognized in other expense (income). Typically, an offsetting accretion expense for the non-controlling interest in the trusts is included as interest expense in other expense (income). The net amount of realized earnings on merchandise and service trust funds is recorded as cemetery revenue when the merchandise is delivered and service performed. Selling costs related to the sale of pre-need cemetery internment rights, merchandise and services are expensed in the period incurred.

        Pursuant to various state and provincial laws, we provide for the long-term maintenance of our cemetery properties by placing a portion, typically 10% to 15%, of the proceeds from the sale of internment rights into a perpetual care trust fund (those amounts are generally contributed to trust when the contract is fully paid). As allowed by these laws, the annual income earned on those funds is used to partially offset the maintenance costs of operating the cemeteries. As of March 26, 2005, our continuing operations of cemeteries had approximately $245.8 million of cemetery perpetual care trust investments.

        Combined Funeral and Cemetery Operations.    We operate 63 combination funeral homes and cemeteries in which a funeral operation is physically located within or adjoining a cemetery operation. Our combination operations allow synergies between funeral and cemetery sales, and reduction in personnel, equipment and other costs. In addition, customer families are provided with the convenience of a single location to purchase funeral and cemetery services and merchandise.

        Insurance Operations.    We operate two insurance subsidiaries licensed in a total of 35 states. These insurance subsidiaries sell a variety of insurance products, primarily for the funding of pre-need funerals.

        Discontinued Operations.    Over the previous three fiscal years, we engaged in a strategic market rationalization assessment to identify and dispose of cemetery and funeral operating locations that did not fit into our market or business strategies, as well as under-performing locations and excess cemetery land. The program to identify cemetery and funeral operating locations for disposal is complete. We will, on a smaller scale and over time, continue to assess our portfolio of funeral and cemetery locations to ensure they continue to fit in our strategy. Once a property is added to the disposal list, we expect to complete the sale within one year. As of March 26, 2005, we had 17 funeral, three cemetery and four combination locations, which had not been sold within one year of being added to the list. Subsequent to March 26, 2005, we completed the sale of all of the above locations aside from one cemetery location.

        During 2004, 2003 and 2002, we identified 154 funeral, 89 cemetery and five combination locations for disposal. The funeral locations included all 39 funeral locations in the United Kingdom, which were sold on October 20, 2003.

        During 2003, we identified Security Plan Life Insurance Company, our wholly-owned home service insurance company, as a non-strategic asset, because it was not part of our pre-need funeral sales efforts. Our continuing insurance operations include Mayflower National Life Insurance Company and National Capital Life Insurance Company, our wholly-owned pre-need life insurance companies. On June 17, 2004, we announced the signing of an agreement by our subsidiary, Mayflower National Life Insurance Company, to sell all the outstanding shares of Security Plan Life Insurance Company for $85.0 million. The sale concluded in October 1, 2004. After payment of applicable taxes and expenses and the recapitalization of Mayflower National Life Insurance Company, we utilized $65.0 million of the proceeds to further reduce long-term debt. We recorded a pre-tax gain on the sale of $16.0 million.

        We have classified all the locations identified for disposal as assets held for sale in the consolidated balance sheets and recorded any related operating results, long-lived asset impairment provisions, and gains or losses recorded on disposition as income from discontinued operations. We have also reclassified the prior periods to reflect any comparative amounts on a similar basis.

Death Care Industry

Number of deaths

        There is an inevitable need for the products and services the death care industry offers. According to the United States Bureau of the Census, the number of deaths per year in the United States is expected to increase from approximately 2.4 million in 2003 to 2.6 million in 2010. Moreover, the average age of the population in the United States is increasing. According to the United States Bureau of the Census, the United States population over 50 years of age is expected to increase from 76.1 million in 2000 to 97.1 million in 2010. We believe that the aging of the population is particularly important because it expands our target market for pre-need services and merchandise as older persons, especially those over 50 years of age, are most likely to make pre-need funeral and cemetery arrangements.

Competition

        The funeral service industry in the United States is highly fragmented, consisting primarily of small, family-owned businesses. There are approximately 22,000 funeral homes and 10,500 cemeteries in the United States. The three largest public operators of funeral homes and cemeteries in the United States are Service Corporation International, Alderwoods Group and Stewart Enterprises, Inc., and we believe that these three companies collectively represent approximately 20% of death care revenues in the United States. Our competition in the markets in which we operate generally arise from one or more of the above public operators in addition to independent operators of funeral homes and cemeteries for at-need and pre-need business. The market share of a single funeral home or cemetery in any community is a function of the name, reputation and location of that funeral home or cemetery, although competitive pricing, professional service and attention and well-maintained locations are also important. Gains or losses in market share within a community are usually realized over a number of years, although losses in market share may occur in a shorter time frame.

Cremation

        Substantially all of our funeral homes provide basic cremation services through Company-owned or third party crematories, and we have proprietary programs designed to provide a full range of merchandise and services to families choosing cremation. In 2004, cremations accounted for approximately 35% of all funeral services performed by us, compared to approximately 34% in 2003 and 33% in 2002. According to the latest industry studies available, cremations increased by approximately 1% annually from 1997 to 2003, as a percentage of all funeral services in the United States, and, in 2003, accounted for approximately 29% of all funeral services performed in the United States. This trend of increasing cremations is expected to continue into the future.

Regulation

        The funeral service and cemetery industry is regulated primarily on a state and provincial basis, with a vast majority of jurisdictions requiring licensing and supervision of individuals who provide funeral-related services. Most jurisdictions also regulate the sale of pre-need services and the administration of any resulting trusts or insurance contracts. The laws and regulations are complex, are subject to interpretation by regulators, vary from jurisdiction to jurisdiction and are subject to change from time to time. Non-compliance with these regulations can result in fines or suspension of licenses required to sell pre-need services and merchandise. In addition, concerns regarding lack of competition have led a few jurisdictions to enact legislation restricting the common ownership of funeral homes, cemeteries and related operations within a specific geographic region.

        Our operations in the United States must also comply with federal legislation, including the laws administered by the Occupational Safety and Health Administration, the Americans with Disabilities Act and the Federal Trade Commission, referred to in this prospectus as the "FTC." The FTC administers the Trade Regulation Rule on Funeral Industry Practices, the purpose of which is to prevent unfair or deceptive acts or practices in connection with the provision of funeral goods or services. Certain regulatory requirements also exist in Canada.

        Our operations are subject to numerous environmental laws, regulations and guidelines adopted by various governmental authorities in the jurisdictions in which we operate. On a continuing basis, our business practices are designed to assess and evaluate environmental risk and, when necessary, conduct appropriate corrective measures. Liabilities are recorded when known or considered probable and reasonably estimable. Actual environmental liabilities could differ significantly from our estimates.

        Our insurance subsidiaries are subject to regulation by the states in which they are domiciled and the states in which their products are sold.

        We believe that we comply in all material respects with the provisions of the laws and regulations under which we operate.

Employees

        As of February 26, 2005, we employed approximately 8,500 people, with approximately 550 people employed at the executive and administrative offices in Cincinnati, Ohio, Toronto, Ontario and Burnaby, British Columbia. We believe that relationships with employees are good. As of February 26, 2005, approximately 180 of our employees were members of collective bargaining units.

Properties

        Our properties consist primarily of funeral homes and cemeteries. Of our 648 funeral homes as of January 1, 2005, 67 were leased facilities and the balance were owned by us. In some cases, we have a right of first refusal and/or an option to purchase its leased premises. Of the funeral, cemetery and combination locations owned by us, 365 properties in the United States are pledged through mortgages as security for our senior secured credit facility. In addition, 22 funeral homes are pledged through mortgages as security for other debt. As of January 1, 2005, there were 543 funeral homes located in the United States and 105 in Canada.

        As of January 1, 2005, we operated 63 combination funeral homes and cemeteries, of which 60 were located in the United States and three in Canada and of which two funeral homes were leased and the balance were owned by us.

        As of January 1, 2005, we operated or provided management and sales services pursuant to various management and sales agreements to 76 cemeteries located in the United States and three in Canada. The cemeteries (including those in combination funeral homes and cemeteries) operated by us as of January 1, 2005 contained an aggregate of approximately 9,000 acres, of which approximately 61% were developed.

        Our office in Cincinnati, Ohio occupies approximately 21,000 square feet of leased office space. Our office in Toronto, Ontario occupies approximately 29,000 square feet of owned office space. Our office in Burnaby, British Columbia occupies approximately 72,000 square feet of leased office space. Our office in Burnaby, British Columbia will be relocating in 2005 to a new leased office space of approximately 67,000 square feet.

        Our facilities are well-maintained and kept in good condition, which, management believes, meets the standards required for the nature of our business.

Continuing and Discontinued Locations

        Our number of continuing and discontinued locations by country, state and province as of March 26, 2005, and the overall totals as of March 26, 2005 and January 1, 2005, are summarized in the table below.

	Number of Continuing Operations Locations			Number of Discontinued Operations Locations
							Total Number of Locations
Country, State / Province
	Funeral	Cemetery	Combination	Funeral	Cemetery	Combination	Funeral	Cemetery	Combination
Canada
British Columbia	17	—	1	—	—	—	17	—	1
Alberta	11	—	—	—	—	—	11	—	—
Saskatchewan	23	—	—	—	—	—	23	—	—
Manitoba	3	1	2	—	—	—	3	1	2
Ontario	22	—	—	—	—	—	22	—	—
Quebec	17	—	—	—	—	—	17	—	—
Nova Scotia	10	—	—	—	—	—	10	—	—

Total Canadian	103	1	3	—	—	—	103	1	3
United States
Alabama	8	—	1	—	—	—	8	—	1
Alaska	3	—	—	—	—	—	3	—	—
Arizona	5	—	1	—	—	—	5	—	1
Arkansas	3	—	—	—	—	—	3	—	—
California	46	1	7	—	—	—	46	1	7
Colorado	3	1	1	—	—	—	3	1	1
Connecticut	3	—	—	—	—	—	3	—	—
Florida	32	5	8	13	2	2	44	7	10
Georgia	24	6	5	—	—	—	24	6	5
Idaho	4	1	—	—	—	—	4	1	—
Illinois	6	16	3	—	—	—	6	16	3
Indiana	16	4	1	—	—	—	16	4	1
Kansas	7	—	—	—	—	—	7	—	—
Kentucky	1	—	—	—	—	—	1	—	—
Louisiana	22	2	—	—	—	—	22	2	—
Maryland	2	—	—	—	—	—	2	—	—
Massachusetts	13	—	—	—	—	—	13	—	—
Michigan	12	—	—	—	—	—	12	—	—
Minnesota	9	1	1	—	—	—	9	1	1
Mississippi	21	1	3	1	—	—	22	1	3
Montana	4	—	—	—	—	—	4	—	—
Nevada	2	—	1	—	—	—	2	—	1
New Hampshire	4	—	—	—	—	—	4	—	—
New Mexico	5	—	—	—	—	—	5	—	—
New York	38	1	—	—	—	—	38	1	—
North Carolina	26	8	3	—	—	—	26	8	3
Ohio	16	4	1	—	—	—	16	4	1
Oklahoma	18	1	1	—	—	—	18	1	1
Oregon	18	1	3	—	—	—	18	1	3
Pennsylvania	6	—	—	—	—	—	6	—	—
Rhode Island	3	—	—	—	—	—	3	—	—
South Carolina	6	5	2	—	—	—	6	5	2
Tennessee	31	2	5	—	—	—	31	2	5
Texas	60	4	4	3	1	2	63	5	6
Virginia	22	—	—	—	—	—	22	—	—
Washington	21	3	3	—	—	—	21	3	3
West Virginia	3	—	—	—	—	—	3	—	—
Puerto Rico	3	5	2	—	—	—	3	5	2

Total United States	526	72	56	17	3	4	542	75	60

Overall total, March 26, 2005	629	73	59	17	3	4	645	76	63

Overall total, January 1, 2005	630	73	59	18	6	4	648	79	63

Predecessor Overview

        From the inception of Loewen Group in 1985 until the last half of 1998, Loewen Group's business philosophy centered on a growth strategy in the funeral home and cemetery businesses. Beginning in the second half of 1998, in light of negative cash flow from its businesses and increasing difficulties in meeting its debt service obligations, Loewen Group virtually ceased its acquisition program. During the last quarter of 1998, Loewen Group began attempting to sell various operations. As of March 31, 1999, Loewen Group's consolidated balance sheet reflected approximately $2.1 billion of long-term debt (of which approximately $742.2 million was due currently) and approximately $48.8 million of other current debt.

        On June 1, 1999, referred to in this prospectus as the "petition date," Loewen Group, approximately 850 United States subsidiaries of Loewen Group (including Loewen International) and one foreign subsidiary of Loewen Group each voluntarily filed a petition for creditor protection under Chapter 11 in the United States Bankruptcy Court for the District of Delaware, referred to in this prospectus as the "Bankruptcy Court." Concurrent with the Chapter 11 filing, Loewen Group and 117 of its Canadian subsidiaries filed for creditor protection under the CCAA with the Ontario Superior Court of Justice, referred to in this prospectus as the "Canadian Court." Subsequent to the petition date, five additional subsidiaries of Loewen Group voluntarily filed petitions for creditor protection and 41 subsidiaries were voluntarily deleted. The Loewen Companies' insurance, United Kingdom and certain funeral and cemetery subsidiaries were excluded from the Chapter 11 and CCAA filings.

        The Bankruptcy Court confirmed the plan of reorganization on December 5, 2001, the Canadian Court recognized the plan of reorganization on December 7, 2001, and the plan of reorganization became effective on January 2, 2002.

        Pursuant to the plan of reorganization, the following transactions, among other things, were completed on the effective date:

  •
  Loewen Group ceased to have any employees, meaningful assets or operations;

  •
  Loewen Group's ownership of Loewen International was cancelled, and Loewen International thereupon ceased to be affiliated with Loewen Group;

  •
  Loewen International (renamed Alderwoods Group, Inc.) succeeded to the business previously conducted by Loewen Group; and

  •
  A new board of directors was selected for us.

Legal Proceedings

        We are party to legal proceedings in the ordinary course of business, but do not expect the outcome of any proceedings, individually or in the aggregate, to have a material adverse effect on our financial position, results of operations or liquidity.

MANAGEMENT

Executive Officers and Directors

        The following table lists our executive officers and directors, their ages, and their positions as of May 1, 2005:

Name	Age	Position
John S. Lacey	62	Chairman of the Board and Director
Paul A. Houston	56	Director, President and Chief Executive Officer
Kenneth A. Sloan	55	Executive Vice President, Chief Financial Officer
Ross S. Caradonna	54	Executive Vice President, Chief Information Officer
Ellen Neeman	54	Senior Vice President, Legal & Compliance, Corporate Secretary
Richard J. Scully	46	Senior Vice President, Sales & Marketing
Aaron Shipper	52	Senior Vice President, Advance Planning and President of Mayflower Life Insurance Company
Mark W. H. Wilson	34	Senior Vice President, Human Resources
Lloyd E. Campbell	47	Director
Anthony G. Eames	61	Director
Charles M. Elson	45	Director
David R. Hilty	36	Director
Olivia F. Kirtley	54	Director
William R. Riedl	64	Director
W. MacDonald Snow, Jr.	65	Director

        John S. Lacey became the Chairman of the Board of Directors of Alderwoods Group on January 2, 2002. From January 1999 to January 2002, Mr. Lacey was the Chairman of the Board of Directors of Loewen Group. In December 1998, Mr. Lacey became a director of Loewen Group. From July 1998 to November 1998, Mr. Lacey was President and Chief Executive Officer of The Oshawa Group Ltd., a marketer of food and pharmaceutical products, in Toronto, Ontario. From November 1996 to July 1998, Mr. Lacey was President and Chief Executive Officer of WIC Western International Communications Inc., a private broadcaster, in Vancouver, British Columbia. Mr. Lacey is also a director of Telus Corporation, Western Forest Products, Canadian Tire Corporation, Limited and the Canadian Imperial Bank of Commerce.

        Paul A. Houston became a director and President and Chief Executive Officer of Alderwoods Group on January 2, 2002. From December 1999 to January 2002, Mr. Houston was President and Chief Executive Officer of Loewen Group and President of Loewen International. Additionally, Mr. Houston served as a director of Loewen Group from June 1999 to January 2002. From August 1996 to October 1999, Mr. Houston was President and Chief Executive Officer of Scott's Restaurants Inc., a quick service food company. Mr. Houston is also a director of CFM Corporation.

        Kenneth A. Sloan became Executive Vice President, Chief Financial Officer of Alderwoods Group on January 22, 2003. From January 2, 2002, to January 21, 2003, Mr. Sloan was Senior Vice President, Chief Financial Officer of Alderwoods Group. From November 2000 to January 2002, Mr. Sloan was Senior Vice President, Chief Financial Officer of Loewen Group and of Loewen International. From September 1987 to September 2000, Mr. Sloan served as Senior Executive Vice President, Finance and Planning and Chief Financial Officer of Shoppers Drug Mart Ltd., an operator of drug stores.

        Ross S. Caradonna became Executive Vice President and Chief Information Officer of Alderwoods Group on January 22, 2003. From September 2002 to January 21, 2003, Mr. Caradonna was Senior Vice President, Chief Information Officer of Alderwoods Group. From September 2001 to September 2002, Mr. Caradonna served as Senior Vice President and Chief Information Officer of

Sobey's Inc., a grocery retailer and distributor. From October 2000 to July 2001, Mr. Caradonna was a Senior Retail Consultant with Karabus Management. From June 1991 to September 2000, Mr. Caradonna served as Senior Vice President and Chief Information Officer of Scott's Hospitality Inc., an international consumer service company.

        Ellen Neeman became Senior Vice President, Legal & Compliance, Corporate Secretary of Alderwoods Group in June 2002. From May 2001 to January 2002, Ms. Neeman was Vice President & Corporate Secretary for 724 Solutions, Inc., a provider of Internet infrastructure software. From March 2000 to April 2001, Ms. Neeman was Vice President & Corporate Secretary for Geac Computer Corporation Limited, a software provider. From March 1997 to January 2000, Ms. Neeman was Senior Vice President, General Counsel & Corporate Secretary for UniHost Corporation, a company engaged in hotel ownership, franchising and management businesses.

        Richard J. Scully became Senior Vice President, Sales and Marketing of Alderwoods Group in January 2003. From June 2001 to January 2003, Mr. Scully was Vice President, Sales and Marketing of Alderwoods Group. From 2000 to June 2001, Mr. Scully served as Director, E-Commerce of Tucows International Corp., an internet channel management company. From 1998 to 2000, Mr. Scully was Director, Knowledge Management at Glaxowellcome Canada Inc., a pharmaceutical manufacturing and marketing company.

        Aaron Shipper became President of Mayflower National Life Insurance Company in November 2001, which position he still retains, and was appointed Senior Vice President, Advanced Planning of Alderwoods Group in October 2004. From August 1995 to October 2001, Mr. Shipper was Vice President of Marketing for Loewen Group International, Inc.

        Mark W. H. Wilson became Senior Vice President, Human Resources of Alderwoods Group in March 2005. From March 2003 to March 2005, Mr. Wilson was Vice President, Human Resources of Alderwoods Group. From 1997 to March 2003, Mr. Wilson served as Vice President, Human Resources of Priszm Brands, a quick service food company founded through the merger of Tricon Canada and Scott's Restaurants. Prior to that, Mr. Wilson worked at Rogers Wireless/Cantel, Canada's largest wireless voice and data communications services provider, in a number of progressively more senior human resources roles.

        Lloyd E. Campbell became a director of Alderwoods Group on January 2, 2002. Mr. Campbell became the Managing Director and Group Head of the Private Placement Group at Rothschild Inc., an investment bank, in June 2001. Prior to joining Rothschild, Mr. Campbell was a Managing Director and Head of the Private Finance Group at Credit Suisse First Boston, an investment bank from August 1986 through March 2001. He is also a director of Spartech Corporation.

        Anthony G. Eames became a director of Alderwoods Group on January 2, 2002. Mr. Eames has been the President and Chief Executive Officer of A.G. Eames Consulting since January 2001. From 1987 to 2001, Mr. Eames served as the President and Chief Executive Officer of Coca-Cola Ltd., the Canadian subsidiary of The Coca-Cola Company, a manufacturer, distributor and marketer of soft drink concentrates and syrups. Mr. Eames also currently serves as Vice-President of the Canadian Special Olympics Foundation, President of Tony & Robin Eames Family Foundation and the Vice Chairman of Tennis Canada.

        Charles M. Elson became a director of the Alderwoods Group on January 2, 2002. Mr. Elson has been the Edgar S. Woolard, Jr. Chair in Corporate Governance and the Director of the Weinberg Center for Corporate Governance at the University of Delaware since August 2000, and Of Counsel to Holland & Knight LLP, a law firm, since May 1995. From 1990 until 2001, Mr. Elson was Professor of Law at Stetson University College of Law. Mr. Elson is also a director of Autozone, Inc. and HealthSouth Corporation.

        David R. Hilty became a director of Alderwoods Group on January 2, 2002. Mr. Hilty has served in various capacities with the investment bank of Houlihan Lokey Howard & Zukin since 1990, becoming a Vice President in 1997, Senior Vice President in 1999 and a Director in 2000. He is currently a Managing Director and the Co-Head of Financial Restructuring of Houlihan Lokey Howard & Zukin in New York. Mr. Hilty is also a director of Cypress Financial Holdings Corp.

        Olivia F. Kirtley became a director of Alderwoods Group on January 2, 2002. Ms. Kirtley is a Certified Public Accountant and Business Consultant. From 1998 to 1999, Ms. Kirtley served as Chair of the Board for the American Institute of Certified Public Accountants. From 1991 to 2000, Ms. Kirtley held the positions of Vice President and Chief Financial Officer of Vermont American Corporation, an international manufacturer and marketer of power tool accessories. Ms. Kirtley also serves as a director of Lancer Corporation, Res-Care, Inc. and Papa John's International, Inc. Ms. Kirtley currently serves as Chairman of the Board of Delta Dental Plan of Kentucky, Inc. and The Community Foundation of Louisville.

        William R. Riedl became a director of Alderwoods Group on January 2, 2002. From December 1998 to January 2002, Mr. Riedl was a director of Loewen Group. From April 1991 until September 1991, Mr. Riedl was the Chief Financial Officer of Fairvest Securities Corporation, a stock brokerage firm that specialized in matters of corporate governance and shareholder rights, and from October 1991 until his retirement in December 2000, Mr. Riedl served as the President, Chief Financial Officer and Chairman of the Board of Fairvest Securities Corporation.

        W. MacDonald Snow, Jr. became a director of Alderwoods Group on January 2, 2002. Mr. Snow held various positions with Prudential Insurance Company of America, a securities broker and investment advisor, from 1964 until his retirement in 1996, becoming Chief Credit Policy Officer and Chief of Staff, Private Placement Group in 1991 and Strategic Planning Officer in 1994.

Executive Compensation

        The discussion contained in this section sets forth compensation earned during each of the last three fiscal years by the person who served as our chief executive officer during fiscal 2004 and our four most highly compensated executive officers, other than the person who served as our chief executive officer, who served as our executive officers at the end of fiscal 2004, collectively referred to in this prospectus as the "named executive officers."

Long-Term Compensation
		Annual Compensation (1)				Awards
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(2)	Other Annual Compensation ($)		Securities Underlying Options (#)	All Other Compensation ($)
John S. Lacey Chairman of the Board	2004 2003 2002	405,000 505,000 507,809	405,000 505,000 3,153,223	20,659 19,966 17,976	(3) (5) (6)	— 200,000 745,000	5,963 — —	(4)
Paul A. Houston President and Chief Executive Officer	2004 2003 2002	705,000 665,000 646,473	705,000 665,000 1,658,611	21,210 19,976 17,866	(7) (8) (9)	— 200,000 795,000	5,963 5,173 4,299	(4) (4) (4)
Kenneth A. Sloan(10) Executive Vice President, Chief Financial Officer	2004 2003 2002	315,689 288,727 274,302	327,038 285,860 270,005	12,531 12,296 9,018	(11) (12) (13)	— 150,000 195,000	5,963 5,173 4,299	(4) (4) (4)
Ross S. Caradonna(14) Executive Vice President, Chief Information Officer	2004 2003 2002	222,418 205,231 54,273	228,808 204,536 120,793	12,856 12,436 2,209	(15) (16) (17)	— 150,000 75,000	5,963 5,173 1,396	(4) (4) (4)
Aaron Shipper(18) Senior Vice President, Advance Planning and President of Mayflower National Insurance Company	2004 2003 2002	189,673 178,500 176,593	174,691 49,500 15,000	8,723 8,400 8,400	(19) (19) (19)	— 30,000 80,000	3,801 3,600 18,183	(4) (4) (20)

(1)
The employment agreements of the named executive officers reflect compensation amounts in U.S. dollars. Actual payments under the employment agreements are made to the named executive officers in Canadian dollars at then applicable exchange rates with the exception of Mr. Aaron Shipper whose payments are made entirely in U.S. funds. Amounts shown in this compensation table for fiscal 2004 and 2003 reflect the U.S. dollar compensation amounts specified in the respective employment agreements of the named executive officers. Amounts shown for fiscal 2002 for each of the named executive officers other than Mr. Shipper reflect the Canadian dollar amounts actually paid to such named executive officer, converted to their equivalent value in U.S. dollars using an exchange rate of $1.00 US = $1.57 Canadian. The amounts set forth in this compensation table for the named executive officers for 2002 other than Mr. Shipper differ from those reflected in their respective employment agreements because payments under the employment agreements reflecting compensation in U.S. dollars were made periodically in Canadian dollars at then-applicable exchange rates and for such year the amounts shown were converted based on the total Canadian dollar amounts actually paid converted to U.S. dollars based on a single exchange rate.

(2)
Bonuses shown for 2004 and 2003 consist of annual incentive bonuses that were earned in that fiscal year, but paid in the following year. In 2004, Mr. Shipper also received a bonus payment of $105,000 upon the closing of the sale of Security Plan Life Insurance Company in October 2004. The 2002 bonuses for Messrs. Lacey, Houston and Sloan consist of bonuses paid pursuant to the Key Employee Retention Program of Loewen Group and discretionary bonuses earned for 2002 but paid in the following year. The bonuses paid pursuant to the Key Employee Retention

  Program of Loewen Group and discretionary bonuses earned for 2002 but paid in the following year. The bonuses paid pursuant to the Key Employee Retention Program of Loewen Group represent a percentage of annual salary, ranging from 10% to 50%. For Merssrs. Lacy and Houston, the amounts were paid 100% in cash. For Mr. Sloan, the bonus paid under the Key Employee Retention Program was paid 50% in cash and 50% in common stock. In 2002, Mr. Sloan received his bonuses in two payments. The first, representing one-third of the amount payable, was made in February 2002 and the second, representing the remaining two-thirds of the award, was made in July 2002. In 2002, the common stock received by Mr. Sloan was valued at its fair market value in February 2002 at $13.23 per share. The common stock received by Mr. Sloan in the July 2002 payment continued to be valued at $13.23 per share, although the fair market value of the common stock at the time of the second payment was $7.15 per share. Mr. Caradonna's bonus for 2002 consists of sign-on compensation, which he received upon joining us, and a discretionary bonus earned for 2002 but paid in the following year.

(3)
Consists of car allowance ($12,000), taxable benefit on company paid automobile operating expenses ($3,389), club membership ($2,500) and maximum allowance for executive health reimbursement ($2,770).

(4)
Consists of contributions to our group registered retirement savings plan or 401(k) plan.

(5)
Consists of car allowance ($12,000), taxable benefit on company paid automobile operating expenses ($2,897), club membership ($2,500) and maximum allowance for executive health reimbursement ($2,569).

(6)
Consists of car allowance ($12,172), taxable benefit on company paid automobile operating expenses ($2,348), club membership ($2,536) and maximum allowance for executive health reimbursement ($920).

(7)
Consists of car allowance ($12,000), taxable benefit on company paid automobile operating expenses ($3,940), club membership ($2,500) and maximum allowance for executive health reimbursement ($2,770).

(8)
Consists of car allowance ($12,000), taxable benefit on company paid automobile operating expenses ($2,907), club membership ($2,500) and maximum allowance for executive health reimbursement ($2,569).

(9)
Consists of car allowance ($12,172), taxable benefit on company paid automobile operating expenses ($2,238), club membership ($2,536) and maximum allowance for executive health reimbursement ($920).

(10)
Mr. Sloan became an Executive Vice President in January 2003.

(11)
Consists of car allowance ($7,200), taxable benefit on company paid automobile expenses ($1,561), club membership ($1,000) and maximum allowance for executive health reimbursement ($2,770).

(12)
Consists of car allowance ($7,200), taxable benefit on company paid automobile expenses ($1,527), club membership ($1,000) and maximum allowance for executive health reimbursement ($2,569).

(13)
Consists of car allowance ($6,808), taxable benefit on company paid automobile expenses ($1,290) and maximum allowance for executive health reimbursement ($920).

(14)
Mr. Caradonna was appointed as our Senior Vice President and Chief Information Officer in October 2002. He became an Executive Vice President in January 2003.

(15)
Consists of car allowance ($7,200), taxable benefit on company paid automobile operating expenses ($1,886), club membership ($1,000) and executive health reimbursement ($2,770).

(16)
Consists of car allowance ($7,200), taxable benefit on company paid automobile operating expenses ($1,667), club membership ($1,000) and maximum allowance for executive health reimbursement ($2,569).

(17)
Consists of car allowance ($1,814), taxable benefit on company paid automobile operating expenses ($160) and maximum allowance for executive health reimbursement ($235).

(18)
In 2001, Mr. Shipper was appointed as President of Mayflower National Insurance Company Inc., which position he continues to hold and was appointed Senior Vice President, Advanced Planning, on October 1, 2004.

(19)
Consists of car allowance.

(20)
Consists of contributions to our 401(k) plan ($3,600) and moving allowance ($14,583).

Compensation Pursuant to Stock Options

        No stock options were granted by us during fiscal 2004 to the named executive officers.

Option Exercises During Fiscal 2004 and Fiscal Year-End Option Values

        The following table provides information related to options exercised by the named executive officers during fiscal 2004 and the number and value of options held at fiscal year-end. We do not have any outstanding stock appreciation rights.

			Number of Securities Underlying Unexercised Options/SARs at Fiscal Year End (#)		Value of Unexercised In-the-Money Options/SARs at Fiscal Year End ($)(1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
John S. Lacey	0	0	795,000	150,000	1,328,000	1,156,500
Paul A. Houston	0	0	845,000	150,000	1,516,500	1,156,500
Kenneth A. Sloan	0	0	135,000	210,000	430,500	1,008,750
Ross S. Caradonna	0	0	75,000	150,000	491,250	1,069,500
Aaron Shipper	0	0	47,500	62,500	114,375	230,025

(1)
The closing price for our common stock as reported on the NASDAQ National Market on December 31, 2004, the last trading day of fiscal 2004, was $11.36. Value is calculated on the basis of the difference between the option exercise price and $11.36 multiplied by the number of shares of our common stock underlying the option.

Long-Term Incentive Plan: 2003-2005 Executive Strategic Incentive Plan

        We did not make any awards to a named executive officer under our long-term incentive plan during fiscal 2004. The following table provides information related to estimated future payouts to all participants under the 2003-2005 Executive Strategic Incentive Plan, referred to in this prospectus as the "strategic incentive plan," which we established in 2003.

	Estimated Future Payouts Under Non-Stock Price-Based Plans
Name
	Threshold ($)	Target ($)	Maximum ($)
John S. Lacey	1,400,000	2,100,000	2,800,000
Paul A. Houston	2,000,000	3,000,000	4,000,000
Kenneth A. Sloan	300,000	450,000	600,000
Ross S. Caradonna	300,000	450,000	600,000

        The strategic incentive plan was established in 2003 in order to motivate and reward the senior management team. Messrs. Lacey, Houston, Sloan and Caradonna are the participants in the strategic incentive plan. Under the strategic incentive plan, the participants have the opportunity to earn cash awards based on us attaining specified net debt reductions and net debt to EBITDA ratios. For purposes of the strategic incentive plan only, "net debt" means our consolidated gross long term debt less our cash and cash equivalents at any time during the period from January 1, 2003 through December 31, 2005 and "EBITDA" means our consolidated earnings or loss from operations before interest expense, taxes and investment income earned in excess of $1,100,000 during the period from January 1, 2003 through December 31, 2005 adding back all depreciation and amortization charges made during the period, any provisions for asset impairment or goodwill impairment made during the period, and any earnings charges required to be accrued during the period for potential award payments under the strategic incentive plan. Our compensation committee, which administers the strategic incentive plan, has the discretion to include, exclude or adjust for the effects of any material extraordinary items that were not anticipated in the strategic incentive plan in its determination of the level of achievement of the performance objectives under the plan. Any awards under the strategic incentive plan will be paid in cash as soon as possible after December 31, 2005, but no later than March 31, 2006.

        The threshold, target and maximum performance objectives for the period for net debt reduction are $160 million, $210 million and $255 million, respectively, and for net debt to EBITDA ratios (calculated on a three-year average based on year-end computations) are 4.20, 3.95 and 3.75, respectively. Each participant receives a percentage of his maximum participation amount in the applicable pool based on whether the threshold, target or maximum performance objective is met (50%, 75% and 100% for the threshold, target and maximum performance objectives, respectively, and pro rata for performance between applicable objectives). With respect to the net debt reduction pool, the maximum participation amounts are as follows: each of Messrs. Lacey and Houston—$2,400,000; Mr. Sloan—$400,000; and Mr. Caradonna—$0. With respect to the net debt to EBITDA ratio pool, the maximum participation amounts are as follows: Mr. Lacey—$400,000; Mr. Houston—$1,600,000; Mr. Sloan—$200,000; and Mr. Caradonna—$600,000.

        If a participant is terminated without just cause, resigns with stated good reason, dies or becomes totally disabled prior to the end of the period, he is entitled to a pro rata share of any applicable cash award under the strategic incentive plan based on his service from January 1, 2003 to the date of his termination, resignation, retirement, death or total disability, payable after the end of the period. Furthermore, in the event of a change of control, the award pools accrued for accounting purposes to the end of the fiscal quarter prior to the change of control will immediately vest and become payable to the participants within 30 days of the change of control.

PRINCIPAL STOCKHOLDERS

        Unless otherwise specified, the following table sets forth information regarding the beneficial ownership of our common stock as of May 1, 2005 by (1) each person known by us to own beneficially more than 5% of our common stock, (2) each of our named executive officers and directors, and (3) all of our executive officers and directors, as a group. Unless otherwise indicated, the named persons exercise sole voting and investment power over the shares that are shown as beneficially owned by them. As of May 1, 2005, 40,092,246 shares of common stock were outstanding.

Beneficial Owner	Number of Shares		Percent Owned
Oaktree Capital Management, LLC 333 South Grand Avenue, 28th Floor Los Angeles, California 90071	7,113,619	(1)	17.7%
Teachers Insurance and Annuity Association of America 730 Third Avenue New York, New York 10017	2,332,253	(2)	5.8%
Cannell Capital LLC 150 California Street San Francisco, CA 94111	2,221,040	(3)	5.5%
John S. Lacey	864,000	(4)	2.1%
Paul A. Houston	911,035	(5)	2.2%
Lloyd E. Campbell	69,260	(6)	*
Anthony G. Eames	60,000	(7)	*
Charles M. Elson	87,702	(8)	*
David R. Hilty	75,447	(9)	*
Olivia F. Kirtley	76,407	(10)	*
William R. Riedl	63,000	(11)	*
W. MacDonald Snow, Jr.	60,000	(12)	*
Kenneth A. Sloan	277,380	(13)	*
Ross S. Caradonna	112,500	(14)	*
Aaron Shipper	95,005	(15)	*
All directors and executive officers as a group (15 persons)	2,876,236	(16)	6.7%

*
Less than 1%.

(1)
Based on a Schedule 13G/A filed by Oaktree Capital Management, LLC with the Commission on March 12, 2002, in its capacity as (i) the general partner of OCM Opportunities Fund II, L.P., the direct beneficial owner of 4,559,829 shares and warrants to acquire an additional 16,095 shares at an initial exercise price of $25.76 per share, (ii) the general partner of OCM Opportunities Fund III, L.P., the direct beneficial owner of 2,327,389 shares, and (iii) the investment manager of two third-party separate accounts managed by Oaktree Capital Management, LLC, collectively the direct owners of 226,401 shares and warrants to acquire an additional 464 shares at an initial exercise price of $25.76 per share.

(2)
Based on a Schedule 13G filed by Teachers Insurance and Annuity of America with the Commission on February 14, 2003.

(3)
Based on Schedule 13G/A filed by (i) Cannell Capital, LLC, (ii) its managing member and majority owner, J. Carlo Cannell; and (iii) its investment advisory clients, The Anegada Master Fund Limited, the Cuttyhunk Limited, Tonga Partners, L.P., GS Cannell Portfolio, LLC and Pleiades Investment Partners L.P., with the Commission on February 15, 2005. Cannell Capital, LLC shares discretionary authority to buy, sell and vote shares for its investment advisory clients as follows: 423,199 shares for The Anegada Master Fund Limited, 625,465 shares for Cuttyhunk Limited 734,618 for Tonga Partners, L.P., 282,700 shares for GS Cannell Portfolio, LLC and 155,058 shares for Pleiades Investment Partners L.P.

(4)
Includes options to purchase 845,000 shares of our common stock that are exercisable on or prior to June 30, 2005.

(5)
Includes options to purchase 895,000 shares of our common stock that are exercisable on or prior to June 30, 2005.

(6)
Includes options to purchase 60,000 shares of our common stock that are exercisable on or prior to June 30, 2005.

(7)
Includes options to purchase 60,000 shares of our common stock that are exercisable on or prior to June 30, 2005.

(8)
Includes options to purchase 60,000 shares of our common stock that are exercisable on or prior to June 30, 2005 and 15,202 shares of our deferred stock received pursuant to the director compensation plan.

(9)
Includes options to purchase 60,000 shares of our common stock that are exercisable on or prior to June 30, 2005.

(10)
Includes options to purchase 60,000 shares of common stock that are exercisable on or prior to June 30, 2005 and 13,614 shares of our deferred stock received pursuant to the director compensation plan.

(11)
Includes options to purchase 60,000 shares of our common stock that are exercisable on or prior to June 30, 2005.

(12)
Includes options to purchase 60,000 shares of our common stock that are exercisable on or prior to June 30, 2005.

(13)
Includes options to purchase 270,000 shares of our common stock that are exercisable on or prior to June 30, 2005.

(14)
Includes options to purchase 112,500 shares of our common stock that are exercisable on or prior to June 30, 2005.

(15)
Includes options to purchase 95,000 shares of our common stock that are exercisable on or prior to June 30, 2005.

(16)
Includes options to purchase 2,755,500 shares of our common stock that are exercisable on or prior to June 30, 2005.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        We have retained the firm of Business.Ca to provide certain consulting and computer programming services to our internal information technology division. Warren Houston, the son of Paul Houston, who is a director and our President and Chief Executive Officer, is a Vice President with Business.Ca. This service provider was paid approximately $200,000 in 2002, $657,800 in 2003 and $731,989 in 2004, and it is anticipated that it will receive an amount of approximately $659,415 in 2005. Amounts shown for 2003, 2004 and 2005 reflect the Canadian dollar payment amounts converted to their equivalent value in U.S. dollars using exchange rates of $1.00 US = $1.40 Canadian for 2003, $1.00 US = $1.24 Canadian for 2004 and $1.00 US = $1.22 Canadian for 2005.

        We retain the services of the law firm of McCarthy Tetrault LLP to provide legal services in connection with our Canadian related matters. Mr. Adam Vereshack is a partner of McCarthy Tetrault LLP and the spouse of Ms. Ellen Neeman, Senior Vice President Legal and Compliance. McCarthy Tetrault LLP was paid $69,594.76 in 2004 for legal services rendered to us. Amounts shown reflect the Canadian dollar payment amounts converted to their equivalent value in U.S. dollars using exchange rates of $1.00 US to $1.24 Canadian.

DESCRIPTION OF OTHER INDEBTEDNESS

Senior Secured Credit Facility

        In 2003, we entered into our senior secured credit facility, which after subsequent amendments, includes the $266,333,064 term loan B and the $75,000,000 revolving credit facility, of which $35,000,000 is available in the form of letters of credit.

Revolving Credit Facility

        The revolving credit facility is intended to be used primarily to fund our working capital requirements. The revolving credit facility bears interest at a rate per annum in accordance with graduated pricing based on our consolidated leverage ratio, and we have the option to elect an interest rate equal to either (i) a base rate (5.75% at March 26, 2005), plus 1.75% (based upon our consolidated leverage ratio at March 26, 2005), or (ii) LIBOR (3.09% for the three-month LIBOR at March 26, 2005), plus 2.75% (based upon our consolidated leverage ratio at March 26, 2005). An annual fee of 0.50% is charged on the unused portion of the revolving credit facility. As of March 26, 2005, the amount available under the revolving credit facility was $75,000,000 less $25,636,000 in outstanding letters of credit. The revolving credit facility matures on September 29, 2008.

Term Loan

        The term loan B provides us with an option to elect an interest rate equal to either (i) a base rate (5.75% at March 26, 2005), plus 1.00%, or (ii) LIBOR (3.09% for the three-month LIBOR at March 26, 2005), plus 2.00%. The weighted average rate of interest was 4.80% at March 26, 2005. The term loan B is repayable in quarterly principal installments from March 26, 2005 to June 13, 2009 (subject to reduction for prepayments) of 0.25% of the aggregate principal amount of the term loan B outstanding as of December 3, 2004, with a lump sum payment of the then-outstanding amount on the maturity date. We have prepaid the required quarterly principal installments up to and including the second quarter of our 2006 fiscal year.

Guarantee; Security

        All of our obligations under our senior secured credit facility are fully and unconditionally guaranteed, on a joint and several basis, by substantially all of our wholly owned U.S. subsidiaries, other than our insurance subsidiaries and certain other excluded subsidiaries. Our senior secured credit facility is secured by specified real property and substantially all of our and the guarantor subsidiaries' personal property.

Asset Sales; Mandatory Prepayment

        Our senior secured credit facility prohibits dispositions of assets unless the assets disposed of fulfill the requirements of specified exceptions. One such specified exception is dispositions of any of a group of identified "discontinued assets;" another is dispositions of assets not exceeding $35.0 million book value in the aggregate over the life of our senior secured credit facility, provided that (1) the consideration received is at least equal to fair market value and (2) not less than 75% of the consideration is paid in cash or cash equivalents. Within 270 days of the receipt of net proceeds from any such asset sale, we have the discretion to apply such net proceeds at our option (or as otherwise required) to invest in operating assets (or enter into agreements for such investment which agreements are consummated within 360 days of such receipt of asset sale proceeds). In addition, up to $10.0 million of such net proceeds in any fiscal year (but not in excess of $35.0 million in the aggregate over the term of our senior secured credit facility) may be applied to make capital expenditures. To the extent we receive net proceeds in excess of additional specified thresholds and such excess is not applied to invest in operating assets or make capital expenditures as described in the two immediately preceding sentences, we must make mandatory prepayments under our senior secured credit facility.

Representations, Warranties, Covenants and Events of Default

        Material covenants in our senior secured credit facility include a requirement to maintain a minimum interest coverage ratio and fixed charge coverage ratio, a requirement not to exceed a maximum leverage ratio, an annual maximum on capital expenditures and cemetery development, and specified maximum amounts for capital lease obligations, indebtedness, acquisitions, certain investments and sales of accounts receivable. Our senior secured credit facility prohibits the prepayment of the notes and restricts, and under specified circumstances prohibits, our payment of dividends. Outstanding principal amounts and interest accrued and unpaid may, at the election of the requisite lenders, become immediately due and payable and further commitments by the lenders to make loans may, at the election of the requisite lenders, be terminated upon the occurrence of events of default specified in the senior secured credit agreement. As of March 26, 2005, we were in compliance with all covenants and were not in breach of any provision of the senior secured credit facility that would cause an event of default to occur.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

        In connection with the sale of the outstanding notes, we entered into the registration rights agreement with the initial purchasers in which we agreed to file and use our reasonable best efforts to cause to become effective with the Commission a registration statement with respect to the exchange of the outstanding notes for exchange notes with terms identical in all material respects to the terms of the outstanding notes. See "Description of the Exchange Notes—Registration Rights; Liquidated Damages." A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. We are making the exchange offer to satisfy our contractual obligations under the registration rights agreement.

        You may not participate in the exchange offer if you are our "affiliate" within the meaning of Rule 405 under the Securities Act or a broker-dealer tendering outstanding notes acquired directly from us for your own account. If you tender your outstanding notes in exchange for exchange notes, you will represent to us that:

  •
  you are acquiring the exchange notes in the ordinary course of your business;

  •
  you are not participating, and have no arrangement or understanding with any person to participate, in the distribution of the exchange notes;

  •
  you are not an "affiliate" of us within the meaning of Rule 405 under the Securities Act;

  •
  you have full power and authority to tender, exchange, sell, assign and transfer the tendered outstanding notes;

  •
  you are not a broker-dealer tendering outstanding notes acquired directly from us for your own account;

  •
  we will acquire good, marketable and unencumbered title to the outstanding notes you tender, free and clear of all liens, restrictions, charges and encumbrances; and

  •
  the outstanding notes you tender for exchange are not subject to any adverse claims or proxies.

        You also will warrant and agree that you will, upon request, execute and deliver any additional documents deemed by us or the exchange agent to be necessary or desirable to complete the exchange, sale, assignment and transfer of the outstanding notes you tender in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the outstanding notes were acquired by the broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. See "Plan of Distribution."

        The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of outstanding notes in any jurisdiction in which the exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of that jurisdiction.

Terms of the Exchange Offer

        We hereby offer, upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, to exchange $1,000 principal amount of exchange notes for each $1,000 principal amount of outstanding notes properly tendered prior to the expiration date and not withdrawn according to the procedures described below. Holders may tender their outstanding notes in whole or in part in integral multiples of $1,000 principal amount.

        The form and terms of the exchange notes are the same as the form and terms of the outstanding notes except that:

  •
  the exchange notes have been registered under the Securities Act and therefore will not be subject to some restrictions on transfer applicable to the outstanding notes; and

  •
  holders of the exchange notes will not be entitled to the rights of holders of the outstanding notes under the registration rights agreement.

        The exchange notes evidence the same indebtedness as the outstanding notes, which they replace, and will be issued pursuant to, and entitled to the benefits of, the indenture.

        The exchange offer is not conditioned upon any minimum principal amount of outstanding notes being tendered for exchange. We reserve the right in our reasonable judgment to purchase or make offers for any outstanding notes that remain outstanding after the expiration date or, as set forth under the caption "—Conditions to the Exchange Offer," to terminate the exchange offer and, to the extent permitted by applicable law, purchase outstanding notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the exchange offer. As of the date of this prospectus, $200.0 million aggregate principal amount of outstanding notes is outstanding.

        Holders of outstanding notes do not have any appraisal or dissenters' rights in connection with the exchange offer. Outstanding notes which are not tendered in, or are tendered but not accepted in connection with, the exchange offer will remain outstanding. For a description of the consequences of not tendering outstanding notes for exchange, see "Risk Factors—Risks Related to the Notes—You may have difficulty selling the outstanding notes that you do not exchange."

        If any tendered outstanding notes are not accepted for exchange because of an invalid tender or the occurrence of other events set forth in this prospectus, certificates for the unaccepted outstanding notes will be returned (or, in the case of outstanding notes tendered by book-entry transfer, such outstanding notes will be credited to an account maintained at DTC), without expense to the tendering holder of those notes promptly after the expiration or termination of the exchange offer.

        Holders who tender outstanding notes in connection with the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange. We will pay all charges and expenses, other than applicable taxes described below, in connection with the exchange offer.

        Our board of directors makes no recommendation to holders of outstanding notes as to whether to tender or refrain from tendering all or any portion of their outstanding notes in the exchange offer. In addition, no one has been authorized to make any similar recommendation. Holders of outstanding notes must make their own decision whether to tender in the exchange offer and, if so, the aggregate amount of outstanding notes to tender after reading this prospectus and the letter of transmittal and consulting with their advisers based on their financial position and requirements.

Expiration Date; Extensions; Amendments

        The term "expiration date" means 5:00 p.m., New York City time, on                        , 2005, unless we extend the exchange offer, in which case the term "expiration date" will mean the latest date and time to which the exchange offer is extended.

        We expressly reserve the right in our reasonable judgment, subject to applicable law, at any time and from time to time, to:

  •
  delay the acceptance of the outstanding notes for exchange;

  •
  terminate the exchange offer, whether or not any outstanding notes have been accepted for exchange, if we determine, in our reasonable judgment, that any of the events or conditions referred to under the caption "—Conditions to the Exchange Offer" has occurred or exists or has not been satisfied;

  •
  extend the expiration date of the exchange offer and retain all outstanding notes tendered in the exchange offer, subject, however, to the right of holders of outstanding notes to withdraw their tendered outstanding notes as described under the caption "—Withdrawal Rights;" or

  •
  waive any condition or otherwise amend the terms of the exchange offer in any respect.

        If the exchange offer is amended in a manner that we determine to constitute a material change, or if we waive a material condition of the exchange offer, we will promptly disclose the amendment by means of a prospectus supplement that will be distributed to the registered holders of the outstanding notes, and we will extend the exchange offer to the extent required by Rule 14e-1 under the Exchange Act.

        Any delay in acceptance, termination, extension or amendment will be followed promptly by:

  •
  oral or written notice of the change to the exchange agent, with any oral notice to be promptly confirmed in writing; and

  •
  a public announcement of the change, which announcement, in the case of an extension, will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

        Without limiting the manner in which we may choose to make any public announcement, and subject to applicable laws, we will have no obligation to publish, advertise or otherwise communicate any public announcement other than by issuing a release to an appropriate news agency.

Acceptance for Exchange and Issuance of Exchange Notes

        Upon the terms and subject to the conditions of the exchange offer, promptly after the expiration date we will exchange, and will issue to the exchange agent, exchange notes for outstanding notes validly tendered and not withdrawn as described under the caption "—Withdrawal Rights."

        In all cases, we will issue exchange notes in the exchange offer for outstanding notes that are accepted for exchange only after the exchange agent timely receives:

  •
  certificates for the outstanding notes or a timely book-entry confirmation of a book-entry transfer of the outstanding notes into the exchange agent's account at DTC;

  •
  the letter of transmittal, properly completed and duly executed, with any required signature guarantees; and

  •
  any other documents required by the letter of transmittal.

        Accordingly, the delivery of exchange notes might not be made to all tendering holders at the same time, and will depend upon when outstanding notes, book-entry confirmations with respect to outstanding notes and other required documents are received by the exchange agent.

        Subject to the terms and conditions of the exchange offer, we will be deemed to have accepted for exchange, and thereby exchanged, outstanding notes validly tendered and not withdrawn as, if and when we give oral or written notice to the exchange agent of our acceptance of those outstanding notes for exchange in the exchange offer. Any oral notice will be promptly confirmed in writing. Our acceptance for exchange of outstanding notes tendered through any of the procedures described above will constitute a binding agreement between the tendering holder and us upon the terms and subject to the conditions of the exchange offer. The exchange agent will act as our agent for the purpose of receiving tenders of outstanding notes, letters of transmittal and related documents, and as agent for tendering holders for the purpose of receiving outstanding notes, letters of transmittal and related documents and transmitting exchange notes to holders who validly tendered outstanding notes. The exchange will be made promptly after the expiration date. If for any reason whatsoever the acceptance for exchange or the exchange of any outstanding notes tendered in the exchange offer is delayed, whether before or after our acceptance for exchange of outstanding notes, or we extend the exchange offer or are unable to accept for exchange or exchange outstanding notes tendered in the exchange offer, then, without prejudice to our rights described in this prospectus, the exchange agent may, nevertheless, on our behalf and subject to Rule 14e-1(c) under the Exchange Act, retain tendered outstanding notes and such outstanding notes may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under the caption "—Withdrawal Rights."

Procedures for Tendering Outstanding Notes

        When a holder of outstanding notes tenders, and we accept, notes for exchange, a binding agreement between us and the tendering holder is created, subject to the terms and conditions described in this prospectus and the letter of transmittal.

        Valid Tender.    Except as set forth below, a holder of outstanding notes who wishes to tender notes for exchange must, on or prior to the expiration date:

  •
  transmit a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal, to the exchange agent at the address set forth under the caption "—Exchange Agent;" or

  •
  if notes are tendered pursuant to the book-entry procedures set forth below, the tendering holder must transmit an agent's message to the exchange agent at the address set forth under the caption "—Exchange Agent."

        In addition, either:

  •
  the exchange agent must receive the certificates for the outstanding notes and the letter of transmittal;

  •
  the exchange agent must receive, prior to the expiration date, a timely confirmation of the book-entry transfer of the notes being tendered into the exchange agent's account at DTC, along with the letter of transmittal or an agent's message; or

  •
  the holder must comply with the guaranteed delivery procedures described below.

        The term "agent's message" means a message, transmitted by DTC and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering holder that the tendering holder has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against that holder. In this prospectus, the term "book-entry confirmation" means a timely confirmation of a book-entry transfer of outstanding notes into the exchange agent's account at DTC. Outstanding notes may be tendered in whole or in part in integral multiples of $1,000 principal amount.

        If less than all of the outstanding notes are tendered, a tendering holder should fill in the principal amount of outstanding notes being tendered in the appropriate box on the letter of transmittal. The entire amount of outstanding notes delivered to an exchange agent will be deemed to have been tendered unless otherwise indicated.

        If any letter of transmittal, endorsement, bond power, power of attorney or any other document required by the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing and must submit proper evidence satisfactory to us, in our reasonable judgment, of the person's authority to act.

        Any beneficial owner of outstanding notes that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact that entity promptly if the beneficial owner wishes to participate in the exchange offer.

        The method of delivery of outstanding notes, the letter of transmittal and all other required documents is at the option and sole risk of the tendering holder, and delivery will be deemed made only when actually received by the exchange agent. Instead of delivery by mail, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure timely delivery to the exchange agent and should obtain proper insurance. No letter of transmittal or outstanding notes should be sent to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect these transactions for them. We will not accept any alternative conditional or contingent tenders. Each tendering holder, by execution of the letter of transmittal, waives any right to receive any notice of the acceptance of such tender.

        Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the outstanding notes were acquired by the broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. See "Plan of Distribution."

        Book-Entry Transfer.    The exchange agent will make a request to establish an account at DTC with respect to outstanding notes for purposes of the exchange offer within two business days after the date of this prospectus. Subject to the establishment of such accounts, any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of outstanding notes by causing DTC to transfer those outstanding notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfers. The exchange agent and DTC have confirmed that the exchange offer is eligible for the DTC Automated Tender Offer Program, referred to in this prospectus as "ATOP." Accordingly, holders of outstanding notes may tender their outstanding notes by book-entry transfer by crediting the outstanding notes to the exchange agent's account at DTC in accordance with ATOP and by complying with applicable ATOP procedures with respect to the exchange offer. DTC participants that are accepting the exchange offer should transmit their acceptance to DTC, which will edit and verify the acceptance and execute a book-entry delivery to the exchange agent's account at DTC. DTC will then send an agent's message to the exchange agent for its acceptance in which the holder of the outstanding notes acknowledges and agrees to be bound by the terms of, and makes the representations and warranties contained in, the letter of transmittal. Delivery of the agent's message by DTC will satisfy the terms of the exchange offer as to execution and delivery of a letter of transmittal by the participant identified in the agent's message.

        Delivery of notes issued in the exchange offer may be effected through book-entry transfer at DTC. However, the letter of transmittal or facsimile thereof or an agent's message, with any required signature guarantees and any other required documents, must:

  •
  be transmitted to and received by the exchange agent at the address set forth under the caption "—Exchange Agent;" or

  •
  comply with the guaranteed delivery procedures described below.

        Delivery of documents to DTC does not constitute delivery to the exchange agent.

        Signature Guarantees.    Tendering holders do not need to endorse their certificates for outstanding notes and signature guarantees on a letter of transmittal or a notice of withdrawal, as the case may be, are unnecessary unless:

  •
  a certificate for outstanding notes is registered in a name other than that of the person surrendering the certificate, or

  •
  a registered holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the letter of transmittal.

        In either of these cases, the certificates for outstanding notes must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the letter of transmittal or the notice of withdrawal, as the case may be, guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," referred to in this prospectus as an "eligible institution," including, as such terms are defined in that rule:

  •
  a bank;

  •
  a broker, dealer, municipal securities broker or dealer or governmental securities broker or dealer;

  •
  a credit union;

  •
  a national securities exchange, registered securities association or clearing agency; or

  •
  a savings association,

unless surrendered on behalf of such eligible institution. Please read carefully Instruction 1 in the letter of transmittal.

        Guaranteed Delivery.    If a holder desires to tender outstanding notes in the exchange offer and the certificates for the outstanding notes are not immediately available or time will not permit all required documents to reach the exchange agent before the expiration date, or the procedures for book-entry transfer cannot be completed on a timely basis, the outstanding notes may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

  •
  the tenders are made by or through an eligible institution;

  •
  before the expiration date, the exchange agent receives from the eligible institution a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the letter of transmittal, stating the name and address of the holder of outstanding notes and the amount of outstanding notes tendered, stating that the tender is being made by the notice and guaranteeing that within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered outstanding notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent. The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the exchange agent and must include a guarantee by an eligible institution in the form set forth in the Notice of Guaranteed Delivery; and

  •
  the certificates (or book-entry confirmation) representing all tendered outstanding notes, in proper form for transfer, together with a properly completed and duly executed letter of transmittal, with any required signature guarantees and any other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

        Determination of Validity.    All questions as to the form of documents, validity, eligibility, including time of receipt, and acceptance for exchange of any tendered outstanding notes will be determined by us, in our reasonable judgment, and that determination will be final and binding on all parties. We reserve the right, in our reasonable judgment, to reject any and all tenders that we determine are not in proper form or the acceptance for exchange of which may, in the view of our counsel, be unlawful. We also reserve the right, subject to applicable law, to waive any of the conditions of the exchange offer as set forth under the caption "—Conditions to the Exchange Offer" or any defect or irregularity in any tender of outstanding notes of any particular holder whether or not we waive similar defects or irregularities in the case of other holders.

        Our interpretation of the terms and conditions of the exchange offer, including the letter of transmittal and its instructions, will be final and binding on all parties. No tender of outstanding notes will be deemed to have been validly made until all defects or irregularities with respect to such tender have been cured or waived. Neither we, any of our affiliates or assigns, the exchange agent or any other person will be under any duty to give any notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

Resale of Exchange Notes

        Based on interpretations by the staff of the Commission, as set forth in no-action letters issued to third parties unrelated to us, we believe that holders of outstanding notes, other than any holder that is a broker-dealer that acquired outstanding notes as a result of market-making activities or other trading activities, who exchange their outstanding notes for exchange notes in the exchange offer may offer for resale, resell and otherwise transfer the exchange notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

  •
  the exchange notes are acquired in the ordinary course of the holders' business;

  •
  the holders have no arrangement or understanding with any person to participate in the distribution, within the meaning of the Exchange Act, of the exchange notes; and

  •
  the holders are not our "affiliates" within the meaning of Rule 405 under the Securities Act.

        However, the staff of the Commission has not considered the exchange offer in the context of a no-action letter, and we cannot assure you that it would make a similar determination with respect to the exchange offer. Only broker-dealers that acquired the outstanding notes as a result of market-making or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the outstanding notes were acquired by the broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes.

Withdrawal Rights

        Except as otherwise provided in this prospectus, tenders of outstanding notes may be withdrawn at any time before the expiration date.

        In order for a withdrawal to be effective, a written or facsimile transmission of the notice of withdrawal must be timely received by the exchange agent at its address set forth under the caption "—Exchange Agent" prior to the expiration date. Any notice of withdrawal must specify the name of the person who tendered the outstanding notes to be withdrawn, the aggregate principal amount of outstanding notes to be withdrawn and, if certificates for the outstanding notes have been tendered, the name of the registered holder of the outstanding notes as set forth on the outstanding notes, if different from that of the person who tendered the outstanding notes.

        If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, the notice of withdrawal must specify the serial numbers on the particular certificates for the outstanding notes to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an eligible institution, except in the case of outstanding notes tendered for the account of an eligible institution.

        If outstanding notes have been tendered pursuant to the procedures for book-entry transfer described above under the caption "—Procedures for Tendering Outstanding Notes," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of outstanding notes and must otherwise comply with the procedures of DTC. Withdrawals of tenders of outstanding notes may not be rescinded. Outstanding notes properly withdrawn will not be deemed validly tendered for purposes of the exchange offer, but may be retendered at any subsequent time prior to the expiration date by following any of the procedures described above under the caption "—Procedures for Tendering Outstanding Notes."

        All questions as to the validity, form and eligibility, including time of receipt, of withdrawal notices will be determined by us, in our reasonable judgment, which determination will be final and binding on all parties. Neither we, any of our affiliates or assigns, the exchange agent or any other person shall be under any duty to give any notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any notification. Any outstanding notes which have been tendered but which are withdrawn will be returned to the holder of those notes promptly after withdrawal.

Conditions to the Exchange Offer

        Notwithstanding any other provisions of the exchange offer or any extension of the exchange offer, we will not be required to accept for exchange, or to exchange, any outstanding notes for any exchange notes and will not be required to issue exchange notes in exchange for any outstanding notes and, as described below, may, at any time and from time to time, terminate or amend the exchange offer, whether or not any outstanding notes have been accepted for exchange, or may waive any conditions to or amend the exchange offer, if any of the following conditions has occurred or exists or has not been satisfied before the expiration date:

  •
  there occurs a change in the current interpretation by the staff of the Commission which permits the exchange notes issued in exchange for outstanding notes in the exchange offer to be offered for resale, resold and otherwise transferred by their holders, other than broker-dealers that acquired outstanding notes as a result of market-making or other trading activities or broker-dealers that acquired outstanding notes directly from us for resale under Rule 144A or another available exemption under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the exchange notes are acquired in the ordinary course of the holders' business, the holders have no arrangement or understanding with any person to participate in the distribution of the exchange notes and the holders are not our "affiliates" within the meaning of Rule 405 under the Securities Act;

  •
  any action or proceeding has been instituted or threatened in any court or by or before any governmental agency or body with respect to the exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer;

  •
  any law, statute, rule or regulation has been adopted or enacted that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer;

  •
  a stop order has been issued by the Commission or any state securities authority suspending the effectiveness of the registration statement, or proceedings have been initiated or, to our knowledge, threatened for that purpose;

  •
  any governmental approval has not been obtained, which approval we, in our reasonable judgment, deem necessary for the consummation of the exchange offer as contemplated hereby; or

  •
  any change, or any development involving a prospective change, in our business or financial affairs has occurred that, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer.

        If we determine in our reasonable judgment that any of the foregoing events or conditions has occurred or exists or has not been satisfied at any time prior to the expiration date, we may, subject to applicable law, terminate the exchange offer, whether or not any outstanding notes have been accepted for exchange, or may waive any such condition or otherwise amend the terms of the exchange offer in any respect. If a waiver or amendment constitutes a material change to the exchange offer, we will promptly disclose the waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the outstanding notes, and we will extend the exchange offer to the extent required by Rule 14e-1 under the Exchange Act. We currently expect that each of the conditions will be satisfied and that no waiver of any condition will be necessary.

Exchange Agent

        We have appointed Wells Fargo Bank, N.A. as the exchange agent for the exchange offer for the notes. All executed letters of transmittal should be directed to the exchange agent at one of the addresses listed below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for Notices of Guaranteed Delivery should be directed to the exchange agent addressed as follows:

WELLS FARGO BANK, N.A.

By Registered or Certified Mail: Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303-121 P.O. Box 1517 Minneapolis, Minnesota 55480	By Regular Mail or Overnight
Carrier:
Wells Fargo Bank, N.A.
Corporate Trust Operations
MAC N9303-121
6th & Marquette Avenue
Minneapolis, Minnesota 55479

 By Facsimile:
(612) 667-4927

 To Confirm By Telephone:
(800) 344-5128
(612) 667-9764	In Person By Hand Only: Wells Fargo Bank, N.A. Corporate Trust Northstar East Building— 12th Floor 608 2nd Avenue South Minneapolis, Minnesota 55402

        Any letter of transmittal sent by facsimile must be promptly followed by delivery of the original letter of transmittal to the above address. Delivery of the letter of transmittal to an address other than one listed above or transmission of instructions via facsimile other than as listed above does not constitute a valid delivery of the letter of transmittal.

Fees and Expenses

        We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail. Additional solicitation may be made personally or by telephone or other means by our officers, directors or employees.

        We have not retained any dealer-manager or similar agent in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We have agreed to pay the exchange agent's reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses. We will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus and related documents to the beneficial owners of outstanding notes, and in handling or tendering for their customers.

        Holders who tender their outstanding notes for exchange will not be obligated to pay any transfer taxes in connection with the tender, except that if exchange notes are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the outstanding notes tendered, or if a transfer tax is imposed for any reason other than the exchange of outstanding notes in connection with the exchange offer, then the amount of any such transfer tax, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. If satisfactory evidence of payment of a transfer tax or exemption therefrom is not submitted with the letter of transmittal, the amount of the transfer tax will be billed directly to the tendering holder.

DESCRIPTION OF THE EXCHANGE NOTES

        The Company will issue the exchange notes under an Indenture (the "Indenture") dated August 19, 2004 among itself, the Guarantors and Wells Fargo Bank, N.A., as trustee (the "Trustee"). The terms of the exchange notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Except as otherwise indicated, the following description relates to both the outstanding notes and the exchange notes, which we collectively refer to as the "Notes."

        The terms of the exchange notes are identical in all material respects to the outstanding notes, except that:

  •
  the exchange notes have been registered under the Securities Act and therefore will not be subject to the restrictions on transfer applicable to the outstanding notes, and

  •
  holders of the exchange notes will not be entitled to rights of holders of outstanding notes under the Registration Rights Agreement (as defined below).

        The following description is a summary of the material provisions of the Indenture. It does not restate those agreements in their entirety and may not include all of the information that you would consider important. We urge you to read the Indenture because it, and not this description, defines your rights as holders of the Notes. Anyone who receives this prospectus may obtain a copy of the Indenture without charge by writing to the Company at 311 Elm Street, Suite 1000, Cincinnati, Ohio, 45202, Attention: Manager, Investor Relations.

        You can find the definitions of certain terms used in this description below under the caption "—Certain Definitions." Certain defined terms used in this description but not defined below under the caption "—Certain Definitions" have the meanings assigned to them in the Indenture, and those definitions are incorporated herein by reference. For purposes of this description only, the word "Company" refers only to Alderwoods Group, Inc. and not to any of its Subsidiaries.

Brief Description of the Notes

        The Notes:

  •
  are general unsecured and unsubordinated obligations of the Company;

  •
  are effectively subordinated to all existing and future secured Indebtedness of the Company to the extent of the assets securing such Indebtedness, including the Indebtedness of the Company under the Credit Agreement;

  •
  are effectively subordinated to any existing and future Indebtedness and other liabilities of the Company's Subsidiaries that are not guaranteeing the Notes;

  •
  are pari passu in right of payment with all existing and future unsecured and unsubordinated Indebtedness of the Company;

  •
  are senior in right of payment to any future subordinated Indebtedness of the Company; and

  •
  are guaranteed by the Guarantors as described under the caption "—Note Guarantees."

        As of March 26, 2005, the Company and the Guarantors, on a consolidated basis, had $432.0 million of Indebtedness outstanding, all of which is unsubordinated Indebtedness and $224.8 million of which is secured Indebtedness.

        All of the Company's operations are conducted through its Subsidiaries. Claims of creditors of such Subsidiaries that are not Guarantors, including trade creditors and creditors holding Indebtedness or guarantees issued by such Subsidiaries, and claims of holders of Preferred Stock (if any) of such

Subsidiaries generally, will have priority with respect to the assets and earnings of such Subsidiaries over the claims of our creditors, including Holders. Accordingly, the Notes are effectively subordinated to creditors (including trade creditors) and holders of Preferred Stock, if any, of the Company's Subsidiaries that are not Guarantors. The Company's Subsidiaries that are not guaranteeing the Notes had $249.1 million of Indebtedness and other liabilities (excluding intercompany Indebtedness, deferred pre-need funeral and cemetery contract revenue, non-controlling interest in funeral and cemetery trusts and $29.4 million of liabilities associated with assets held for sale) as of March 26, 2005. For the 12 weeks ended March 26, 2005 the Company's Subsidiaries that are not Guarantors had $43.5 million of revenue from continuing operations and $1.3 million of net income from continuing operations. In the future, the Company may have additional Subsidiaries that are not Guarantors.

        As of the date of the Indenture, all of the Company's Subsidiaries were "Restricted Subsidiaries." However, under the circumstances described below under the caption "—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries," the Company will be permitted to designate certain of its Subsidiaries as "Unrestricted Subsidiaries." Any Unrestricted Subsidiaries will not be subject to any of the restrictive covenants in the Indenture and will not guarantee the Notes.

Principal, Maturity and Interest

        The Indenture provides for the issuance by the Company of Notes with an unlimited principal amount, of which $200.0 million will be issued in this exchange offer. The Company may issue additional notes (the "Additional Notes") from time to time after this offering. Any offering of Additional Notes is subject to the covenant described below under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock." The Notes and any Additional Notes subsequently issued under the Indenture would be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The Company will issue Notes in denominations of $1,000 and integral multiples of $1,000. The Notes will mature on September 15, 2012.

        Interest on the Notes accrues at the rate of 7 3/4% per annum and is payable semi-annually in arrears on March 15 and September 15, commencing on March 15, 2005. The Company will make each interest payment to the Holders of record at the close of business on the immediately preceding March 1 and September 1.

        Interest on the Notes accrues from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

        If a Holder has given wire transfer instructions to the Company, the Company will pay all principal, interest, premium, if any, and Liquidated Damages, if any, on that Holder's Notes in accordance with those instructions. All other payments on Notes will be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

Paying Agent and Registrar for the Notes

        The Trustee will initially act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders, and the Company or any of its Subsidiaries may act as Paying Agent or Registrar.

Transfer and Exchange

        A Holder may transfer or exchange notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

        The registered Holder of a Note will be treated as the owner of it for all purposes.

Note Guarantees

        The Notes are guaranteed, jointly and severally, by all of the Domestic Subsidiaries of the Company, other than Excluded Subsidiaries. Excluded Subsidiaries consist of the Insurance Subsidiaries, Domestic Subsidiaries that are subject to regulatory restrictions that prohibit the execution of a guarantee and 19 Domestic Subsidiaries that are not wholly-owned or otherwise de minimis. Each Note Guarantee:

  •
  is a general unsecured and unsubordinated obligation of that Guarantor;

  •
  is effectively subordinated to all existing and future secured Indebtedness of that Guarantor to the extent of the assets securing such Indebtedness, including the Guarantee by that Guarantor of Indebtedness under the Credit Agreement;

  •
  is pari passu in right of payment with all existing and future unsecured and unsubordinated Indebtedness of that Guarantor; and

  •
  is senior in right of payment to any future subordinated Indebtedness of that Guarantor.

        The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors—Risks Related to the Notes—Federal and state fraudulent conveyance laws may permit a court to void the notes and the subsidiary guarantees and, if that occurs, you may not receive any payments on the notes or the subsidiary guarantees." As of March 26, 2005, the Guarantors had $430.4 million of unsubordinated Indebtedness outstanding, all of which is unsubordinated Indebtedness and $224.8 million of which is secured Indebtedness (all of which are guarantees of the Company's secured Indebtedness).

        Although the Indenture limits the incurrence of Indebtedness and issuance of Preferred Stock of certain of the Company's Subsidiaries, such limitation is subject to a number of significant qualifications. Moreover, the Indenture does not impose any limitation on the incurrence by such Subsidiaries of liabilities that are not considered Indebtedness under the Indenture. See "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock."

        If the Company or any of its Restricted Subsidiaries acquires or creates another wholly-owned Domestic Subsidiary (other than a Receivables Subsidiary) on or after the date of the Indenture, then that newly acquired or created Domestic Subsidiary must become a Guarantor and execute a supplemental indenture and deliver an Opinion of Counsel to the Trustee, unless such Domestic Subsidiary is subject to regulatory restrictions that prohibit the execution of a guarantee.

Optional Redemption

        At any time prior to September 15, 2007, the Company may, at its option, redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes) at a redemption price of 107.75% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Qualified Equity Offerings; provided that:

  (1)
  at least 65% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes) remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company or its Subsidiaries); and

  (2)
  the redemption must occur within 90 days of the date of the closing of such Qualified Equity Offering.

        Except pursuant to the preceding paragraph, the Notes will not be redeemable at the Company's option prior to September 15, 2008.

        On or after September 15, 2008, the Company may, at its option, redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on September 15 of the years indicated below:

Year	Percentage
2008	103.875%
2009	101.938%
2010 and thereafter	100.00%

If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

  (1)
  if the Notes are listed on any national securities exchange, in compliance with the requirements of such principal national securities exchange; or

  (2)
  if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

        No Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional.

        If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

        The Company may acquire Notes by means other than a redemption, whether pursuant to an issuer tender offer, open market purchase or otherwise, so long as the acquisition does not otherwise violate the terms of the Indenture.

Mandatory Redemption

        The Company is not required to make any mandatory redemption or sinking fund payments with respect to the Notes.

Repurchase at the Option of Holders

Change of Control

        Subject to the Company's right to redeem the Notes as described above under "—Optional Redemption," if a Change of Control occurs, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder's Notes pursuant to an offer to purchase on the terms set forth in the Indenture (a "Change of Control Offer"). In the Change of Control Offer, the Company will offer a payment (a "Change of Control Payment") in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the Change of Control Payment Date. Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such compliance.

        On the Change of Control Payment Date, the Company will, to the extent lawful:

  (1)
  accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

  (2)
  deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

  (3)
  deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

        The Paying Agent will promptly mail or wire transfer to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

        The Change of Control repurchase feature is a result of negotiations between the Company and the Initial Purchasers of the Notes. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that management of the Company could decide to do so in the future. Subject to certain covenants described below, management of the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect its capital structure or credit ratings.

        If a Change of Control Offer is required to be made, there can be no assurance that the Company will have available funds sufficient to make the Change of Control Payment for all the Notes that might be delivered by Holders seeking to accept such Change of Control Offer. If the Company is required to purchase outstanding Notes pursuant to a Change of Control Offer, the Company expects that it would seek third party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that the Company would be able to obtain such financing.

        Neither the Board of Directors of the Company nor the Trustee may waive the covenant relating to a Holder's right to require the purchase of Notes upon a Change of Control. Restrictions in the Indenture described herein on the ability of the Company and the Restricted Subsidiaries to incur additional Indebtedness, grant Liens on their property, make Restricted Payments or make Asset Sales may also make more difficult or discourage a takeover of the Company, whether favored or opposed by the management of the Company. Consummation of any such transaction in certain circumstances may require the purchase of the Notes, and there can be no assurance that the Company or the acquiring party will have sufficient financial resources to effect such purchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Company or any of its Subsidiaries by the management of the Company. Although such restrictions cover a wide variety of arrangements that have traditionally been used to effect highly leveraged transactions, the Indenture may not afford the Holders protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

        The Credit Agreement currently restricts the Company from purchasing Notes, and also provides that certain change of control events with respect to the Company would constitute a default under the Credit Agreement. Any future credit agreements or other similar agreements to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing Notes, the Company could seek the consent of its lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing Notes. In such case, the Company's failure to purchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under the Credit Agreement and any other agreements containing similar restrictions and provisions.

        Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

        The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Company to repurchase such Notes as a result of a sale, transfer, conveyance or other disposition of less than all of the assets of the Company and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales

        The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

  (1)
  the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of;

  (2)
  the Company's determination of such Fair Market Value is set forth in an Officers' Certificate delivered to the Trustee; and

  (3)
  at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of Cash Equivalents or Replacement Assets or a combination thereof. For purposes of this provision, each of the following shall be deemed to be cash:

  (a)
  any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities, Indebtedness that is by its terms subordinated to the Notes or any Note Guarantee and liabilities to the extent owed to the Company or any Affiliate of the Company) that are assumed by the transferee of any such assets pursuant to a written novation agreement that releases the Company or such Restricted Subsidiary from further liability; and

  (b)
  any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion) within 45 days following the closing of such Asset Sale.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds at its option:

  (1)
  to repay (a) Indebtedness secured by such assets, (b) Indebtedness under the Credit Facilities, or (c) Indebtedness of a Restricted Subsidiary of the Company that is not a Guarantor, and, in each case, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

  (2)
  to purchase Replacement Assets or make a capital expenditure in or that is used or useful in a Permitted Business; or

  (3)
  any combination of the foregoing.

        Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture.

        Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph within the referenced 365-day period will then constitute "Excess Proceeds." Within 30 days after the aggregate amount of Excess Proceeds exceeds $15.0 million, the Company will make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes or any Note Guarantee containing provisions similar to those set forth in the Indenture with respect to offers to purchase with the proceeds of sales of assets, to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount of the Notes and such other pari passu Indebtedness plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Notes and such other pari passu Indebtedness shall be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

        The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such compliance.

        The Credit Agreement currently restricts the Company from purchasing Notes, and also provides that certain asset sale events with respect to the Company would constitute a default under the Credit Agreement. Any future credit agreements or other similar agreements to which the Company becomes a party may contain similar restrictions and provisions. In the event an Asset Sale occurs at a time when the Company is prohibited from purchasing Notes, the Company could seek the consent of its lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing Notes. In such case, the Company's failure to purchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under the Credit Agreement and any other agreements containing similar restrictions and provisions.

Certain Covenants

Restricted Payments

        (A)  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

  (1)
  declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends, payments or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Restricted Subsidiary of the Company);

  (2)
  purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any Restricted Subsidiary held by Persons other than the Company or any of its Restricted Subsidiaries;

  (3)
  make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes or any Note Guarantee, except a payment of interest or principal at the Stated Maturity thereof; or

  (4)
  make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment:

  (1)
  no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

  (2)
  the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock;" and

  (3)
  such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clauses (2), (3) and (5) of the next succeeding paragraph (B)), is less than the sum, without duplication, of:

  (a)
  50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

  (b)
  100% of the aggregate net cash proceeds received by the Company since the date of the Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of Disqualified Stock or debt securities of the Company that have been converted into or exchanged for Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company), plus

  (c)
  with respect to Restricted Investments made by the Company and its Restricted Subsidiaries after the date of the Indenture, an amount equal to the net reduction in such Investments in any Person resulting from repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary or from the net cash proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Consolidated Net Income), from the release of any Guarantee (except to the extent any amounts are paid under such Guarantee) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, not to exceed, in each case, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary, plus

  (d)
  $10.0 million.

        (B)  So long as no Default has occurred and is continuing or would be caused thereby (except with respect to clause (1) below), the preceding provisions will not prohibit:

  (1)
  the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture;

  (2)
  the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company or any Guarantor or of any Equity Interests of the Company or any Guarantor in exchange for, or out of the net cash proceeds of a contribution to the common equity of the Company or a substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(b) of the preceding paragraph (A);

  (3)
  the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of the Company or any Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

  (4)
  the declaration and payment of any dividend by a Restricted Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis;

  (5)
  Investments acquired as a capital contribution to, or in exchange for, or out of the net cash proceeds of a substantially concurrent offering of, Equity Interests (other than Disqualified Stock) of the Company; provided that the amount of any such net cash proceeds that are utilized for any such acquisition or exchange shall be excluded from clause (3)(b) of the preceding paragraph (A);

  (6)
  the redemption, repurchase, retirement or other acquisition of any Capital Stock of the Company upon the exercise of warrants, options or similar rights if such Capital Stock constitutes all or a portion of the exercise price or is surrendered in connection with satisfying any federal or state income tax obligation incurred in connection with such exercise; provided that no cash payment in respect of such redemption, repurchase, retirement or other acquisition or exercise shall be made by the Company or any Restricted Subsidiary of the Company;

  (7)
  the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any of the Company's current or former directors, employees or consultants (or those of any of its Restricted Subsidiaries) pursuant to any management equity subscription agreement, employment agreement or stock option agreement; provided that the aggregate price paid for all such redeemed, repurchased, retired or acquired Equity Interests shall not exceed $1.0 million in any twelve-month period; provided that the Company may carry over and make in a subsequent calendar year, in addition to the amounts permitted for such calendar year, the amount of such redemptions, repurchases, retirements or other acquisitions permitted to have been made but not made in any preceding calendar year up to a maximum of $3.0 million in any calendar year;

  (8)
  upon the occurrence of a Change of Control and within 60 days after the completion of the Change of Control Offer to repurchase the Notes pursuant to the covenant described under "Repurchase at the Option of Holders—Change of Control" above (including the purchase of all Notes tendered), any purchase or redemption of subordinated Indebtedness of the Company required pursuant to the terms thereof as a result of such Change of Control at a purchase or redemption price not to exceed 101% of the outstanding principal amount thereof, plus accrued and unpaid interest thereon, if any;

  (9)
  within 60 days after completion of any offer to repurchase Notes pursuant to the covenant described above under the "Repurchase at the Option of Holders—Asset Sales" (including the purchase of all Notes tendered), any purchase or redemption of Indebtedness of the Company subordinated to the Notes that is required to be repurchased or redeemed pursuant to the terms thereof as a result of such Asset Sale, at a purchase price not greater than 100% of the outstanding principal amount thereof (plus accrued and unpaid interest and liquidated damages, if any);

  (10)
  cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Company; provided that any such cash payment shall not be for the purpose of evading the limitations of this covenant (as determined in good faith by the Board of Directors of the Company);

  (11)
  the redemption, repurchase, retirement or other acquisition for a nominal value per right of any rights granted to all the holders of Common Stock of the Company pursuant to any stockholders' rights plan adopted for the purpose of protecting stockholders from unfair takeover tactics; provided that any such redemption, repurchase, retirement or other acquisition of such rights shall not be for the purpose of evading the limitations of this covenant (as determined in good faith by the Board of Directors of the Company);

  (12)
  the purchase or acquisition by the Company or any Restricted Subsidiary of the Company of Capital Stock of the Company for contribution to employee stock purchase and deferred compensation plans, in the ordinary course of business; provided that the aggregate amount of such purchases or acquisitions in any calendar year shall not exceed the sum of (x) $1.0 million and (y) the amount of Restricted Payments permitted but not made pursuant to this clause (12) in the immediately preceding calendar year; or

  (13)
  additional Restricted Payments in an aggregate amount not to exceed $25.0 million.

        The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than ten Business Days following the date of making any Restricted Payment which, together with any Restricted Payments not previously reported pursuant to this sentence, exceeds $1.0 million, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this "Restricted Payments" covenant were computed.

Incurrence of Indebtedness and Issuance of Preferred Stock

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, incur any Indebtedness (including Acquired Debt), and the Company will not permit any of its Restricted Subsidiaries to issue any Preferred Stock; provided, however, that the Company or any Guarantor may incur Indebtedness (including Acquired Debt) or issue Preferred Stock, if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period.

        The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

  (1)
  the incurrence by the Company of Indebtedness under Credit Facilities (and the incurrence by the Guarantors of Guarantees thereof) in an aggregate principal amount at any one time outstanding pursuant to this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed $500.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any Restricted Subsidiary to permanently repay any such Indebtedness pursuant to the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales;"

  (2)
  the incurrence of Existing Indebtedness;

  (3)
  the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes and the related Note Guarantees to be issued on the date of the Indenture;

  (4)
  the incurrence by the Company or any Restricted Subsidiary of the Company of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed $40.0 million at any time outstanding;

  (5)
  the incurrence by the Company or any Restricted Subsidiary of the Company of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5), or (10) of this paragraph;

  (6)
  the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness owing to and held by the Company or any of its Restricted Subsidiaries; provided, however, that:

  (a)
  if the Company or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor;

  (b)
  Indebtedness owed to the Company or any Guarantor must be evidenced by an unsubordinated promissory note, unless the obligor under such Indebtedness is the Company or a Guarantor; and

  (c)
  (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

  (7)
  the Guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this covenant;

  (8)
  the issuance by any of the Company's Restricted Subsidiaries to the Company or any of its Restricted Subsidiaries of shares of Preferred Stock; provided, however, that (a) any subsequent issuance or transfer of Equity Interests that results in any such Preferred Stock being held by a Person other than the Company or a Restricted Subsidiary of the Company and (b) any sale or other transfer of any such Preferred Stock to a Person that is not either the Company or a Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an issuance of such Preferred Stock by such Restricted Subsidiary that was not permitted by this clause (8);

  (9)
  the incurrence of any Indebtedness by a Receivables Subsidiary that is not recourse to the Company or any other Restricted Subsidiary of the Company (other than Standard Securitization Undertakings) incurred in connection with a Qualified Receivables Transaction; or

  (10)
  the incurrence by the Company or any Restricted Subsidiary of the Company of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (10), not to exceed $50.0 million provided that the aggregate principal amount (or accreted value, as applicable) of Indebtedness of all Restricted Subsidiaries of the Company that are not Guarantors pursuant to this clause (10) shall not exceed $25.0 million.

        For purposes of determining compliance with this covenant, in the event that any proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (10) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify at the time of its incurrence such item of Indebtedness in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which Notes are first issued under the Indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. In addition, any Indebtedness originally classified as incurred pursuant to clauses (1) through (10) above may later be reclassified by the Company such that it will be deemed as having been incurred pursuant to another of such clauses to the extent that such reclassified Indebtedness could be incurred pursuant to such new clause at the time of such reclassification.

        Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that may be incurred pursuant to this covenant will not be deemed to be exceeded with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies, interest rates or commodities.

        The Company will not incur any Indebtedness that is subordinate or junior in right of payment to any other Indebtedness of the Company unless it is subordinate in right of payment to the Notes to the same extent. The Company will not permit any Guarantor to incur any Indebtedness that is subordinate or junior in right of payment to any other Indebtedness of such Guarantor unless it is subordinate in right of payment to such Guarantor's Note Guarantee to the same extent.

Liens

        The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under the Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured (or, in the case of subordinated Indebtedness, prior or senior thereto, with the same relative priority as the Notes shall have with respect to such subordinated Indebtedness) until such time as such obligations are no longer secured by a Lien.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

  (1)
  pay dividends or make any other distributions on its Capital Stock (or with respect to any other interest or participation in, or measured by, its profits) to the Company or any of its Restricted Subsidiaries or pay any liabilities owed to the Company or any of its Restricted Subsidiaries;

  (2)
  make loans or advances to the Company or any of its Restricted Subsidiaries; or

  (3)
  transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions:

  (1)
  existing under, by reason of or with respect to the Credit Agreement, Existing Indebtedness or any other agreements in effect on the date of the Indenture and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, than those contained in the Credit Agreement, Existing Indebtedness or such other agreements, as the case may be, as in effect on the date of the Indenture;

  (2)
  set forth in the Indenture, the Notes and the Note Guarantees;

  (3)
  existing under, by reason of or with respect to applicable law, rule, regulation or order;

  (4)
  with respect to any Person or the property or assets of a Person acquired by the Company or any of its Restricted Subsidiaries existing at the time of such acquisition and not incurred in connection with or in contemplation of such acquisition, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacement or refinancings are not materially more restrictive, taken as a whole, than those in effect on the date of the acquisition;

  (5)
  existing under, by reason of or with respect to, any agreement for the sale or other disposition of all or substantially all of the Capital Stock of, or property and assets of, a Restricted Subsidiary that restrict distributions by that Restricted Subsidiary pending such sale or other disposition;

  (6)
  restrictions on cash or other deposits or net worth imposed by customers or required by insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business;

  (7)
  existing under, by reason of or with respect to Indebtedness that limits the right of the debtor to dispose of assets subject to a Permitted Lien securing such Indebtedness;

  (8)
  Standard Securitization Undertakings related to a Receivables Subsidiary in connection with a Qualified Receivables Transaction;

  (9)
  customary provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale leaseback agreements and other similar agreements entered into in the ordinary course of business and otherwise permitted by the Indenture, which limitations are applicable only to the assets that are the subject of such agreements; and

  (10)
  in the case of clause (3) of the first paragraph of this covenant:

  (a)
  that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,

  (b)
  existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary thereof not otherwise prohibited by the Indenture or

    (c)
    arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary thereof in any manner material to the Company and the Restricted Subsidiaries, taken as a whole.

Merger, Consolidation or Sale of Assets

        The Company will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

  (1)
  either: (a) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made (i) is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia and (ii) assumes all the obligations of the Company under the Notes, the Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

  (2)
  immediately after giving effect to such transaction no Default or Event of Default exists;

  (3)
  immediately after giving effect to such transaction on a pro forma basis, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock;"

  (4)
  each Guarantor, unless such Guarantor is the Person with which the Company has entered into a transaction under this covenant, shall have by amendment to its Note Guarantee confirmed that its Note Guarantee shall apply to the obligations of the Company or the surviving Person in accordance with the Notes and the Indenture; and

  (5)
  the Company delivers to the Trustee an Officers' Certificate (attaching the arithmetic computation to demonstrate compliance with clause (3) above) and Opinion of Counsel, in each case stating that such transaction and such agreement complies with this covenant and that all conditions precedent provided for herein relating to such transaction have been complied with.

        In addition, neither the Company nor any Guarantor may, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any Person other than the Company or a Guarantor. A Restricted Subsidiary of the Company that is not a Guarantor may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any Person other than the Company or another Restricted Subsidiary of the Company. Clause (3) above of this covenant will not apply to any merger, consolidation or sale, assignment, transfer, conveyance or other disposition of assets (a) between or among the Company and any of its Restricted Subsidiaries or (b) if the principal purpose of such transaction is to change the state of incorporation of the Company and any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

Transactions with Affiliates

        The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into, make, amend, renew or extend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

  (1)
  such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable arm's-length transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate of the Company; and

  (2)
  the Company delivers to the Trustee:

  (a)
  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors of the Company set forth in an Officers' Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this covenant and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors; and

  (b)
  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction or series of related Affiliate Transactions from a financial point of view issued by an independent accounting, appraisal or investment banking firm of national standing selected by the Company.

The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

  (1)
  transactions between or among the Company and/or its Restricted Subsidiaries;

  (2)
  any employment, consulting, service or termination agreement, or reasonable and customary indemnification arrangements, with any current or former officer, director or employee of, or any consultant to, the Company or any of its Restricted Subsidiaries and the payment of compensation to officers and employees of the Company or any of its Restricted Subsidiaries (including the creation of, and amounts paid pursuant to, employee benefit plans, employee stock option or similar plans), in each case entered into in the ordinary course of business and approved by the Board of Directors;

  (3)
  Permitted Investments and Restricted Payments that are permitted by the provisions of the Indenture described above under the caption "—Restricted Payments;"

  (4)
  any issuance or sale of Equity Interests (other than Disqualified Stock) of the Company;

  (5)
  making loans or advances to officers, employees or consultants of the Company or any of its Restricted Subsidiaries for travel and moving expenses in the ordinary course of business for bona fide business purposes of the Company or any of its Restricted Subsidiaries;

  (6)
  any agreement as in effect as of the Issue Date and disclosed in this prospectus or any amendment thereto or any transaction contemplated thereby in any replacement agreement thereto, as long as any such amendment or replacement agreement is not more disadvantageous to the Company and its Restricted Subsidiaries than the original agreement as in effect on the Issue Date, as determined in good faith by the Company's Board of Directors; and

  (7)
  transfers of accounts receivable and related assets to a Receivables Subsidiary in connection with a Qualified Receivables Transaction and the charging of fees and expenses in the ordinary course of business in connection with such transfers.

Designation of Restricted and Unrestricted Subsidiaries

        The Board of Directors of the Company may designate any Restricted Subsidiary of the Company to be an Unrestricted Subsidiary; provided that:

  (1)
  any Guarantee by the Company or any Restricted Subsidiary thereof of any Indebtedness of the Subsidiary being so designated will be deemed to be an incurrence of Indebtedness by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation, and such incurrence of Indebtedness would be permitted under the covenant described above under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock;"

  (2)
  the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary being so designated (including any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of such Subsidiary) will be deemed to be a Restricted Investment made as of the time of such designation and that designation will only be permitted if such Investment would then be permitted under the covenant described above under the caption "—Certain Covenants—Restricted Payments;"

  (3)
  such Subsidiary does not own any Equity Interests of the Company or any Restricted Subsidiary thereof;

  (4)
  the Subsidiary being so designated:

  (a)
  is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

  (b)
  is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

  (c)
  has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries, except to the extent such Guarantee or credit support would be released upon such designation; and

  (d)
  has at least one director on its Board of Directors that is not a director or officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or officer of the Company or any of its Restricted Subsidiaries; and

  (5)
  no Default or Event of Default would be in existence following such designation.

        Any designation of a Restricted Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by the Indenture. If, at any time, any Unrestricted Subsidiary (x) would fail to meet any of the preceding requirements described in subclauses (a), (b) or (c) of clause (4) above, or (y) fails to meet the requirement described in subclause (d) of clause (4) above and such failure continues for a period of 30 days, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness, Investments, or Liens on the property, of such Subsidiary shall be deemed to be incurred or made by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness, Investments or Liens are not permitted to be incurred or made as of such date under the Indenture, the Company shall be in default under the Indenture.

        The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

  (1)
  such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if such Indebtedness is permitted under the covenant described under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable four-quarter reference period;

  (2)
  all outstanding Investments owned by such Unrestricted Subsidiary will be deemed to be made as of the time of such designation and such Investments shall only be permitted if such Investments would be permitted under the covenant described above under the caption "—Certain Covenants—Restricted Payments;"

  (3)
  all Liens upon property or assets of such Unrestricted Subsidiary existing at the time of such designation would be permitted under the caption "—Certain Covenants—Liens;" and

  (4)
  no Default or Event of Default would be in existence following such designation.

Guarantees

        If the Company or any of its Restricted Subsidiaries acquires or creates another wholly-owned Domestic Subsidiary (other than an Excluded Subsidiary or Receivables Subsidiary) on or after the date of the Indenture, then that newly acquired or created Domestic Subsidiary must become a Guarantor and execute a supplemental indenture and deliver an Opinion of Counsel to the Trustee within 15 Business Days of such acquisition or creation.

        The Company will not permit any of its Restricted Subsidiaries which are not Guarantors, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of the Company or any Restricted Subsidiary that is a Guarantor, unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary, which Guarantee shall be unsubordinated. The form of the Note Guarantee will be attached as an exhibit to the Indenture.

        A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:

  (1)
  immediately after giving effect to that transaction, no Default or Event of Default exists; and

  (2)
  either:

  (a)
  the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia and assumes all the obligations of the Guarantor under the Indenture, its Note Guarantee and the Registration Rights Agreement pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; or

    (b)
    such sale or other disposition or consolidation or merger complies with the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales."

        The Note Guarantee of a Guarantor will be released:

  (1)
  in connection with any sale or other disposition of all of the Capital Stock of such Guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Company, if the sale of all such Capital Stock of that Guarantor complies with the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales;"

  (2)
  if the Company properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the covenant described above under the caption "—Designation of Restricted and Unrestricted Subsidiaries;" or

  (3)
  solely in the case of a Note Guarantee created pursuant to the second paragraph of this covenant, upon the release or discharge of the Guarantee which resulted in the creation of such Note Guarantee pursuant to this covenant, except a discharge or release by or as a result of payment under such Guarantee.

Business Activities

        The Company will not, and will not permit any Restricted Subsidiary thereof to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Reports

        The Company will furnish to the Holders of the Notes and, upon request, to prospective investors a copy of all of the information and reports referred to in clauses (1) and (2) below within the time periods specified in the Commission's rules and regulations:

  (1)
  all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and

  (2)
  all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

        Whether or not the Company is subject to the periodic reporting requirements of the Exchange Act, the Company will file the reports specified in the preceding paragraph with the Commission within the time periods specified above unless the Commission will not accept such a filing. If the Commission will not accept the Company's filings for any reason, the Company will post the reports referred to in the preceding paragraph on its website within the time periods that would apply if the Company were required to file those reports with the Commission.

        If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the annual financial information required by this covenant shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in "Management's Discussion and Analysis of Financial Condition and Results of Operations," of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

        In addition, the Company and the Guarantors have agreed that, for so long as any Notes remain restricted under Rule 144, they will furnish to the Holders and to prospective investors, upon their request in connection with any sale thereof, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

        Each of the following is an "Event of Default:"

  (1)
  default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to the Notes;

  (2)
  default in payment when due (whether at maturity, upon acceleration, redemption or otherwise) of the principal of, or premium, if any, on the Notes;

  (3)
  failure by the Company or any of its Restricted Subsidiaries to comply with the provisions described under the captions "—Repurchase at the Option of Holders—Change of Control," "—Repurchase at the Option of Holders—Asset Sales" or "—Certain Covenants—Merger, Consolidation or Sale of Assets" or the provisions described in the third paragraph under the caption "—Certain Covenants—Guarantees;"

  (4)
  failure by the Company or any of its Restricted Subsidiaries for 30 days after written notice by the Trustee or Holders representing 25% or more of the aggregate principal amount of Notes outstanding to comply with any of the other agreements in the Indenture;

  (5)
  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, if that default:

  (a)
  is caused by a failure to make any payment when due at the final maturity of such Indebtedness (a "Payment Default"); or

  (b)
  results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more;

  (6)
  failure by the Company or any of its Restricted Subsidiaries to pay final judgments (to the extent such judgments are not paid or covered by insurance provided by a carrier that has the ability to perform) aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

  (7)
  except as permitted by the Indenture, any Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Note Guarantee; and

  (8)
  certain events of bankruptcy or insolvency with respect to the Company, any Guarantor or any Significant Subsidiary of the Company (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary).

        In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Guarantor or any Significant Subsidiary of the Company (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary), all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

        Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Liquidated Damages) if it determines that withholding notice is in their interest.

        The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or Liquidated Damages on, or the principal of, the Notes. The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes. A Holder may not pursue any remedy with respect to the Indenture or the Notes unless:

  (1)
  the Holder gives the Trustee written notice of a continuing Event of Default;

  (2)
  the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

  (3)
  such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

  (4)
  the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

  (5)
  during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

        However, such limitations do not apply to the right of any Holder of a Note to receive payment of the principal of, premium or Liquidated Damages, if any, on or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the Holder.

        In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs during any time that the Notes are outstanding, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes, then the premium specified in the first paragraph of "—Optional Redemption" shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

        The Company is required to deliver to the Trustee annually within 90 days after the end of each fiscal year a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, the Company is required within five Business Days to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees or Stockholders

        No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

        The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes and all obligations of the Guarantors discharged with respect to their Note Guarantees ("Legal Defeasance") except for:

  (1)
  the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, and Liquidated Damages, if any, on such Notes when such payments are due from the trust referred to below;

  (2)
  the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

  (3)
  the rights, powers, trusts, duties and immunities of the Trustee, and the Company's and the Guarantors' obligations in connection therewith; and

  (4)
  the Legal Defeasance provisions of the Indenture.

        In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute Events of Default with respect to the Notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

  (1)
  the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Company, to pay the principal of, or interest and premium, if any, and Liquidated Damages, if any, on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

  (2)
  in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (3)
  in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (4)
  no Default or Event of Default shall have occurred and be continuing either: (a) on the date of such deposit; or (b) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 123rd day after the date of deposit;

  (5)
  such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

  (6)
  the Company must have delivered to the Trustee an Opinion of Counsel to the effect that, (1) assuming no intervening bankruptcy of the Company or any Guarantor between the date of deposit and the 123rd day following the deposit and assuming that no Holder is an "insider" of the Company under applicable bankruptcy law, after the 123rd day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, including Section 547 of the United States Bankruptcy Code and (2) the creation of the defeasance trust does not violate the Investment Company Act of 1940;

  (7)
  the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

  (8)
  if the Notes are to be redeemed prior to their Stated Maturity, the Company must deliver to the Trustee irrevocable instructions to redeem all of the Notes on the specified redemption date; and

  (9)
  the Company must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

        Except as provided in the next two succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

        Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

  (1)
  reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

  (2)
  reduce the principal of or change the fixed maturity of any Note or alter the provisions, or waive any payment, with respect to the redemption of the Notes;

  (3)
  reduce the rate of or change the time for payment of interest on any Note;

  (4)
  waive a Default or Event of Default in the payment of principal of, or interest, or premium or Liquidated Damages, if any, on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

  (5)
  make any Note payable in money other than U.S. dollars;

  (6)
  make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on, the Notes;

  (7)
  release any Guarantor from any of its obligations under its Note Guarantee or the Indenture, except in accordance with the terms of the Indenture;

  (8)
  impair the right to institute suit for the enforcement of any payment on or with respect to the Notes or the Note Guarantees;

  (9)
  amend, change or modify the obligation of the Company to make and consummate an Asset Sale Offer with respect to any Asset Sale in accordance with the covenant described under the caption "—Repurchase at the Option of Holders—Asset Sales" after the obligation to make such Asset Sale Offer has arisen, or the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with the covenant described under the caption "—Repurchase at the Option of Holders—Change of Control" after such Change of Control has occurred, including, in each case, amending, changing or modifying any definition relating thereto;

  (10)
  except as otherwise permitted under the covenants described under the captions "—Certain Covenants—Merger, Consolidation and Sale of Assets" and "—Certain Covenants—Guarantees," consent to the assignment or transfer by the Company or any Guarantor of any of their rights or obligations under the Indenture; or

  (11)
  make any change in the preceding amendment and waiver provisions.

  Notwithstanding the preceding, without the consent of any Holder of Notes, the Company, the Guarantors and the Trustee may amend or supplement the Indenture or the Notes:

  (1)
  to cure any ambiguity, defect or inconsistency;

  (2)
  to provide for uncertificated Notes in addition to or in place of certificated Notes;

  (3)
  to provide for the assumption of the Company's or any Guarantor's obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company's or such Guarantor's assets;

  (4)
  to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder;

  (5)
  to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

  (6)
  to comply with the provisions described under "—Certain Covenants—Guarantees;"

  (7)
  to evidence and provide for the acceptance of appointment by a successor Trustee; or

  (8)
  to provide for the issuance of Additional Notes in accordance with the Indenture.

Satisfaction and Discharge

        The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when:

  (1)
  either:

  (a)
  all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

  (b)
  all Notes that have not been delivered to the Trustee for cancellation (i) have become due and payable by reason of the making of a notice of redemption or otherwise or (ii) will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal and premium, if any, and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

  (2)
  no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

  (3)
  the Company or any Guarantor has paid or caused to be paid all sums payable by it under the Indenture; and

  (4)
  the Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

        In addition, the Company must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

        If the Trustee becomes a creditor of the Company or any Guarantor, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

        The Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Book-Entry, Delivery and Form

The Global Notes

        The exchange notes will be issued in the form of one or more registered notes in global form, without interest coupons (collectively, the "Global Note"). The Global Note will be deposited on the issue date with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the Trustee pursuant to the FAST Balance Certificate Agreement between the DTC and the Trustee.

        Except as set forth below, the Global Note may be transferred, in whole and not in part, solely to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Note may not be exchanged for Notes in physical, certificated form ("Certificated Notes") except in the limited circumstances described below.

        All interests in the Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

Exchanges Among the Global Notes

        Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in another Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

Certain Book-Entry Procedures for the Global Notes

        The following descriptions of the operations and procedures of DTC, Euroclear and Clearstream set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. The Company takes no responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

        DTC has advised the Company that it is:

  •
  a limited purpose trust company organized under the laws of the State of New York;

  •
  a "banking organization" within the meaning of the New York Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended; and

  •
  a "clearing agency" registered pursuant to Section 17A of the Exchange Act.

        DTC was created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes to the accounts of its Participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC's Participants include securities brokers and dealers (including the Initial Purchasers), banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants.

        The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Accordingly, the ability to transfer interests in the notes represented by a Global Note to such Persons may be limited. In addition, because DTC can act only on behalf of its Participants, who in turn act on behalf of Persons who hold interests through Participants, the ability of a Person having an interest in Notes represented by a Global Note to pledge or transfer such interest to Persons or entities that do not participate in DTC's system, or to otherwise take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

        So long as DTC or its nominee is the registered owner of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by the Global Note for all purposes under the Indenture. Except as described below, owners of beneficial interests in the Global Note will not be entitled to have Notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of Certificated Notes and will not be considered the registered owners or "Holders" thereof under the Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee thereunder. Accordingly, each Holder owning a beneficial interest in a Global Note must rely on the procedures of DTC and, if such Holder is not a Participant or an Indirect Participant, on the procedures of the Participant through which such Holder owns its interest, to exercise any rights of a Holder of Notes under the Indenture or such Global Note. The Company understands that under existing industry practice, in the event that the Company requests any action of Holders of Notes, or a Holder that is an owner of a beneficial interest in a Global Note desires to take any action that DTC, as the Holder of such Global Note, is entitled to take, DTC would authorize the Participants to take such action and the Participants would authorize Holders of Notes owning through such Participants to take such action or would otherwise act upon the instruction of such Holders. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of Notes by DTC or for maintaining, supervising or reviewing any records of DTC relating to such Notes.

        Payments in respect of the principal of, and interest and premium and Liquidated Damages, if any, any Notes represented by a Global Note registered in the name of DTC or its nominee on the applicable record date will be payable by the Trustee to or at the direction of DTC or its nominee in its capacity as the registered Holder of the Global Note representing such notes under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the Persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payments thereon and for any and all other purposes whatsoever. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for the payment of such amounts to owners of beneficial interests in a Global Note (including principal, interest and premium and liquidated damages, if any). Payments by the Participants and the Indirect Participants to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of the Participants or the Indirect Participants and DTC.

Registration Rights; Liquidated Damages

        The following description is a summary of the material provisions of the Registration Rights Agreement. It does not restate that agreement in its entirety. A copy of the Registration Rights Agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. We urge you to read the Registration Rights Agreement in its entirety because it, and not this description, defines your registration rights as Holders of these Notes.

        On August 19, 2004, the Company, the Guarantors and the Initial Purchasers entered into the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, the Company and the

Guarantors agreed to file with the Commission a registration statement on the appropriate form under the Securities Act with respect to an offer to exchange the outstanding notes for the exchange notes (the "Exchange Offer Registration Statement"). Upon the effectiveness of the Exchange Offer Registration Statement, the Company and the Guarantors will offer to the Holders of outstanding notes pursuant to the Exchange Offer, who are able to make certain representations, the opportunity to exchange outstanding notes for exchange notes. For a description of the Exchange Offer, see "The Exchange Offer."

        If:

  (1)
  the Company and the Guarantors are not permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy; or

  (2)
  for any reason that Exchange Offer is not consummated within the required time period; or

  (3)
  any Holder of Notes notifies the Company that:

  (a)
  it is prohibited by law or Commission policy from participating in the Exchange Offer; or

  (b)
  it may not resell the exchange notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales; or

  (c)
  it is a broker-dealer and owns Notes acquired directly from the Company or an affiliate of the Company,

the Company and the Guarantors will file with the Commission a shelf registration statement pursuant to Rule 415 of the Securities Act (the "Shelf Registration Statement") to cover resales of the Notes by the Holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement.

        The Company and the Guarantors will use their reasonable best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission.

        Holders of Notes that wish to exchange outstanding notes for exchange notes in the Exchange Offer will be required to make representations, including representations that:

  (1)
  any exchange notes to be received by it will be acquired in the ordinary course of its business;

  (2)
  it has no arrangement with any person to participate in the distribution of the exchange notes;

  (3)
  it is not an "affiliate," as defined in Rule 405 of the Securities Act of the Company, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable; and

  (4)
  it is not a broker-dealer tendering notes that it acquired directly from us for its own account.

        Under existing Commission interpretations, the exchange notes would, in general, be freely transferable after the Exchange Offer without further registration under the Securities Act; provided, however, that in the case of broker-dealers participating in the Exchange Offer, a prospectus meeting the requirements of the Securities Act must be delivered upon resale by such broker-dealers in connection with resales of the exchange notes. We have agreed, for a period ending on the earlier of (i) 180 days after the Exchange Offer Registration Statement is declared effective and (ii) the date on which the broker-dealer is no longer required to deliver a prospectus, to make available a prospectus meeting the requirements of the Securities Act to any such broker-dealer for use in connection with any resale of any exchange notes acquired in the Exchange Offer.

        The Registration Rights Agreement provides:

  (1)
  the Company and the Guarantors will use their reasonable best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to July 15, 2005;

  (2)
  unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company and the Guarantors will:

  (a)
  commence the Exchange Offer; and

  (b)
  issue exchange notes in exchange for all Notes tendered prior thereto in the Exchange Offer; and

  (3)
  if obligated to file the Shelf Registration Statement, the Company and the Guarantors will file the Shelf Registration Statement with the Commission on or prior to 60 days after such filing obligation arises and use their reasonable best efforts to cause the Shelf Registration to be declared effective by the Commission on or prior to 120 days after such obligation arises.

        If:

  (1)
  the Company and the Guarantors fail to file any of the registration statements required by the Registration Rights Agreement on or before the date specified for such filing; or

  (2)
  any of such registration statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"); or

  (3)
  the Company and the Guarantors fail to consummate the Exchange Offer on or prior to August 26, 2005 with respect to the Exchange Offer Registration Statement; or

  (4)
  the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales or exchanges of Notes during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (1) through (4) above, a "Registration Default"), then the Company and the Guarantors will pay Liquidated Damages to each Holder of Notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to 0.25% per annum on the principal amount of Notes held by such Holder.

        The amount of the Liquidated Damages will increase by an additional 0.25% per annum on the principal amount of Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages for all Registration Defaults of 1.0% per annum.

        All accrued Liquidated Damages will be paid by the Company and the Guarantors on each interest payment date to the Global Note Holder by wire transfer of immediately available funds or by federal funds check and to Holders of Certificated Notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.

        Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

        Holders of Notes will be required to deliver certain information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above. By acquiring Notes, a Holder will be deemed to have agreed to indemnify the Company and the Guarantors against certain losses arising out of information furnished by such Holder in writing for inclusion in any Shelf Registration Statement. Holders of Notes will also be required to suspend their use of the prospectus included in the Shelf Registration Statement under certain circumstances upon receipt of written notice to that effect from the Company.

Certain Definitions

        Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

        "Acquired Debt" means, with respect to any specified Person:

  (1)
  Indebtedness of any other Person existing at the time such other Person is merged with or into, or becomes a Subsidiary of, such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

  (2)
  Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Affiliate" of any specified Person means (1) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (2) any executive officer or director of such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

        "Asset Sale" means:

  (1)
  the sale, lease, conveyance or other disposition of any property or assets; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "—Repurchase at the Option of Holders—Change of Control" and/or the provisions described above under the caption "—Certain Covenants—Merger, Consolidation or Sale of Assets" and not by the provisions described above under the caption "— Repurchase at the Option of Holders—Asset Sales;" and

  (2)
  the issuance of Equity Interests by any of the Company's Restricted Subsidiaries or the sale by the Company or any Restricted Subsidiary thereof of Equity Interests in any of its Subsidiaries (other than directors' qualifying shares and shares issued to foreign nationals to the extent required by applicable law).

Notwithstanding the preceding, the following items shall be deemed not to be Asset Sales:

  (1)
  any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $5.0 million;

  (2)
  a transfer or other disposition of assets between or among the Company and its Restricted Subsidiaries;

  (3)
  an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to another Restricted Subsidiary;

  (4)
  the sale or lease of equipment, inventory (including cemetery plots), accounts receivable or other assets (including securities and other investment portfolio assets) in the ordinary course of business;

  (5)
  the sale or other disposition of Cash Equivalents;

  (6)
  dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

  (7)
  a Restricted Payment that is permitted by the covenant described above under the caption "—Certain Covenants—Restricted Payments;"

  (8)
  any sale or disposition of any property or equipment that has become damaged, worn out, obsolete or otherwise unsuitable for use in connection with the business of the Company or its Restricted Subsidiaries.

  (9)
  the licensing or sublicensing of intellectual property or other general intangibles in the ordinary course of business which do not materially interfere with the business of the Company and its Restricted Subsidiaries;

  (10)
  the sale of all the Capital Stock of Security Plan Life Insurance Company, substantially all of which consists of insurance operations of the Company and its Restricted Subsidiaries;

  (11)
  the release of intangible claims or rights in connection with the loss or settlement of a bona fide lawsuit, dispute or other controversy;

  (12)
  the dispositions of accounts receivable and related assets of a Receivables Subsidiary in connection with a Qualified Receivables Transaction; and

  (13)
  the creation of any Lien in compliance with the terms of the Indenture.

        "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" shall have a corresponding meaning.

        "Board of Directors" means:

  (1)
  with respect to a corporation, the board of directors of the corporation or, except as used in the covenant described under the caption "—Certain Covenants—Transactions with Affiliates," a committee thereof authorized to exercise the appropriate power of the board of directors of such corporation;

  (2)
  with respect to a partnership, the Board of Directors of the general partner of the partnership; and

  (3)
  with respect to any other Person, the board or committee of such Person serving a similar function.

        "Business Day" means any day other than a Legal Holiday.

        "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

        "Capital Stock" means:

  (1)
  in the case of a corporation, corporate stock;

  (2)
  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

  (3)
  in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

  (4)
  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Cash Equivalents" means:

  (1)
  United States and Canadian dollars;

  (2)
  securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than 12 months from the date of acquisition;

  (3)
  certificates of deposit and eurodollar time deposits with maturities of 12 months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

  (4)
  repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

  (5)
  commercial paper having one of the two highest ratings obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Group (or any successors thereto) and in each case maturing within 12 months after the date of acquisition;

  (6)
  securities issued and fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Group (or any successors thereto) and having maturities of not more than 12 months from the date of acquisition; and

  (7)
  money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition.

        "Change of Control" means the occurrence of any of the following:

  (1)
  the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act);

  (2)
  the adoption of a plan relating to the liquidation or dissolution of the Company;

  (3)
  any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), becomes the ultimate Beneficial Owner, directly or indirectly, of 50% or more of the voting power of the Voting Stock of the Company;

  (4)
  the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

  (5)
  the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) and (B) immediately after such transaction, no "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), becomes, directly or indirectly, the ultimate Beneficial Owner of 50% or more of the voting power of the Voting Stock of the surviving or transferee Person.

        "Change of Control Offer" has the meaning set forth under the caption "—Repurchase at the Option of Holders—Change of Control."

        "Change of Control Payment" has the meaning set forth under the caption "—Repurchase at the Option of Holders—Change of Control."

        "Commission" means the United Stated Securities and Exchange Commission.

        "Common Stock" means, with respect to any Person, any Capital Stock (other than Preferred Stock) of such Person, whether outstanding on the Issue Date or issued thereafter.

        "Consolidated EBITDA" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

  (1)
  provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

  (2)
  Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that any such Fixed Charges were deducted in computing such Consolidated Net Income; plus

  (3)
  depreciation, amortization (including amortization of debt issuance costs and intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

  (4)
  any one-time charges related to tender premiums paid in connection with repurchases of the Company's 12 1/4% senior notes due 2009; minus

  (5)
  non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue consistent with past practice;

        in each case, on a consolidated basis and determined in accordance with GAAP.

        Notwithstanding the preceding, the provision for taxes based on the income or profits of, the Fixed Charges of and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute Consolidated EBITDA of the Company (A) in the same proportion that the Net Income of such Restricted Subsidiary was added to compute such Consolidated Net Income of the Company and (B) only to the extent that a corresponding amount would be permitted at the date of determination to be dividended or distributed to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

        "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

  (1)
  the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof;

  (2)
  the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its equityholders;

  (3)
  the Net Income of any Person acquired during the specified period for any period prior to the date of such acquisition shall be excluded;

  (4)
  the cumulative effect of a change in accounting principles shall be excluded;

  (5)
  non-cash charges relating to employee benefit or other management compensation plans of the Company or any of its Restricted Subsidiaries or any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards of the Company or any of its Restricted Subsidiaries (excluding in each case any non-cash charge to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense incurred in a prior period) shall be excluded;

  (6)
  any goodwill impairment charges shall be excluded; and

  (7)
  notwithstanding clause (1) above, the Net Income (but not loss) of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the specified Person or one of its Subsidiaries.

        "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who:

  (1)
  was a member of such Board of Directors on the date of the Indenture; or

  (2)
  was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

        "Credit Agreement" means that certain Credit Agreement, dated as of September 17, 2003 and as amended as of January 23, 2004 and further amended as of the date of the Indenture by and among the Company, Bank of America, N.A., as Administrative Agent, and the other lenders named therein providing for term loan borrowings and revolving credit borrowings, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time, regardless of whether such amendment, modification, renewal, refunding, replacement or refinancing is with the same financial institutions or otherwise.

        "Credit Facilities" means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "—Certain Covenants—Restricted Payments." The term "Disqualified Stock" shall also include any options, warrants or other rights that are convertible into Disqualified Stock or that are redeemable at the option of the holder, or required to be redeemed, prior to the date that is one year after the date on which the Notes mature.

        "Domestic Subsidiary" means any Restricted Subsidiary of the Company other than a Restricted Subsidiary that is (1) a "controlled foreign corporation" under Section 957 of the Internal Revenue Code or (2) a Subsidiary of any such controlled foreign corporation.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Excluded Subsidiaries" means (1) the Insurance Subsidiaries, (2) Stephens Burial Association, Inc., Stephens Funeral Benefit Association, Inc., The Frank J. Fisher Funeral Insurance Company, Thweatt Funeral Insurance Company, Inc., Byron's Funeral Homes, Inc., Cuffe-McGinn Funeral Home, Inc., Doane Beal & Ames, Inc., Ernest A. Richardson Funeral Home, Inc., Gaffey Funeral Home, Inc., Hafey Funeral Service, Inc., John C. Mulry Funeral Homes, Inc., Ratell Funeral Home, Inc., Reimann Funeral Insurance Company, Inc., Riemann Insurance Company, Inc., McHugh Funeral Home, Inc., Alderwoods (Kentucky), Inc., New Orleans Limousine Service, Inc., Bennett-Emmert-Szakovits Funeral Home, Inc., and Dunwood Cemetery Service Company and (3) any newly created or acquired Domestic Subsidiary that is subject to regulatory restrictions that prohibit the execution of a Note Guarantee as certified to the Trustee pursuant to an Officers' Certificate.

        "Existing Indebtedness" means the aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the Indenture after giving effect to the application of the proceeds of the Notes and of any Indebtedness under the Credit Agreement borrowed on the date of the Indenture, until such amounts are repaid.

        "Fair Market Value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined in good faith by the Board of Directors of the Company and evidenced by a Board Resolution delivered to the Trustee if the Fair Market Value is greater than or equal to $5.0 million; provided however, that in connection with the sale or other disposition of assets held for sale as of June 19, 2004, Fair Market Value may be determined and evidenced by an Officers' Certificate if such sale was previously approved by the Board of Directors of the Company.

        "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

  (1)
  the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations, and excluding amortization or write-off of debt issuance costs; plus

  (2)
  the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

  (3)
  any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

  (4)
  the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock or preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

        "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness or issues, repurchases or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Preferred Stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of such period.

        In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

  (1)
  acquisitions and dispositions of business entities or property and assets constituting a division or line of business of any Person that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated EBITDA for such reference period shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

  (2)
  the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP shall be excluded;

  (3)
  the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date; and

  (4)
  consolidated interest expense attributable to interest on any Indebtedness (whether existing or being incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Calculation Date (taking into account any interest rate option, swap, cap or similar agreement applicable to such Indebtedness if such agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period.

        "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the opinions and pronouncements of the Public Company Accounting Oversight Board and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are applicable on the date of determination and consistently applied.

        "Government Securities" means securities that are direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged.

        "Guarantee" means, as to any Person, a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness of another Person.

        "Guarantors" means:

  (1)
  each direct or indirect Domestic Subsidiary of the Company on the date of the Indenture other than Excluded Subsidiaries; and

  (2)
  any other subsidiary that executes a Note Guarantee in accordance with the provisions of the Indenture;

  (3)
  and their respective successors and assigns until released from their obligations under their Note Guarantees and the Indenture in accordance with the terms of the Indenture.

        "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

  (1)
  interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements designed for the purpose of fixing, hedging or swapping interest rate risk;

  (2)
  commodity swap agreements, commodity option agreements, forward contracts and other agreements or arrangements designed for the purpose of fixing, hedging or swapping commodity price risk;

  (3)
  foreign exchange contracts, currency swap agreements and other agreements or arrangements designed for the purpose of fixing, hedging or swapping foreign currency exchange rate risk; and

  (4)
  any indemnity agreements and arrangements entered into in connection with the agreements described in clauses (1), (2) and (3).

        "Holder" means a Person in whose name a Note is registered.

        "incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become directly or indirectly liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided that (1) any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company will be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary of the Company and (2) neither the accrual of interest nor the accretion of original issue discount nor the payment of interest in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock (to the extent provided for when the Indebtedness or Disqualified Stock on which such interest or dividend is paid was originally issued) shall be considered an incurrence of Indebtedness; provided that in each case the amount thereof is for all other purposes included in the Fixed Charges and Indebtedness of the Company or its Restricted Subsidiary as accrued.

        "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, without duplication, whether or not contingent:

  (1)
  in respect of borrowed money;

  (2)
  evidenced by bonds, notes, debentures or similar instruments;

  (3)
  evidenced by letters of credit (or reimbursement agreements in respect thereof), but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in clauses (1) or (2) above or clauses (5), (6) or (8) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement;

  (4)
  in respect of banker's acceptances;

  (5)
  in respect of Capital Lease Obligations and Attributable Debt;

  (6)
  in respect of the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable incurred in the ordinary course;

  (7)
  representing Hedging Obligations, other than Hedging Obligations that are incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder; or

  (8)
  representing Disqualified Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends.

        In addition, the term "Indebtedness" includes (x) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), provided that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness, and (y) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Stock, such Fair Market Value shall be determined in good faith by the Board of Directors of the issuer of such Disqualified Stock.

        The amount of any Indebtedness outstanding as of any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, and shall be:

  (1)
  the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

  (2)
  the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness;

provided that Indebtedness shall not include:

  (i)
  any liability for federal, state, local or other taxes;

  (ii)
  performance, surety or appeal bonds provided in the ordinary course of business;

  (iii)
  any liability arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, however, that such liability is extinguished within five Business Days of its incurrence;

  (iv)
  agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), so long as the principal amount does not exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition; or

  (v)
  any obligation of any Insurance Subsidiary to pay incurred losses under insurance programs in the ordinary course of business.

        "Initial Purchasers" means Banc of America Securities LLC and Morgan Stanley & Co. Incorporated.

        "Insurance Subsidiary" means a direct or indirect Restricted Subsidiary of the Company that (a) is regulated as an insurance company or an insurance holding company under applicable law and (b) is designated by the Board of Directors of the Company as an Insurance Subsidiary; provided, however, that if any such Subsidiary Guarantees any Indebtedness of the Company or any Restricted Subsidiary of the Company (other than another Insurance Subsidiary), then such Subsidiary shall cease to be an Insurance Subsidiary for so long as it shall continue to Guarantee such Indebtedness. As of the Issue

Date, Funeral Service, Inc., Alderwoods Life Insurance Group, Inc., Mayflower National Life Insurance Company, National Capital Life Insurance Company, Mayflower Corporate Services, Inc., Security Plan Life Insurance Company, Security Plan Fire Insurance Company and The Security Plan Agency, Inc. shall be Insurance Subsidiaries.

        "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans or other extensions of credit (including Guarantees, but excluding advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Company or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business), advances (excluding commission, payroll, travel and similar advances to officers and employees made in the ordinary course of business), capital contributions (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) or purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

        If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Investment in such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Certain Covenants—Restricted Payments." The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Certain Covenants—Restricted Payments."

        "Issue Date" means the date of original issuance of the Notes under the Indenture.

        "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

        "Liquidated Damages" means all liquidated damages then owing pursuant to the Registration Rights Agreement.

        "Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however:

  (1)
  any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any sale of assets outside the ordinary course of business of such Person; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

  (2)
  any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

        "Net Proceeds" means the aggregate cash proceeds, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not the interest component, thereof) received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (1) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting, investment banking and brokerage fees, and sales commissions, and any relocation expenses incurred as a result thereof, (2) taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (3) amounts required to be applied to the repayment of Indebtedness or other liabilities, secured by a Lien on the asset or assets that were the subject of such Asset Sale, or is required to be paid as a result of such sale, (4) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, and (5) appropriate amounts to be provided by the Company or its Restricted Subsidiaries as a reserve against liabilities associated with such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee; provided, however, that (i) excess amounts set aside for payment of taxes pursuant to clause (2) above remaining after such taxes have been paid in full or the statute of limitations therefore has expired and (ii) amounts initially held in reserve pursuant to clause (5) no longer so held shall at that time become Net Proceeds.

        "Note Guarantee" means a Guarantee of the Notes pursuant to the Indenture.

        "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

        "Officer" means, with respect to any Person, the chairman of the board, the chief executive officer, the president, the chief operating officer, the chief financial officer, the treasurer, any assistant treasurer, the controller, the principal accounting officer, the secretary or any vice president, or any person performing the equivalent function, of such Person.

        "Officers' Certificate" means a certificate signed on behalf of the Company by at least two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of the Indenture.

        "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee (who may be counsel to or an employee of the Company) that meets the requirements of the Indenture.

        "Permitted Business" means any business conducted or proposed to be conducted (as described in the prospectus) by the Company and its Restricted Subsidiaries on the date of the Indenture and other businesses reasonably related, ancillary, complementary or incidental thereto or reasonable extensions or expansions thereof.

        "Permitted Investments" means:

  (1)
  any Investment in the Company or in a Restricted Subsidiary of the Company;

  (2)
  any Investment in Cash Equivalents;

  (3)
  any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

  (a)
  such Person becomes a Restricted Subsidiary of the Company; or

    (b)
    such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

  (4)
  any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales;"

  (5)
  Investments to the extent acquired in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

  (6)
  Hedging Obligations that are incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnifies and compensation payable thereunder;

  (7)
  evidences of indebtedness, stock, obligations, securities or other instruments received in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy, workout, reorganization or recapitalization of a Person or as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

  (8)
  Investment of funds received by the Company or any of its Restricted Subsidiaries in the ordinary course of business, which funds are required to be held in trust for the benefit of others by the Company or such Restricted Subsidiary, as the case may be, and which funds are classified on the Company's balance sheet as pre-need funeral receivables and trust investments, pre-need cemetery receivables and trust investments or cemetery perpetual care investments;

  (9)
  Investments in joint ventures engaged in a Permitted Business having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (9) since the date of the Indenture, not to exceed $25.0 million;

  (10)
  Investments in any Receivables Subsidiary that is necessary to effect a Qualified Receivables Transaction;

  (11)
  Investments in securities permitted by applicable law by any Insurance Subsidiary in the ordinary course of its business and consistent with past practice; provided that each such Investment shall be made pursuant to and in accordance with the terms of one or more investment policies approved by the Board of Directors of the Company; and

  (12)
  additional Investments having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (12) since the date of the Indenture, not to exceed $25.0 million.

        "Permitted Liens" means:

  (1)
  Liens on the assets of the Company and any Guarantor securing Indebtedness in an aggregate principal amount not to exceed the greater of (a) the amount of Indebtedness permitted to be incurred under clause (1) of the covenant described under the caption "Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" and (b) the Secured Debt Cap;

  (2)
  Liens in favor of the Company or any Restricted Subsidiary;

  (3)
  Liens on property of a Person existing at the time such Person is acquired by, merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such acquisition, merger or consolidation and do not extend to any assets other than those of the Person acquired, merged into or consolidated with the Company or the Restricted Subsidiary;

  (4)
  Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by the Company or the Restricted Subsidiary;

  (5)
  Liens existing on the date of the Indenture;

  (6)
  Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $15.0 million at any one time outstanding;

  (7)
  Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant described under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock;" provided that any such Lien (i) covers only the assets acquired, constructed or improved with such Indebtedness and (ii) is created within 180 days of such acquisition, construction or improvement;

  (8)
  Liens on cash or Cash Equivalents securing Hedging Obligations of the Company or any of its Restricted Subsidiaries that do not constitute Indebtedness or securing letters of credit that support such Hedging Obligations;

  (9)
  Liens incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other social security obligations;

  (10)
  Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of Indebtedness), leases, or other similar obligations arising in the ordinary course of business;

  (11)
  survey exceptions, encumbrances, easements, cemetery dedications and restrictions or reservations of, or rights of other for, rights of way, zoning or other restrictions as to the use of properties, and defects in title which, in the case of any of the foregoing, were not incurred or created to secure the payment of Indebtedness, and which in the aggregate do not materially impair the use for the purposes of which such properties are held by the Company or any of its Restricted Subsidiaries;

  (12)
  judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

  (13)
  Liens, deposits or pledges to secure public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds or obligations; and Liens, deposits or pledges in lieu of such bonds or obligations, or to secure such bonds or obligations, or to secure letters of credit in lieu of or supporting the payment of such bonds or obligations;

  (14)
  Liens on property or assets used to defease Indebtedness that was not incurred in violation of the Indenture;

  (15)
  Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Subsidiary thereof on deposit with or in possession of such bank;

  (16)
  any interest or title of a lessor, licensor or sublicensor in the property subject to any lease, license or sublicense;

  (17)
  Liens arising from precautionary UCC financing statements regarding operating leases or consignments;

  (18)
  Liens of franchisors in the ordinary course of business not securing Indebtedness;

  (19)
  interment rights of third parties regarding real property used for burial purposes;

  (20)
  Liens for taxes, assessments or governmental charges or claims either not delinquent or contested in good faith by appropriate proceedings and as to which the Company or any of its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP and as to which foreclosure is stayed during the pending of such proceeding;

  (21)
  statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other similar Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

  (22)
  statutory Liens on the property and assets of any Insurance Subsidiary securing the ordinary course insurance-related obligations of such Insurance Subsidiary;

  (23)
  Liens on assets of a Receivables Subsidiary incurred in connection with a Qualified Receivables Transaction; and

  (24)
  Liens securing Permitted Refinancing Indebtedness (and all Obligations related thereto); provided that such Liens do not extend to or cover any property or assets other than the property or assets that secure the Indebtedness being refinanced (and additions and accessions to such property or assets).

        "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

  (1)
  the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued and unpaid interest thereon and the amount of any reasonably determined premium necessary to accomplish such refinancing and such reasonable expenses incurred in connection therewith);

  (2)
  such Permitted Refinancing Indebtedness has a final maturity date not earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

  (3)
  if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or the Note Guarantees, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of the Notes, and is subordinated in right of payment to the Notes or any Note Guarantee on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

  (4)
  if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is pari passu in right of payment with the Notes or any Note Guarantees, such Permitted Refinancing Indebtedness is pari passu with, or subordinated in right of payment to, the Notes or such Note Guarantees; and

  (5)
  such Permitted Refinancing Indebtedness is incurred by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

        "Preferred Stock" means, with respect to any Person, any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions upon liquidation.

        "Qualified Equity Offering" means (i) an offer and sale of common stock (other than Disqualified Stock) of the Company pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company) or (ii) any private placement of common stock (other than Disqualified Stock) of the Company to any Person.

        "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by the Company or any of its Restricted Subsidiaries pursuant to which the Company or such Restricted Subsidiary may sell, convey or otherwise transfer to a Receivables Subsidiary any account receivable (whether now existing or arising in the future) and any assets related thereto, including all collateral securing such accounts receivable, all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and all other assets that are customarily transferred, or in respect of which security interest are customarily granted, in connection with an asset securitization transaction involving accounts receivable and pursuant to which such Receivables Subsidiary may sell, convey or otherwise transfer interests in such accounts receivable and related assets to any Person other than an Affiliate of the Company; provided that:

  (1)
  no portion of the Indebtedness or any other obligations (contingent or otherwise) of a Receivables Subsidiary:

  (a)
  is guaranteed by the Company or any Restricted Subsidiary of the Company (excluding guarantees of obligations pursuant to Standard Securitization Undertakings);

  (b)
  is recourse to or obligates the Company or any Restricted Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings; or

  (c)
  subjects any property or asset of the Company or any Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction of obligations incurred in such transactions, other than pursuant to Standard Securitization Undertakings;

  (2)
  neither the Company nor any Restricted Subsidiary of the Company has any material contract, agreement, arrangement or understanding with a Receivables Subsidiary other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable of such entity; provided that all of the agreements, arrangements and understandings entered into by the Company or any Restricted Subsidiary with a Receivables Subsidiary in connection with any transaction or series of transactions shall be considered as a whole for purposes of determining compliance with this clause (2); and

  (3)
  neither the Company nor any Restricted Subsidiary of the Company (other than such Receivables Subsidiary) has any obligation to maintain or preserve the financial condition of a Receivables Subsidiary or cause such entity to achieve certain levels of operating results.

        "Receivables Subsidiary" means a special purpose wholly owned Subsidiary of the Company created in connection with the transactions contemplated by a Qualified Receivables Transaction, which Subsidiary engages in no activities other than those incidental to such Qualified Receivables Transaction and which is designated by the Board of Directors of the Company as a Receivables Subsidiary. Any such designation by the Board of Directors of the Company shall be evidenced by filing with the Trustee a Board Resolution giving effect to such designation and an Officers' Certificate certifying, to the best of such officers' knowledge and belief after consulting with counsel, such designation, and the transactions in which the Receivables Subsidiary will engage, comply with the requirements of the definition of Qualified Receivables Transaction complied with the preceding conditions and was permitted by the Indenture.

        "Registration Rights Agreement" means the Registration Rights Agreement, dated the date of the Indenture, among the Company and the Initial Purchasers.

        "Replacement Assets" means (1) non-current assets that will be used or useful in a Permitted Business or (2) substantially all the assets of a Permitted Business or a majority of the Voting Stock of any Person engaged in a Permitted Business that will become on the date of acquisition thereof a Restricted Subsidiary.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Payments" has the meaning set forth under the caption "—Certain Covenants—Restricted Payments."

        "Restricted Subsidiary" of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.

        "sale and leaseback transaction" means, with respect to any Person, any transaction involving any of the assets or properties of such Person whether now owned or hereafter acquired, whereby such Person sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which such Person intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

        "Secured Debt Cap" means, on any date, an amount equal to (x) 2.25 times the Consolidated EBITDA of the Company and its Restricted Subsidiaries for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding such date, minus (y) the aggregate amount of secured Indebtedness of the Company and its Restricted Subsidiaries outstanding on such date (other than Indebtedness secured by Liens under clause (1) of the definition of "Permitted Liens"). In the event that the Company or any of its Restricted Subsidiaries incurs, repays or redeems any secured Indebtedness on such date, then the Secured Debt Cap shall be calculated giving pro forma effect to such incurrence, repayment or redemption. In addition, for purposes of making the computation referred to above, (1) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations, since the beginning of the four-quarter period referred to above, shall be deemed to have occurred on the first day of the four-quarter period and Consolidated EBITDA for such four-quarter period shall be calculated without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income, and (2) the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of since the beginning of the four-quarter period referred to above, shall be excluded.

        "Significant Subsidiary" means any Subsidiary that would constitute a "significant subsidiary" within the meaning of Article 1 of Regulation S-X of the Securities Act.

        "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary of the Company, which are reasonably customary in an accounts receivable securitization transaction.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Subsidiary" means, with respect to any specified Person:

  (1)
  any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

  (2)
  any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

        "Unrestricted Subsidiary" means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution in compliance with the covenant described under the caption "—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries," and any Subsidiary of such Subsidiary.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

  (1)
  the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

  (2)
  the then outstanding principal amount of such Indebtedness.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a discussion of the material U.S. federal income tax consequences of the exchange of outstanding notes for exchange notes in the exchange offer, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based on the Internal Revenue Code of 1986, as amended, Treasury regulations, administrative pronouncements and judicial decisions, all as in effect on the date of this prospectus and all subject to change or differing interpretations, possibly with retroactive effect. This summary does not discuss all of the tax consequences that may be relevant to a holder in light of the holder's particular circumstances or to holders subject to special rules, such as financial institutions, tax-exempt entities, holders whose functional currency is not the U.S. dollar, insurance companies, dealers in securities or foreign currencies, persons holding outstanding notes as part of a hedge, straddle or other integrated transaction, or persons who have ceased to be U.S. citizens or to be taxed as resident aliens. In addition, this summary does not address any state, local or non-U.S. tax considerations. We have not sought any ruling from the Internal Revenue Service or an opinion of counsel with respect to this summary, and we cannot assure you that the Internal Revenue Service will agree with it. You are urged to consult with your own tax advisor about the application of the U.S. federal income tax laws to your particular situation as well as any consequences of the exchange under the tax laws of any state, local or foreign jurisdiction.

Exchange of Outstanding Notes for Exchange Notes

        Your acceptance of the exchange offer and your exchange of outstanding notes for exchange notes will not be taxable for U.S. federal income tax purposes because the exchange notes will not be considered to differ materially in kind or extent from the outstanding notes. Rather, the exchange notes you receive will be treated as a continuation of your investment in the outstanding notes. Accordingly, you will not recognize a gain or loss upon the exchange of outstanding notes for exchange notes pursuant to the exchange offer, your tax basis in the exchange notes will be the same as your adjusted tax basis in the outstanding notes immediately before the exchange and your holding period for the exchange notes will include the holding period for the outstanding notes exchanged therefor. There will be no U.S. federal income tax consequences to holders that do not exchange their outstanding notes pursuant to the exchange offer.

PLAN OF DISTRIBUTION

        Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where the outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period ending on the earlier of (i) 180 days after the registration statement of which this prospects is a part is declared effective and (ii) the date on which the broker-dealer is no longer required to deliver a prospectus, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any resales of the type described.

        If you wish to exchange your outstanding notes for exchange notes in the exchange offer, you will be required to make representations to us as described in "The Exchange Offer—Purpose and Effect of the Exchange Offer" in this prospectus and in the letter of transmittal. In addition, if you are a broker-dealer who receives exchange notes for your own account in exchange for outstanding notes that were acquired by you as a result of market-making or other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale by you of the exchange notes.

        We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of the resale, at prices related to such prevailing market prices or negotiated prices. Any resales may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of those exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of those exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. Any profit on any resale of exchange notes and any commissions or concessions received by those persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period ending on the earlier of (i) 180 days after the registration statement of which this prospectus is a part is declared effective and (ii) the date on which the broker-dealer is no longer required to deliver a prospectus, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests those documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the notes, other than commissions or concessions of any brokers or dealers and will indemnify the holders of the notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        The validity of the exchange notes offered hereby will be passed upon for us by Jones Day, Chicago, Illinois.

EXPERTS

        Our annual consolidated financial statements and schedule as of January 1, 2005 and January 3, 2004 and for the 52 weeks ended January 1, 2005, the 53 weeks ended January 3, 2004 and the 52 weeks ended December 28, 2002 have been included and incorporated by reference herein, our condensed consolidating guarantor financial information as of January 1, 2005 and January 3, 2004 and for the 52 weeks ended January 1, 2005, the 53 weeks ended January 3, 2004 and the 52 weeks ended December 28, 2002 have been included herein, and management's assessment of the effectiveness of internal control over financial reporting as of January 1, 2005 has been incorporated by reference herein, in reliance upon the reports of KPMG LLP, independent registered public accounting firm, such reports appearing elsewhere or incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The audit report on management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of January 1, 2005 expresses KPMG LLP's opinion that Alderwoods Group did not maintain effective internal control over financial reporting as of January 1, 2005 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states Alderwoods Group did not maintain an effective control environment over financial reporting and income tax processes and Alderwoods Group did not maintain an effective control environment over its operating locations. The audit report covering the January 1, 2005 consolidated financial statements and schedule refers to a change in the method of accounting for the recognition of interests in variable interests entities and for insurance funded pre-need funeral contracts.

AVAILABLE INFORMATION

        We file reports and other information with the Commission. These reports and other information can be read and copied at the Commission's Public Reference Room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information regarding the Public Reference Room. The Commission maintains an Internet site at http://www.sec.gov that contains reports and information statements and other information regarding issuers that file electronically with the Commission, including us. In addition, our reports and other information can be inspected at the offices of the Nasdaq National Market at 1735 K Street, N.W., Washington, D.C. 20006.

INCORPORATION BY REFERENCE

        The Commission allows us to "incorporate by reference" the documents that we file with the Commission. This means that we can disclose information to you by referring you to those documents. Any information we incorporate in this manner is considered part of this prospectus except to the extent updated and superseded by information contained in this prospectus. Some information we file with the Commission after the date of this prospectus and until this offering is completed will automatically update and supersede the information contained in this prospectus.

        We incorporate by reference the following documents that we have filed with the Commission and any filings that we make with the Commission in the future under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed:

  •
  Amendment No. 1 to Annual Report on Form 10-K/A for the 52 weeks ended January 1, 2005 (Commission File No. 000-33277);

  •
  Annual Report on Form 10-K for the 52 weeks ended January 1, 2005 (Commission File No. 000-33277);

  •
  Quarterly Report on Form 10-Q for the 12 weeks ended March 26, 2005 (Commission File No. 000-33277);

  •
  Current Report on Form 8-K filed March 24, 2005 (Commission File No. 000-33277);

  •
  Current Report on Form 8-K filed March 29, 2005 (Commission File No. 000-33277);

  •
  Current Report on Form 8-K filed May 3, 2005 (Commission File No. 000-33277); and

  •
  Current Report on Form 8-K filed May 12, 2005 (Commission File No. 000-33277).

        We will provide, without charge, upon written or oral request, a copy of any or all of the documents which are incorporated by reference into this prospectus. Requests should be directed to: Alderwoods Group, Inc., 311 Elm Street, Suite 1000, Cincinnati, Ohio 45202, Attention: Manager, Investor Relations.

        You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date hereof only. Our business, financial condition, results of operations and prospects may change after that date.

ALDERWOODS GROUP, INC.

CONSOLIDATED BALANCE SHEETS

Expressed in thousands of dollars
except number of shares

	March 26, 2005	January 1, 2005
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$16,878	$9,379
Receivables, net of allowances	58,774	66,460
Inventories	16,735	16,714
Other	10,817	27,621
Assets held for sale	49,083	85,141

	152,287	205,315
Pre-need funeral receivables and trust investments	332,790	335,976
Pre-need cemetery receivables and trust investments	304,552	309,591
Cemetery property	117,271	118,619
Property and equipment	531,293	539,879
Insurance invested assets	257,947	250,785
Deferred income tax assets	9,881	8,160
Goodwill	321,081	321,134
Cemetery perpetual care trust investments	245,845	245,225
Other assets	40,033	37,744

	$2,312,980	$2,372,428

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued liabilities	$136,238	$140,607
Current maturities of long-term debt	4,236	9,083
Liabilities associated with assets held for sale	36,291	63,381

	176,765	213,071
Long-term debt	427,745	454,557
Deferred pre-need funeral and cemetery contract revenue	86,872	82,784
Non-controlling interest in funeral and cemetery trusts	543,636	551,957
Insurance policy liabilities	226,319	214,745
Deferred income tax liabilities	19,786	20,346
Other liabilities	17,227	21,915

	1,498,350	1,559,375

Non-controlling interest in perpetual care trusts	251,044	257,141
Stockholders' equity
Common stock, $0.01 par value, 100,000,000 shares authorized, 40,060,010 issued and outstanding (January 1, 2005—40,017,454)	400	400
Capital in excess of par value	740,494	740,210
Accumulated deficit	(200,452)	(213,588)
Accumulated other comprehensive income	23,144	28,890

	563,586	555,912

	$2,312,980	$2,372,428

See accompanying notes to the interim consolidated financial statements

ALDERWOODS GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

Expressed in thousands of dollars
except per share amounts and number of shares

	12 Weeks Ended
	March 26, 2005	March 27, 2004
Revenue
Funeral	$124,013	$121,942
Cemetery	38,215	36,487
Insurance	21,568	18,405

	183,796	176,834

Costs and expenses
Funeral	94,113	93,057
Cemetery	33,095	31,464
Insurance	20,287	17,505

	147,495	142,026

	36,301	34,808
General and administrative expenses	10,643	11,698
Provision for asset impairment	(755)	1,988

Income from operations	26,413	21,122
Interest on long-term debt (Note 3)	7,516	5,264
Other expense (income), net	(5,800)	(1,098)

Income before income taxes	24,697	16,956
Income taxes	11,192	5,588

Net income from continuing operations	13,505	11,368
Discontinued operations (Note 9)
Loss from discontinued operations	(369)	(9,200)
Income taxes	—	(2,669)

Net loss from discontinued operations	(369)	(6,531)

Net income	$13,136	$4,837

Basic earnings per Common share:
Net income from continuing operations	$0.34	$0.28
Net loss from discontinued operations	(0.01)	(0.16)

Net income	$0.33	$0.12

Diluted earnings per Common share:
Net income from continuing operations	$0.33	$0.28
Net loss from discontinued operations	(0.01)	(0.16)

Net income	$0.32	$0.12

Basic weighted average number of shares outstanding (thousands)	40,049	39,990

Diluted weighted average number of shares outstanding (thousands)	41,312	41,015

See accompanying notes to the interim consolidated financial statements

ALDERWOODS GROUP, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (unaudited)

Expressed in thousands of dollars except number of shares

	Shares	Common Stock Par Value	Capital in Excess of Par Value	Accumulated Deficit	Accumulated Other Comprehensive Income	Total
Balance at January 1, 2005	40,017,454	$400	$740,210	$(213,588)	$28,890	$555,912
Comprehensive income:
Net income				13,136		13,136
Other comprehensive income (loss):
Foreign currency translation adjustment, net of income taxes of $nil					(968)	(968)
Unrealized loss on insurance invested assets, net of income taxes of $2,224					(3,848)	(3,848)
Less: reclassification adjustments for realized losses on insurance invested assets included in net income, net of income taxes of $154					(287)	(287)
Unrealized loss on derivatives, net of income taxes of $nil					(262)	(262)
Less: reclassification adjustments for realized gains on derivatives included in net income, net of income taxes of $nil					(381)	(381)

Comprehensive income						7,390
Common stock issued:
Stock issued as compensation in lieu of cash	1,306		15			15
Stock issued under equity incentive plan	41,250		269			269

Balance at March 26, 2005	40,060,010	$400	$740,494	$(200,452)	$23,144	$563,586

See accompanying notes to the interim consolidated financial statements

ALDERWOODS GROUP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

Expressed in thousands of dollars

	12 Weeks Ended
	March 26, 2005	March 27, 2004
CASH PROVIDED BY (APPLIED TO)
Operations
Net income	$13,136	$4,837
Loss from discontinued operations, net of tax	369	6,531
Items not affecting cash
Depreciation and amortization	10,132	9,151
Amortization of debt issue costs	905	644
Insurance policy benefit reserves	10,564	8,510
Provision for asset impairment	(755)	1,988
Gain on disposal of business assets	(5,831)	(1,086)
Deferred income taxes	6,447	5,572
Premium on long-term debt repurchase	282	—
Other, including net changes in other non-cash balances	6,467	(31,238)

Net cash provided by continuing operations	41,716	4,909
Net cash provided by discontinued operations	720	874

	42,436	5,783

Investing
Proceeds on disposition of business assets	10,488	10,714
Purchase of property and equipment	(4,605)	(3,969)
Purchase of insurance invested assets	(48,061)	(24,064)
Proceeds on disposition and maturities of insurance invested assets	37,778	15,650

Net cash used in continuing operations	(4,400)	(1,669)
Net cash provided by (used in) discontinued operations	1,163	(877)

	(3,237)	(2,546)

Financing
Increase in long-term debt	5,151	24,680
Repayment of long-term debt	(37,072)	(34,029)
Issuance of Common stock	269	—

Net cash used in continuing operations	(31,652)	(9,349)
Net cash used in discontinued operations	(48)	(91)

	(31,700)	(9,440)

Increase (decrease) in cash and cash equivalents	7,499	(6,203)
Cash and cash equivalents, beginning of period	9,379	41,612

Cash and cash equivalents, end of period	$16,878	$35,409

See accompanying notes to the interim consolidated financial statements

ALDERWOODS GROUP, INC.

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

(Tabular amounts expressed in thousands of dollars except per share amounts)

NOTE 1.    NATURE OF OPERATIONS

        Alderwoods Group, Inc., a Delaware corporation ("Alderwoods Group" and, together with its subsidiaries unless the context otherwise requires, the "Company") is the second-largest operator of funeral homes and cemeteries in North America based on total revenue and number of locations. As of March 26, 2005, the Company operated 645 funeral homes, 76 cemeteries and 63 combination funeral homes and cemeteries throughout North America.

        The Company's funeral operations encompass making funeral and cremation arrangements on an at-need or pre-need basis. The Company's funeral operations offer a full range of funeral services, including the collection of remains, registration of death, professional embalming, use of funeral home facilities, sale of caskets and other merchandise and transportation to a place of worship, funeral chapel, cemetery or crematorium.

        The Company's cemetery operations assist families in making burial arrangements and offer a complete line of cemetery products (including a selection of burial spaces, burial vaults, lawn crypts, caskets, memorials, niches, mausoleum crypts and other merchandise), the opening and closing of graves and cremation services.

        The Company's insurance operations sell a variety of insurance products, primarily to fund pre-need funeral services.

NOTE 2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation

        The interim consolidated financial statements include the accounts of the Company, its subsidiaries and operations controlled by the Company through sales and management agreements. All subsidiaries are wholly owned, except for a few companies with small minority interests. The interim consolidated financial statements also include the accounts of the funeral trusts, cemetery merchandise and service trusts and perpetual care trusts, and several pooled investment funds created for such trusts in which the Company has a variable interest and is the primary beneficiary.

        All significant inter-entity balances and transactions have been eliminated in the consolidated financial statements. The interim consolidated financial statements have been prepared using the U.S. dollar and are presented in accordance with United States generally accepted accounting principles ("GAAP").

        The interim consolidated financial statements include all adjustments, consisting only of normal recurring adjustments, which in management's opinion are necessary for a fair presentation of the financial results as of March 26, 2005, and for the 12 weeks ended March 26, 2005, and March 27, 2004. The interim consolidated financial statements have been prepared on a basis consistent with the accounting policies described in the Company's Annual Report on Form 10-K for the 52 weeks ended January 1, 2005, as filed with the U.S. Securities and Exchange Commission ("SEC") and should be read in conjunction therewith.

        The results of operations for interim periods are not necessarily indicative of the results that may be expected for the full fiscal year or for any other interim period.

Use of estimates

        The preparation of the interim consolidated financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the interim consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. As a result, actual amounts could significantly differ from those estimates.

Stock option plan

        Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("FAS No. 123"), Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation—Transition and Disclosure—an Amendment of FASB Statement No. 123," ("FAS No. 148"), established accounting and disclosure requirements using a fair value-based method of accounting for stock-based employee compensation plans. However, as allowed by FAS No. 123, the Company has elected to continue to apply the intrinsic value-based method of accounting described below, and has adopted the disclosure requirements of FAS No. 123 and FAS No. 148.

        The Company applies the intrinsic value-based method of accounting prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations, including FASB Interpretation No. 44, "Accounting for Certain Transactions involving Stock Compensation, an interpretation of APB Opinion No. 25," to account for its fixed plan stock options. Under this method, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price. Any compensation expense recorded is charged against operations over the service period, which generally matches the option vesting period. No stock-based employee compensation cost was recorded for the 12 weeks ended March 26, 2005, or the 12 weeks ended March 27, 2004, as all options granted under the Company's stock option plan had an exercise price equal to or greater than the market value of the underlying Common stock on the grant date. The following table illustrates the effect on net income and net income per share, if the Company had applied the fair value recognition provisions of FAS No. 123 to stock-based employee compensation.

	12 Weeks Ended
	March 26, 2005	March 27, 2004
Net income, as reported	$13,136	$4,837
Total stock-based employee compensation expense determined under fair value-based method, net of tax	(566)	(636)

Pro forma net income	$12,570	$4,201

Net income per Common share:
Basic, as reported	$0.33	$0.12
Basic, pro forma	0.31	0.11
Diluted, as reported	0.32	0.12
Diluted, pro forma	0.30	0.10

Comparability

        Certain comparative amounts have been reclassified to conform to the presentation adopted in the current year, including, among other things, the reclassification of assets held for sale as discontinued operations.

Recent accounting standards

        In December 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 123R, "Share-Based Payment" ("FAS No. 123R"). FAS No. 123R requires companies to recognize compensation expense in an amount equal to the fair value of the share-based payment (including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans) issued to employees. FAS No. 123R applies to all transactions involving issuance of equity by a company in exchange for goods and services, including employee services. FAS No. 123R is effective in the first interim or annual reporting period of the first fiscal year beginning on or after June 15, 2005. The Company will adopt FAS No. 123R in the first fiscal quarter of its 2006 fiscal year and expects to use the modified prospective application method, which results in no restatement of the Company's previously issued annual consolidated financial statements. The adoption of FAS No. 123R using the modified prospective application method is not expected to have a material impact on the consolidated financial position, results of operations or cash flows of the Company.

        In November 2004, the FASB issued Statement of Financial Accounting Standards No. 151, "Inventory Costs — an amendment of ARB No. 43, Chapter 4" ("FAS No. 151"). FAS No. 151 clarifies that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges and requires the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. FAS No. 151 is effective for fiscal years beginning after June 15, 2005. The Company does not expect the adoption of FAS No. 151 to have a material impact on its consolidated financial position, results of operations or cash flows.

        In December 2004, the FASB issued Statement of Financial Accounting Standards No. 153, "Exchange of Nonmonetary Assets — an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions" ("FAS No. 153"). The amendments made by FAS No. 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. FAS No. 153 is to be applied prospectively and is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Company elected to adopt FAS No. 153 on January 1, 2005. The adoption of FAS No. 153 had no material impact on the Company's consolidated financial position, results of operations or cash flows.

NOTE 3.    LONG-TERM DEBT

        Long-term debt consists of the following:

	March 26, 2005	January 1, 2005
	(unaudited)
Revolving credit facility (a)	$—	$—
Senior secured term loan B due in 2009 (a)(b)	220,707	246,826
7.75% Senior unsecured notes due in 2012 (c)	200,000	200,000
12.25% Senior unsecured notes due in 2009 (d)	—	4,509
Promissory notes and capitalized obligations, certain of which are secured by assets of certain subsidiaries	11,274	12,305

	431,981	463,640
Less, current maturities of long-term debt	4,236	9,083

	$427,745	$454,557

(a)
In 2003, the Company entered into a senior secured facility (the "Credit Agreement"), which after subsequent amendments, includes a $368,000,000 term loan (the "Term Loan B") and a $75,000,000 revolving credit facility (the "Revolving Credit Facility"), of which $35,000,000 is available in the form of letters of credit.

  The Revolving Credit Facility is intended to be used primarily to fund the Company's working capital requirements. The Revolving Credit Facility bears interest at a rate per annum in accordance with graduated pricing based upon the Company's consolidated leverage ratio, and the Company has the option to elect an interest rate equal to either (i) a base rate (5.75% at March 26, 2005), plus 1.75% (based upon the Company's consolidated leverage ratio at March 26, 2005), or (ii) LIBOR (3.09% for the three-month LIBOR at March 26, 2005), plus 2.75% (based upon the Company's consolidated leverage ratio at March 26, 2005). An annual fee of 0.50% is charged on the unused portion of the Revolving Credit Facility.

  Material covenants in the Credit Agreement include a requirement to maintain a minimum interest coverage ratio and fixed charge coverage ratio, a requirement not to exceed a maximum leverage ratio, an annual maximum on capital expenditures and cemetery development, and specified maximum amounts for capital lease obligations, indebtedness, acquisitions, certain investments, and sales of accounts receivable. Outstanding principal amounts and interest accrued and unpaid may, at the election of the requisite lenders, become immediately due and payable and further commitments by the lenders to make loans may, at the election of the requisite lenders, be terminated upon the occurrence of events of default specified in the Credit Agreement. As of March 26, 2005, the Company was in compliance with all covenants and was not in breach of any provision of the Credit Agreement that would cause an event of default to occur. The Credit Agreement is secured by specified real property, and substantially all personal property of Alderwoods Group and specified subsidiaries. The Revolving Credit Facility matures on September 29, 2008.

  On March 18, 2005, Alderwoods Group, Inc. entered into an amendment to the Credit Agreement. The amendment modifies the Credit Agreement to provide Alderwoods Group, Inc. additional flexibility to introduce an employee stock purchase plan and other long-term incentive plans, increase the letter of credit sublimit under the Revolving Credit Facility to $35,000,000 from $25,000,000, and make certain other agreed upon changes.

  As of March 26, 2005, the amount available under the Revolving Credit Facility was $75,000,000, less $25,636,000 in outstanding letters of credit.

(b)
The Term Loan B provides the Company with an option to elect an interest rate equal to either (i) a base rate (5.75% at March 26, 2005), plus 1.00%, or (ii) LIBOR (3.09% for the three-month LIBOR at March 26, 2005), plus 2.00%. The weighted average rate of interest was 4.80% at March 26, 2005. The Term Loan B is repayable in quarterly principal installments from March 26, 2005, to June 13, 2009 (subject to reduction for prepayments) of 0.25% of the aggregate principal amount of the Term Loan B outstanding as of December 3, 2004, with a lump sum payment of the then-outstanding amount on the maturity date. The Company has prepaid the required quarterly principal installments up to and including the second quarter of its 2006 fiscal year.

(c)
On August 19, 2004, the Company issued the 7.75% Senior unsecured notes, due in 2012 (the "Eight-Year Senior Unsecured Notes") in a transaction exempt from registration under the Securities Act of 1933. Interest accrues at an annual rate of 7.75% and is payable semi-annually on March 15 and September 15 or, if such day is not a business day, the next succeeding business day. At any time prior to September 15, 2007, the Company may, at its option, redeem up to 35% of the aggregate principal amount of the Eight-Year Senior Unsecured Notes at a redemption price of 107.75% of the stated principal amount, plus accrued and unpaid interest and Liquidated Damages (as defined in the indenture governing the Eight-Year Senior Unsecured Notes), if any, with net cash proceeds from specified equity offerings, provided at least 65% of the aggregate principal amount of the Eight-Year Senior Unsecured Notes remains outstanding and the redemption occurs within 90 days of the date of the closing of the specified equity offering. On or after September 15, 2008, the Company may, at its option, redeem all or part of the Eight-Year Senior Unsecured Notes at the redemption prices (expressed as percentages of the stated principal amount) set forth below, plus accrued and unpaid interest and Liquidated Damages, if any, if redeemed during the twelve-month period beginning on September 15 of the years indicated below:

Year	Percentage
2008	103.875
2009	101.938
2010 and thereafter	100.000
(d)
On January 2, 2002, the Company issued the 12.25% Senior unsecured notes, due 2009. On April 21, 2004, the Company repurchased the principal amount of $9,248,000 at a premium of $1,110,000, plus accrued interest. The premium is included in interest expense for the 12 weeks ended June 19, 2004.

  On August 19, 2004, the Company repurchased the principal amount of $316,243,000 at a premium of $31,340,000, plus accrued interest pursuant to an offer to purchase and consent solicitation. The premium cost is included in interest expense for the 16 weeks ended October 9, 2004.

  On January 3, 2005, the Company repurchased the remaining principal amount of $4,509,000 at a premium of $282,000, plus accrued interest, which premium is included in interest expense for the 12 weeks ended March 26, 2005.

        The Credit Agreement and the Eight-Year Senior Unsecured Notes are guaranteed by substantially all of Alderwoods Group's wholly-owned U.S. subsidiaries, other than Alderwoods Group's insurance subsidiaries and other specified excluded subsidiaries. Alderwoods Group, the parent company, has no independent assets or operations, and the guarantees of its guarantor subsidiaries are full and unconditional, and joint and several.

        In certain change of control situations, Alderwoods Group is required to make an offer to purchase the then-outstanding Eight-Year Senior Unsecured Notes at a price equal to 101% of their stated principal amount, plus accrued and unpaid interest to the applicable repurchase date and Liquidated Damages, if any.

        The Credit Agreement and the indenture governing the Eight-Year Senior Unsecured Notes restrict the Company's ability to engage in asset sales. The Credit Agreement and the indenture governing the Eight-Year Senior Unsecured Notes prohibit dispositions of assets unless the assets disposed of fulfill the requirements of specified exceptions. The indenture governing the Eight-Year Senior Unsecured Notes excepts, among other exceptions, assets with a fair market value less than $5,000,000. One specified exception contained in the Credit Agreement is dispositions of any of a group of identified "discontinued assets;" another is dispositions of assets not exceeding $35,000,000 book value in the aggregate over the life of the Credit Agreement, provided that (i) the consideration received is at least equal to fair market value and (ii) not less than 75% of the consideration is paid in cash or cash equivalents. Within 270 days of the receipt of net proceeds from any such asset sale, the Company has the ability to apply such net proceeds at its option (or as otherwise required) to invest in non-current operating assets (or enter into agreements for such investment which agreements are consummated within 360 days of such receipt of asset sale proceeds). Up to $10,000,000 of such net proceeds in any fiscal year (but not in excess of $35,000,000 in the aggregate over the term of the Credit Agreement) may be applied to make capital expenditures. To the extent the Company receives net proceeds in excess of additional specified thresholds and such excess is not applied to invest in non-current operating assets or make capital expenditures as described in the two immediately preceding sentences, the Company must make mandatory repayments under the Credit Agreement and, after all indebtedness under the Credit Agreement has been repaid, offer to purchase the Eight-Year Senior Unsecured Notes at a purchase price equal to 100.00% of the stated principal amount, plus accrued and unpaid interest and Liquidated Damages, if any.

        Covenants in the Credit Agreement and the indenture governing the Eight-Year Senior Unsecured Notes restrict, and under specified circumstances prohibit, the payment of dividends by the Company.

        Pursuant to the indenture governing the Eight-Year Senior Unsecured Notes, the Company has entered into a registration rights agreement (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, the Company is required, on or prior to May 16, 2005, to file an exchange offer registration statement on an appropriate form under the Securities Act of 1933 with the SEC. Upon the effectiveness of the exchange offer registration statement, the Company will offer holders of the Eight-Year Senior Unsecured Notes the opportunity to exchange their notes for notes with substantially identical terms covered by the exchange offer registration statement. In the event (i) the Company fails to timely file an appropriate registration statement, (ii) the registration statement is not timely declared effective, (iii) the Company fails to timely consummate the exchange offer, or (iv) the registration statement is declared effective, but thereafter ceases to be effective or usable during periods specified in the Registration Rights Agreement (each of (i) through (iv), a "Registration Default"), then the Company will be subject to liquidated damages within the first 90-day period immediately following the Registration Default of 0.25% per annum of the outstanding principal amount of the Eight-Year Senior Unsecured Notes. The amount of liquidated damages will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until the Registration Default has been cured, up to a maximum of 1.00% per annum.

NOTE 4.    LEGAL CONTINGENCIES

        The Company is a party to legal proceedings in the ordinary course of its business and believes it has made adequate provision for any potential estimated liabilities. The Company does not expect the outcome of any proceedings, individually or in the aggregate, to have a material adverse effect on the Company's financial position, results of operations or liquidity.

NOTE 5.    SUPPLEMENTARY STATEMENTS OF CASH FLOWS DISCLOSURE

        Supplemental disclosures related to the statement of cash flows consist of the following:

	12 Weeks Ended
	March 26, 2005	March 27, 2004
Decrease (increase) in assets:
Receivables, net of allowances
Trade	$7,040	$3,947
Other	609	(1,600)
Inventories	(55)	(603)
Prepaid expenses	16,106	(2,877)
Cemetery property	(936)	(1,019)
Other assets	(2,087)	(3,998)
Increase (decrease) in liabilities:
Accounts payable and accrued liabilities	(17,468)	(27,213)
Net effect of pre-need receivables and deferred revenue	4,099	5,889
Other liabilities	(460)	4,322
Insurance policy liabilities	1,008	381
Other changes in non-cash balances	(1,390)	(8,467)

	$6,467	$(31,238)

Supplemental information:
Interest paid	$11,832	$16,253
Income taxes paid, net of refunds	391	123
Bad debt expense	522	876
Non-cash investing and financing activities:
Stock issued in connection with the settlement of certain unsecured claims	—	102
Stock issued as compensation in lieu of cash	15	45
Restricted cash investing and financing activities:
Purchases of funeral, cemetery, and perpetual care trust investments	107,274	52,638
Proceeds on disposition and maturities of funeral, cemetery, and perpetual care trust investments	147,468	35,024
Increase in non-controlling interests in funeral, cemetery and perpetual care trusts	11,588	11,121
Decrease in non-controlling interests in funeral, cemetery and perpetual care trusts upon fulfillment of pre-need contracts	14,014	14,922

NOTE 6.    SUPPLEMENTARY FINANCIAL INFORMATION

        A summary of certain balance sheet accounts is as follows:

	March 26, 2005	January 1, 2005
	(unaudited)
Receivables, net of allowances:
Customer receivables	$60,200	$68,721
Allowance for doubtful accounts	(10,592)	(12,029)
Other	9,166	9,768

	$58,774	$66,460

Pre-need funeral receivables and trust investments:
Customer receivables	$38,241	$37,093
Allowance for contract cancellations and refunds	(16,716)	(17,263)
Funeral trust investments	283,907	288,903
Amounts receivable from funeral trusts, net of allowances	27,358	27,243

	$332,790	$335,976

Pre-need cemetery receivables and trust investments:
Customer receivables	$67,049	$63,794
Unearned finance income	(5,828)	(5,715)
Allowance for contract cancellations and refunds	(18,666)	(17,273)
Cemetery merchandise and service trust investments	261,997	268,785

	$304,552	$309,591

Cemetery property:
Developed land and lawn crypts	$35,457	$37,311
Undeveloped land	31,876	30,660
Mausoleums	49,938	50,648

	$117,271	$118,619

Property and equipment:
Land	$161,418	$166,252
Buildings and improvements	367,932	368,230
Automobiles	12,894	13,003
Furniture, fixtures and equipment	57,175	54,298
Computer hardware and software	23,961	23,306
Accumulated depreciation and amortization	(92,087)	(85,210)

	$531,293	$539,879

Other assets:
Intangible assets	$16,335	$15,060
Debt issue costs	9,368	10,339
Notes receivable	3,156	2,696
Other	11,174	9,649

	$40,033	$37,744

Accounts payable and accrued liabilities:
Trade payables	$14,076	$19,847
Interest	2,067	7,210
Accrued liabilities	24,638	32,421
Accrued insurance	17,572	18,057
Accrued taxes	56,656	44,785
Other	21,229	18,287

	$136,238	$140,607

Deferred pre-need contract revenue:
Funeral	$71,409	$69,215
Cemetery	15,463	13,569

	$86,872	$82,784

Other liabilities:
Perpetual care liability	$7,509	$7,487
Other	9,718	14,428

	$17,227	$21,915

NOTE 7.    SEGMENT REPORTING

        The Company's reportable segments are comprised of the three businesses it operates, each of which offers different products and services: funeral homes, cemeteries and insurance. There has been no change in the basis of this segmentation, accounting policies of the segments or the basis of measurement of segment profit or loss from that disclosed in the Company's Annual Report on Form 10-K for the 52 weeks ended January 1, 2005, as filed with the SEC.

        The Company sells primarily to external customers, though any intersegment sales or transfers occur at market price. The Company evaluates performance based on income from operations of the respective businesses.

For the 12 Weeks Ended:	Funeral	Cemetery	Insurance	Other	Consolidated
Revenue earned from external sales:
March 26, 2005	$124,013	$38,215	$21,568	$—	$183,796
March 27, 2004	$121,942	$36,487	$18,405	$—	$176,834
Income from operations:
March 26, 2005	$29,761	$6,013	$1,282	$(10,643)	$26,413
March 27, 2004	$26,642	$5,277	$901	$(11,698)	$21,122
Depreciation and amortization:
March 26, 2005	$5,711	$3,281	$40	$1,100	$10,132
March 27, 2004	$5,479	$2,918	$47	$707	$9,151
Total assets at:
March 26, 2005 (unaudited)	$1,146,628	$826,228	$283,384	$56,740	$2,312,980
January 1, 2005	$1,154,019	$878,350	$272,823	$67,236	$2,372,428
Goodwill at:
March 26, 2005 (unaudited)	$321,081	$—	$—	$—	$321,081
January 1, 2005	$321,134	$—	$—	$—	$321,134

        The following table reconciles earnings from operations of reportable segments to total income and identifies the components of "Other" segment earnings from operations:

	12 Weeks Ended
	March 26, 2005	March 27, 2004
Earnings from operations of funeral, cemetery and insurance segments	$37,056	$32,820
Other expenses of operations:
General and administrative expenses	(10,643)	(11,698)

Income from operations	$26,413	$21,122

NOTE 8.    PROVISION FOR ASSET IMPAIRMENT

        In accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("FAS No. 144"), the Company reviews its long-lived assets for impairment when changes in circumstances indicate that the carrying amount of the asset may not be recoverable. FAS No. 144 requires that long-lived assets to be held and used be recorded at the lower of carrying amount or fair value. Long-lived assets to be disposed of are to be recorded at the lower of carrying amount or fair value, less estimated cost to sell.

        Previously, the Company designated certain parcels of surplus real estate as held for sale, as they do not meet the Company's future geographic and strategic objectives. During the 12 weeks ended March 26, 2005, the Company re-evaluated the estimated proceeds from sale and accordingly recorded a recovery in provision for asset impairment of $755,000. During the 12 weeks ended March 27, 2004, the Company determined that the carrying amounts of certain of these surplus parcels of real estate exceeded their fair market value, less estimated costs to sell. As a result, the Company recorded a long-lived asset impairment provision of $1,988,000.

        The fair market value was determined by specific offer or bid, or an estimate based on comparable recent sales transactions. The asset impairment provisions include management estimates. As a result, actual results could differ significantly from these estimates.

NOTE 9.    DISCONTINUED OPERATIONS OF ASSETS HELD FOR SALE

        Over the previous three fiscal years, the Company engaged in a strategic market rationalization assessment to dispose of cemetery and funeral operating locations that did not fit into the Company's market or business strategies, as well as under-performing locations and excess cemetery land. The Company will on a smaller scale and over time, continue to assess the Company's portfolio of funeral and cemetery locations to ensure they continue to fit in the Company's strategy. Once a property is added to the disposal list, the Company expects to complete the sale within one year. As of March 26, 2005, the Company had 17 funeral, three cemetery and four combination locations which have not been sold within one year of being added to the disposal list. However, the Company continues to include these locations in discontinued operations of assets held for sale. Subsequent to March 26, 2005, the Company had completed the sale of all the above locations aside from one cemetery, for which negotiations with a buyer are underway.

        During the 12 weeks ended June 14, 2003, the Company identified Security Plan Life Insurance Company, its wholly-owned home service insurance company, as a non-strategic asset, because it was not part of the Company's pre-need funeral sales efforts. The Company's continuing insurance operations include Mayflower National Life Insurance Company and National Capital Life Insurance Company, its wholly-owned pre-need life insurance companies. On June 17, 2004, the Company announced the signing of an agreement by its subsidiary, Mayflower National Life Insurance Company, to sell all the outstanding shares of Security Plan Life Insurance Company for $85,000,000. The sale concluded on October 1, 2004. After payment of applicable taxes and expenses, and recapitalization of Mayflower National Life Insurance Company, the Company has utilized $65,000,000 of the proceeds to reduce long-term debt. The Company recorded a pre-tax gain on the sale of $16,011,000.

        The Company has classified all the locations identified for disposal as assets held for sale in the consolidated balance sheets and recorded any related operating results, long-lived asset impairment provisions, and gains or losses recorded on disposition as income from discontinued operations. The Company has also reclassified the prior fiscal periods to reflect any comparative amounts on a similar basis. All discontinued operations financial information presented under the insurance segment relate to Security Plan Life Insurance Company.

        Discontinued operations consists of long-lived asset impairment provisions, gains and losses recorded on disposition, and operating results of the locations. FAS No. 144 requires that long-lived assets to be disposed of are to be recorded at the lower of carrying amount or fair market value, less estimated costs to sell. Depreciation and amortization is not recorded once an asset has been identified as held for sale. The fair market value was determined by specific offer or bid, or an estimate based on comparable recent sales transactions. Impairment provisions on assets previously identified as held for sale resulted from changes in previously estimated proceeds, net asset values and closing costs. The long-lived asset impairment provisions are based on management estimates. As a result, actual results could differ significantly from these estimates.

        The operating results of discontinued operations are summarized in the following table:

	12 Weeks Ended
	March 26, 2005	March 27, 2004
Revenue
Funeral	$1,459	$6,854
Cemetery	543	4,395
Insurance	—	13,398

	$2,002	$24,647

Gross margin
Funeral	$19	$561
Cemetery	(180)	(32)
Insurance	—	2,806

	(161)	3,335
Provision for asset impairment	103	11,611
Other expense (income), net	82	(58)

Loss from discontinued operations	(346)	(8,218)
Interest on long-term debt	23	982

Loss from discontinued operations, before tax	(369)	(9,200)

Income tax provision for discontinued operations:
Current	—	926
Deferred	—	(3,595)

Net loss from discontinued operations	$(369)	$(6,531)

Depreciation included in gross margin of discontinued operations	$13	$147

        Details of assets held for sale at March 26, 2005, are as follows:

	Funeral	Cemetery	Total
Assets held for sale
Current assets	$1,991	$107	$2,098
Pre-need receivables and trust investments	18,748	11,495	30,243
Property and equipment	10,183	—	10,183
Other assets	208	6,351	6,559

	$31,130	$17,953	$49,083

Liabilities associated with assets held for sale
Current liabilities	$136	$525	$661
Deferred pre-need contract revenue	1,042	5,119	6,161
Non-controlling interest in funeral and cemetery trusts	16,842	11,248	28,090
Other liabilities	300	1,079	1,379

	$18,320	$17,971	$36,291

Non-controlling interest in perpetual care trusts	$—	$5,824	$5,824

        Details of assets held for sale at January 1, 2005, are as follows:

	Funeral	Cemetery	Total
Assets held for sale
Current assets	$2,140	$218	$2,358
Pre-need receivables and trust investments	21,818	35,907	57,725
Cemetery property	—	136	136
Property and equipment	11,110	312	11,422
Other assets	209	13,291	13,500

	$35,277	$49,864	$85,141

Liabilities associated with assets held for sale
Current liabilities	$66	$316	$382
Deferred pre-need contract revenue	1,972	3,878	5,850
Non-controlling interest in funeral and cemetery trusts	20,033	35,966	55,999
Other liabilities	412	738	1,150

	$22,483	$40,898	$63,381

Non-controlling interest in perpetual care trusts	$—	$12,647	$12,647

NOTE 10.    INCOME PER SHARE

        The basic and diluted income per share computations for net income were as follows:

	12 Weeks Ended
	March 26, 2005	March 27, 2004
Income (numerator):
Net income attributable to Common stockholders	$13,136	$4,837

Shares (denominator):
Basic weighted average number of shares of Common stock outstanding (thousands)	40,049	39,990
Effect of stock options assumed exercised	1,263	1,025

Diluted weighted average number of shares of Common stock outstanding (thousands)	41,312	41,015

        For the 12 weeks ended March 26, 2005, 2,373,750 employee and director stock options were dilutive to earnings and are included in the computation of diluted earnings per share. Employee and director stock options to purchase 1,830,000 shares of Common stock and warrants to purchase 2,992,000 shares of Common stock were not included in the computation of diluted earnings per share, because they were anti-dilutive.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Alderwoods Group, Inc.:

        We have audited the accompanying consolidated balance sheets of Alderwoods Group, Inc. as at January 1, 2005 and January 3, 2004, and the related consolidated statements of operations, stockholders' equity and cash flows for the fifty-two weeks ended January 1, 2005, the fifty-three weeks ended January 3, 2004, and the fifty-two weeks ended December 28, 2002. In connection with our audits of the consolidated financial statements, we also have audited the information with respect to the Company in financial statement Schedule II included in Item 15 of the Company's annual report on Form 10-K. These consolidated financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Alderwoods Group, Inc. as at January 1, 2005 and January 3, 2004, and the results of its operations and its cash flows for the fifty-two weeks ended January 1, 2005, the fifty-three weeks ended January 3, 2004, and the fifty-two weeks ended December 28, 2002, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

        As discussed in Note 3 to the consolidated financial statements, the Company changed its method of accounting for the recognition of interests in variable interest entities and for insurance funded pre-need funeral contracts.

/s/ KPMG LLP
Chartered Accountants
Vancouver, Canada

March 24, 2005

ALDERWOODS GROUP, INC.

CONSOLIDATED BALANCE SHEETS

Expressed in thousands of dollars
except number of shares

	January 1, 2005	January 3, 2004

ASSETS
Current assets
Cash and cash equivalents	$9,379	$41,612
Receivables, net of allowances	66,460	58,076
Inventories	16,714	17,339
Other	27,621	25,467
Assets held for sale	85,141	441,762

	205,315	584,256
Pre-need funeral receivables and trust investments	335,976	334,730
Pre-need cemetery receivables and trust investments	309,591	313,020
Cemetery property	118,619	117,362
Property and equipment	539,879	548,518
Insurance invested assets	250,785	196,440
Deferred income tax assets	8,160	6,683
Goodwill	321,134	320,640
Cemetery perpetual care trust investments	245,225	—
Other assets	37,744	31,354

	$2,372,428	$2,453,003

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued liabilities	$140,607	$154,283
Current maturities of long-term debt	9,083	10,896
Liabilities associated with assets held for sale	63,381	313,258

	213,071	478,437
Long-term debt	454,557	619,956
Deferred pre-need funeral and cemetery contract revenue	82,784	600,664
Non-controlling interest in funeral and cemetery trusts	551,957	—
Insurance policy liabilities	214,745	172,209
Deferred income tax liabilities	20,346	21,414
Other liabilities	21,915	15,430

	1,559,375	1,908,110

Non-controlling interest in perpetual care trusts	257,141	—
Stockholders' equity
Common stock, $0.01 par value, 100,000,000 shares authorized, 40,017,454 issued and outstanding (2003 — 39,984,979)	400	400
Capital in excess of par value	740,210	739,950
Accumulated deficit	(213,588)	(222,937)
Accumulated other comprehensive income	28,890	27,480

	555,912	544,893

	$2,372,428	$2,453,003

See accompanying notes to the consolidated financial statements

ALDERWOODS GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

Expressed in thousands of dollars
except per share amounts and number of shares

	52 Weeks Ended January 1, 2005	53 Weeks Ended January 3, 2004	52 Weeks Ended December 28, 2002

Revenue
Funeral	$472,935	$491,612	$481,632
Cemetery	163,731	167,542	156,381
Insurance	80,124	61,127	53,984

	716,790	720,281	691,997

Costs and expenses
Funeral	376,646	378,195	374,788
Cemetery	139,919	138,767	137,487
Insurance	75,415	59,375	53,375

	591,980	576,337	565,650

	124,810	143,944	126,347
General and administrative expenses	51,218	56,281	43,188
Provision for goodwill impairment	—	—	228,281
Provision for asset impairment	1,922	4,395	563

Income (loss) from operations	71,670	83,268	(145,685)
Interest on long-term debt and refinancing costs (Note 7)	78,079	76,453	85,050
Other expense (income), net	(1,163)	4,056	(6,695)

Income (loss) before income taxes	(5,246)	2,759	(224,040)
Income taxes	(1,453)	(6,485)	(544)

Net income (loss) from continuing operations	(3,793)	9,244	(223,496)
Discontinued operations (Note 19)
Income (loss) from discontinued operations	19,630	5,985	(4,744)
Income taxes	6,488	4,422	5,504

Income (loss) from discontinued operations	13,142	1,563	(10,248)

Net income (loss)	$9,349	$10,807	$(233,744)

Basic and diluted earnings (loss) per Common share:
Net income (loss) from continuing operations	$(0.09)	$0.23	$(5.60)
Income (loss) from discontinued operations	0.32	0.04	(0.26)

Net income (loss)	$0.23	$0.27	$(5.86)

Basic weighted average number of shares outstanding (thousands)	40,001	39,971	39,916

Diluted weighted average number of shares outstanding (thousands)	41,132	40,465	39,916

See accompanying notes to the consolidated financial statements

ALDERWOODS GROUP, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

Expressed in thousands of dollars except number of shares

	Shares	Common Stock Par Value	Capital in Excess of Par Value	Accumulated Deficit	Accumulated Other Comprehensive Income	Total
Balance at December 31, 2001	39,878,870	$399	$738,953	$—	$—	$739,352
Comprehensive loss:
Net loss				(233,744)		(233,744)
Other comprehensive income:
Foreign currency translation adjustment, net of income taxes of $nil					1,942	1,942
Unrealized gain on insurance invested assets, net of income taxes of $8,146					16,863	16,863
Less: reclassification adjustments for realized gain on insurance invested assets included in net loss, net of income taxes of $952					(1,769)	(1,769)

Comprehensive loss						(216,708)
Common stock issued:
Stock issued in connection with the predecessor company's key employee retention plan	54,203		704			704
Stock issued as compensation in lieu of cash	8,198		54			54

Balance at December 28, 2002	39,941,271	399	739,711	(233,744)	17,036	523,402
Comprehensive income:
Net income				10,807		10,807
Other comprehensive income (loss):
Foreign currency translation adjustment, net of income taxes of $nil					15,187	15,187
Unrealized loss on insurance invested assets, net of income tax recovery of $2,925					(4,790)	(4,790)
Less: reclassification adjustments for realized gain on insurance invested assets included in net income, net of income taxes of $345					(642)	(642)
Unrealized gain on derivatives, net of income taxes of $nil					689	689

Comprehensive income						21,251
Common stock issued:
Stock issued in connection with the settlement of certain unsecured claims	21,140	1	106			107
Stock issued as compensation in lieu of cash	18,818		105			105
Stock issued under equity incentive plan	3,750		28			28

Balance at January 3, 2004	39,984,979	$400	$739,950	$(222,937)	$27,480	$544,893

	Shares	Common Stock Par Value	Capital in Excess of Par Value	Accumulated Deficit	Accumulated Other Comprehensive Income	Total
Balance at January 3, 2004	39,984,979	$400	$739,950	$(222,937)	$27,480	$544,893
Comprehensive income:
Net income				9,349		9,349
Other comprehensive income (loss):
Foreign currency translation adjustment, net of income taxes of $nil					5,324	5,324
Unrealized loss on insurance invested assets, net of income tax recovery of $2,770					(2,890)	(2,890)
Less: reclassification adjustments for realized gain on insurance invested assets included in net income, net of income taxes of $1,214					(2,254)	(2,254)
Unrealized gain on derivatives, net of income taxes of $nil					1,571	1,571
Less: reclassification adjustments for realized gain on derivatives included in net income, net of income taxes of $nil					(341)	(341)

Comprehensive income						10,759
Common stock issued:
Stock issued in connection with the settlement of certain unsecured claims	5,977		31			31
Stock issued as compensation in lieu of cash	16,498		173			173
Stock issued under equity incentive plan	10,000		56			56

Balance at January 1, 2005	40,017,454	$400	$740,210	$(213,588)	$28,890	$555,912

See accompanying notes to the consolidated financial statements

ALDERWOODS GROUP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

Expressed in thousands of dollars

	52 Weeks Ended January 1, 2005	53 Weeks Ended January 3, 2004	52 Weeks Ended December 28, 2002

CASH PROVIDED BY (APPLIED TO)
Operations
Net income (loss)	$9,349	$10,807	$(233,744)
(Income) loss from discontinued operations, net of tax	(13,142)	(1,563)	10,248
Items not affecting cash
Depreciation	42,085	40,182	37,712
Amortization of debt issue costs	10,118	3,220	—
Insurance policy benefit reserves	40,705	28,772	25,783
Provision for goodwill impairment	—	—	228,281
Provision for asset impairment	1,922	4,395	563
Loss (gain) on disposal of assets	(3,530)	1,056	(72)
Deferred income taxes	(5,126)	(1,950)	(1,350)
Premium on long-term debt repurchase	32,450	1,266	—
Other, including net changes in other non-cash balances	(11,104)	51,112	(915)

Net cash provided by continuing operations	103,727	137,297	66,506
Net cash provided by discontinued operations	15,862	18,478	2,178

	119,589	155,775	68,684

Investing
Proceeds on disposition of business assets	20,917	11,409	9,913
Purchase of property and equipment	(37,183)	(25,186)	(21,636)
Purchase of insurance invested assets	(138,346)	(117,689)	(118,594)
Proceeds on disposition and maturities of insurance invested assets	86,763	78,059	82,668

Net cash used by continuing operations	(67,849)	(53,407)	(47,649)
Net cash provided by discontinued operations	108,975	23,694	5,094

	41,126	(29,713)	(42,555)

Financing
Increase in long-term debt	390,044	330,455	812
Repayment of long-term debt	(582,608)	(458,868)	(80,653)
Issuance of Common stock	56	28	—

Net cash used by continuing operations	(192,508)	(128,385)	(79,841)
Net cash used by discontinued operations	(440)	(2,177)	(1,737)

	(192,948)	(130,562)	(81,578)

Decrease in cash and cash equivalents	(32,233)	(4,500)	(55,449)
Cash and cash equivalents, beginning of year	41,612	46,112	101,561

Cash and cash equivalents, end of year	$9,379	$41,612	$46,112

See accompanying notes to the consolidated financial statements

ALDERWOODS GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Tabular amounts expressed in thousands of dollars except per share amounts)

NOTE 1.    NATURE OF OPERATIONS

        Alderwoods Group, Inc., a Delaware corporation, together with its subsidiaries (collectively, the "Company") is the second-largest operator of funeral homes and cemeteries in North America based on total revenue and number of locations. As of January 1, 2005, the Company operated 648 funeral homes and 79 cemeteries and 63 combination funeral homes and cemeteries throughout North America.

        The Company's funeral operations encompass making funeral and cremation arrangements on an at-need or pre-need basis. The Company's funeral operations offer a full range of funeral services, including the collection of remains, registration of death, professional embalming, use of funeral home facilities, sale of caskets and other merchandise and transportation to a place of worship, funeral chapel, cemetery or crematorium.

        The Company's cemetery operations assist families in making burial arrangements and offer a complete line of cemetery products (including a selection of burial spaces, burial vaults, lawn crypts, caskets, memorials, niches, mausoleum crypts and other merchandise), the opening and closing of graves and cremation services.

        The Company's insurance operations sell a variety of insurance products, primarily to fund pre-need funeral services.

NOTE 2.    BASIS OF PRESENTATION

        The consolidated financial statements include the accounts of the Company, its subsidiaries and operations controlled by the Company through sales and management agreements. At the beginning of the Company's 2004 fiscal year on January 4, 2004, the Company adopted the Financial Accounting Standard Board's ("FASB") Interpretation No. 46, "Consolidation of Variable Interest Entities", which was revised in December 2003 ("FIN No. 46R"). As of that date, the Company consolidates approximately 600 trusts and several pooled investment funds created for such trusts that hold investments for funds transferred by the Company to funeral, cemetery and perpetual care trusts, as the Company is the primary beneficiary under these arrangements.

        The Company is the successor to The Loewen Group Inc. (the "Predecessor") and its subsidiaries, including Loewen Group International, Inc., a Delaware corporation ("Loewen International"). The consolidated financial statements have been prepared using the U.S. dollar as the functional currency and are presented in accordance with accounting principles generally accepted in the United States.

Emergence from reorganization proceedings

        On June 1, 1999, the Predecessor filed a petition for creditor protection under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware and voluntarily filed an application for creditor protection under the Companies' Creditors Arrangement Act with the Ontario Superior Court of Justice, Toronto, Ontario, Canada (collectively, the "Bankruptcy Courts"). The Bankruptcy Courts confirmed the plan of reorganization (the "Plan") in December 2001 and on January 2, 2002 (the "Effective Date"), the Company emerged from reorganized proceedings. For accounting and reporting purposes, the emergence is reflected as of December 31, 2001, because United States generally accepted accounting principles require that the financial statements reflect fresh start reporting as of the confirmation date or as of a later date, that is not subsequent to the Effective Date, when all material conditions precedent to the Plan becoming binding are resolved.

        Though emergence occurred on January 2, 2002, it is the Company's continuing responsibility to resolve allowed amounts for unresolved claims. The unresolved claims relate to the allocation of payments approved by the United States Bankruptcy Court for the District of Delaware and do not impact the Company's obligations under the settlement process. The continuing expenditures continue to be paid and charged against the accrual to complete the remaining reorganization procedures.

        At December 31, 2001, the Company adopted fresh start reporting in accordance with AICPA Statement of Position 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code."

        As a result of the application of fresh start reporting, significant adjustments were made to the Company's historical assets and liabilities, as the fair values varied significantly from recorded amounts of the Predecessor immediately prior to the date of Plan adoption at December 31, 2001.

NOTE 3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation

        The consolidated financial statements include the accounts of the Company, its subsidiary companies and operations controlled by the Company through sales and management agreements. All subsidiaries are wholly owned, except for a few companies with small minority interests. As a result of the adoption of FIN No. 46R at the beginning of the Company's 2004 fiscal year on January 4, 2004, the Company also consolidates variable interest entities in which the Company is the primary beneficiary, which includes funeral, cemetery merchandise and service, and perpetual care trusts, and several pooled investment funds created for such trusts.

        All significant inter-entity balances and transactions have been eliminated in the consolidated financial statements.

Use of estimates

        The preparation of the consolidated financial statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. As a result, actual amounts could significantly differ from those estimates.

Funeral operations

        Sales of at-need funeral services are recorded as revenue when the service is performed.

        Pre-need funeral services contracts provide for future funeral services, generally determined by prices prevailing at the time the contract is signed. The payments made under the contract, in part, are either placed in trust or are used to pay the premiums of life insurance policies under which the Company is designated as beneficiary. Pre-need funeral services contract amounts are deferred until the service is performed. The Company estimates that trust fund investment earnings and annual insurance benefits exceed the increase in cost over time of providing the related services.

        The Company records amounts in funeral trusts in which the Company is not the primary beneficiary as amounts receivable from funeral trusts. Earnings in these trusts are deferred until the service is performed.

        The Company records the assets in the funeral trusts in which the Company is the primary beneficiary as trust investments at their fair value in accordance with the FASB's Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("FAS No. 115"). The liabilities of these trusts that are consolidated consist principally of the trusted portion of the Company's obligation to the pre-need contract holders, which is reflected as non-controlling interest in the trusts.

        Realized earnings from funeral trust investments and related expenses of the trusts are recognized in other expense (income). Typically, an offsetting accretion for the non-controlling interest in the trusts is included as interest expense in other expense (income). Unrealized gains and losses of funeral trust investments are recorded in both trust investments and, net of tax, in non-controlling interest in funeral trusts in the Company's consolidated balance sheet.

        Selling costs related to the sale of pre-need funeral services are expensed in the period incurred.

Cemetery operations

        Sales of cemetery merchandise and services and at-need cemetery interment rights are recorded as revenue when the merchandise is delivered or service is performed.

        Sales of pre-need cemetery interment rights are recognized in accordance with the retail land sales provisions of Statement of Financial Accounting Standards No. 66, "Accounting for Sales of Real Estate" ("FAS No. 66"). Accordingly, provided certain collectibility criteria are met, pre-need cemetery interment right sales of developed cemetery property are deferred until a minimum of 10 percent of the sales price has been collected, while pre-need cemetery interment right sales of undeveloped cemetery property are deferred and revenue is recognized on a percentage of completion basis as the cemetery property is developed.

        Pursuant to various state and provincial laws, a portion of the proceeds from the sale of pre-need merchandise and services may also be required to be paid into trusts. The Company records the assets in the cemetery merchandise and service trusts in which the Company is the primary beneficiary as trust investments at their fair value in accordance with FAS No. 115.

        The liabilities of the trust consist principally of the trusted portion of the Company's obligation to the pre-need contract holders, which is reflected as non-controlling interest in the trusts.

        Realized earnings from cemetery merchandise and service trust investments and related expenses of the trusts are recognized in other expense (income). Typically, an offsetting accretion expense for the non-controlling interest in the trusts is included as interest expense in other expense (income). The net amount of realized earnings on merchandise and service trust funds are recorded as cemetery revenue when the merchandise is delivered and service performed. Unrealized gains and losses of cemetery merchandise and service trust investments are recorded in both trust investments and, net of tax, in non-controlling interest in cemetery merchandise and service trusts in the Company's consolidated balance sheet.

        All direct and indirect selling costs associated with the sale of cemetery products are expensed in the period incurred. The costs associated with fulfilling the pre-need cemetery contract are expensed at the same time as the related revenue is recognized. All costs associated with cemetery interment rights are expensed at the time of sale, due to the revenues being recognized pursuant to FAS No. 66. All costs associated with cemetery merchandise are expensed at the time the pre-need contract is serviced. All costs associated with cemetery services are expensed as incurred. These costs are generally not incurred until the contract is serviced, due to these costs primarily being labor costs.

        Interest is imputed at a market rate for financed pre-need cemetery contracts that do not bear a market rate of interest.

Perpetual care trusts

        A portion of the proceeds from cemetery sales for interment rights is generally required by law to be paid into perpetual or endowment care trusts. The Company records the assets in the perpetual care trusts as trust investments at their fair value in accordance with FAS No. 115.

        The principal in perpetual care trusts is required to be held in perpetuity and is not redeemable by the Company or the customer. Accordingly, the equity interest in the perpetual care trusts is presented as a non-controlling interest in perpetual care trusts between liabilities and stockholders' equity in the Company's consolidated balance sheet.

        Realized earnings from cemetery perpetual care trust investments are recognized in other expense (income) in accordance with FAS No. 115. Typically, an offsetting accretion expense for the non-controlling interest in perpetual care trusts is also recorded in other expense (income). Distributable earnings from the perpetual care trusts are recognized in cemetery revenue to the extent of qualifying cemetery maintenance costs. Historically, qualifying cemetery maintenance costs have exceeded distributable earnings at individual cemeteries. Unrealized gains and losses on perpetual care trust investments are recorded in both cemetery perpetual care trust investments and, net of tax, in non-controlling interest in perpetual care trusts in the Company's consolidated balance sheet. Generally, net capital gains of cemetery perpetual care trust investments are not eligible for distribution to the Company.

Insurance operations

        Insurance invested assets include fixed-maturity investments, cash and short-term investments held by the Company's wholly-owned insurance companies. The Company classifies all of its fixed-maturity investments held by the Company's insurance companies as available-for-sale. Investments classified as available-for-sale are carried at fair value with unrealized gains and losses, net of deferred taxes, reflected directly in accumulated other comprehensive income. Short-term investments include fixed maturities which mature within one year from the date of purchase, money market mutual funds and repurchase agreements.

        Insurance invested liabilities include liabilities for future policy benefits, policy claims and other benefits payable, and premiums collected in advance. The Company establishes a liability for future policy benefits related to its traditional whole life and limited-payment life insurance products using the net level premium method based on estimated investment yields and discretionary policy growth rates, mortality, persistency and other assumptions which were considered appropriate at the time the policies were issued. Benefit reserves for annuity contracts represent policy account balances before applicable surrender charges. Additionally, the Company establishes a liability for the impact of known policy benefits payable and estimated claims that have been incurred but not yet reported to the Company. The estimate of unreported claims is based on prior experience.

        For traditional life and participating life products, premiums are recognized as revenue when due from policyholders. Benefits and expenses are matched with earned premiums to result in recognition of profits over the life of the policy contracts. This association is accomplished by means of the provision for liabilities for future policy benefits and the amortization of deferred policy acquisition costs.

        Revenues from annuity contracts represent amounts assessed against contract holders. Such assessments are principally surrender charges. Policy account balances for annuities represent the deposits received plus accumulated interest less applicable accumulated administrative fees.

        Investment income, net of investment expenses, and realized gains and losses related to insurance invested assets are included within revenues.

        Insurance costs and expenses include policy benefits and claims, changes in policy benefit reserves, amortization of deferred acquisition costs, commissions, salaries, employee benefits, and other operating expenses. Policy benefits and expenses are recognized in income over the life of the policy contracts.

        To the extent recoverable, certain costs of acquiring new insurance business have been deferred. Such costs consist of first-year commissions in excess of renewal rates, related fringe benefit costs, and direct underwriting and issuance costs.

        The deferred policy acquisition costs on traditional life products are amortized with interest over the anticipated premium-paying period of the related policies, in proportion to the ratio of annual premium revenue to be received over the life of the policies. Expected premium revenue is estimated by using the same mortality and withdrawal assumptions used in computing liabilities for future policy benefits. The amount of deferred policy acquisition costs is reduced by a provision for possible inflation on maintenance and settlement expenses.

        Also, the present value of future profits of acquired insurance business in force is amortized over the expected premium-paying period of the policies acquired.

Cash and cash equivalents

        Cash and cash equivalents include cash and term deposits with a term to maturity at acquisition of less than or equal to 90 days.

Inventories

        Inventories are carried at the lower of cost, determined primarily on a specific identification basis or a first-in first-out basis, and net realizable value.

Cemetery property

        Cemetery property, including capitalized interest, consists of developed plots, lawn crypts, mausoleums or niches and undeveloped land, and is valued at average cost. Amounts are expensed as revenue from sales of cemetery property is recognized.

Property and equipment

        Property and equipment is recorded at cost and depreciated on a straight-line basis over the estimated useful lives of the assets as follows:

Buildings and improvements	10 to 20 years for buildings and the shorter of 10 years or the lease term for leasehold improvements
Automobiles	2 to 5 years
Furniture, fixtures and equipment	5 to 10 years
Computer hardware and software	3 to 6 years

Goodwill and intangible assets

        Goodwill, resulting from reorganization value in excess of identifiable net assets and purchase acquisitions, is not amortized, but tested annually for impairment. The Company's reporting units for goodwill are its reportable funeral and cemetery operating segments, and its insurance reporting unit.

        Identifiable intangible assets consist of deferred insurance policy acquisition costs, present value of future insurance business profits and acquired key employee covenants not to compete, which are amortized over their respective useful lives using a method reflecting the pattern in which such assets are consumed.

Financial instruments

        Financial instruments that potentially subject the Company to concentrations of credit or collection risk principally consist of cash and cash equivalents, customer receivables, receivables from trust, and trust investments.

        The Company maintains its cash and cash equivalents in bank deposit accounts with various major financial institutions which, at times may exceed federally insured limits. The Company has not experienced any losses in such deposit accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

        Concentrations of credit risk with respect to customer receivables are minimal, due to the low dollar amount of each receivable, the large number of customers and the large dispersion of the receivables across many geographic areas.

        Funeral and cemetery merchandise and service trust investments represent customer payments on pre-need funeral contracts and pre-need cemetery contracts that are placed into state regulated trusts, and generally do not subject the Company to significant collection risk. Funds placed into certain state regulated trusts are limited to federally insured deposits and or U.S. Government bonds. The Company's policies with respect to trust fund investments are specifically designed such that investments are diversified primarily in cash, fixed income and equity securities and are maintained with various high quality and reputable counterparties, as well as to minimize concentrations of credit risk by not maintaining disproportionately large balances in any one financial counterparty. As of January 1, 2005, the Company had a significant concentration of small restricted cash trust accounts in the aggregate amount of $63,175,000 (2003 — $59,385,000) with one financial institution.

        A summary of the cost and fair values of financial instruments is as follows:

	January 1, 2005		January 3, 2004
	Carrying Value	Fair Value	Carrying Value	Fair Value
Funeral trust investments (see Note 4)	$281,786	$288,903	$—	$—
Cemetery trust investments (see Note 5)	255,674	268,785	—	—
Cemetery perpetual care trust investments (see Note 6)	242,298	245,225	—	—
Amounts receivable from funeral trusts (see Note 4)	27,243	27,243	313,642	319,135
Amounts receivable from cemetery trusts (see Note 5)	—	—	264,452	272,527
Long-term debt (see Note 7)	463,640	480,682	630,852	666,552
Insurance invested assets (see Note 8)	250,785	250,785	196,440	196,440
Derivative instruments (see Note 21)	2,087	2,087	737	737

	$1,523,513	$1,563,710	$1,406,123	$1,455,391

        The carrying amount of cash and cash equivalents, receivables, and accounts payable and accrued liabilities approximates fair value due to the short-term maturities of these instruments.

Derivative Financial Instruments

        The Company accounts for its derivative financial instruments in accordance with Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended ("FAS No. 133"). The Company records derivative instruments in the consolidated balance sheet as either an asset or liability measured at its fair value. Changes in the derivative's fair value are recognized currently in earnings unless specific hedge accounting criteria are met. The Company formally documents, designates and assesses the effectiveness of transactions that receive hedge accounting.

        The Company has a significant portion of its corporate and administrative functions in Canada. Expenses for these functions are paid principally in Canadian dollars and have predictable future cash outflows ("Foreign Currency Expenditure"). The Company has a program to hedge the variability in the United States dollar equivalent of a portion of the Foreign Currency Expenditure due to the fluctuation in the exchange rate between the United States dollar and Canadian dollar ("Foreign Currency Hedge Program"). The Company uses forward foreign exchange contracts and foreign exchange option contracts to partially mitigate foreign exchange variability. In accordance with FAS No. 133, the Company has designated the Foreign Currency Hedge Program as qualifying for hedge accounting.

        For derivatives that qualify and are designated as hedges of future cash flows, the effective portion of changes in fair values (the "Effective Portion") are reported in stockholders' equity under accumulated other comprehensive income. The Effective Portion is recognized in earnings and included in general and administrative expense when the related Foreign Currency Expenditure affects earnings. In cases where the Company revises its Foreign Currency Expenditure estimates, the Effective Portion attributable to the extent of any downward change in the Foreign Currency Expenditure estimates will be reclassified from accumulated other comprehensive income to current earnings and included in general and administrative expenses. The Company designates the change in fair value of forward foreign exchange contracts due to the change in forward points and the change in fair value of foreign exchange option contracts due to the change in time value as the "Ineffective Portion." The changes in fair values of derivatives that are not designated as hedges and the Ineffective Portion are recognized currently and included with foreign exchange gains/losses, which are reported in general and administrative expense.

Stock option plan

        Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("FAS No. 123"), Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation — Transition and Disclosure — an Amendment of FASB Statement No. 123," ("FAS No. 148"), established accounting and disclosure requirements using a fair value-based method of accounting for stock-based employee compensation plans. However, as allowed by FAS No. 123, the Company has elected to continue to apply the intrinsic value-based method of accounting described below, and has adopted the disclosure requirements of FAS No. 123 and FAS No. 148.

        The Company applies the intrinsic value-based method of accounting prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations, including FASB Interpretation No. 44, "Accounting for Certain Transactions involving Stock Compensation, an interpretation of APB Opinion No. 25," to account for its fixed plan stock options. Under this method, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price. Any compensation expense recorded is charged against operations over the service period, which generally matches the option vesting period. No stock-based employee compensation cost was recorded for the 52 weeks ended January 1, 2005, the 53 weeks ended January 3, 2004, or the 52 weeks ended December 28, 2002, as all options granted under the Company's stock option plan had an exercise price equal to or greater than the market value of the underlying Common stock on the grant date. The following table illustrates the effect on net income

(loss) and net income (loss) per share, if the Company had applied the fair value recognition provisions of FAS No. 123 to stock-based employee compensation.

	52 Weeks Ended January 1, 2005	53 Weeks Ended January 3, 2004	52 Weeks Ended December 28, 2002
Net income (loss), as reported	$9,349	$10,807	$(233,744)
Total stock-based employee compensation expense determined under fair value-based method, net of tax	(2,584)	(2,479)	(3,571)

Pro forma net income (loss)	$6,765	$8,328	$(237,315)

Net income (loss) per common share:
Basic and diluted, as reported	$0.23	$0.27	$(5.86)
Basic and diluted, pro forma	0.16	0.21	(5.95)

Income taxes

        Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided against deferred tax assets to the extent recoverability of the asset cannot be considered to be more likely than not.

        In accordance with the principles of fresh start reporting, any future reduction of valuation allowances established at the Effective Date as a result of the utilization of benefits will reduce goodwill established at the Effective Date or, if such goodwill has been reduced to zero, increase capital in excess of par value.

Foreign currency translation

        The assets and liabilities of the Company's foreign subsidiaries, which have a functional currency other than the U.S. dollar, are translated into U.S. dollars at the rates of exchange as at the consolidated balance sheet date, and revenue and expenses are translated at the average rates of exchange for the periods of operation. The net gains or losses arising from the translations are included in stockholders' equity as a component of accumulated other comprehensive income in the consolidated statement of stockholders' equity.

Fiscal year

        The Company's fiscal year ends on the Saturday nearest to December 31 in each year (whether before or after such date).

        The first and second fiscal quarters each consist of 12 weeks and the third fiscal quarter consists of 16 weeks. In order to cause the fourth fiscal quarter to end on the same day as the fiscal year, the fourth fiscal quarter will consist of 13 weeks in certain years.

Comparibility

        Certain comparative amounts have been reclassified to conform to the presentation adopted in the current year, due to, among other things, the reclassification of assets held for sale as discontinued operations.

Accounting changes and recent accounting standards

Consolidation of trusts

        In January 2003, the FASB issued FIN No. 46R. FIN No. 46R clarifies the application of Accounting Research Bulletin No. 51, "Consolidated Financial Statements," to enterprises that have a variable interest in variable interest entities, and is effective no later than the end of the first reporting period that ends after March 15, 2004.

        The Company elected to adopt FIN No. 46R at the beginning of its 2004 fiscal year on January 4, 2004. The adoption of FIN No. 46R resulted in the prospective consolidation in the Company's balance sheet of approximately 600 funeral, cemetery merchandise and service, and perpetual care trusts, and several pooled investment funds created for such trusts, but did not change the legal relationships among these trusts, pooled investment funds, the Company, and its holders of pre-need contracts. The Company does not consolidate certain funeral trusts for which the Company does not absorb a majority of their expected losses, as it is not considered the primary beneficiary of these funeral trusts under FIN No. 46R. The adoption of FIN No. 46R has not materially impacted the Company's stockholders' equity, net income or its consolidated statement of cash flows, nor was there any adjustment required, due to the cumulative effect of this change in accounting policy; however, other impacts include:

  (a)
  Funeral and cemetery merchandise and service trusts

    Beginning January 4, 2004, the Company records the assets in the funeral, cemetery merchandise and service trusts, and several pooled investment funds created for such trusts, in which the Company is the primary beneficiary as trust investments at their fair value in accordance with the FAS No. 115.

    The liabilities of the trust consist principally of the trusted portion of the Company's obligation to the pre-need contract holders, which is reflected as non-controlling interest in the trusts.

    Beginning January 4, 2004, realized earnings from funeral and cemetery merchandise and service trust investments and related expenses of the trusts are recognized in other expense (income). In addition, the accretion of the non-controlling interest in the trusts is included as interest expense in other expense (income). Unrealized gains and losses of funeral and cemetery merchandise and service trust investments are recorded in both trust investments and, net of tax, in non-controlling interest in funeral and cemetery trusts in the Company's consolidated balance sheet.

  (b)
  Perpetual care trusts

    Beginning January 4, 2004, the Company records the assets in the perpetual care trusts and several pooled investment funds created for such trusts as trust investments at their fair value in accordance with FAS No. 115.

    The principal in perpetual care trusts is required to be held in perpetuity and is not redeemable by the Company or the customer. Accordingly, the equity interest in the perpetual care trusts is presented as a non-controlling interest in perpetual care trusts between liabilities and stockholders' equity in the Company's consolidated balance sheet.

    Realized earnings from cemetery perpetual care trust investments are recognized in other expense (income) in accordance with FAS No. 115. Accretion expense on the non-controlling interest in perpetual care trusts is also recorded in other expense (income). To the extent of qualifying cemetery maintenance costs, distributable earnings from the perpetual care trusts are recognized in cemetery revenue. Beginning January 4, 2004, unrealized gains and losses on perpetual care trust investments are recorded in both cemetery perpetual care trust investments and, net of tax, in non-controlling interest in perpetual care trusts in the Company's consolidated balance sheet. Generally, net capital gains of cemetery perpetual care trust investments are not eligible for distribution to the Company.

        As a result of the consolidation of the funeral, cemetery merchandise and service trusts, perpetual care trusts, and several pooled investment funds created for such trusts, the Company recorded the following as at January 4, 2004:

Trust assets and liabilities recorded:
Funeral trust investments	$306,888
Cemetery merchandise and service trust investments	272,527
Cemetery perpetual care trust investments	231,075
Non-controlling interest in funeral and cemetery trusts	(578,489)
Non-controlling interest in perpetual care trusts	(261,847)
Deferred income tax assets	284
Deferred income tax liabilities	(1,299)
Assets held for sale	127,647
Liabilities associated with assets held for sale	(96,786)
Amounts eliminated:
Amounts receivable from funeral trusts, net of allowances	(301,395)
Amounts receivable from cemetery trusts, net of allowances	(264,452)
Deferred pre-need funeral contract revenue	301,395
Deferred pre-need cemetery contract revenue	264,452

        Creditors of the consolidated trusts have no recourse to the general credit of the Company, except as provided under contracts executed by the Company or its subsidiaries.

Insurance funded pre-need funeral contracts

        The Company has changed its accounting policy on accounting for insurance funded pre-need funeral contracts as of January 4, 2004, as the Company has concluded that its insurance funded pre-need funeral contracts are not assets and liabilities as defined by Statement of Financial Accounting Concepts No. 6, "Elements in Financial Statements." Accordingly, the Company has retroactively removed from its consolidated balance sheet amounts relating to insurance funded pre-need funeral contracts previously included in pre-need funeral contracts with an equal and offsetting amount in deferred pre-need funeral contract revenue. The removal of insurance funded pre-need funeral contracts did not have any impact on the Company's results of operations, consolidated stockholders' equity, or cash flows. Set forth below is the effect of this removal on total assets and liabilities for the Company as of January 3, 2004, December 28, 2002, and December 31, 2001.

	January 3, 2004	December 28, 2002	December 31, 2001
Total assets, previously stated	$3,115,437	$3,200,766	$3,503,103
Removal of amounts receivable from third-party insurance companies	(662,434)	(647,116)	(628,987)

Total assets, restated	$2,453,003	$2,553,650	$2,874,116

Total liabilities, previously stated	$2,570,544	$2,677,364	$2,763,751
Removal of amounts from deferred pre-need funeral and cemetery revenue	(662,434)	(647,116)	(628,987)

Total liabilities, restated	$1,908,110	$2,030,248	$2,134,764

Recent accounting standards

        In March 2004, the FASB reached consensus on the guidance provided by Emerging Issues Task Force Issue 03-1 ("EITF 03-1"), "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments." The guidance is applicable to debt and equity securities that are within the scope of the FASB Statement of Financial Accounting Standard No. 115, "Accounting for Certain Investments in Debt and Equity Securities." EITF 03-1 specifies that an impairment would be considered other-than-temporary unless (a) the investor has the ability and intent to hold an investment for a reasonable period of time sufficient for the recovery of the fair value up to (or beyond) the cost of the investment and (b) evidence indicating the cost of the investment is recoverable within a reasonable period of time outweighs evidence to the contrary. EITF 03-1 was scheduled to be effective for reporting periods ending after June 15, 2004. The measurement and recognition provisions relating to debt and equity securities have been delayed until the FASB issues additional guidance. The adoption of the measurement and recognition provisions is not expected to have a material impact on the consolidated financial position, results of operations or cash flows of the Company. The Company adopted the disclosure provisions of EITF 03-1 during the fiscal year ended January 3, 2004.

        In December 2004, the FASB issued Statement of Financial Accounting Standards No. 123R, "Share-Based Payment" ("FAS No. 123R"). FAS No. 123R requires companies to recognize compensation expense in an amount equal to the fair value of the share-based payment (including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans) issued to employees. FAS No. 123R applies to all transactions involving issuance of equity by a Company in exchange for goods and services, including employees. FAS No. 123R is effective in the first interim or annual reporting period that begins after June 15, 2005. The Company will adopt FAS No. 123R in the third fiscal quarter of its 2005 fiscal year and expects to use the modified prospective application method, which results in no restatement of the Company's previously issued annual consolidated financial statements. The adoption of FAS No. 123R using the modified prospective application method is not expected to have a material impact on the consolidated financial position, results of operations or cash flows of the Company.

        In November 2004, the FASB issued Statement of Financial Accounting Standards No. 151, "Inventory Costs an amendment of ARB No. 43, Chapter 4" ("FAS No. 151"). FAS No. 151 clarifies that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges and requires the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. FAS No. 151 is effective for fiscal years beginning after June 15, 2005. The Company does not expect the adoption of FAS No. 151 to have a material impact on its consolidated financial position, results of operations or cash flows.

        In December 2004, the FASB issued Statement of Financial Accounting Standards No. 153, "Exchange of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions" ("FAS No. 153"). The amendments made by FAS No. 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. FAS No. 153 is to be applied prospectively and is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Company elected to adopt FAS No. 153 on January 1, 2005. The adoption of FAS No. 153 had no material impact on the Company's consolidated financial position, results of operations or cash flows.

NOTE 4.    PRE-NEED FUNERAL RECEIVABLES AND TRUST INVESTMENTS

        The balance in pre-need funeral receivables and trust investments represents customer receivables and funeral trust investments related to unperformed, price-guaranteed, pre-need funeral contracts. The components of pre-need funeral receivables and trust investments in the consolidated balance sheets are as follows:

	January 1, 2005	January 3, 2004
Customer receivables	$37,093	$35,811
Allowance for contract cancellations and refunds	(17,263)	(14,723)
Funeral trust investments	288,903	—
Amounts receivable from funeral trusts, net of allowances	27,243	313,642

Pre-need funeral receivables and trust investments	$335,976	$334,730

        For customer receivables, an allowance for cancellations and refunds is provided at the date of pre-need funeral contract sale based on management's best estimates and is offset by an allowance against deferred pre-need funeral contract revenue.

        Certain of the funeral trusts have not been consolidated, because the Company is not the primary beneficiary. Accordingly, they are reported as amounts receivable from funeral trusts. Amounts receivable from funeral trusts represent a portion of the proceeds from the sale of pre-need funeral services, deposited in accordance with state and provincial trusting laws with various financial institutions, together with accrued earnings. The Company will recognize and generally receive these amounts when the merchandise is delivered or service is performed.

        As of January 1, 2005, the fair value of funeral trust investments classified as available-for-sale securities was based on quoted market prices. The carrying values of restricted cash and equivalents, and other investments approximate their fair values, due to their short-term to maturity. Funeral trust investments are evaluated for other-than-temporary impairment. Other-than-temporary impairment is required to be reflected in current earnings as a realized loss. It is possible that changes in interest rates, equity prices and other economic conditions in the near term could result in other-than-temporary impairment that could be significant to the Company.

        It is not practicable to estimate the fair value of customer receivables, because of the large number of individual contracts, which generally have terms of one to seven years and contractual or imputed interest rates ranging from 8.00% to 9.75% per annum. It is not practical to estimate the fair value of amounts receivable from funeral trusts, because they are commingled with other third party funds in various trusts.

        As of January 4, 2004, the Company adopted FIN No. 46R. The transitional provisions do not require restatement of previously issued financial statements. Accordingly, the table below shows funeral trust investments at their fair values.

	January 1, 2005	January 4, 2004
Available-for-sale
Fixed income securities:
U.S. Treasury and other Government obligations	$18,424	$30,633
U.S. Government agencies	11,683	12,367
Corporate	10,325	9,146

Total bonds	40,432	52,146
Mortgaged-backed	17,287	19,435
Asset-backed	1,500	1,129

Total fixed income securities	59,219	72,710
Equity securities	63,175	62,243

Total available-for-sale	122,394	134,953
Restricted cash and equivalents	131,100	138,192
Other	35,409	33,743

Funeral trust investments	$288,903	$306,888

Unrealized gains	$9,124	$7,281
Unrealized losses	(2,007)	(1,788)

        Beginning January 4, 2004, realized investment income from the funeral trust investments, including realized gains and losses are recorded in other expense (income).

        During the 52 weeks ended January 1, 2005, funeral trust available-for-sale securities with a cost of $153,883,000 were sold for proceeds of $158,035,000, resulting in $7,259,000 and $3,107,000 of realized gains and losses, respectively. The average cost method was used to determine the cost of funeral trust available-for-sale securities disposed of.

        The Company generally recommends to the trustee the mix of equities and fixed income securities in accordance with policies set by an investment committee comprised of members of senior management. The investment committee sets the mix of investments within the investment parameters set by various state and provincial regulators and with the assistance of independent professional financial advisors. The policy emphasizes a capital preservation approach while maintaining acceptable levels of income and capital appreciation.

        The Company has determined that unrealized losses in the funeral trust investments are not other-than-temporary, as the unrealized losses were due to temporary fluctuations in interest rates and equity prices. The Company's funeral trust investment unrealized losses and their duration as of January 1, 2005, are shown in the following table.

	Less than 12 Months		Greater than 12 Months		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Available-for-sale
Fixed income securities	$14,887	$203	$2,584	$119	$17,471	$322
Equity securities	10,011	1,172	2,217	513	12,228	1,685

Total temporarily impaired securities	$24,898	$1,375	$4,801	$632	$29,699	$2,007

        Maturities of fixed income securities are estimated as follows:

January 1, 2005
Due in one year or less	$3,435
Due in one to five years	20,360
Due in five to ten years	7,360
Thereafter	28,064

$59,219

NOTE 5.    PRE-NEED CEMETERY RECEIVABLES AND TRUST INVESTMENTS

        The components of pre-need cemetery receivables and trust investments in the consolidated balance sheets are as follows:

	January 1, 2005	January 3, 2004
Customer receivables	$63,794	$73,807
Unearned finance income	(5,715)	(6,891)
Allowance for contract cancellations and refunds	(17,273)	(18,348)
Cemetery merchandise and service trust investments	268,785	—
Amounts receivable from cemetery trusts	—	264,452

	$309,591	$313,020

        Amounts receivable from cemetery trusts represent a portion of the proceeds from the sale of pre-need merchandise and services, deposited in accordance with state and provincial trusting laws with various financial institutions, together with accrued earnings as of January 3, 2004. The Company will recognize and generally receive these amounts when the merchandise is delivered or service is performed.

        For pre-need cemetery contract sales, other than sales of pre-need cemetery interment rights, which are recognized in accordance with the retail land sales provisions of Statement of Financial Accounting Standards No. 66, "Accounting for Sales of Real Estate," an allowance for cancellations and refunds is provided at the time of sale based on management's best estimates and is offset by an allowance against deferred pre-need funeral and cemetery revenue. For customer receivables, an allowance is provided at the time of the pre-need cemetery contract sale.

        As of January 1, 2005, the fair value of cemetery merchandise and service trust investments classified as available-for-sale securities was based on quoted market prices. The carrying values of restricted cash and equivalents, and other investments approximate their fair values, due to their short-term to maturity. Cemetery trust investments are evaluated for other-than-temporary impairment. Other-than-temporary impairment is required to be reflected in current earnings as a realized loss. It is possible that changes in interest rates, equity prices and other economic conditions in the near term could result in other than temporary impairment that could be significant to the Company.

        It is not practicable to estimate the fair value of customer receivables, because of the large number of individual contracts, which generally have terms of one to seven years and contractual or imputed interest rates ranging from 8.00% to 9.75% per annum.

        As of January 4, 2004, the Company adopted FIN No. 46R, the transitional provisions of which do not require restatement of previously issued financial statements. Accordingly, the table below shows cemetery merchandise and service trust investments at their fair values.

	January 1, 2005	January 4, 2004
Available-for-sale
Fixed income securities:
U.S. Treasury and other Government obligations	$49,584	$55,599
U.S. Government agencies	24,635	20,199
Corporate	19,914	26,068

Total bonds	94,133	101,866
Mortgaged-backed	34,660	45,831
Asset-backed	3,134	4,176

Total fixed income securities	131,927	151,873
Equity securities	98,990	92,766

Total available-for-sale	230,917	244,639
Restricted cash and equivalents	37,115	25,853
Other	753	2,035

Cemetery trust investments	$268,785	$272,527

Unrealized gains	$16,194	$11,650
Unrealized losses	(3,083)	(3,575)

        Beginning January 4, 2004, realized investment earnings from the cemetery merchandise and service trust investments, including realized gains and losses are recorded in other expense (income).

        During the 52 weeks ended January 1, 2005, cemetery merchandise and service trust available-for-sale securities with a cost of $203,825,000 were sold for proceeds of $205,290,000, resulting in $5,020,000 and $3,555,000 of realized gains and losses, respectively. The average cost method was used to determine the cost of cemetery trust available-for-sale securities disposed of.

        The Company recommends to the trustee the mix of equities and fixed income securities in accordance with policies set by an investment committee comprised of members of senior management. The investment committee sets the mix of investments within the investment parameters set by various state and provincial regulators and with the assistance of independent professional financial advisors. The policy set by the investment committee emphasizes, through an investment grade focus, a capital preservation approach while maintaining acceptable levels of income and capital appreciation.

        The Company has determined that unrealized losses in the cemetery merchandise and service trust investments are not other-than-temporary, as the unrealized losses were due to temporary fluctuations in interest rates and equity prices. The Company's cemetery merchandise and service trust investment unrealized losses and their duration as of January 1, 2005, are shown in the following table.

	Less than 12 Months		Greater than 12 Months		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Available-for-sale
Fixed income securities	$30,498	$415	$5,292	$244	$35,790	$659
Equity securities	14,399	1,686	3,189	738	17,588	2,424

Total temporarily impaired securities	$44,897	$2,101	$8,481	$982	$53,378	$3,083

        Maturities of fixed income securities are estimated as follows:

January 1, 2005
Due in one year or less	$7,652
Due in one to five years	45,357
Due in five to ten years	16,396
Thereafter	62,522

$131,927

        The customer receivables as of January 1, 2005, are expected to mature as follows:

End of Fiscal Year
2005	$35,251
2006	15,107
2007	6,829
2008	3,401
2009	1,333
Thereafter	1,873

$63,794

NOTE 6.    CEMETERY PERPETUAL CARE TRUST INVESTMENTS

        A portion of the proceeds from cemetery sales for interment rights is generally required by law to be paid into perpetual care trusts.

        As of January 4, 2004, the Company adopted FIN No. 46R, which requires the consolidation of perpetual care trusts. Previously, perpetual care trusts were not consolidated, as the principal in these perpetual care trusts cannot be withdrawn by the Company.

        As of January 1, 2005, the fair value of perpetual care trust investments classified as available-for-sale securities were based on quoted market prices. The carrying values of restricted cash and equivalents, and other investments approximate their fair values, due to their short-term to maturity. Perpetual care trust investments are evaluated for other-than-temporary impairment. Other-than-temporary impairment is reflected as a reduction in perpetual care trust investments with an offsetting reduction in non-controlling interest in perpetual care trust. It is possible that changes in interest rates, equity prices and other economic conditions in the near term could result in other than temporary impairment that could be significant to the Company.

        The transitional provisions of FIN No. 46R do not require restatement of previously issued financial statements. Accordingly, the table below shows perpetual care trust investments at their fair values.

	January 1, 2005	January 4, 2004
Available-for-sale
Fixed income securities:
U.S. Treasury and other Government obligations	$36,826	$43,013
U.S. Government agencies	34,622	17,196
Corporate	38,386	49,902

Total bonds	109,834	110,111
Mortgaged-backed	74,616	76,103
Asset-backed	11,305	13,161

Total fixed income securities	195,755	199,375
Equity securities	27,670	23,286

Total available-for-sale	223,425	222,661
Restricted cash and equivalents	21,451	8,072
Other	349	342

Cemetery perpetual care trust investments	$245,225	$231,075

Unrealized gains	$5,271	$3,634
Unrealized losses	(2,344)	(2,956)

        During the 52 weeks ended January 1, 2005, perpetual care trust available-for-sale securities with a cost of $171,540,000 were sold for proceeds of $171,662,000, resulting in $3,469,000 and $3,347,000 of realized gains and losses, respectively. The average cost method was used to determine the cost of perpetual care trust available-for-sale securities disposed of.

        The Company recommends to the trustee the mix of equities and fixed income securities in accordance with policies set by an investment committee comprised of members of senior management. The investment committee sets the mix of investments within the investment parameters set by various state and provincial regulators and with the assistance of independent professional financial advisors. The policy set by the investment committee emphasizes, through an investment grade focus, a capital preservation approach while maintaining acceptable levels of income and capital appreciation.

        The Company has determined that unrealized losses in the perpetual care trust investments are not other-than-temporary, as the unrealized losses were due to temporary fluctuations in interest rates and equity prices. The Company's perpetual care trust investment unrealized losses and their duration as of January 1, 2005, are shown in the following table.

	Less than 12 Months		Greater than 12 Months		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Available-for-sale
Fixed income securities	$70,874	$963	$12,299	$568	$83,173	$1,531
Equity securities	4,831	566	1,070	247	5,901	813

Total temporarily impaired securities	$75,705	$1,529	$13,369	$815	$89,074	$2,344

        Maturities of fixed income securities are estimated as follows:

January 1, 2005
Due in one year or less	$11,354
Due in one to five years	67,302
Due in five to ten years	24,329
Thereafter	92,770

$195,755

NOTE 7.    LONG-TERM DEBT

        Long-term debt consists of the following:

	January 1, 2005		January 3, 2004
	Carrying Value	Fair Value	Carrying Value	Fair Value
Revolving credit facility (a)	$—	$—	$—	$—
Senior secured term loan B due in 2009 (a)(b)	246,826	246,826	245,891	245,891
7.75% Senior unsecured notes due in 2012 (c)	200,000	216,760	—	—
12.25% Senior unsecured notes due in 2009 (d)	4,509	4,791	330,000	372,900
12.25% Convertible subordinated notes due in 2012 (e)	—	—	31,879	24,679
Promissory notes and capitalized obligations, certain of which are secured by assets of certain subsidiaries	12,305	12,305	23,082	23,082

	463,640	480,682	630,852	666,552
Less, current maturities of long-term debt	9,083	9,365	10,896	10,896

	$454,557	$471,317	$619,956	$655,656

(a)
On September 17, 2003, the Company entered into a $325,000,000 senior secured facility (the "Credit Agreement"), which was funded on September 29, 2003, and included a $275,000,000 term loan (the "Term Loan B") and a $50,000,000 revolving credit facility (the "Revolving Credit Facility") to replace its previous credit facility. On January 23, 2004, the Company amended the Credit Agreement to, among other things:

  (i)
  Permit the repayment of the 12.25% Convertible subordinated notes, due in 2012.

  (ii)
  Reduce the applicable Term Loan B interest rate by 0.50% from LIBOR, plus 3.25% to LIBOR, plus 2.75%, or base rate, plus 2.25% to base rate, plus 1.75%.

  On August 19, 2004, the Company further amended the Credit Facility to, among other things:

  (i)
  Increase the principal amount of the Term Loan B to $368,000,000.

  (ii)
  Increase the amount available under the Revolving Credit Facility to $75,000,000, of which $25,000,000 is available in the form of letters of credit.

  (iii)
  Permit the Company to repay the subordinated bridge loan, due in 2005 (the "Bridge Loan") and redeem the 12.25% Senior unsecured notes, due in 2009 (the "Seven-Year Unsecured Notes"). On August 19, 2004, the Bridge Loan was fully repaid and terminated. As a result, an unamortized deferred finance cost of $920,000 is included in interest expense for the 52 weeks ended January 1, 2005.

  (iv)
  Permit the Company to issue new senior unsecured notes in the principal amount of $200,000,000.

  (v)
  Reduce the applicable Term Loan B interest rate to LIBOR, plus 2.50%, or base rate, plus 1.50%, provided the Company meets a specified consolidated leverage ratio.

  (vi)
  Extend the Term Loan B maturity date to September 29, 2009, and reduce the amortization payments.

  On December 3, 2004, the Company further amended the Credit Facility to, among other things, further reduce the applicable Term Loan B interest rate to LIBOR, plus 2.00%, or base rate, plus 1.00%.

  The Revolving Credit Facility is intended to be used primarily to fund the Company's working capital requirements. The Revolving Credit Facility bears interest at a rate per annum in accordance with graduated pricing based upon the Company's consolidated leverage ratio, and the Company has the option to elect an interest rate equal to either (i) a base rate (5.25% at January 1, 2005), plus 2.00% (based upon the Company's consolidated leverage ratio at January 1, 2005), or (ii) LIBOR (2.56% for the three-month LIBOR at January 1, 2005), plus 3.00% (based upon the Company's consolidated leverage ratio at January 1, 2005). An annual fee of 0.50% is charged on the unused portion of the Revolving Credit Facility.

  Material covenants in the Credit Agreement include a requirement to maintain a minimum interest coverage ratio and fixed charge coverage ratio, a requirement not to exceed a maximum leverage ratio, an annual maximum on capital expenditures and cemetery development, and specified maximum amounts for capital lease obligations, indebtedness, acquisitions, certain investments, and sales of accounts receivable. Outstanding principal amounts and interest accrued and unpaid may, at the election of the requisite lenders, become immediately due and payable and further commitments by the lenders to make loans may, at the election of the requisite lenders, be terminated upon the occurrence of events of default specified in the Credit Agreement. As of January 1, 2005, the Company was in compliance with all covenants and was not in breach of any provision of the Credit Agreement that would cause an event of default to occur. The Credit Agreement is secured by specified real property, and substantially all personal property of Alderwoods Group and specified subsidiaries. The Revolving Credit Facility matures on September 29, 2008.

  As of January 1, 2005, the amount available under the Revolving Credit Facility was $75,000,000, less $10,013,000 in outstanding letters of credit.

(b)
The Term Loan B provides the Company with an option to elect an interest rate equal to either (i) a base rate (5.25% at January 1, 2005), plus 1.00%, or (ii) LIBOR (2.56% for the three-month LIBOR at January 1, 2005), plus 2.00%. The weighted average rate of interest was 4.24% at January 1, 2005. The Term Loan B is repayable in quarterly principal installments from January 1, 2005, to June 13, 2009 (subject to reduction for prepayments), of 0.25% of the aggregate principal amount of the Term Loan B outstanding as of December 3, 2004, with a lump sum payment of the then-outstanding amount on the maturity date. The Company has prepaid the required quarterly principal installments up to and including the second quarter of its 2006 fiscal year.

  As a result of the amendment to the Credit Agreement on August 19, 2004, the Company expensed $1,164,000 of unamortized deferred finance costs, which is included in interest expense for the 52 weeks ended January 1, 2005. In addition, $3,280,000 of refinancing fees and costs incurred in connection with the Credit Agreement amendments on August 19, 2004, and December 3, 2004, is also included in interest expense for the 52 weeks ended January 1, 2005.

(c)
On August 19, 2004, the Company issued the 7.75% Senior unsecured notes, due in 2012 (the "Eight-Year Senior Unsecured Notes") in a transaction exempt from registration under the Securities Act of 1933. Interest accrues at an annual rate of 7.75% and is payable semi-annually on March 15 and September 15 or, if such day is not a business day, the next succeeding business day. At any time prior to September 15, 2007, the Company may, at its option, redeem up to 35% of the aggregate principal amount of the Eight-Year Senior Unsecured Notes at a redemption price of 107.75% of the stated principal amount, plus accrued and unpaid interest and Liquidated Damages (as defined in the indenture governing the Eight-Year Senior Unsecured Notes), if any, with net cash proceeds from specified equity offerings, provided at least 65% of the aggregate principal amount of the Eight-Year Senior Unsecured Notes remains outstanding and the redemption occurs within 90 days of the date of the closing of the specified equity offering. On or after September 15, 2008, the Company may, at its option, redeem all or part of the Eight-Year Senior Unsecured Notes at the redemption prices (expressed as percentages of the stated principal amount) set forth below, plus accrued and unpaid interest and Liquidated Damages, if any, if redeemed during the twelve-month period beginning on September 15 of the years indicated below:

Year	Percentage
2008	103.875
2009	101.938
2010 and thereafter	100.000
(d)
On January 2, 2002, the Company issued the Seven-Year Unsecured Notes. On April 21, 2004, the Company repurchased the principal amount of $9,248,000 at a premium of $1,110,000, plus accrued interest. The premium is included in interest expense for the 52 weeks ended January 1, 2005.

  On August 19, 2004, the Company repurchased the principal amount of $316,243,000 at a premium of $31,340,000, plus accrued interest pursuant to an offer to purchase and consent solicitation. The premium cost is included in interest expense for the 52 weeks ended January 1, 2005.

  On January 3, 2005, the Company repurchased the remaining principal amount of $4,509,000 at a premium of $282,000, plus accrued interest.

(e)
On January 23, 2004, the Company terminated its obligations under the 12.25% Convertible subordinated notes, due in 2012, which were fully redeemed, at par, on February 23, 2004. As a result, an unamortized premium of $7,200,000 is included as a reduction of interest expense for the 52 weeks ended January 1, 2005.

  The Credit Agreement and the Eight-Year Senior Unsecured Notes are guaranteed by substantially all of Alderwoods Group's wholly-owned U.S. subsidiaries, other than Alderwoods Group's insurance subsidiaries and other specified excluded subsidiaries. Alderwoods Group, Inc., the parent company, has no independent assets or operations, and the guarantees of its guarantor subsidiaries are full and unconditional, and joint and several.

  In certain change of control situations, the Company is required to make an offer to purchase the then-outstanding Eight-Year Senior Unsecured Notes at a price equal to 101% of their stated principal amount, plus accrued and unpaid interest to the applicable repurchase date and Liquidated Damages, if any.

  The Credit Agreement and the indenture governing the Eight-Year Senior Unsecured Notes restrict the Company's ability to engage in asset sales. The Credit Agreement and the indenture governing the Eight-Year Senior Unsecured Notes prohibit dispositions of assets unless the assets disposed of fulfill the requirements of specified exceptions. The indenture governing the Eight-Year Senior Unsecured Notes excepts, among other exceptions, assets with a fair market value less than $5,000,000. One specified exception contained in the Credit Agreement is dispositions of any of a group of identified "discontinued assets;" another is dispositions of assets not exceeding $35,000,000 book value in the aggregate over the life of the Credit Agreement, provided that (i) the consideration received is at least equal to fair market value and (ii) not less than 75% of the consideration is paid in cash or cash equivalents. Within 270 days of the receipt of net proceeds from any such asset sale, the Company has the ability to apply such net proceeds at its option (or as otherwise required) to invest in non-current operating assets (or enter into agreements for such investment which agreements are consummated within 360 days of such receipt of asset sale proceeds). Up to $10,000,000 of such net proceeds in any fiscal year (but not in excess of $35,000,000 in the aggregate over the term of the Credit Agreement) may be applied to make capital expenditures. To the extent the Company receives net proceeds in excess of additional specified thresholds and such excess is not applied to invest in non-current operating assets or make capital expenditures as described in the two immediately preceding sentences, the Company must make mandatory repayments under the Credit Agreement and, after all indebtedness under the Credit Agreement has been repaid, offer to purchase the Eight-Year Senior Unsecured Notes at a purchase price equal to 100.00% of the stated principal amount, plus accrued and unpaid interest and Liquidated Damages, if any.

  Covenants in the Credit Agreement and the indenture governing the Eight-Year Senior Unsecured Notes restrict, and under specified circumstances prohibit, the payment of dividends by the Company.

  Pursuant to the indenture governing the Eight-Year Senior Unsecured Notes, the Company has entered into a registration rights agreement (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, the Company is required, on or prior to May 16, 2005, to file an exchange offer registration statement on an appropriate form under the Securities Act of 1933 with the U.S. Securities and Exchange Commission. Upon the effectiveness of the exchange offer registration statement, the Company will offer holders of the Eight-Year Senior Unsecured Notes the opportunity to exchange their notes for notes with substantially identical terms covered by the exchange offer registration statement. In the event (i) the Company fails to timely file an appropriate registration statement, (ii) the registration statement is not timely declared effective, (iii) the Company fails to timely consummate the exchange offer, or (iv) the registration statement is declared effective, but thereafter ceases to be effective or usable during periods specified in the Registration Rights Agreement (each of (i) through (iv), a "Registration Default"), then the Company will be subject to liquidated damages within the first 90-day period immediately following the Registration Default of 0.25% per annum of the outstanding principal amount of the Eight-Year Senior Unsecured Notes. The amount of liquidated damages will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until the Registration Default has been cured, up to a maximum of 1.00% per annum.

  Maturities of long-term debt principal are as follows:

End of Fiscal Year

2005	$9,083
2006	4,389
2007	4,700
2008	3,649
2009	240,063
Thereafter	201,756

$463,640

NOTE 8.    INSURANCE ACTIVITIES

        Revenue from insurance operations is comprised of the following:

	52 Weeks Ended January 1, 2005	53 Weeks Ended January 3, 2004	52 Weeks Ended December 28, 2002
Premiums	$67,833	$52,251	$46,084
Interest, dividend and other investment income	10,560	8,753	7,432
Realized investment gains	1,731	123	468

	$80,124	$61,127	$53,984

        As of January 1, 2005, and January 3, 2004, the fair value of insurance operation investments classified as available-for-sale were based on quoted market prices. The carrying values of cash and short-term investments and other investments approximate their fair values, due to their short-term to maturity. Fixed maturity securities are classified as available-for-sale and carried at fair value. Investments in debt securities are evaluated for other than temporary impairment. Other than temporary impairment is reflected in current period income as a realized loss. It is possible that a significant change in economic conditions in the near term could result in losses that could be significant to the Company. Insurance invested assets carrying and fair values consist of the following:

	January 1, 2005	January 3, 2004
Available-for-sale
Fixed income securities:
U.S. Treasury and other Government obligations	$36,405	$31,027
U.S. state and political subdivisions	1,201	1,149
Corporate	107,981	86,232

Total bonds	145,587	118,408
Collaterized mortgages	47,490	29,235
Mortgaged-backed	45,385	36,392
Asset-backed	10,227	7,666

Total available-for-sale	248,689	191,701
Cash and short-term investments	2,004	3,951
Other	92	788

Insurance invested assets	$250,785	$196,440

        During the 52 weeks ended January 1, 2005, insurance investments classified as available-for-sale with a cost of $40,021,000 (2003 — $32,331,000), were sold for proceeds of $41,752,000 (2003 — $32,454,000), resulting in $1,976,000 (2003 — $770,000) and $245,000 (2003 — $647,000) of realized gains and losses, respectively. The specific cost method was used to determine the cost of available-for-sale securities disposed of.

        Included in the fair value of insurance investments classified as available-for-sale are $7,666,000 (2003 — $6,787,000) and $714,000 (2003 — $1,167,000) of unrealized gains and losses, respectively.

        Maturities of fixed maturity securities, excluding mortgage-backed securities, collateralized mortgage obligations and asset-backed obligations are estimated as follows:

	January 1, 2005	January 3, 2004
Due in one year or less	$1,904	$1,755
Due in one to five years	43,760	22,019
Due in five to ten years	21,125	32,067
Thereafter	78,798	62,567

	$145,587	$118,408

        The Company has determined that unrealized losses in insurance invested assets are not other-than-temporary, as the unrealized losses were due to temporary fluctuations in interest rates. Insurance invested assets are currently predominantly in fixed income securities. The Company manages the mix of fixed income securities in accordance with policies set by an investment committee comprised of members of senior management. The investment committee sets and modifies the mix of investments with the assistance of independent professional financial advisors. The policy emphasizes a conservative approach while maintaining acceptable levels of income and capital appreciation. The unrealized losses and their duration in insurance invested assets as at January 1, 2005, are shown in the following table.

	Less than 12 Months		Greater than 12 Months		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Available-for-sale
Fixed income securities:
U.S. Treasury and other Government obligations	$2,084	$10	$2,255	$47	$4,339	$57
U.S. state and political subdivisions	—	—	1,201	68	1,201	68
Corporate	12,125	208	8,641	194	20,766	402

Total bonds	14,209	218	12,097	309	26,306	527
Collaterized mortgages	12,875	138	—	—	12,875	138
Mortgaged-backed	12,839	21	4,087	27	16,926	48

Total temporarily impaired securities	$39,923	$377	$16,184	$336	$56,107	$713

NOTE 9.    STOCKHOLDERS' EQUITY

Capital stock

        The Company is authorized to issue 10,000,000 shares of preferred stock, with a par value of $0.01 per share, of which none have been issued.

        The Company is authorized to issue 100,000,000 shares of Common stock, with a par value of $0.01 per share. The Company has 173,451 shares of Common stock held in reserve, but unissued, for possible future issuance in connection with certain class 11 claims under the Plan.

        Pursuant to the Company's Director Compensation Plan (the "Director Compensation Plan"), each director of the Company who is not an employee of the Company or any of its subsidiaries has the option of receiving his or her annual base retainer and attendance fees in cash, Common stock or a combination thereof. Further, each participant may elect to have Common stock paid in the form of deferred Common stock ("Deferred Stock"), which will be credited to a booking account in the name of the participant. The Deferred Stock is subject to a deferral period during which the participant has no right to transfer any rights under his or her Deferred Stock and has no other rights of ownership therein. The Company has reserved 100,000 shares of Common stock for issuance as compensation in lieu of cash under the Director Compensation Plan, of which 43,514 shares have been issued as of January 1, 2005.

        In addition, warrants to purchase 2,992,000 shares of Common stock were issued on the Effective Date. The warrants entitle the holders to purchase, at any time up to January 2, 2007, shares of Common stock at an exercise price of $25.76 per share. The exercise price of the warrants exceeded the fair value of the Company's Common stock on the date of issuance and throughout the 52 weeks ended January 1, 2005, 53 weeks ended January 3, 2004, and 52 weeks ended December 28, 2002. None of the warrants have been exercised.

Stock option plans

        On January 2, 2002, the Company implemented the 2002 Equity Incentive Plan (the "Equity Incentive Plan"). The Company's Board of Directors (or a committee thereof) may determine the awards to be granted under the Equity Incentive Plan. The Equity Incentive Plan provides for grants of stock options to the employees and members of the Company's Board of Directors. A total of 4,500,000 shares of Common stock are available for issuance in satisfaction of awards under the Equity Incentive Plan. Stock options are granted with an exercise price equal to the stock's fair market value at the date of grant. Except in certain cases, stock options have 3-year terms and vest at a rate of 25% on the first, 25% on the second and 50% on the third anniversaries of the date of grant.

        The following is a summary of the total number of outstanding stock options:

	Outstanding Options	Weighted Average Exercise Price
	(thousands)	(dollars per Common share)
Balance at December 31, 2001	—	—
Granted	3,730	$11.20
Exercised	—	—
Cancelled	(260)	12.90

Balance at December 28, 2002	3,470	11.07
Granted	1,220	3.65
Exercised	(4)	7.59
Cancelled	(501)	11.39

Balance at January 3, 2004	4,185	8.87
Granted	70	9.43
Exercised	(10)	5.62
Cancelled	—	—

Balance at January 1, 2005	4,245	$8.89

        The following table summarizes information about stock options outstanding at January 1, 2005:

Range of Exercise Prices	Number Outstanding	Weighted-Average Remaining Contractual Life	Weighted-Average Exercise Price	Number Exercisable	Weighted-Average Exercise Price
(dollars per Common share)	(thousands)	(in years)	(dollars per Common share)	(thousands)	(dollars per Common share)
$3.65 – $5.96	1,205	8.24	$3.65	298	$3.65
$5.97 – $7.59	1,150	7.48	7.48	572	7.48
$7.60 – $13.23	1,890	7.22	13.09	1,405	13.23

	4,245	7.58	8.89	2,275	10.53

        FAS No. 123 requires disclosure of pro forma amounts to reflect the impact as if the Company had elected to adopt the optional fair value expense recognition provisions of FAS No. 123 for its stock option plans. The following table illustrates the effect on net income (loss) and net income (loss) per share, if the Company had applied the fair value recognition provisions of FAS No. 123 to stock-based employee compensation using the Black-Scholes option pricing methodology.

	52 Weeks Ended January 1, 2005	53 Weeks Ended January 3, 2004	52 Weeks Ended December 28, 2002
Net income (loss):
As reported	$9,349	$10,807	$(233,744)
Pro forma, net of tax	6,765	8,328	(237,315)
Basic and diluted earnings (loss) (dollars per Common share):
As reported	$0.23	$0.27	$(5.86)
Pro forma	0.16	0.21	(5.95)

        The fair value of stock options used to compute the pro forma net loss and loss per Common share disclosures was calculated as of the grant date, using the Black-Scholes option-pricing model with the following assumptions:

Weighted-average assumptions	January 1, 2005	January 3, 2004	December 28, 2002
Dividend yield	0.0%	0.0%	0.0%
Expected volatility	41.5%	32.9%	32.9%
Risk-free interest rate	1.93%	3.1%	3.1%
Expected option life in years	3	3	3

        The weighted average fair value of the Company's stock options, calculated using the Black-Scholes option-pricing model, granted during the 52 weeks ended January 1, 2005, was $2.84 (2003 — $0.96, 2002 — $2.93) per option.

        The Black-Scholes option-pricing model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option-pricing models require the input of highly subjective assumptions, including the expected price volatility and option life. The expected option life is based on the Predecessor's historical experience as well as the vesting periods and terms of the stock options. The Company uses expected volatility rates, which are based on a combination of the Company's historical volatility rates, plus the historical volatility rates of other companies in the death care industry, trended into future years. Changes in the subjective input assumptions can materially affect the fair value estimate, and therefore the existing models do not necessarily provide a reliable single measure of the fair value of the Company's stock options.

Accumulated other comprehensive income

        The components of accumulated other comprehensive income are as follows:

	Foreign Currency Translation Adjustment	Unrealized Gain on Insurance Invested Assets	Unrealized Gain on Derivatives	Accumulated Other Comprehensive Income
Balance, December 31, 2001	$—	$—	$—	$—
Activity in 2002	1,942	15,094	—	17,036

Balance, December 28, 2002	1,942	15,094	—	17,036
Activity in 2003	15,187	(5,432)	689	10,444

Balance, January 3, 2004	17,129	9,662	689	27,480
Activity in 2004	5,324	(5,144)	1,230	1,410

Balance, January 1, 2005	$22,453	$4,518	$1,919	$28,890

NOTE 10.    LEGAL CONTINGENCIES

        The Company is a party to legal proceedings in the ordinary course of its business, and believes it has made adequate provision for any potential estimated liabilities. The Company does not expect the outcome of any proceedings, individually or in the aggregate, to have a material adverse effect on the Company's financial position, results of operations or liquidity.

NOTE 11.    COMMITMENTS AND CONTINGENCIES

Leases

        The future annual payments for operating leases with terms greater than one year, primarily for premises, automobiles and office equipment, are as follows:

	Premises	Automobiles	Other	Total
2005	$7,686	$1,085	$431	$9,202
2006	5,929	684	218	6,831
2007	5,047	338	93	5,478
2008	4,135	95	25	4,255
2009	3,542	—	4	3,546
Thereafter	14,987	—	—	14,987

        In addition to the automobile leases noted in the table above, as at January 1, 2005, the Company leased approximately 1,270 vehicles under a master operating lease agreement, which has a minimum lease term of 12 months. The Company's practice is to continue these leases on a month-to-month basis after the expiry of the minimum lease term. Lease payments for these vehicles are projected to be $7,417,000 in 2005.

        Total expense incurred under all operating leases for the 52 weeks ended January 1, 2005, was $21,739,000 (2003 — $23,181,000, 2002 — $22,731,000).

Environmental contingencies and liabilities

        The Company's operations are subject to numerous environmental laws, regulations and guidelines adopted by various governmental authorities in the jurisdictions in which the Company operates. On a continuing basis, the Company's business practices are designed to assess and evaluate environmental risk and, when necessary, conduct appropriate corrective measures. Liabilities are recorded when known or considered probable and reasonably estimable.

        The Company provides for environmental liabilities using its best estimates. Actual environmental liabilities could differ significantly from these estimates.

NOTE 12.    RETIREMENT PLANS

        The Company has a 401(K) Retirement Savings Plan for United States employees who may defer between 1% and 75% of their eligible compensation. The Company will match between 50% and 100% of employee contributions to a maximum of either 2% of employees' eligible compensation for certain employees or $2,000 for others. There are no required future contributions under this plan in respect of past service.

        The Company has a Registered Retirement Savings Plan for Canadian employees who may contribute either 3% or 5% of their compensation which is matched by an equal contribution to the plan by the Company on behalf of employees. There are no required future contributions under this plan in respect of past service.

        The Company's total expense for these retirement plans for the 52 weeks ended January 1, 2005, was approximately $2,675,000 (2003 — $2,650,000, 2002 — $2,686,000).

NOTE 13.    INCOME TAXES

        The provision or benefit for income taxes included United States federal income taxes, determined on a consolidated return basis, foreign, state and local income taxes.

        Income (loss) before income taxes was as follows:

	52 Weeks Ended January 1, 2005	53 Weeks Ended January 3, 2004	52 Weeks Ended December 28, 2002
United States	$(12,954)	$(2,731)	$(232,383)
Foreign	7,708	5,490	8,343

	$(5,246)	$2,759	$(224,040)

        Income tax provision (recovery) consisted of the following:

	52 Weeks Ended January 1, 2005	53 Weeks Ended January 3, 2004	52 Weeks Ended December 28, 2002
Current:
United States	$(3,243)	$(5,575)	$(2,506)
Foreign	319	386	(1,069)
State and local	6,597	654	4,381

	3,673	(4,535)	806

Deferred:
United States	(1,380)	(1,950)	(1,350)
Foreign	(31)	—	—
State and local	(3,715)	—	—

	(5,126)	(1,950)	(1,350)

Total provision	$(1,453)	$(6,485)	$(544)

        The Company made income tax payments of $8,160,000 (2003 — $9,920,000, 2002 — $10,910,000), excluding income tax refunds of $1,323,000 (2003 — $17,029,000, 2002 — $8,251,000), during the 52 weeks ended January 1, 2005.

        The difference between the U.S. federal statutory income tax rate and the effective tax rate was as follows:

	52 Weeks Ended January 1, 2005	53 Weeks Ended January 3, 2004	52 Weeks Ended December 28, 2002
U.S. Federal statutory tax rate	35.0%	35.0%	35.0%
State and local taxes	(54.9)	23.7	(2.0)
Non-deductible or non-taxable amounts, change in valuation allowance and other	(73.2)	(0.5)	2.4
Non-deductible goodwill impairment	—	—	(37.9)
Result of favourable outcome of tax audits	120.8	(293.2)	2.7

Effective income tax rate	27.7%	(235.0)%	0.2%

        The tax effects of temporary differences that give rise to significant deferred tax assets and liabilities are as follows:

	January 1, 2005	January 3, 2004

Deferred tax liabilities
Receivables	$—	$1,267
Property and equipment	49,110	59,274
Pre-need funeral receivables and trust investments	122,424	130,429
Pre-need cemetery receivables and trust investments	85,952	63,922
Cemetery perpetual care trust investments	730	—
Insurance invested assets	2,433	2,076
Goodwill	17,600	13,725

Total deferred tax liabilities	278,249	270,693

Deferred tax assets
Receivables	2,314	—
Cemetery property	57,963	68,848
Accounts payable and accrued liabilities	13,082	17,885
Pre-need funeral and cemetery obligations	272,396	284,119
Insurance policy liabilities	11,828	8,062
Covenants not to compete	9,668	14,948
Deferred agency costs	14,315	25,701
Operating and capital loss carryforwards	340,589	273,712
Other	10,883	13,868

Total deferred tax assets before valuation allowance	733,038	707,143
Valuation allowance	(466,975)	(451,181)

Total deferred tax assets after valuation allowance	266,063	255,962

Net deferred tax liabilities of continuing operations	$12,186	$14,731

        Although realization of the Company's net deferred tax assets is not assured, management believes that it is more likely than not that reversals of deferred tax liabilities and the expected profitability of the Company's insurance operations over the next 15 years will provide sufficient taxable income to realize the deferred tax assets after consideration of the valuation allowance. It is possible that the estimated valuation allowance could change in the near term due to matters such as the timing and manner of reversals of deferred tax liabilities, sales of operations and future income or loss. If this occurs, any resulting increase in the valuation allowance would generally be treated as an additional income tax expense in the period in which it arises, while any resulting decrease reflecting realization of the benefits of tax assets that had a corresponding valuation allowance established on the Effective Date would be treated as a reduction of goodwill established on the Effective Date, with any excess over the value assigned to such goodwill recognized as a capital transaction.

        As a result of the Company's emergence from bankruptcy, all federal net operating loss carryforwards of the Company generated prior to emergence and during fiscal 2002, have been eliminated. As a result, the Company's net operating loss carryforwards pertaining to federal, state, local, and foreign jurisdictions will expire as follows:

End of Fiscal Year
2005	$12,726
2006	9,751
2007	16,183
2008	17,395
2009	16,264
Thereafter	647,807

$720,126

        The amount of loss carryforwards reflects the Company's best estimate of the effects that the confirmation and implementation of the Plan will have on the reduction and in some cases elimination of certain net operating loss carryforwards for income tax purposes. These amounts are subject to final determination by taxation authorities. Further, the Company expects its ability to utilize certain net operating losses to offset future Company taxable income in any particular year may be limited because distribution of the Company's Common stock to the Company's creditors pursuant to the Plan has resulted in an ownership change as defined in Section 382 of the Internal Revenue Code. The Company believes that uncertainty exists with respect to future realization of the loss carryforwards and a full valuation allowance has been established for the net operating loss carryforwards.

        Deferred tax liabilities are not recognized for basis differences related to investments in foreign subsidiaries that are essentially permanent in duration.

        Goodwill that is expected to be deductible for tax purposes at January 1, 2005 is $92,638,000
(2003 — $112,177,000, 2002 — $124,854,000).

NOTE 14.    SUPPLEMENTARY STATEMENTS OF CASH FLOWS DISCLOSURE

        Supplemental disclosures related to the statement of cash flows consist of the following:

	52 Weeks Ended January 1, 2005	53 Weeks Ended January 3, 2004	52 Weeks Ended December 28, 2002
Decrease (increase) in assets:
Receivables, net of allowances
Trade	$(2,387)	$(6,776)	2,814
Other	(5,824)	18,352	4,004
Inventories	836	1,516	4,381
Prepaid expenses	(658)	(2,283)	1,147
Cemetery property	(10,238)	(3,281)	(8,431)
Other assets	(18,932)	(12,535)	(11,142)
Increase (decrease) in liabilities:
Accounts payable and accrued liabilities	(14,176)	(7,330)	(17,262)
Net effect of pre-need receivables and deferred revenue	35,150	52,552	10,650
Other liabilities	6,464	(2,754)	(2,743)
Insurance policy liabilities	1,831	5,811	5,842
Other changes in non-cash balances	(3,170)	7,840	9,825

	$(11,104)	$51,112	(915)

Supplemental information:
Interest paid	$53,918	$77,290	$74,300
Income taxes paid, net of refunds	6,837	(7,109)	2,659
Long-term debt issue costs paid	12,094	10,908	295
Bad debt expense	3,722	3,661	5,978
Non-cash investing and financing activities:
Stock issued in connection with Predecessor's key employee retention plan	—	—	704
Stock issued in connection with the settlement of certain unsecured claims	31	107	—
Stock issued as compensation in lieu of cash	173	105	54
Capital leases entered into	—	160	839

Restricted cash investing and financing activities:
Purchases of funeral, cemetery, and perpetual care trust investments	356,254	—	—
Proceeds on disposition and maturities of funeral, and cemetery, and perpetual care trust investments	375,191	—	—
Increase in non-controlling interests in funeral, cemetery and perpetual care trusts	50,602	—	—
Decrease in non-controlling interests in funeral, cemetery and perpetual care trusts	81,575	—	—

NOTE 15.    SUPPLEMENTARY FINANCIAL INFORMATION

        A summary of certain balance sheet accounts is as follows:

	January 1, 2005	January 3, 2004

Receivables, net of allowances:
Customer receivables	$68,721	$64,016
Allowance for doubtful accounts	(12,029)	(9,912)
Other	9,768	3,972

	$66,460	$58,076

Cemetery property:
Developed land and lawn crypts	$37,311	$34,828
Undeveloped land	30,660	31,070
Mausoleums	50,648	51,464

	$118,619	$117,362

Property and equipment:
Land	$166,252	$177,489
Buildings and improvements	368,230	350,411
Automobiles	13,003	13,819
Furniture, fixtures and equipment	54,298	45,365
Computer hardware and software	23,306	16,607
Accumulated depreciation	(85,210)	(55,173)

	$539,879	$548,518

Other assets:
Intangible assets	$15,060	$10,912
Deferred finance costs	$10,339	$8,072
Notes receivable	2,696	2,503
Other	9,649	9,867

	$37,744	$31,354

Accounts payable and accrued liabilities:
Trade payables	$19,847	$22,008
Interest	7,210	15,048
Accrued liabilities	32,421	43,921
Accrued insurance	18,057	15,183
Accrued taxes	44,785	46,048
Other	18,287	12,075

	$140,607	$154,283

Deferred pre-need contract revenue:
Funeral	$69,215	$341,168
Cemetery	13,569	259,496

	$82,784	$600,664

Other liabilities:
Perpetual care liability	7,487	$8,182
Notes payable	12,667	9,763
Other	1,761	(2,515)

	$21,915	$15,430

	52 Weeks Ended January 1, 2005	53 Weeks Ended January 3, 2004	52 Weeks Ended December 28, 2002
Other expense (income), net:
For funeral, cemetery and perpetual care trust investments:
Realized gains	$(15,748)	$—	$—
Realized losses	10,009	—	—
Interest and dividend income	(24,915)	—	—
Trust investment expenses and income taxes	5,169	—	—
Interest expense related to non-controlling interest in funeral and cemetery trusts	18,335	—	—
Non-controlling interest in perpetual care trusts	7,150	—	—
(Gain) loss on disposal of business and other assets	(3,529)	1,056	(71)
Other	2,366	3,000	(6,624)

	$(1,163)	$4,056	$(6,695)

        The trust investment and non-controlling interest balances do not have comparable 2003 and 2002 balances due to the Company adopting FIN No. 46R at the beginning of its 2004 fiscal year on January 4, 2004.

NOTE 16.    GOODWILL

        FAS No. 142 requires that goodwill be reviewed for impairment annually, as well as upon the occurrence of certain events that would more likely than not reduce the fair value of a reporting unit below its carrying amount. Under FAS No. 142, goodwill impairment is deemed to exist, and must then be further assessed, if a reporting unit's carrying amount exceeds its estimated fair value. The Company's reporting units are funeral, cemetery and insurance, which are consistent with the Company's operating segments. All of the Company's goodwill is recorded in the funeral reporting unit. In accordance with FAS No. 142, the Company undertook its annual goodwill impairment review during the third fiscal quarters of 2004 and 2003, and, as a result, there was no indication of goodwill impairment as at October 9, 2004, or October 4, 2003, as the estimated fair value of the funeral reporting unit exceeded its carrying amount. A goodwill impairment provision of $228,281,000 for the funeral reporting unit was recorded for the 52 weeks ended December 28, 2002. The fair value of the funeral reporting unit was determined by using a discounted cash flow valuation methodology consistent with that applied at the Effective Date, with a discount rate comparable with other enterprises in the death care industry, adjusted for risks associated with differences in company size, certain characteristics specific to the Company and cash flow projection risk.

        The 2002 funeral reporting unit goodwill impairment provision was primarily the result of a reduction of the projected financial results used in the valuation of the funeral reporting unit compared to those used during the reorganization process and the determination of reorganization value as set forth in the Plan. The financial projections were reduced principally due to actual 2002 operating results. The lower valuation was also affected by the decline in the economy generally, as well as the decline in funeral industry-specific market values.

        The changes in the carrying amount of goodwill for the funeral reporting unit are as follows:

	52 Weeks Ended January 1, 2005	53 Weeks Ended January 3, 2004
Balance, beginning of year	$320,640	$320,563
Adjustments	494	77

Balance, end of year	$321,134	$320,640

NOTE 17.    SEGMENT REPORTING

        The Company's reportable segments are comprised of the three businesses it operates, each of which offers different products and services: funeral homes, cemeteries and insurance (see Note 1).

        The Company sells primarily to external customers, though any intersegment sales or transfers occur at market price. The Company evaluates performance based on income from operations of the respective businesses.

	Funeral	Cemetery	Insurance	Other	Consolidated
Revenue earned from external sales:
52 weeks ended January 1, 2005	$472,935	$163,731	$80,124	$—	$716,790
53 weeks ended January 3, 2004	$491,612	$167,542	$61,127	$—	$720,281
52 weeks ended December 28, 2002	$481,632	$156,381	$53,984	$—	$691,997
Income (loss) from operations:
52 weeks ended January 1, 2005	$94,640	$23,539	$4,709	$(51,218)	$71,670
53 weeks ended January 3, 2004	$110,529	$27,268	$1,752	$(56,281)	$83,268
52 weeks ended December 28, 2002	$(121,631)	$18,525	$609	$(43,188)	$(145,685)
Depreciation:
52 weeks ended January 1, 2005	$24,283	$14,054	$166	$3,582	$42,085
53 weeks ended January 3, 2004	$24,194	$13,324	$139	$2,525	$40,182
52 weeks ended December 28, 2002	$23,277	$12,348	$109	$1,978	$37,712
Total assets:
January 1, 2005	$1,154,019	$878,350	$272,823	$67,236	$2,372,428
January 3, 2004	$1,218,974	$668,357	$481,622	$84,050	$2,453,003
December 28, 2002	$1,261,220	$769,350	$442,617	$80,463	$2,553,650
Goodwill:
January 1, 2005	$321,134	$—	$—	$—	$321,134
January 3, 2004	$320,640	$—	$—	$—	$320,640
Purchase of property and equipment:
52 weeks ended January 1, 2005	$23,273	$3,362	$74	$10,474	$37,183
53 weeks ended January 3, 2004	$18,640	$2,276	$183	$4,087	$25,186
52 weeks ended December 28, 2002	$18,924	$574	$202	$1,936	$21,636

        The following table reconciles earnings (loss) from operations of reportable segments to total earnings (loss) and identifies the components of "Other" segment earnings from operations:

	52 Weeks Ended January 1, 2005	53 Weeks Ended January 3, 2004	52 Weeks Ended December 28, 2002
Earnings (loss) from operations of funeral, cemetery and insurance segments	$122,888	$139,549	$(102,497)
Other expenses of operations:
General and administrative expenses	(51,218)	(56,281)	(43,188)

Income (loss) from operations	$71,760	$83,268	$(145,685)

        The following table reconciles total assets of reportable segments and details the components of "Other" segment assets, which is mainly comprised of corporate assets:

	January 1, 2005	January 3, 2004	December 28, 2002
Total assets of funeral, cemetery and insurance segments	$2,305,192	$2,368,953	$2,473,187
"Other" assets includes:
Cash	2,038	30,911	37,158
Receivables	5,294	5,116	8,331
Prepaid expenses	24,572	23,736	21,040
Property and equipment	16,494	9,186	6,895
Other	18,838	15,101	7,039

	$2,372,428	$2,453,003	$2,553,650

        The Company operates principally in the United States and also has operations in Canada. The Company's United Kingdom operations are classified as discontinued operations and were disposed of on October 20, 2003. The following tables depict the revenue earned and the long-lived assets held in the reportable geographic segments.

	52 Weeks Ended January 1, 2005	53 Weeks Ended January 3, 2004	52 Weeks Ended December 28, 2002
Revenue:
United States	$660,149	$665,007	$645,914
Canada	56,641	55,274	46,083

	716,790	$720,281	$691,997

	January 1, 2005	January 3, 2004	December 28, 2002
Property and equipment and cemetery property:
United States	$572,481	$591,256	$614,933
Canada	86,017	74,624	63,403

	$658,498	$665,880	$678,336

NOTE 18.    PROVISION FOR ASSET IMPAIRMENT

        In accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("FAS No. 144"), the Company reviews its long-lived assets for impairment when changes in circumstances indicate that the carrying amount of the asset may not be recoverable. FAS No. 144 requires that long-lived assets to be held and used be recorded at the lower of carrying amount or fair value. Long-lived assets to be disposed of are to be recorded at the lower of carrying amount or fair value, less estimated cost to sell.

        Previously, the Company designated certain parcels of surplus real estate as held for sale, as they do not meet the Company's future geographic and strategic objectives. During the 52 weeks ended January 1, 2005, the Company determined that the carrying amounts of certain parcels of the surplus real estate now exceeded the fair market value, less estimated cost to sell. Accordingly, the Company has recorded a long-lived asset impairment provision of $1,922,000 for the 52 weeks ended January 1, 2005 (2003 — $4,395,000, 2002 — $563,000).

        The fair market value was determined by specific offer or bid, or an estimate based on comparable recent sales transactions. The asset impairment provisions include management estimates. As a result, actual results could differ significantly from these estimates.

NOTE 19.    DISCONTINUED OPERATIONS OF ASSETS HELD FOR SALE

        Over the previous three fiscal years, the Company engaged in a strategic market rationalization assessment to dispose of cemetery and funeral operating locations that did not fit into the Company's market or business strategies, as well as under-performing locations and excess cemetery land. The Company will on a smaller scale and over time, continue to assess the Company's portfolio of funeral and cemetery locations to ensure they continue to fit in the Company's strategy. Once a property is added to the disposal list, the Company expects to complete the sale within one year. As of January 1, 2005, the Company had 18 funeral, six cemetery and four combination locations which have not been sold within one year of being added to the disposal list. The Company has entered into sale agreements for all of these locations, but is awaiting regulatory approval or purchaser financing arrangements, which have been unexpectedly delayed. The Company continues to include these locations in discontinued operations of assets held for sale.

        During 2003, the Company identified Security Plan Life Insurance Company, its wholly-owned home service insurance company, as a non-strategic asset, because it was not part of the Company's pre-need funeral sales efforts. The Company's continuing insurance operations include Mayflower National Life Insurance Company and National Capital Life Insurance Company, its wholly-owned pre-need life insurance companies. On June 17, 2004, the Company announced the signing of an agreement by its subsidiary, Mayflower National Life Insurance Company, to sell all the outstanding shares of Security Plan Life Insurance Company for $85,000,000. The sale concluded on October 1, 2004. After payment of applicable taxes and expenses, and the recapitalization of Mayflower National Life Insurance Company, the Company utilized $65,000,000 of the proceeds to reduce long-term debt. The Company recorded a pre-tax gain on the sale of $16,011,000.

        The Company has classified all the locations identified for disposal as assets held for sale in the consolidated balance sheets and recorded any related operating results, long-lived asset impairment provisions, and gains or losses recorded on disposition as income from discontinued operations. The Company has also reclassified the prior fiscal years to reflect any comparative amounts on a similar basis. All discontinued operations financial information presented under the insurance segment relate to Security Plan Life Insurance Company.

        Discontinued operations consists of long-lived asset impairment provisions, gains and losses recorded on disposition, and operating results of the locations. FAS No. 144 requires that long-lived assets to be disposed of are to be recorded at the lower of carrying amount or fair market value, less estimated costs to sell. Depreciation and amortization is not recorded once an asset has been identified as held for sale. The fair market value was determined by specific offer or bid, or an estimate based on comparable recent sales transactions. Impairment provisions on assets previously identified as held for sale resulted from changes in previously estimated proceeds, net asset values and closing costs. The long-lived asset impairment provisions are based on management estimates. As a result, actual results could differ significantly from these estimates.

        The Company's debt agreements require sale proceeds (above specified limits) from assets held for sale to be applied towards the repayment of debt. During 2004 and 2003, the Company used such proceeds to pay down the Term Loan B. Accordingly, interest expense for discontinued operations was calculated by applying the applicable interest rates during the periods in which the repayment conditions were in effect to both the amounts of principal repaid and to the expected proceeds of assets remaining to be sold as of January 1, 2005. Certain comparative amounts have been reclassified to conform to the presentation adopted in the current year.

        The carrying amount, the fair market value, less estimated costs to sell, revenues and costs and impairment provisions for the locations identified as held for sale are presented in the following tables.

	52 Weeks Ended January 1, 2005	53 Weeks Ended January 3, 2004	52 Weeks Ended December 28, 2002
Revenue
Funeral	$19,829	$43,917	$48,869
Cemetery	14,624	27,061	26,519
Insurance	41,720	54,956	57,254

	$76,173	125,934	132,642

Gross margin
Funeral	$874	$4,512	$4,373
Cemetery	767	1,765	(4,404)
Insurance	9,382	12,207	13,451

	11,023	18,484	13,420
Provision for goodwill impairment	—	—	13,923
Long-lived asset impairment on assets identified as held for sale	15,227	21,013	2,720
Other expense (income), net	(27,506)	(10,049)	1,196

Income (loss) from discontinued operations	23,302	7,520	(4,419)
Interest on long-term debt	3,672	1,535	325

Income (loss) from discontinued operations, before tax	19,630	5,985	(4,744)

Income tax provision for discontinued operations:
Current	4,731	1,322	2,519
Deferred	1,757	3,100	2,985

	6,488	4,422	5,504

Income (loss) from discontinued operations	$13,142	$1,563	$(10,248)

Depreciation included in gross margin of discontinued operations	$1,228	$3,950	$5,808

        Details of assets held for sale at January 1, 2005, are as follows:

	Funeral	Cemetery	Total
Assets held for sale
Current assets	$2,140	$218	$2,358
Pre-need receivables and investments	21,818	35,907	57,725
Cemetery property	—	136	136
Property and equipment	11,110	312	11,422
Other assets	209	13,291	13,500

	$35,277	$49,864	$85,141

Liabilities associated with assets held for sale
Current liabilities	$66	$316	$382
Non-controlling interest in funeral and cemetery trusts	20,033	35,966	55,999
Other liabilities	2,384	4,616	7,000

	$22,483	$40,898	$63,381

Non-controlling interest in perpetual care trusts	$—	$12,647	$12,647

        Details of assets held for sale at January 3, 2004, are as follows:

	Funeral	Cemetery	Insurance	Total
Assets held for sale
Current assets	$4,249	$2,456	$3,033	$9,738
Pre-need contracts	41,210	64,109	—	105,319
Cemetery property	—	16,675	—	16,675
Property and equipment	38,732	3,549	957	43,238
Insurance invested assets	—	—	242,917	242,917
Other assets	24	327	23,524	23,875

	$84,215	$87,116	$270,431	$441,762

Liabilities associated with assets held for sale
Current liabilities	$749	$904	$2,509	$4,162
Deferred pre-need contract revenue	34,780	65,796	—	100,576
Insurance policy liabilities	—	—	203,766	203,766
Other liabilities	319	4,435	—	4,754

	$35,848	$71,135	$206,275	$313,258

NOTE 20.    INCOME (LOSS) PER SHARE

        The basic and diluted income (loss) per share computations for net income (loss) were as follows:

	52 Weeks Ended January 1, 2005	53 Weeks Ended January 3, 2004	52 Weeks Ended December 28, 2002
Income (loss) (numerator):
Net income (loss) attributable to Common stockholders	$9,349	$10,807	$(233,744)

Shares (denominator):
Basic weighted average number of shares of Common stock outstanding (thousands)	40,001	39,971	39,916
Effect of stock options assumed exercised	1,131	494	—

Diluted weighted average number of shares of Common stock outstanding (thousands)	41,132	40,465	39,916

        For the 52 weeks ended January 1, 2005, 1,130,221 employee and director stock options were dilutive to earnings and are included in the calculation of diluted income (loss) per share. Employee and director stock options to purchase 1,830,000 shares of Common stock were not included in the computation of diluted loss per share, because they were anti-dilutive.

NOTE 21.    DERIVATIVE FINANCIAL INSTRUMENTS

        As of January 1, 2005, the fair value of all of the Company's derivatives under the Foreign Currency Hedge Program was an unrealized gain of $2,087,000 (2003 — $737,000), which is included in other current assets in the Company's consolidated balance sheet. The Effective Portion is $1,919,000 (2003 — $689,000) and is included in accumulated other comprehensive income in the Company's consolidated balance sheet. The Ineffective Portion is $168,000 and is included in general and administrative expenses for the 52 weeks ended January 1, 2005 (2003 — $48,000, 2002 — $nil). Included in general and administrative expenses for the 52 weeks ended January 1, 2005, was a net gain of $639,000 (2003 and 2002 — $nil) of which $341,000 (2003 and 2002 — $nil) was the effective portion and $298,000 (2003 and 2002 — $nil) was the ineffective portion. As of January 1, 2005, a portion of the Company's Foreign Currency Expenditure from the period January 2, 2005, to May 2006, was hedged. As of January 1, 2005, the Company estimates that based on current exchange rates and maturity dates of the Company's derivatives, $1,741,000 would be expected to be reclassified from accumulated other comprehensive income to current earnings and included in general and administrative expenses over the next 12 months.

NOTE 22.    QUARTERLY FINANCIAL DATA (UNAUDITED)

        Certain of the Company's quarterly financial data in the table below have been restated from the Company's 2004 and 2003 quarterly reports on Form 10-Q, due to the reclassification of assets held for sale as discontinued operations.

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
52 Weeks Ended January 1, 2005:
Revenue, previously stated	$179,167	$164,080	$211,962		n/a
Adjustment to reclass assets held for sale as discontinued operations	(2,333)	(1,892)	(1,297)		n/a

Revenue, restated	$176,834	$162,188	$210,665		$167,103

Gross profit, previously stated	$34,817	$28,749	$33,138	$	n/a
Adjustment to reclass assets held for sale as discontinued operations	(9)	21	(403)		n/a

Gross profit, restated	$34,808	$28,770	$32,735		$28,498

Net income (loss)	$4,837	$(6,476)	$(13,378)		$24,366
Basic and diluted income (loss) per Common share (in dollars)	$0.12	$(0.16)	$(0.33)		$0.60
53 Weeks Ended January 3, 2004:
Revenue, previously stated	$167,498	$166,500	$205,674		$192,010
Adjustment to reclass assets held for sale as discontinued operations	(2,554)	(2,437)	(1,218)		(5,193)

Revenue, restated	$164,944	$164,063	$204,456		$186,817

Gross profit, previously stated	$31,861	$33,002	$34,801		$45,452
Adjustment to reclass assets held for sale as discontinued operations	(150)	(288)	(294)		(441)

Gross profit, restated	$31,711	$32,714	$34,507		$45,011

Net income (loss)	$6,700	$6,873	$(13,185)		$10,419
Basic and diluted income (loss) per Common share (in dollars)	$0.17	$0.17	$(0.33)		$0.26

NOTE 23.    SUBSEQUENT EVENTS

        On January 3, 2005, the Company repurchased the remaining principal amount of $4,509,000 of the Seven-Year Unsecured Notes at a premium of $282,000, plus accrued interest.

        On March 18, 2005, the Company entered into an amendment to the Credit Agreement, among the Company, Bank of America, N.A., as Administrative Agent, and the other banks, financial institutions and other institutional lenders party thereto. The amendment modifies the Credit Agreement to provide the Company additional flexibility to introduce an employee stock purchase plan and other long term incentive plans, and increase the letter of credit sublimit under the Revolving Credit Facility to $35,000,000 from $25,000,000, as well as making certain other agreed upon changes.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Alderwoods Group, Inc.:

        Under date of March 24, 2005, we reported on the consolidated balance sheets of Alderwoods Group, Inc. as at January 1, 2005 and January 3, 2004, and the related consolidated statements of operations, stockholders' equity and cash flows for the fifty-two weeks ended January 1, 2005, fifty-three weeks ended January 3, 2004, and fifty-two weeks ended December 28, 2002, as included in the Registration Statement on Form S-4. In connection with our audits of the aforementioned consolidated financial statements, we also have audited the related supplemental note entitled "Condensed Consolidating Guarantor Financial Information" as set forth in the Registration Statement. This supplemental note is the responsibility of the Company's management. Our responsibility is to express an opinion on this supplemental note based on our audits.

        In our opinion, such supplemental note, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

        Our report on the consolidated financial statements of Alderwoods Group, Inc. refers to a change in the method of accounting for the recognition of interests in variable interest entities and for insurance funded pre-need funeral contracts.

/s/ KPMG LLP
Chartered Accountants

Vancouver, Canada
March 24, 2005

        The following presents the condensed consolidating guarantor financial information as of March 26, 2005 (unaudited), January 1, 2005 and January 3, 2004 and for the 12 weeks ended March 26, 2005 (unaudited) and March 27, 2004 (unaudited) and the 52 weeks ended January 1, 2005, the 53 weeks ended January 3, 2004 and the 52 weeks ended December 28, 2002 for the direct and indirect domestic subsidiaries of the Company that serve as guarantors of the 7.75% senior unsecured notes due in 2012, and the Company's subsidiaries that do not serve as guarantors. Non-guarantor subsidiaries include the Canadian and Puerto Rican subsidiaries, insurance subsidiaries and certain domestic subsidiaries that are prohibited by law from guaranteeing the 7.75% senior unsecured notes due in 2012.

ALDERWOODS GROUP, INC.

CONDENSED CONSOLIDATING BALANCE SHEETS (unaudited)

Expressed in thousands of dollars

	March 26, 2005
	Parent Company	Guarantors	Non-guarantors	Consolidating Adjustments	Consolidated Totals
ASSETS
Cash and cash equivalents	$—	$18,848	$(1,970)	$—	$16,878
Other current assets	—	73,393	12,933	—	86,326
Assets held for sale	—	32,559	34,802	(18,278)	49,083
Pre-need funeral receivables and trust investments	—	260,914	286,353	(214,477)	332,790
Pre-need cemetery receivables and trust investments	—	278,456	268,136	(242,040)	304,552
Property and equipment and cemetery property	—	548,443	100,121	—	648,564
Insurance invested assets	—	—	257,947	—	257,947
Goodwill	—	272,224	48,857	—	321,081
Investment in subsidiaries	1,012,969	(98,503)	—	(914,466)	—
Cemetery perpetual care trust investments	—	—	245,845	—	245,845
Other assets	9,368	17,491	23,055	—	49,914

Total assets	$1,022,337	$1,403,825	$1,276,079	$(1,389,261)	$2,312,980

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Current liabilities	$45,607	$76,769	$13,862	$—	$136,238
Current maturities of long-term debt	—	2,650	1,586	—	4,236
Intercompany, net of investments in and advances to affiliates	(7,579)	(53,818)	187,394	(125,997)	—
Liabilities associated with assets held for sale	—	25,213	29,356	(18,278)	36,291
Long-term debt	420,707	7,015	23		427,745
Deferred pre-need funeral and cemetery contract revenue and non-controlling interest in funeral and cemetery trusts	—	519,670	567,356	(456,518)	630,508
Insurance policy liabilities	—	—	226,319	—	226,319
Other liabilities	16	29,701	7,296	—	37,013
Non-controlling interest in perpetual care trusts	—	—	251,044	—	251,044
Stockholders' equity	563,586	796,625	(8,157)	(788,468)	563,586

Total liabilities and stockholders' equity	$1,022,337	$1,403,825	$1,276,079	$(1,389,261)	$2,312,980

ALDERWOODS GROUP, INC.

CONDENSED CONSOLIDATING BALANCE SHEETS

Expressed in thousands of dollars

	January 1, 2005
	Parent Company	Guarantors	Non-guarantors	Consolidating Adjustments	Consolidated Totals
ASSETS
Cash and cash equivalents	$—	$6,385	$2,994	$—	$9,379
Other current assets	—	98,757	12,038	—	110,795
Assets held for sale	—	34,780	72,649	(22,288)	85,141
Pre-need funeral receivables and trust investments	—	261,514	292,069	(217,607)	335,976
Pre-need cemetery receivables and trust investments	—	281,372	271,003	(242,784)	309,591
Property and equipment and cemetery property	—	556,872	101,626	—	658,498
Insurance invested assets	—	—	250,785	—	250,785
Goodwill	—	274,691	46,443	—	321,134
Investment in subsidiaries	995,959	(98,582)	—	(897,377)	—
Cemetery perpetual care trust investments	—	—	245,225	—	245,225
Other assets	10,339	16,587	18,978	—	45,904

Total assets	$1,006,298	$1,432,376	$1,313,810	$(1,380,056)	$2,372,428

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Current liabilities	$42,827	$84,007	$13,773	$—	$140,607
Current maturities of long-term debt	4,509	2,838	1,736	—	9,083
Intercompany, net of investments in and advances to affiliates	(43,792)	(28,861)	184,458	(111,805)	—
Liabilities associated with assets held for sale	—	26,468	59,201	(22,288)	63,381
Long-term debt	446,826	7,708	23	—	454,557
Deferred pre-need funeral and cemetery contract revenue and non-controlling interest in funeral and cemetery trusts	—	519,264	575,868	(460,391)	634,741
Insurance policy liabilities	—	—	214,745	—	214,745
Other liabilities	16	29,360	12,885	—	42,261
Non-controlling interest in perpetual care trusts	—	—	257,141	—	257,141
Stockholders' equity	555,912	791,592	(6,020)	(785,572)	555,912

Total liabilities and stockholders' equity	$1,006,298	$1,432,376	$1,313,810	$(1,380,056)	$2,372,428

ALDERWOODS GROUP, INC.

CONDENSED CONSOLIDATING BALANCE SHEETS

Expressed in thousands of dollars

	January 3, 2004
	Parent Company	Guarantors	Non-guarantors	Consolidating Adjustments	Consolidated Totals
ASSETS
Cash and cash equivalents	$—	$36,270	$5,342	$—	$41,612
Other current assets	—	87,975	12,907	—	100,882
Assets held for sale	—	140,655	305,086	(3,979)	441,762
Pre-need funeral receivables and trust investments	—	273,788	60,942	—	334,730
Pre-need cemetery receivables and trust investments	—	299,277	13,743	—	313,020
Property and equipment and cemetery property	—	575,459	90,421	—	665,880
Insurance invested assets	—	—	196,440	—	196,440
Goodwill	—	274,690	45,950	—	320,640
Investment in subsidiaries	964,807	(94,466)	—	(870,341)	—
Other assets	8,072	17,240	12,725	—	38,037

Total assets	$972,879	$1,610,888	$743,556	$(874,320)	$2,453,003

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Current liabilities	$57,621	$82,257	$14,405	$—	$154,283
Current maturities of long-term debt	—	10,393	503	—	10,896
Intercompany, net of investments in and advances to affiliates	(237,405)	110,896	191,788	(65,279)	—
Liabilities associated with assets held for sale	—	85,853	227,405	—	313,258
Long-term debt	607,770	14,514	1,651	(3,979)	619,956
Deferred pre-need funeral and cemetery contract revenue and non-controlling interest in funeral and cemetery trusts	—	512,766	87,898	—	600,664
Insurance policy liabilities	—	—	172,209	—	172,209
Other liabilities	—	29,712	7,132	—	36,844
Stockholders' equity	544,893	764,497	40,565	(805,062)	544,893

Total liabilities and stockholders' equity	$972,879	$1,610,888	$743,556	$(874,320)	$2,453,003

ALDERWOODS GROUP, INC.

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS (unaudited)

Expressed in thousands of dollars

	12 Weeks Ended March 26, 2005
	Parent Company	Guarantors	Non-guarantors	Consolidating Adjustments	Consolidated Totals
Revenues	$—	$140,269	$43,527	$—	$183,796
Costs and expenses	—	109,857	37,638	—	147,495
General and administrative expenses	(81)	(1,135)	11,859	—	10,643
Provision for asset impairment	—	(734)	(21)	—	(755)

Income (loss) from operations	81	32,281	(5,949)	—	26,413
Interest on long-term debt	7,310	187	40	(21)	7,516
Intercompany charges	2,209	6,483	(8,692)	—	—
Other expense (income), net	—	(5,928)	128	—	(5,800)

Income (loss) before income taxes	(9,438)	31,539	2,575	21	24,697
Income taxes	176	23,955	1,253	(14,192)	11,192

Net income (loss) from continuing operations	(9,614)	7,584	1,322	14,213	13,505

Equity in subsidiaries	22,749	78	—	(22,827)	—
Discontinued operations
Loss from discontinued operations	—	(81)	(267)	(21)	(369)
Income taxes	—	—	—	—	—

Net loss from discontinued operations	—	(81)	(267)	(21)	(369)

Net income	$13,135	$7,581	$1,055	$(8,635)	$13,136

ALDERWOODS GROUP, INC.

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS (unaudited)

Expressed in thousands of dollars

	12 Weeks Ended March 27, 2004
	Parent Company	Guarantors	Non-guarantors	Consolidating Adjustments	Consolidated Totals
Revenues	$—	$138,214	$38,620	$—	$176,834
Costs and expenses	—	108,899	33,127		142,026
General and administrative expenses	1	1,076	10,621		11,698
Provision for asset impairment	—	1,888	100		1,988

Income (loss) from operations	(1)	26,351	(5,228)	—	21,122
Interest on long-term debt	5,788	391	56	(971)	5,264
Intercompany charges	1,581	6,215	(7,796)
Other expense (income), net	—	(1,233)	135	—	(1,098)

Income (loss) before income taxes	(7,370)	20,978	2,377	971	16,956
Income taxes	23	14,144	1,331	(9,910)	5,588

Net income (loss) from continuing operations	(7,393)	6,834	1,046	10,881	11,368

Equity in subsidiaries	12,230	(593)	—	(11,637)	—
Discontinued operations
Income (loss) from discontinued operations	—	(9,636)	1,407	(971)	(9,200)
Income taxes	—	(3,717)	1,048		(2,669)

Net income (loss) from discontinued operations	—	(5,919)	359	(971)	(6,531)

Net income	$4,837	$322	$1,405	$(1,727)	$4,837

ALDERWOODS GROUP, INC.

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

Expressed in thousands of dollars

	52 Weeks Ended January 1, 2005
	Parent Company	Guarantors	Non-guarantors	Consolidating Adjustments	Consolidated Totals
Revenues	$—	$554,199	$162,591	$—	$716,790
Costs and expenses	—	449,606	142,374	—	591,980
General and administrative expenses	(362)	2,591	48,989	—	51,218
Provision for asset impairment	—	1,418	504	—	1,922

Income (loss) from operations	362	100,584	(29,276)	—	71,670
Interest on long-term debt	80,264	1,222	223	(3,630)	78,079
Intercompany charges	11,321	22,909	(34,230)	—	—
Other expense (income), net	—	(1,564)	401	—	(1,163)

Income (loss) before income taxes	(91,223)	78,017	4,330	3,630	(5,246)
Income taxes	(5,848)	48,606	2,315	(46,526)	(1,453)

Net income (loss) from continuing operations	(85,375)	29,411	2,015	50,156	(3,793)

Equity in subsidiaries	94,724	(4,116)	—	(90,608)	—
Discontinued operations
Income from discontinued operations	—	571	22,689	(3,630)	19,630
Income taxes	—	1	6,487	—	6,488

Net income from discontinued operations	—	570	16,202	(3,630)	13,142

Net income	$9,349	$25,865	$18,217	$(44,082)	$9,349

ALDERWOODS GROUP, INC.

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

Expressed in thousands of dollars

	53 Weeks Ended January 3, 2004
	Parent Company	Guarantors	Non-guarantors	Consolidating Adjustments	Consolidated Totals
Revenues	$—	$575,336	$144,945	$—	$720,281
Costs and expenses	—	450,327	126,010	—	576,337
General and administrative expenses	(2,789)	12,180	46,890	—	56,281
Provision for asset impairment	—	4,549	(154)	—	4,395

Income (loss) from operations	2,789	108,280	(27,801)	—	83,268
Interest on long-term debt	65,051	11,499	1,281	(1,378)	76,453
Intercompany charges	20,308	(71,061)	50,754	(1)	—
Other expense (income), net	—	1,995	2,061	—	4,056

Income (loss) before income taxes	(82,570)	165,847	(81,897)	1,379	2,759
Income taxes	(8,162)	65,162	1,794	(65,279)	(6,485)

Net income (loss) from continuing operations	(74,408)	100,685	(83,691)	66,658	9,244
Equity in subsidiaries	85,215	905	—	(86,120)	—

Discontinued operations
Income (loss) from discontinued operations	—	(12,185)	19,548	(1,378)	5,985
Income taxes	—	—	4,422	—	4,422

Net income (loss) from discontinued operations	—	(12,185)	15,126	(1,378)	1,563

Net income (loss)	$10,807	$89,405	$(68,565)	$(20,840)	$10,807

ALDERWOODS GROUP, INC.

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

Expressed in thousands of dollars

	52 Weeks Ended December 28, 2002
	Parent Company	Guarantors	Non-guarantors	Consolidating Adjustments	Consolidated Totals
Revenues	$—	$563,374	$128,623	$—	$691,997
Costs and expenses	—	452,110	113,540	—	565,650
General and administrative	—	2,435	40,753	—	43,188
Provision for goodwill impairment	—	228,076	205	—	228,281
Provision for asset impairment	—	790	(227)	—	563

Loss from operations	—	(120,037)	(25,648)	—	(145,685)
Interest on long-term debt	70,362	14,528	160	—	85,050
Intercompany charges	—	152,178	(152,178)	—	—
Other expense (income), net	—	(3,770)	(2,925)	—	(6,695)

Income (loss) before income taxes	(70,362)	(282,973)	129,295	—	(224,040)
Income taxes	37	(1,157)	576	—	(544)

Net income (loss) from continuing operations	(70,399)	(281,816)	128,719	—	(223,496)

Equity in subsidiaries	(163,346)	(3,504)	—	166,850	—
Discontinued operations
Income (loss) from discontinued operations	—	(11,989)	7,245	—	(4,744)
Income taxes	—	—	5,504	—	5,504

Net income (loss) from discontinued operations	—	(11,989)	1,741	—	(10,248)

Net income (loss)	$(233,745)	$(297,309)	$130,460	$166,850	$(233,744)

ALDERWOODS GROUP, INC.

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS (unaudited)

Expressed in thousands of dollars

	12 Weeks Ended March 26, 2005
	Parent Company	Guarantors	Non-guarantors	Consolidating Adjustments	Consolidated Totals
CASH PROVIDED BY (APPLIED TO)
Cash flows from operating activities of continuing operations	$30,641	$4,947	$6,107	$21	$41,716
Cash flows from operating activities of discontinued operations	—	777	(36)	(21)	720
Cash flows from investing activities of continuing operations	—	7,526	(11,926)	—	(4,400)
Cash flows from investing activities of discontinued operations	—	95	1,068	—	1,163
Cash flows from financing activities of continuing operations	(30,641)	(881)	(130)	—	(31,652)
Cash flows from financing activities of discontinued operations	—	—	(48)	—	(48)

Increase (decrease) in cash and cash equivalents	—	12,464	(4,965)	—	7,499
Cash and cash equivalents, beginning of period	—	6,384	2,995	—	9,379

Cash and cash equivalents, end of period	$—	$18,848	$(1,970)	$—	$16,878

ALDERWOODS GROUP, INC.

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS (unaudited)

Expressed in thousands of dollars

	12 Weeks Ended March 27, 2004
	Parent Company	Guarantors	Non-guarantors	Consolidating Adjustments	Consolidated Totals
CASH PROVIDED BY (APPLIED TO)
Cash flows from operating activities of continuing operations	$4,017	$(8,931)	$8,852	$971	$4,909
Cash flows from operating activities of discontinued operations	—	(352)	2,278	(1,052)	874
Cash flows from investing activities of continuing operations	—	8,160	(9,829)	—	(1,669)
Cash flows from investing activities of discontinued operations	—	1,942	(2,819)	—	(877)
Cash flows from financing activities of continuing operations	(4,017)	(5,295)	(118)	81	(9,349)
Cash flows from financing activities of discontinued operations	—	(48)	(43)	—	(91)

Decrease in cash and cash equivalents	—	(4,524)	(1,679)	—	(6,203)
Cash and cash equivalents, beginning of period	—	36,272	5,340	—	41,612

Cash and cash equivalents, end of period	$—	$31,748	$3,661	$—	$35,409

ALDERWOODS GROUP, INC.

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

Expressed in thousands of dollars

	52 Weeks Ended January 1, 2005
	Parent Company	Guarantors	Non-guarantors	Consolidating Adjustments	Consolidated Totals
CASH PROVIDED BY (APPLIED TO)
Cash flows from operating activities of continuing operations	$116,629	$(57,686)	$41,154	$3,630	$103,727
Cash flows from operating activities of discontinued operations	—	17,528	5,943	(7,609)	15,862
Cash flows from investing activities of continuing operations	65,000	(4,088)	(63,761)	(65,000)	(67,849)
Cash flows from investing activities of discontinued operations	—	29,070	79,905	—	108,975
Cash flows from financing activities of continuing operations	(181,629)	(14,355)	(65,503)	68,979	(192,508)
Cash flows from financing activities of discontinued operations	—	(351)	(89)	—	(440)

Decrease in cash and cash equivalents	—	(29,882)	(2,351)		(32,233)
Cash and cash equivalents, beginning of period	—	36,267	5,345		41,612

Cash and cash equivalents, end of period	$—	$6,385	$2,994	$—	$9,379

ALDERWOODS GROUP, INC.

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

Expressed in thousands of dollars
(unaudited)

	53 Weeks Ended January 3, 2004
	Parent Company	Guarantors	Non-guarantors	Consolidating Adjustments	Consolidated Totals
CASH PROVIDED BY (APPLIED TO)
Cash flows from operating activities of continuing operations	$(19,653)	$142,217	$13,355	$1,378	$137,297
Cash flows from operating activities of discontinued operations	—	9,253	10,910	(1,685)	18,478
Cash flows from investing activities of continuing operations	10,000	(11,412)	(41,995)	(10,000)	(53,407)
Cash flows from investing activities of discontinued operations	—	8,239	15,455	—	23,694
Cash flows from financing activities of continuing operations	9,653	(147,911)	(434)	10,307	(128,385)
Cash flows from financing activities of discontinued operations	—	(205)	(1,972)	—	(2,177)

Increase (decrease) in cash and cash equivalents	—	181	(4,681)	—	(4,500)
Cash and cash equivalents, beginning of period	—	36,089	10,023		46,112

Cash and cash equivalents, end of period	$—	$36,270	$5,342	$—	$41,612

ALDERWOODS GROUP, INC.

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

Expressed in thousands of dollars

	52 Weeks Ended December 28, 2002
	Parent Company	Guarantors	Non-guarantors	Consolidating Adjustments	Consolidated Totals
CASH PROVIDED BY (APPLIED TO)
Cash flows from operating activities of continuing operations	$64,599	$(13,345)	$15,252	$—	$66,506
Cash flows from operating activities of discontinued operations	—	(9,171)	12,313	(964)	2,178
Cash flows from investing activities of continuing operations	—	(11,056)	(36,593)	—	(47,649)
Cash flows from investing activities of discontinued operations	—	6,933	(1,839)	—	5,094
Cash flows from financing activities of continuing operations	(64,599)	(15,744)	(462)	964	(79,841)
Cash flows from financing activities of discontinued operations	—	(1,035)	(702)	—	(1,737)

Decrease in cash and cash equivalents	—	(43,418)	(12,031)	—	(55,449)
Cash and cash equivalents, beginning of period	—	79,507	22,054	—	101,561

Cash and cash equivalents, end of period	$—	$36,089	$10,023	$—	$46,112

$200,000,000

Alderwoods Group, Inc.

7 3/4% Senior Notes due 2012

PROSPECTUS
            , 2005

PART II:
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Director and Officers

        The certificate of incorporation of Alderwoods Group limits the liability of the directors of Alderwoods Group to the maximum extent permitted by the General Corporation Law of the State of Delaware, referred to in this prospectus as the "DGCL." The DGCL provides that a director of a corporation will not be personally liable for monetary damages for breach of that individual's fiduciary duties as a director except for liability for any of the following: (a) a breach of the director's duty of loyalty to the corporation or its stockholders; (b) any act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law; (c) unlawful payments of dividends or unlawful stock repurchases or redemptions; or (d) any transaction from which the director derived an improper personal benefit. This limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

        Section 145 of the DGCL provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against attorneys' fees and other expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person was or is a party or is threatened to be made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. The DGCL provides that section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

        The certificate of incorporation provides that Alderwoods Group is required to indemnify its directors and officers to the maximum extent permitted by law. Notwithstanding the foregoing, the certificate of incorporation does not require Alderwoods Group to indemnify any such directors and officers in connection with any Proceeding (as such term is defined in the certificate of incorporation) that is initiated prior to January 2, 2002; provided, however, that Alderwoods Group may, in its sole discretion, elect to provide such indemnification in the event that any of its directors and officers liability insurance carriers fails or refuses to provide coverage. The certificate of incorporation also requires Alderwoods Group to advance expenses incurred by an officer or director in connection with the defense of any action or proceeding arising out of that party's status or service as a director or officer of Alderwoods Group or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, if serving as such at Alderwoods Group's request. In addition, the certificate of incorporation permits Alderwoods Group to secure insurance on behalf of any director or officer for any liability arising out of his or her actions in a representative capacity.

        Alderwoods Group has entered into indemnification agreements with its directors and executive officers that contain provisions that obligate Alderwoods Group to: (a) indemnify, to the maximum extent permitted by Delaware law, those directors and officers against liabilities that may arise by reason of their status or service as directors or officers, except liabilities arising from willful misconduct of a culpable nature; (b) advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified; and (c) obtain directors' and officers' liability insurance if maintained for other directors or officers.

        Alderwoods Group maintains director and officer insurance for its directors and executive officers.

Item 21. Exhibits.

*
Previously filed as indicated and incorporated herein by reference.

Exhibit Number	Description
*2.1
Fourth Amended Joint Plan of Reorganization of Loewen Group International, Inc., Its Parent Corporation and Certain of Their Debtor Subsidiaries (incorporated by reference to Exhibit 99.1 to the Form 8-K of The Loewen Group Inc., SEC File No. 1-12163, filed September 10, 2001)
*2.2
Modification to the Fourth Amended Joint Plan of Reorganization of Loewen Group International, Inc., Its Parent Corporation and Certain of Their Debtor Subsidiaries (incorporated by reference to Exhibit 2.2 to the Form 8-K of The Loewen Group Inc., SEC File No. 1-12163, filed December 11, 2001)
*2.3
Second Modification to the Fourth Amended Joint Plan of Reorganization of Loewen Group International, Inc., Its Parent Corporation and Certain of Their Debtor Subsidiaries (incorporated by reference to Exhibit 2.3 to the Form 8- K of The Loewen Group Inc., SEC File No. 1-12163, filed December 11, 2001)
*2.4
Order Approving Modification of Fourth Amended Joint Plan of Reorganization of Loewen Group International, Inc., Its Parent Corporation and Certain of Their Debtor Subsidiaries and Compromise and Settlement of Claims Filed by Thomas Hardy (incorporated by reference to Exhibit 2.4 to the Form 8-K of The Loewen Group Inc., SEC File No. 1-12163, filed December 11, 2001)
*2.5
Findings of Fact, Conclusions of Law and Order Confirming Fourth Amended Joint Plan of Reorganization of Loewen Group International, Inc., Its Parent Corporation and Certain of Their Debtor Subsidiaries, As Modified, dated December 5, 2001 (incorporated by reference to Exhibit 2.5 to the Form 8-K of The Loewen Group Inc., SEC File No. 1- 12163, filed December 11, 2001)
*2.6	Final Order dated December 7, 2001 (incorporated by reference to Exhibit 2.6 to the Form 8-K of The Loewen Group Inc., SEC File No. 1-12163, filed December 11, 2001)
*3.1	Certificate of Incorporation of Alderwoods Group, Inc. (incorporated by reference to Exhibit 3.1 to the Form 10-K of Alderwoods Group, Inc., SEC File No. 000-33277, filed March 28, 2002)
*3.2	Bylaws of Alderwoods Group, Inc. (incorporated by reference to Exhibit 3.2 to the Form 10-K of Alderwoods Group, Inc., SEC File No. 000-33277, filed March 28, 2002)
*4.1
Indenture dated August 19, 2004, governing the 7 3/4% Senior Unsecured Notes due 2012 (incorporated by reference to Exhibit 4.9 to the Form 10-Q of Alderwoods Group, Inc., SEC File No. 000-33277, filed November 18, 2004)
4.2	Registration Rights Agreement dated August 19, 2004, relating to the 7 3/4% Senior Unsecured Notes due 2012
5.1	Opinion of Jones Day
5.2	Opinion of Feld, Hyde, Wertheimer, Bryant & Stone, P.C.
5.3	Opinion of Davis Wright Tremaine LLP
5.4	Opinion of Campana, Vieh & Loeb, PLC

5.5	Opinion of Dover Dixon Horne PLLC
5.6	Opinion of Rothgerber, Johnson & Lyons LLP
5.7	Opinion of Carmody & Torrance LLP
5.8	Opinion of Catlin Saxon Evans Fink Kolski & Romanez, L.L.P.
5.9	Opinion of Mueleman & Miller, LLP
5.10	Opinion of Tabbert Hahn Earnest & Weddle, LLP
5.11	Opinion of Bradshaw, Fowler, Procter & Fairgrave, P.C.
5.12	Opinion of Stinson Morrison Hecker LLP
5.13	Opinion of Stites & Harbison, PLLC
5.14	Opinion of Liskow & Lewis
5.15	Opinions of Gebhardt & Smith LLP
5.16	Opinion of Jaffe, Raitt, Heuer & Weiss, P.C.
5.17	Opinion of Faegre & Benson LLP
5.18	Opinion of Butler, Snow, O'Mara, Stevens & Cannada, PLLC
5.19	Opinion of Browning, Kaleczyc, Berry & Hoven P.C.
5.20	Opinion of Lionel Sawyer & Collins
5.21	Opinion of McLane, Graf, Raulerson & Middleton
5.22	Opinion of Landry & Ludewig, LLP
5.23	Opinion of The Law Offices of Gary W. Swindell
5.24	Opinion of Andrews Davis, P.C.
5.25	Opinion of Stoel Rives LLP
5.26	Opinion of Kozloff Stoudt, Professional Corporation
5.27	Opinion of Hinckley, Allen & Snyder LLP
5.28	Opinion of Tyler, Cassell, Jackson, Peace & Silver, LLP
5.29	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC
5.30	Opinion of Riddell Williams P.S.
5.31	Opinion of Spilman Thomas & Battle, PLLC
5.32	Opinion of Foley & Lardner
5.33	Opinion of Goodwin Procter LLP
*10.1
Subordinated Bridge Loan Agreement dated January 23, 2004, among Alderwoods Group, Inc., Banc of America Bridge LLC, as administrative agent and initial bridge lender and the other bridge lenders party hereto and Bank of America Securities LLC, as sole lead arranger and sole book manager (incorporated by reference to Exhibit 10.1 to the Form 10-K of Alderwoods Group, Inc., SEC File No. 000-33277, filed March 16, 2004)

*10.2
Credit Agreement dated September 17, 2003, among Alderwoods Group, Inc., Bank of America, N.A., as administrative agent, swing line lender, L/C Issuer and the other lenders party hereto (incorporated by reference to Exhibit 10.1 to the Form 10-Q of Alderwoods Group, Inc., SEC File No. 000-33277, filed November 12, 2003)
*10.3
Amendment No. 1 dated January 23, 2004, to the Credit Agreement among Alderwoods Group, Inc., Bank of America, N.A. as administrative agent, swing line lender, L/C Issuer and the other lenders party hereto (incorporated by reference to Exhibit 10.3 to Form 10-K of Alderwoods Group, Inc., SEC File No. 000-33277, filed March 16, 2004)
*10.4
Amendment No. 2 dated August 19, 2004, to the Credit Agreement among Alderwoods Group, Inc., Bank of America, N.A. as administrative agent, owing line lender, L/C Issuer and other lenders party hereto (incorporated by reference to Exhibit 10.4 to the Form 10-Q of Alderwoods Group, Inc., SEC File No. 000-33277, filed November 18, 2004)
*10.5
Amendment No. 3 dated December 3, 2004, to the Credit Agreement among Alderwoods Group, Inc., Bank of America, N.A. as administrative agent, owing line lender, L/C Issuer and other lenders party hereto (incorporated by reference to Exhibit 10.1 to the Form 8-K of Alderwoods Group, Inc., SEC File No. 000-33277, filed December 8, 2004)
*10.6
Amendment No. 4 dated March 18, 2005, to the Credit Agreement among Alderwoods Group, Inc., Bank of America, N.A. as administrative agent, owing line lender, L/C Issuer and other lenders party hereto (incorporated by reference to Exhibit 10.1 to the Form 8-K of Alderwoods Group, Inc., SEC File No. 000-33277, filed March 24, 2005)
*10.7
Employment Agreement dated January 2, 2004, by and between Alderwoods Group, Inc. and Kenneth A. Sloan (incorporated by reference to Exhibit 10.6 to Form 10-K of Alderwoods Group, Inc., SEC File No. 000-33277, filed March 16, 2004)
*10.8
Employment Agreement dated January 23, 2003, by and between Alderwoods Group, Inc. and Ellen Neeman (incorporated by reference to Exhibit 10.7 to Form 10-K of Alderwoods Group, Inc., SEC File No. 000-33277, filed March 16, 2004)
*10.9
Employment Agreement dated May 10, 2005, by and between Alderwoods Group, Inc. and Mark W. H. Wilson (incorporated by reference to Exhibit 10.2 to Form 8-K of Alderwoods Group, Inc., SEC File No. 000-33277, filed May 12, 2005)
*10.10
Employment Agreement dated January 2, 2004, by and between Alderwoods Group, Inc. and Ross S. Caradonna (incorporated by reference to Exhibit 10.9 to Form 10-K of Alderwoods Group, Inc., SEC File No. 000-33277, filed March 16, 2004)
*10.11
Employment Agreement dated January 23, 2003, by and between Alderwoods Group, Inc. and Richard J. Scully (incorporated by reference to Exhibit 10.35 to Form 10-Q of Alderwoods Group, Inc., SEC File No. 000-33277, filed May 1, 2003)
*10.12
Amended and Restated Employment Agreement dated May 1, 2003, by and between Alderwoods Group, Inc. and John S. Lacey (incorporated by reference to Exhibit 10.36 to Form 10-Q of Alderwoods Group, Inc., SEC File No. 000-33277, filed July 24, 2003)
*10.13
Amendment No. 1 dated March 16, 2004, to the Amended and Restated Employment Agreement dated May 1, 2003, by and between Alderwoods Group, Inc. and John S. Lacey (incorporated by reference to Exhibit 10.12 to Form 10-Q of Alderwoods Group, Inc., SEC File No. 000-33277, filed May 10, 2004)

*10.14
Amended and Restated Employment Agreement dated May 1, 2003, by and between Alderwoods Group, Inc. and Paul A. Houston (incorporated by reference to Exhibit 10.37 to Form 10-Q of Alderwoods Group, Inc., SEC File No. 000-33277, filed July 24, 2003)
*10.15
Employment Agreement dated May 10, 2005, by and between Alderwoods Group, Inc. and Aaron Shipper (incorporated by reference to Exhibit 10.1 to the Form 8-K of Alderwoods Group, Inc., SEC File No. 000-33277, filed May 12, 2005)
*10.16	Alderwoods Group, Inc. 2002 Equity Incentive Plan (incorporated by reference to Exhibit 10.27 to the Form 10-K of Alderwoods Group, Inc., SEC File No. 000-33277, filed March 28, 2002)
*10.17	Director Compensation Plan (incorporated by reference to Exhibit 10.28 to the Form 10-K of Alderwoods Group, Inc., SEC File No. 000-33277, filed March 28, 2002)
*10.18
Alderwoods Group Canada Inc. 2003-2005 Executive Strategic Incentive Plan (incorporated by reference to Exhibit 10.40 to Form 10-Q of Alderwoods Group, Inc., SEC File No. 000-33277, filed July 24, 2003)
*10.19	Alderwoods Support Function Annual Incentive Plan (incorporated by reference to Exhibit 10.19 to the Form 10-K of Alderwoods Group, Inc., SEC File No. 000-33277, filed March 28, 2005)
*10.20	Description of Compensation of Directors (incorporated by reference to Exhibit 10.20 to Form 10-Q of Alderwoods Group, Inc., SEC File No. 000-33277, filed April 28, 2005)
*10.21
Form of Indemnification Agreement between Alderwoods Group, Inc. and each of its directors and executive officers (incorporated by reference to Exhibit 10.33 to Form S-1/A of Alderwoods Group, Inc., SEC File No. 333-85316, filed July 25, 2002)
*10.22	Alderwoods Group, Inc. Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.1 to Form 8-K of Alderwoods Group, Inc., SEC File No. 000-33277, filed May 3, 2005)
*10.23	Alderwoods Group, Inc. 2005 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to Form 8-K of Alderwoods Group, Inc., SEC File No. 000-33277, filed May 3, 2005)
12.1	Statement Regarding Computation of Ratios
*21.1	Subsidiaries of Alderwoods Group, Inc. (incorporated by reference to Exhibit 21.1 to the Form 10-K of Alderwoods Group, Inc., SEC File No. 000-33277, filed March 28, 2005)
23.1	Consent of KPMG LLP
23.2	Consent of Jones Day (included as part of its opinion filed as Exhibit 5.1)
23.3	Consent of Feld, Hyde, Wertheimer, Bryant & Stone, P.C. (included as part of its opinion filed as Exhibit 5.2)
23.4	Consent of Davis Wright Tremaine LLP (included as part of its opinion filed as Exhibit 5.3)
23.5	Consent of Campana, Vieh & Loeb, PLC (included as part of its opinion filed as Exhibit 5.4)
23.6	Consent of Dover Dixon Horne PLLC (included as part of its opinion filed as Exhibit 5.5)
23.7	Consent of Rothgerber, Johnson & Lyons LLP (included as part of its opinion filed as Exhibit 5.6)
23.8	Consent of Carmody & Torrance LLP (included as part of its opinion filed as Exhibit 5.7)

23.9	Consent of Catlin Saxon Evans Fink Kolski & Romanez, L.L.P. (included as part of its opinion filed as Exhibit 5.8)
23.10	Consent of Mueleman & Miller, LLP (included as part of its opinion filed as Exhibit 5.9)
23.11	Consent of Tabbert Hahn Earnest & Weddle, LLP (included as part of its opinion filed as Exhibit 5.10)
23.12	Consent of Bradshaw, Fowler, Procter & Fairgrave, P.C. (included as part of its opinion filed as Exhibit 5.11)
23.13	Consent of Stinson Morrison Hecker LLP (included as part of its opinion filed as Exhibit 5.12)
23.14	Consent of Stites & Harbison, PLLC (included as part of its opinion filed as Exhibit 5.13)
23.15	Consent of Liskow & Lewis (included as part of its opinion filed as Exhibit 5.14)
23.16	Consent of Gebhardt & Smith LLP (included as part of its opinion filed as Exhibit 5.15)
23.17	Consent of Jaffe, Raitt, Heuer & Weiss, P.C. (included as part of its opinion filed as Exhibit 5.16)
23.18	Consent of Faegre & Benson LLP (included as part of its opinion filed as Exhibit 5.17)
23.19	Consent of Butler, Snow, O'Mara, Stevens & Cannada, PLLC (included as part of its opinion filed as Exhibit 5.18)
23.20	Consent of Browning, Kaleczyc, Berry & Hoven P.C. (included as part of its opinion filed as Exhibit 5.19)
23.21	Consent of Lionel Sawyer & Collins (included as part of its opinion filed as Exhibit 5.20)
23.22	Consent of McLane, Graf, Raulerson & Middleton (included as part of its opinion filed as Exhibit 5.21)
23.23	Consent of Landry & Ludewig, LLP (included as part of its opinion filed as Exhibit 5.22)
23.24	Consent of The Law Offices of Gary W. Swindell (included as part of its opinion filed as Exhibit 5.23)
23.25	Consent of Andrews Davis, P.C. (included as part of its opinion filed as Exhibit 5.24)
23.26	Consent of Stoel Rives LLP (included as part of its opinion filed as Exhibit 5.25)
23.27	Consent of Kozloff Stoudt, Professional Corporation (included as part of its opinion filed as Exhibit 5.26)
23.28	Consent of Hinckley, Allen & Snyder LLP (included as part of its opinion filed as Exhibit 5.27)
23.29	Consent of Tyler, Cassell, Jackson, Peace & Silver, LLP (included as part of its opinion filed as Exhibit 5.28)
23.30	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC (included as part of its opinion filed as Exhibit 5.29)
23.31	Consent of Riddell Williams P.S. (included as part of its opinion filed as Exhibit 5.30)
23.32	Consent of Spilman Thomas & Battle, PLLC (included as part of its opinion filed as Exhibit 5.31)

23.33	Consent of Foley & Lardner LLP (included as part of its opinion filed as Exhibit 5.32)
23.34	Consent of Goodwin Procter LLP (included as part of its opinion filed as Exhibit 5.33)
24.1	Powers of Attorney
25.1	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Wells Fargo Bank, N.A., as Trustee on Form T-1.
99.1	Form of Letter of Transmittal
99.2	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees
99.3	Form of Notice of Guaranteed Delivery
99.4	Form of Letter to Clients

Item 22. Undertakings.

        The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represented no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i) and (ii) above do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on the 12th day of May, 2005.

ALDERWOODS GROUP, INC.

By:	* Kenneth A. Sloan Executive Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* John S. Lacey	Chairman of the Board and Director	May 12, 2005
* Paul A. Houston	President, Chief Executive Officer and Director (Principal Executive Officer)	May 12, 2005
* Kenneth A. Sloan	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 12, 2005
* Lloyd E. Campbell	Director	May 12, 2005
* Anthony G. Eames	Director	May 12, 2005
* Charles M. Elson	Director	May 12, 2005
* David R. Hilty	Director	May 12, 2005

* Olivia F. Kirtley	Director	May 12, 2005
* William R. Riedl	Director	May 12, 2005
* W. MacDonald Snow Jr.	Director	May 12, 2005

*
The undersigned by signing her name hereunto has hereby signed this registration statement on behalf of the above-named officers and directors on May 12, 2005, pursuant to a power of attorney executed on behalf of each such officer and director and filed with the Securities and Exchange Commission.

By:	/s/ ELLEN NEEMAN Ellen Neeman

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on the 12th day of May, 2005.

ADMINISTRATION SERVICES, INC.
ADVANCED PLANNING (ALABAMA), INC.
ADVANCED PLANNING OF AMERICA, INC.
ADVANCED PLANNING OF GEORGIA, INC.
ALDERWOODS (ALABAMA), INC.
ALDERWOODS (ALASKA), INC.
ALDERWOODS (ARIZONA), INC.
ALDERWOODS (ARKANSAS), INC.
ALDERWOODS (CHICAGO CENTRAL), INC.
ALDERWOODS (CHICAGO NORTH), INC.
ALDERWOODS (CHICAGO SOUTH), INC.
ALDERWOODS (COLORADO), INC.
ALDERWOODS (COMMISSIONER), INC.
ALDERWOODS (CONNECTICUT), INC.
ALDERWOODS (GEORGIA) HOLDINGS, INC.
ALDERWOODS (GEORGIA), INC.
ALDERWOODS (IDAHO), INC.
ALDERWOODS (ILLINOIS), INC.
ALDERWOODS (INDIANA), INC.
ALDERWOODS (IOWA), INC.
ALDERWOODS (KANSAS), INC.
ALDERWOODS (LOUISIANA), INC.
ALDERWOODS (MARYLAND), INC.
ALDERWOODS (MASSACHUSETTS), INC.
ALDERWOODS (MINNESOTA), INC.
ALDERWOODS (MISSISSIPPI), INC.
ALDERWOODS (MISSOURI), INC.
ALDERWOODS (MONTANA), INC.
ALDERWOODS (NEW MEXICO), INC.
ALDERWOODS (NEW YORK), INC.
ALDERWOODS (NORTH CAROLINA), INC.
ALDERWOODS (OHIO) CEMETERY MANAGEMENT, INC.
ALDERWOODS (OHIO) FUNERAL HOME, INC.
ALDERWOODS (OKLAHOMA), INC.
ALDERWOODS (OREGON), INC.
ALDERWOODS (PARTNER), INC.
ALDERWOODS (PENNSYLVANIA), INC.
ALDERWOODS (RHODE ISLAND), INC.
ALDERWOODS (SOUTH CAROLINA), INC.
ALDERWOODS (TENNESSEE), INC.
ALDERWOODS (TEXAS) CEMETERY, INC.
ALDERWOODS (VIRGINA), INC.
ALDERWOODS (WASHINGTON), INC.

ALDERWOODS (WEST VIRGINA), INC.
ALDERWOODS (WISCONSIN), INC.
AMERICAN BURIAL AND CREMATION CENTERS, INC.
AMG, INC.
BRIGHT UNDERTAKING COMPANY
CAROTHERS HOLDING COMPANY, INC.
CHAPEL HILL MEMORIAL GARDENS & FUNERAL HOME LTD.
CHICAGO CEMETERY CORPORATION
CHMP HOLDINGS, INC.
CORAL RIDGE FUNERAL HOME AND CEMETERY, INC.
DHFH HOLDINGS, INC.
DHNC HOLDINGS, INC.
DIRECTORS CEMETERY (TEXAS), INC.
DOBA-HABY INSURANCE AGENCY, INC.
DRMP HOLDINGS, INC.
DSP GENERAL PARTNER, INC.
EAGLE FINANCIAL ASSOCIATES, INC.
EARTHMAN CEMETERY HOLDINGS, INC.
EARTHMAN HOLDINGS, INC.
EDSB HOLDINGS, INC.
ELMWOOD ACQUISITION CORPORATION
EVERGREEN FUNERAL HOME AND CEMETERY, INC.
FAMILY CARE, INC.
FUNERAL SERVICES ACQUISITION GROUP, INC.
GARDEN SANCTUARY ACQUISITION, INC.
GRACELAND CEMETERY DEVELOPMENT CO.
GREEN LAWN CEMETERY CORPORATION
GREEN SERVICE CORPORATION
H. SAMSON, INC.
H.P. BRANDT FUNERAL HOME, INC.
HFCC HOLDINGS, INC.
HFJC HOLDINGS, INC.
HFSC HOLDINGS, INC.
KADEK ENTERPRISES OF FLORIDA, INC.
KNEE FUNERAL HOME OF WILKINSBURG, INC.
LEINKAEMPER CHAPELS, INC.
LEVITT WEINSTEIN MEMORIAL CHAPELS, INC.
LINEBERRY GROUP, INC.
MHI GROUP, INC.
MOUNT AUBURN MEMORIAL PARK, INC.
NAPLES MEMORIAL GARDENS, INC.
NINETEEN THIRTY-FIVE HOLDINGS, INC.
NORTHEAST MONUMENT COMPANY, INC.

NORTHERN LAND COMPANY, INC.
OAK WOODS MANAGEMENT COMPANY
OSIRIS HOLDING CORPORATION
OSIRIS HOLDING OF FLORIDA, INC.
PANOLA COUNTY RESTLAND MEMORIAL PARK, INC.
PHOENIX MEMORIAL PARK ASSOCIATION
PINEVIEW MEMORIAL PARK, INC.
PIONEER FUNERAL PLANS, INC.
POTEET HOLDINGS, INC.
REEVES, INC.
RIDGEWOOD CEMETERY COMPANY, INC.
ROBERT DOUGLAS GOUNDREY FUNERAL HOME, INC.
RUZICH FUNERAL HOME, INC.
RUZICH FUNERAL HOME, INC.
S&H PROPERTIES AND ENTERPRISES, INC.
SECURITY TRUST PLANS, INC.
SOUTHEASTERN FUNERAL HOMES, INC.
ST. LAURENT FUNERAL HOME, INC.
STEPHENS FUNERAL FUND, INC.
THE OAK WOODS CEMETERY ASSOCIATION
THE PORTLAND MEMORIAL, INC.
TRAVIS LAND COMPANY
TYLER MEMORIAL FUNERAL HOME AND CHAPEL, INC.
UNIVERSAL MEMORIAL CENTERS I, INC.
UNIVERSAL MEMORIAL CENTERS II, INC.
UNIVERSAL MEMORIAL CENTERS III, INC.
VANCOUVER FUNERAL CHAPEL, INC.
WACO MEMORIAL PARK, INC.
WESTMINSTER GARDENS, INC.
WMP, INC.
WOODLAWN CEMETERY OF CHICAGO, INC.
WOODLAWN MEMORIAL PARK, INC.
ZS ACQUISITION, INC.

By:	* William Tottle Vice President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Paul A. Houston	President (Principal Executive Officer)	May 12, 2005
* William Tottle	Vice President and Director (Principal Financial Officer and Principal Accounting Officer)	May 12, 2005
/s/ ELLEN NEEMAN Ellen Neeman	Director	May 12, 2005

*
The undersigned by signing her name hereunto has hereby signed this registration statement on behalf of the above-named officers and director on May 12, 2005, pursuant to a power of attorney executed on behalf of each such officer and director and filed with the Securities and Exchange Commission.

By:	/s/ ELLEN NEEMAN Ellen Neeman

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on the 12th day of May, 2005.

A.L. CEMETERY
ADVANCE FUNERAL INSURANCE SERVICES
ALDERWOODS (NEVADA), INC.
ALDERWOODS GROUP (CALIFORNIA), INC.
CUSTER CHRISTIANSEN COVINA MORTUARY, INC.
DIMOND SERVICE CORPORATION
DIRECTORS SUCCESSION PLANNING II, INC.
DIRECTORS SUCCESSION PLANNING, INC.
DSP GENERAL PARTNER II, INC.
EARTHMAN LP, INC.
GLASBAND-MALINOW-WEINSTEIN MORTUARY, INC.
GLASBAND-WILLEN MORTUARIES
HARBOR LAWN MEMORIAL PARK, INC.
NEEL FUNERAL DIRECTORS, INC.
RH CEMETERY CORP.
RH MORTUARY CORPORATION
RH SATELLITE PROPERTIES CORP.
SAN FERNANDO MORTUARY, INC.
UNIVERSAL MEMORIAL CENTERS V, INC.
UNIVERSAL MEMORIAL CENTERS VI, INC.
WHITE FUNERAL HOME, INC.
WHITEHURST-LAKEWOOD MEMORIAL PARK AND FUNERAL SERVICE, INC.
WORKMAN MILL INVESTMENT COMPANY
By:	* William Tottle Vice President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Shawn R. Phillips	President (Principal Executive Officer)	May 12, 2005
* William Tottle	Vice President and Director (Principal Financial Officer and Principal Accounting Officer)	May 12, 2005

/s/ ELLEN NEEMAN Ellen Neeman	Director	May 12, 2005

*
The undersigned by signing her name hereunto has hereby signed this registration statement on behalf of the above-named officers and director on May 12, 2005, pursuant to a power of attorney executed on behalf of each such officer and director and filed with the Securities and Exchange Commission.

By:	/s/ ELLEN NEEMAN Ellen Neeman

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on the 12th day of May, 2005.

ROSE HILLS COMPANY ROSE HILLS HOLDINGS CORP.
By:	* Mary C. Guzman Vice President, Chief Financial Officer, Secretary and Treasurer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Kenton C. Woods	President, Chief Executive Officer and Director (Principal Executive Officer)	May 12, 2005
* Mary C. Guzman	Vice President, Chief Financial Officer, Secretary and Treasurer (Principal Financial Officer)	May 12, 2005
* Jeffrey M. Nordschow	Controller and Assistant Secretary (Principal Accounting Officer)	May 12, 2005
* John S. Lacey	Director	May 12, 2005
* Paul A. Houston	Director	May 12, 2005
* Kenneth A. Sloan	Director	May 12, 2005

* Shawn R. Phillips	Director	May 12, 2005

*
The undersigned by signing her name hereunto has hereby signed this registration statement on behalf of the above-named officers and directors on May 12, 2005, pursuant to a power of attorney executed on behalf of each such officer and director and filed with the Securities and Exchange Commission.

By:	/s/ ELLEN NEEMAN Ellen Neeman

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on the 12th day of May, 2005.

ALDERWOODS (TEXAS), INC.
By:	* William Tottle Vice President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Shawn R. Phillips	President (Principal Executive Officer)	May 12, 2005
* William Tottle	Vice President and Director (Principal Financial Officer and Principal Accounting Officer)	May 12, 2005
* Andrew J. Gauntley	Director	May 12, 2005
/s/ ELLEN NEEMAN Ellen Neeman	Director	May 12, 2005

*
The undersigned by signing her name hereunto has hereby signed this registration statement on behalf of the above-named officers and directors on May 12, 2005, pursuant to a power of attorney executed on behalf of each such officer and director and filed with the Securities and Exchange Commission.

By:	/s/ ELLEN NEEMAN Ellen Neeman

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on the 12th day of May, 2005.

ALDERWOODS (DELAWARE), INC.
By:	* Kenneth A. Sloan Vice President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Paul A. Houston	President (Principal Executive Officer)	May 12, 2005
* Kenneth A. Sloan	Treasurer (Principal Financial Officer and Principal Accounting Officer)	May 12, 2005
* William Tottle	Director	May 12, 2005
/s/ ELLEN NEEMAN Ellen Neeman	Director	May 12, 2005

*
The undersigned by signing her name hereunto has hereby signed this registration statement on behalf of the above-named officers and director on May 12, 2005, pursuant to a power of attorney executed on behalf of each such officer and director and filed with the Securities and Exchange Commission.

By:	/s/ ELLEN NEEMAN Ellen Neeman

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on the 12th day of May, 2005.

ALDERWOODS (MICHIGAN), INC.
By:	* William Tottle Vice President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Paul A. Houston	President (Principal Executive Officer)	May 12, 2005
* William Tottle	Vice President (Principal Financial Officer and Principal Accounting Officer)	May 12, 2005
* Barry Burnham	Director	May 12, 2005

*
The undersigned by signing her name hereunto has hereby signed this registration statement on behalf of the above-named officers and director on May 12, 2005, pursuant to a power of attorney executed on behalf of each such officer and director and filed with the Securities and Exchange Commission.

By:	/s/ ELLEN NEEMAN Ellen Neeman

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on the 12th day of May, 2005.

ALDERWOODS (TEXAS), L.P.
By:	ALDERWOODS (PARTNER), INC. its general partner
By:	* William Tottle Vice President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

ALDERWOODS (PARTNER), INC.
* Paul A. Houston	President (Principal Executive Officer)	May 12, 2005
* William Tottle	Vice President and Director (Principal Financial Officer and Principal Accounting Officer)	May 12, 2005
/s/ ELLEN NEEMAN Ellen Neeman	Director	May 12, 2005

*
The undersigned by signing her name hereunto has hereby signed this registration statement on behalf of the above-named officers and director on May 12, 2005, pursuant to a power of attorney executed on behalf of each such officer and director and filed with the Securities and Exchange Commission.

By:	/s/ ELLEN NEEMAN Ellen Neeman

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on the 12th day of May, 2005.

DIRECTORS (TEXAS), L.P.
By:	DSP GENERAL PARTNER, INC., its general partner
By:	* William Tottle Vice President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

DSP GENERAL PARTNER, INC.
* Paul A. Houston	President (Principal Executive Officer)	May 12, 2005
* William Tottle	Vice President and Director (Principal Financial Officer and Principal Accounting Officer)	May 12, 2005
/s/ ELLEN NEEMAN Ellen Neeman	Director	May 12, 2005

*
The undersigned by signing her name hereunto has hereby signed this registration statement on behalf of the above-named officers and director on May 12, 2005, pursuant to a power of attorney executed on behalf of each such officer and director and filed with the Securities and Exchange Commission.

By:	/s/ ELLEN NEEMAN Ellen Neeman

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on the 12th day of May, 2005.

MFH, L.L.C.
By:	* William Tottle Vice President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Paul A. Houston	President (Principal Executive Officer)	May 12, 2005
* William Tottle	Vice President and Manager (Principal Financial Officer and Principal Accounting Officer)	May 12, 2005
/s/ ELLEN NEEMAN Ellen Neeman	Manager	May 12, 2005

*
The undersigned by signing her name hereunto has hereby signed this registration statement on behalf of the above-named officers and manager on May 12, 2005, pursuant to a power of attorney executed on behalf of each such officer and director and filed with the Securities and Exchange Commission.

By:	/s/ ELLEN NEEMAN Ellen Neeman

EXHIBIT INDEX

Exhibit Number	Description
2.1	Fourth Amended Joint Plan of Reorganization of Loewen Group International, Inc., Its Parent Corporation and Certain of Their Debtor Subsidiaries (incorporated by reference to Exhibit 99.1 to the Form 8-K of The Loewen Group Inc., SEC File No. 1-12163, filed September 10, 2001)
2.2
Modification to the Fourth Amended Joint Plan of Reorganization of Loewen Group International, Inc., Its Parent Corporation and Certain of Their Debtor Subsidiaries (incorporated by reference to Exhibit 2.2 to the Form 8-K of The Loewen Group Inc., SEC File No. 1-12163, filed December 11, 2001)
2.3
Second Modification to the Fourth Amended Joint Plan of Reorganization of Loewen Group International, Inc., Its Parent Corporation and Certain of Their Debtor Subsidiaries (incorporated by reference to Exhibit 2.3 to the Form 8-K of The Loewen Group Inc., SEC File No. 1-12163, filed December 11, 2001)
2.4
Order Approving Modification of Fourth Amended Joint Plan of Reorganization of Loewen Group International, Inc., Its Parent Corporation and Certain of Their Debtor Subsidiaries and Compromise and Settlement of Claims Filed by Thomas Hardy (incorporated by reference to Exhibit 2.4 to the Form 8-K of The Loewen Group Inc., SEC File No. 1-12163, filed December 11, 2001)
2.5
Findings of Fact, Conclusions of Law and Order Confirming Fourth Amended Joint Plan of Reorganization of Loewen Group International, Inc., Its Parent Corporation and Certain of Their Debtor Subsidiaries, As Modified, dated December 5, 2001 (incorporated by reference to Exhibit 2.5 to the Form 8-K of The Loewen Group Inc., SEC File No. 1- 12163, filed December 11, 2001)
2.6	Final Order dated December 7, 2001 (incorporated by reference to Exhibit 2.6 to the Form 8-K of The Loewen Group Inc., SEC File No. 1-12163, filed December 11, 2001)
3.1	Certificate of Incorporation of Alderwoods Group, Inc. (incorporated by reference to Exhibit 3.1 to the Form 10-K of Alderwoods Group, Inc., SEC File No. 000-33277, filed March 28, 2002)
3.2	Bylaws of Alderwoods Group, Inc. (incorporated by reference to Exhibit 3.2 to the Form 10-K of Alderwoods Group, Inc., SEC File No. 000-33277, filed March 28, 2002)
4.1
Indenture dated August 19, 2004, governing the 7 3/4% Senior Unsecured Notes due 2012 (incorporated by reference to Exhibit 4.9 to the Form 10-Q of Alderwoods Group, Inc., SEC File No. 000-33277, filed November 18, 2004)
4.2	Registration Rights Agreement dated August 19, 2004, relating to the 7 3/4% Senior Unsecured Notes due 2012
5.1	Opinion of Jones Day
5.2	Opinion of Feld, Hyde, Wertheimer, Bryant & Stone, P.C.
5.3	Opinion of Davis Wright Tremaine LLP
5.4	Opinion of Campana, Vieh & Loeb, PLC
5.5	Opinion of Dover Dixon Horne PLLC
5.6	Opinion of Rothgerber, Johnson & Lyons LLP
5.7	Opinion of Carmody & Torrance LLP
5.8	Opinion of Catlin Saxon Evans Fink Kolski & Romanez, L.L.P.

5.9	Opinion of Mueleman & Miller, LLP
5.10	Opinion of Tabbert Hahn Earnest & Weddle, LLP
5.11	Opinion of Bradshaw, Fowler, Procter & Fairgrave, P.C.
5.12	Opinion of Stinson Morrison Hecker LLP
5.13	Opinion of Stites & Harbison, PLLC
5.14	Opinion of Liskow & Lewis
5.15	Opinions of Gebhardt & Smith LLP
5.16	Opinion of Jaffe, Raitt, Heuer & Weiss, P.C.
5.17	Opinion of Faegre & Benson LLP
5.18	Opinion of Butler, Snow, O'Mara, Stevens & Cannada, PLLC
5.19	Opinion of Browning, Kaleczyc, Berry & Hoven P.C.
5.20	Opinion of Lionel Sawyer & Collins
5.21	Opinion of McLane, Graf, Raulerson & Middleton
5.22	Opinion of Landry & Ludewig, LLP
5.23	Opinion of The Law Offices of Gary W. Swindell
5.24	Opinion of Andrews Davis, P.C.
5.25	Opinion of Stoel Rives LLP
5.26	Opinion of Kozloff Stoudt, Professional Corporation
5.27	Opinion of Hinckley, Allen & Snyder LLP
5.28	Opinion of Tyler, Cassell, Jackson, Peace & Silver, LLP
5.29	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC
5.30	Opinion of Riddell Williams P.S.
5.31	Opinion of Spilman Thomas & Battle, PLLC
5.32	Opinion of Foley & Lardner
5.33	Opinion of Goodwin Procter LLP
10.1
Subordinated Bridge Loan Agreement dated January 23, 2004, among Alderwoods Group, Inc., Banc of America Bridge LLC, as administrative agent and initial bridge lender and the other bridge lenders party hereto and Bank of America Securities LLC, as sole lead arranger and sole book manager (incorporated by reference to Exhibit 10.1 to the Form 10-K of Alderwoods Group, Inc., SEC File No. 000-33277, filed March 16, 2004)
10.2
Credit Agreement dated September 17, 2003, among Alderwoods Group, Inc., Bank of America, N.A., as administrative agent, swing line lender, L/C Issuer and the other lenders party hereto (incorporated by reference to Exhibit 10.1 to the Form 10-Q of Alderwoods Group, Inc., SEC File No. 000-33277, filed November 12, 2003)
10.3
Amendment No. 1 dated January 23, 2004, to the Credit Agreement among Alderwoods Group, Inc., Bank of America, N.A. as administrative agent, swing line lender, L/C Issuer and the other lenders party hereto (incorporated by reference to Exhibit 10.3 to Form 10-K of Alderwoods Group, Inc., SEC File No. 000-33277, filed March 16, 2004)

10.4
Amendment No. 2 dated August 19, 2004, to the Credit Agreement among Alderwoods Group, Inc., Bank of America, N.A. as administrative agent, owing line lender, L/C Issuer and other lenders party hereto (incorporated by reference to Exhibit 10.4 to the Form 10-Q of Alderwoods Group, Inc., SEC File No. 000-33277, filed November 18, 2004)
10.5
Amendment No. 3 dated December 3, 2004, to the Credit Agreement among Alderwoods Group, Inc., Bank of America, N.A. as administrative agent, owing line lender, L/C Issuer and other lenders party hereto (incorporated by reference to Exhibit 10.1 to the Form 8-K of Alderwoods Group, Inc., SEC File No. 000-33277, filed December 8, 2004)
10.6
Amendment No. 4 dated March 18, 2005, to the Credit Agreement among Alderwoods Group, Inc., Bank of America, N.A. as administrative agent, owing line lender, L/C Issuer and other lenders party hereto (incorporated by reference to Exhibit 10.1 to the Form 8-K of Alderwoods Group, Inc., SEC File No. 000-33277, filed March 24, 2005)
10.7
Employment Agreement dated January 2, 2004, by and between Alderwoods Group, Inc. and Kenneth A. Sloan (incorporated by reference to Exhibit 10.6 to Form 10-K of Alderwoods Group, Inc., SEC File No. 000-33277, filed March 16, 2004)
10.8
Employment Agreement dated January 23, 2003, by and between Alderwoods Group, Inc. and Ellen Neeman (incorporated by reference to Exhibit 10.7 to Form 10-K of Alderwoods Group, Inc., SEC File No. 000-33277, filed March 16, 2004)
10.9
Employment Agreement dated May 10, 2005, by and between Alderwoods Group, Inc. and Mark W. H. Wilson (incorporated by reference to Exhibit 10.2 to Form 8-K of Alderwoods Group, Inc., SEC File No. 000-33277, filed May 12, 2005)
10.10
Employment Agreement dated January 2, 2004, by and between Alderwoods Group, Inc. and Ross S. Caradonna (incorporated by reference to Exhibit 10.9 to Form 10-K of Alderwoods Group, Inc., SEC File No. 000-33277, filed March 16, 2004)
10.11
Employment Agreement dated January 23, 2003, by and between Alderwoods Group, Inc. and Richard J. Scully (incorporated by reference to Exhibit 10.35 to Form 10-Q of Alderwoods Group, Inc., SEC File No. 000-33277, filed May 1, 2003)
10.12
Amended and Restated Employment Agreement dated May 1, 2003, by and between Alderwoods Group, Inc. and John S. Lacey (incorporated by reference to Exhibit 10.36 to Form 10-Q of Alderwoods Group, Inc., SEC File No. 000-33277, filed July 24, 2003)
10.13
Amendment No. 1 dated March 16, 2004, to the Amended and Restated Employment Agreement dated May 1, 2003, by and between Alderwoods Group, Inc. and John S. Lacey (incorporated by reference to Exhibit 10.12 to Form 10-Q of Alderwoods Group, Inc., SEC File No. 000-33277, filed May 10, 2004)
10.14
Amended and Restated Employment Agreement dated May 1, 2003, by and between Alderwoods Group, Inc. and Paul A. Houston (incorporated by reference to Exhibit 10.37 to Form 10-Q of Alderwoods Group, Inc., SEC File No. 000-33277, filed July 24, 2003)
10.15
Employment Agreement dated May 10, 2005, by and between Alderwoods Group, Inc. and Aaron Shipper (incorporated by reference to Exhibit 10.1 to the Form 8-K of Alderwoods Group, Inc., SEC File No. 000-33277, filed May 12, 2005)
10.16	Alderwoods Group, Inc. 2002 Equity Incentive Plan (incorporated by reference to Exhibit 10.27 to the Form 10-K of Alderwoods Group, Inc., SEC File No. 000-33277, filed March 28, 2002)
10.17	Director Compensation Plan (incorporated by reference to Exhibit 10.28 to the Form 10-K of Alderwoods Group, Inc., SEC File No. 000-33277, filed March 28, 2002)

10.18
Alderwoods Group Canada Inc. 2003-2005 Executive Strategic Incentive Plan (incorporated by reference to Exhibit 10.40 to Form 10-Q of Alderwoods Group, Inc., SEC File No. 000-33277, filed July 24, 2003)
10.19	Alderwoods Support Function Annual Incentive Plan (incorporated by reference to Exhibit 10.19 to Form 10-K of Alderwoods Group, Inc., SEC File No. 000-33277, filed March 28, 2005)
10.20	Description of Compensation of Directors (incorporated by reference to Exhibit 10.20 to Form 10-Q of Alderwoods Group, Inc., SEC File No. 000-33277, filed April 28, 2005)
10.21
Form of Indemnification Agreement between Alderwoods Group, Inc. and each of its directors and executive officers (incorporated by reference to Exhibit 10.33 to Form S-1/A of Alderwoods Group, Inc., SEC File No. 333-85316, filed July 25, 2002)
10.22	Alderwoods Group, Inc. Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.1 to Form 8-K of Alderwoods Group, Inc., SEC File No. 000-33277, filed May 3, 2005)
10.23	Alderwoods Group, Inc. 2005 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to Form 8-K of Alderwoods Group, Inc., SEC File No. 000-33277, filed May 3, 2005)
12.1	Statement Regarding Computation of Ratios
21.1	Subsidiaries of Alderwoods Group, Inc. (incorporated by reference to Exhibit 21.1 to the Form 10-K of Alderwoods Group, Inc., SEC File No. 000-33277, filed March 28, 2005)
23.1	Consent of KPMG LLP
23.2	Consent of Jones Day (included as part of its opinion filed as Exhibit 5.1)
23.3	Consent of Feld, Hyde, Wertheimer, Bryant & Stone, P.C. (included as part of its opinion filed as Exhibit 5.2)
23.4	Consent of Davis Wright Tremaine LLP (included as part of its opinion filed as Exhibit 5.3)
23.5	Consent of Campana, Vieh & Loeb, PLC (included as part of its opinion filed as Exhibit 5.4)
23.6	Consent of Dover Dixon Horne PLLC (included as part of its opinion filed as Exhibit 5.5)
23.7	Consent of Rothgerber, Johnson & Lyons LLP (included as part of its opinion filed as Exhibit 5.6)
23.8	Consent of Carmody & Torrance LLP (included as part of its opinion filed as Exhibit 5.7)
23.9	Consent of Catlin Saxon Evans Fink Kolski & Romanez, L.L.P. (included as part of its opinion filed as Exhibit 5.8)
23.10	Consent of Mueleman & Miller, LLP (included as part of its opinion filed as Exhibit 5.9)
23.11	Consent of Tabbert Hahn Earnest & Weddle, LLP (included as part of its opinion filed as Exhibit 5.10)
23.12	Consent of Bradshaw, Fowler, Procter & Fairgrave, P.C. (included as part of its opinion filed as Exhibit 5.11)
23.13	Consent of Stinson Morrison Hecker LLP (included as part of its opinion filed as Exhibit 5.12)
23.14	Consent of Stites & Harbison, PLLC (included as part of its opinion filed as Exhibit 5.13)
23.15	Consent of Liskow & Lewis (included as part of its opinion filed as Exhibit 5.14)
23.16	Consent of Gebhardt & Smith LLP (included as part of its opinion filed as Exhibit 5.15)

23.17	Consent of Jaffe, Raitt, Heuer & Weiss, P.C. (included as part of its opinion filed as Exhibit 5.16)
23.18	Consent of Faegre & Benson LLP (included as part of its opinion filed as Exhibit 5.17)
23.19	Consent of Butler, Snow, O'Mara, Stevens & Cannada, PLLC (included as part of its opinion filed as Exhibit 5.18)
23.20	Consent of Browning, Kaleczyc, Berry & Hoven P.C. (included as part of its opinion filed as Exhibit 5.19)
23.21	Consent of Lionel Sawyer & Collins (included as part of its opinion filed as Exhibit 5.20)
23.22	Consent of McLane, Graf, Raulerson & Middleton (included as part of its opinion filed as Exhibit 5.21)
23.23	Consent of Landry & Ludewig, LLP (included as part of its opinion filed as Exhibit 5.22)
23.24	Consent of The Law Offices of Gary W. Swindell (included as part of its opinion filed as Exhibit 5.23)
23.25	Consent of Andrews Davis, P.C. (included as part of its opinion filed as Exhibit 5.24)
23.26	Consent of Stoel Rives LLP (included as part of its opinion filed as Exhibit 5.25)
23.27	Consent of Kozloff Stoudt, Professional Corporation (included as part of its opinion filed as Exhibit 5.26)
23.28	Consent of Hinckley, Allen & Snyder LLP (included as part of its opinion filed as Exhibit 5.27)
23.29	Consent of Tyler, Cassell, Jackson, Peace & Silver, LLP (included as part of its opinion filed as Exhibit 5.28)
23.30	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC (included as part of its opinion filed as Exhibit 5.29)
23.31	Consent of Riddell Williams P.S. (included as part of its opinion filed as Exhibit 5.30)
23.32	Consent of Spilman Thomas & Battle, PLLC (included as part of its opinion filed as Exhibit 5.31)
23.33	Consent of Foley & Lardner LLP (included as part of its opinion filed as Exhibit 5.32)
23.34	Consent of Goodwin Procter LLP (included as part of its opinion filed as Exhibit 5.33)
24.1	Powers of Attorney
25.1	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Wells Fargo Bank, N.A., as Trustee on Form T-1.
99.1	Form of Letter of Transmittal
99.2	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees
99.3	Form of Notice of Guaranteed Delivery
99.4	Form of Letter to Clients

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TABLE OF ADDITIONAL REGISTRANTS
REFERENCES TO ADDITIONAL INFORMATION
TABLE OF CONTENTS
MARKET, RANKING AND OTHER DATA
PROSPECTUS SUMMARY
Company Overview
Industry Overview
Our Strengths
Our Strategy
The Exchange Offer
The Exchange Notes
Summary Consolidated Financial Information
RISK FACTORS
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
CAPITALIZATION
SELECTED CONSOLIDATED FINANCIAL AND OPERATING INFORMATION
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
INDUSTRY OVERVIEW
BUSINESS
MANAGEMENT
PRINCIPAL STOCKHOLDERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
DESCRIPTION OF OTHER INDEBTEDNESS
THE EXCHANGE OFFER
DESCRIPTION OF THE EXCHANGE NOTES
U.S. FEDERAL INCOME TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
AVAILABLE INFORMATION
INCORPORATION BY REFERENCE
INDEX TO FINANCIAL STATEMENTS
ALDERWOODS GROUP, INC. CONSOLIDATED BALANCE SHEETS Expressed in thousands of dollars except number of shares
ALDERWOODS GROUP, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited) Expressed in thousands of dollars except per share amounts and number of shares
ALDERWOODS GROUP, INC. CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (unaudited) Expressed in thousands of dollars except number of shares
ALDERWOODS GROUP, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited) Expressed in thousands of dollars
ALDERWOODS GROUP, INC. NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Tabular amounts expressed in thousands of dollars except per share amounts)
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
ALDERWOODS GROUP, INC. CONSOLIDATED BALANCE SHEETS Expressed in thousands of dollars except number of shares
ALDERWOODS GROUP, INC. CONSOLIDATED STATEMENTS OF OPERATIONS Expressed in thousands of dollars except per share amounts and number of shares
ALDERWOODS GROUP, INC. CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY Expressed in thousands of dollars except number of shares
ALDERWOODS GROUP, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS Expressed in thousands of dollars
ALDERWOODS GROUP, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Tabular amounts expressed in thousands of dollars except per share amounts)
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
ALDERWOODS GROUP, INC. CONDENSED CONSOLIDATING BALANCE SHEETS (unaudited) Expressed in thousands of dollars
ALDERWOODS GROUP, INC. CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS (unaudited) Expressed in thousands of dollars
ALDERWOODS GROUP, INC. CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS (unaudited) Expressed in thousands of dollars
ALDERWOODS GROUP, INC. CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS (unaudited) Expressed in thousands of dollars
ALDERWOODS GROUP, INC. CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS (unaudited) Expressed in thousands of dollars
PART II: INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
EXHIBIT INDEX